                                                Filed Pursuant to Rule 424(b)(5)
                                                   Registration No. 333-62624-03



           PROSPECTUS SUPPLEMENT TO PROSPECTUS DATED AUGUST 31, 2001

                                                                  [KEYCORP LOGO]
                                  $961,000,000
                       KEYCORP STUDENT LOAN TRUST 2002-A
                          KEY CONSUMER RECEIVABLES LLC

                                   Depositor

                       KEY BANK USA, NATIONAL ASSOCIATION
                                 Master Servicer

                        FLOATING RATE ASSET-BACKED NOTES
                            ------------------------

SECURITIES OFFERED

    - classes of notes listed in the table below

ASSETS

    - group I loans: FFELP program student loans

    - group II loans: privately guaranteed student loans and unguaranteed student loans

CREDIT ENHANCEMENT

    - subordination of the group I subordinate notes to the group I senior notes (group I only)

    - guaranty insurance policy (group II only)

    - reserve account with respect to each group of notes

    - excess interest on the student loans of the related group

    - limited cross-collateralization

    - interest rate swap with respect to each group of notes

 You should carefully consider the risk factors beginning on page S-16 of this prospectus supplement and page 6 of the prospectus.

 The notes are obligations only of the trust and are payable solely from the student loans and other assets of the trust. The initial principal balance of the student loans will be less than the initial principal balance of the notes. The notes are not guaranteed by any person. The notes are not bank deposits.

    The group II notes will have the benefit of an irrevocable and unconditional guaranty insurance policy issued by Ambac Assurance Corporation, as note insurer, guaranteeing timely payment of interest and ultimate payment of principal to the holders of the group II notes.

                                  [AMBAC LOGO]

    Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the prospectus to which it relates is truthful or complete. Any representation to the contrary is a criminal offense.

                    ORIGINAL PRINCIPAL   INTEREST RATE     FINAL MATURITY     PRICE TO    UNDERWRITING   PROCEEDS TO THE
                          AMOUNT         (PER ANNUM)(1)         DATE          PUBLIC(2)     DISCOUNT         SELLER
                    ------------------   --------------   -----------------   ---------   ------------   ---------------
Class I-A-1 Notes                        Three-month
  (Group I).......     $ 81,800,000       LIBOR plus        May 27, 2010         100%        0.200%             99.800%
                                             0.06%
Class I-A-2 Notes                        Three-month
  (Group I).......     $183,000,000       LIBOR plus       August 27, 2031       100%        0.320%             99.680%
                                             0.19%
Class I-B Notes                          Three-month
  (Group I).......     $  8,200,000       LIBOR plus      November 30, 2032      100%        0.400%             99.600%
                                             0.70%
Class II-A-1 Notes                       Three-month
  (Group II)......     $134,000,000       LIBOR plus        May 28, 2013         100%        0.200%             99.800%
                                             0.13%
Class II-A-2 Notes                       Three-month
  (Group II)......     $554,000,000       LIBOR plus       August 27, 2031       100%        0.401%             99.599%
                                             0.40%
Total.............     $961,000,000                                                                       $957,728,460(3)

---------------

(1) Subject to an interest rate cap.

(2) Plus accrued interest, if any, from September 24, 2002.

(3) Before deducting expenses estimated to be $1,000,000.

    Delivery of the notes will be made on or about September 24, 2002, against payment in immediately available funds.

       JOINT LEAD MANAGER AND GLOBAL BOOKRUNNER          JOINT LEAD MANAGER
               DEUTSCHE BANK SECURITIES                 MCDONALD INVESTMENTS
                                                         a KeyCorp Company

                 Prospectus Supplement dated September 13, 2002

         YOU SHOULD RELY ON INFORMATION CONTAINED IN THIS DOCUMENT. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT. THIS DOCUMENT MAY ONLY BE USED WHERE IT IS LEGAL TO SELL THESE SECURITIES. THE INFORMATION IN THIS DOCUMENT MAY ONLY BE ACCURATE ON THE DATE OF THIS DOCUMENT.

         We provide information to you about the securities in two separate documents that progressively provide more detail: (1) the accompanying prospectus, which provides general information, some of which may not apply to your securities and (2) this prospectus supplement, which describes the specific terms of your securities.

         If the descriptions of the terms of the securities vary between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.

         This prospectus supplement and the accompanying prospectus include cross-references to captions in these materials where you can find further related discussions. The following table of contents and the table of contents in the accompanying prospectus provide the pages on which these captions are located.

         UNTIL DECEMBER 23, 2002 ALL DEALERS THAT EFFECT TRANSACTIONS IN THE SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS OFFERING, MAY BE REQUIRED TO DELIVER A PROSPECTUS AND PROSPECTUS SUPPLEMENT. THIS REQUIREMENT IS IN ADDITION TO THE DEALER'S OBLIGATION TO DELIVER A PROSPECTUS AND PROSPECTUS SUPPLEMENT WHEN ACTING AS UNDERWRITERS WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

         We are not offering the securities in any state where the offer is not permitted. We do not claim the accuracy of the information in this prospectus supplement and the accompanying prospectus as of any date other than the dates stated on their respective covers.

                                TABLE OF CONTENTS

                   PROSPECTUS SUPPLEMENT

Summary of Terms................................S-3
Risk Factors...................................S-16
Formation of the Trust.........................S-32
Use of Proceeds................................S-36
The Master Servicer and the Sub-Servicers......S-36
The Depositor..................................S-38
The Financed Student Loan Pools................S-39
Description of the Transfer and Servicing
     Agreements................................S-98
The Group II Notes Guaranty Insurance Policy and
     the Securities Insurer...................S-134
Income Tax Consequences.......................S-141
ERISA Considerations..........................S-141
Underwriting..................................S-142
Experts.......................................S-144
Legal Matters.................................S-145
Index of Principal Terms......................S-146
Appendix A-Report of Independent Auditors.......A-1

                  PROSPECTUS

RISK FACTORS......................................6
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE..14
FORMATION OF THE TRUSTS..........................14
USE OF PROCEEDS..................................16
THE SELLER, THE ADMINISTRATOR, THE MASTER
     SERVICER AND THE SUB-SERVICERS..............16
THE STUDENT LOAN POOLS...........................17
THE STUDENT LOAN FINANCING BUSINESS..............19
WEIGHTED AVERAGE LIVES OF THE SECURITIES.........50
POOL FACTORS AND TRADING INFORMATION.............52
DESCRIPTION OF THE NOTES.........................52
DESCRIPTION OF THE CERTIFICATES..................60
CERTAIN INFORMATION REGARDING THE SECURITIES.....62
DESCRIPTION OF THE TRANSFER AND SERVICING........
     AGREEMENTS..................................69
CERTAIN LEGAL ASPECTS OF THE STUDENT LOANS.......87
INCOME TAX CONSEQUENCES..........................95
FEDERAL TAX CONSEQUENCES FOR TRUSTS FOR WHICH....
     A PARTNERSHIP ELECTION IS MADE..............96
FEDERAL TAX CONSEQUENCES FOR TRUSTS IN WHICH ....
     ALL CERTIFICATES ARE RETAINED BY THE
     SELLER.....................................106
PENNSYLVANIA STATE TAX CONSEQUENCES.............106
ERISA CONSIDERATIONS............................107
PLAN OF DISTRIBUTION............................109
LEGAL MATTERS...................................111
INDEX OF PRINCIPAL TERMS........................112

                           [INTENTIONALLY LEFT BLANK]

                                SUMMARY OF TERMS

- This summary highlights selected information from this prospectus supplement and does not contain all of the information that you need to consider in making your investment decision. To understand all of the terms of the offering of the securities, you should read carefully this entire prospectus supplement and accompanying prospectus.

- This summary provides an overview to aid your understanding and is qualified by the full description of this information in this prospectus supplement and the accompanying prospectus.

- You can find a listing of the pages where capitalized terms used in this prospectus supplement are defined under the caption "Index of Principal Terms" beginning on page S-146 in this prospectus supplement.

PRINCIPAL PARTIES

THE TRUST
-    KeyCorp Student Loan Trust 2002-A

THE DEPOSITOR
-    Key Consumer Receivables LLC

THE MASTER SERVICER AND ADMINISTRATOR
-    Key Bank USA, National Association

THE SUB-SERVICERS
-    Pennsylvania Higher Education Assistance Agency
-    Great Lakes Educational Loan Services, Inc.

THE SELLERS
-    Key Bank USA, National Association
-    Key Consumer QSPE LLC

THE SECURITIES INSURER (GROUP II NOTES)
-    Ambac Assurance Corporation

THE SWAP COUNTERPARTY
-    Key Bank USA, National Association

THE CAP PROVIDER
-    Key Bank USA, National Association

THE PUT OPTION PROVIDER
-    KeyBank National Association

THE ELIGIBLE LENDER TRUSTEE
-    Bank One, National Association

THE INDENTURE TRUSTEE
-    JPMorgan Chase Bank

DATES


DISTRIBUTION DATES

     The 27th day of each February, May, August and November or if the 27th is not a business day, the next business day. The first distribution date is February 27, 2003.


     CUTOFF DATES
- September 1, 2002 for the initial financed student loans, and the date specified in the related subsequent transfer agreement with respect to any subsequent student loans and other student loans.

- The trust will be entitled to receive all collections and proceeds on the initial financed student loans and subsequent student loans on and after the related cutoff date.

     STATISTICAL CUTOFF DATE

-    August 1, 2002 for the initial financed student loans.

- All statistical information relating to the initial financed student loans is presented as of the statistical cutoff date.

CLOSING DATE

On or about September 24, 2002.


DESCRIPTION OF THE SECURITIES


GENERAL

The original principal amounts and interest rates for each class of notes are on the cover page of this prospectus supplement.


The notes are issued in book-entry form through The Depository Trust Company, Clearstream Banking, societe anonyme, and the Euroclear System.


Minimum denominations of $1,000.


OFFERED SECURITIES (GROUP I)

Payable primarily from the group I student loans and other trust assets allocated to the group I notes.


Group I Senior Notes

-   Class I-A-1 Notes

-   Class I-A-2 Notes

Group I Subordinate Notes

-   Class I-B Notes

OFFERED SECURITIES (GROUP II)

Payable primarily from the group II student loans, the group II guaranty insurance policy and other trust assets allocated to the group II notes.

-   Class II-A-1 Notes

-   Class II-A-2 Notes

NON-OFFERED SECURITIES
- The trust will also issue a single class of certificates to the depositor or an affiliate thereof as its designee.
- The certificates will not have a principal balance and will not bear interest.
- The certificates will only be entitled to distributions on any distribution date after all other required payments, deposits and distributions are made.
- Any information in this prospectus supplement relating to the certificates is solely for informational purposes to further a better understanding of the notes.

INTEREST PAYMENTS

- Each interest rate is subject to a maximum rate described in this prospectus supplement under the caption "Description of the Securities" herein.
- The funds available to pay interest on each group of notes for any interest period will be reduced based on the swap payments made by the trust pursuant to the related interest rate swap to Key Bank USA, National Association, as swap counterparty, and such available funds will be increased based on swap payments made pursuant to the related interest rate swap by the swap counterparty to the trust.
- Key Bank USA, National Association, will provide two interest rate caps, one each for the benefit of the group I and group II notes. Each interest rate cap will eliminate the effect of the maximum rate on the interest rate of the notes of each group. Your right to receive payments under the interest rate cap related to your group of notes is not rated by any rating agency.
-   Interest calculations are based on actual/360 for each class of notes.
- Interest not paid on a distribution date due to the effect of the maximum rate and not paid because of a default by the cap provider with respect to the interest rate cap relating to your group of notes may be paid on future distribution dates as described in this prospectus supplement under the caption "Description of the Securities" herein.

- The securities insurer will guarantee timely payment of interest, up to the maximum rate, on each class of group II notes.

PRINCIPAL PAYMENTS

Principal payments on the notes of each group will be made on each distribution date in an amount equal to the principal distribution amount for the related group, allocated as described below under "--Priority of Payments."


For each distribution date and each group of notes, the principal distribution amount is generally equal to the amount by which the sum of the outstanding principal balance of the notes of such group exceeds the related pool balance of the student loans in the related group plus the pre-funded amount relating to such group of notes for such distribution date, subject to adjustment, as described herein under "Description of the Transfer and Servicing Agreements--Distributions."


CREDIT ENHANCEMENT

Group I Notes

- subordination of the class I-B notes to the class I-A-1 and class I-A-2 notes
-   group I reserve account
-   excess interest
-   group I interest rate swap
-   limited cross-collateralization from group II

Group II Notes

-   guaranty insurance policy
-   group II reserve account
-   excess interest
-   group II interest rate swap
-   limited cross-collateralization from group I

GROUP II NOTES GUARANTY INSURANCE POLICY
(GROUP II NOTES ONLY)

Ambac Assurance Corporation will issue a financial guaranty insurance policy for the benefit of the group II notes.


The policy will unconditionally and irrevocably guarantee the timely payment of interest on, and the ultimate payment of the principal amount of, the group II notes.


On each distribution date, the indenture trustee will calculate to what extent the funds available to make the payments of principal and interest are insufficient to pay current interest on the group II notes. If an insufficiency exists, then the indenture trustee, on behalf of the group II noteholders, will make a draw on the policy. In addition, the policy will guarantee the full payment of the principal balance of each class of group II notes on the related final maturity date.


The policy does not guarantee:

-   any amounts payable on the group I notes;
- any shortfalls in interest payments resulting from the application of the maximum rate;
-   payments by the swap counterparty; or
-   payments by the cap provider.

If for any reason the securities insurer does not make the payments required by the policy, holders of group II notes will have to rely on the group II student loans, the group II reserve account, limited cross-collateralization from the group I student loans, the group II interest rate swap and the other credit enhancement available to the group II notes for your payments of interest and principal and you may suffer a loss.

PRIORITY OF PAYMENTS

On each distribution date, the indenture trustee will make the following distributions and deposits to the extent of available funds with respect to the related group in the order indicated:


GROUP I NOTES:

1.    to the master servicer, certain fees;
2.    to the administrator, certain fees;
3. pro-rata (x) to the holders of the class I-A-1 and class I-A-2 notes, interest on a pro rata basis, subject to the maximum rate, and (y) to the swap counterparty, amounts due from the trust pursuant to the group
      I interest rate swap for such distribution date and certain termination payments;
4. to the group I reserve account, an amount, if any, necessary to reinstate the balance of the reserve account to a specified amount;
5. provided that a subordinate note interest trigger is not in effect, to the holders of the class I-B notes, interest subject to the maximum rate;
6. to the holders of the group I notes, the principal distribution amount for the group I notes allocated as described under "--Allocation of Group I Principal Distribution Amount" below;
7. if a subordinate note trigger event is in effect, to the holders of the class I-B notes, interest subject to the maximum rate;
8. to the holders of the group I senior notes, interest due in excess of the maximum rate, if any, on a pro rata basis, to the extent not paid by the cap provider under the group I interest rate cap;
9. to the holders of the group I subordinate notes, interest due in excess of the maximum rate, if any, on a pro rata basis, to the extent not paid by the cap provider under the group I interest rate cap;
10. to the swap counterparty, any termination payments with respect to the group I interest rate swap not paid pursuant to clause 3. above;
11. to the cap provider, an amount sufficient to reimburse the cap provider for previous payments under the group I interest rate cap; and
12. after all payments shown above are made, and if group II available funds are insufficient to make all required payments pursuant to clauses 1. through 12. below under "--Group II Notes:" any remaining amounts will be paid to the group II noteholders, the master servicer, the administrator, the securities insurer, the swap counterparty and/or the cap provider, as applicable, in the order and for the purposes set forth in such clauses 1. through 12., inclusive, up to the amount of such deficiency in group II available funds; and
13.   any remaining amounts will be paid to the holder of the certificates.

If the interest rate on any class of group I notes for any interest period is capped at the related maximum rate and until the termination of the group I interest rate cap, the cap provider will be obligated to pay the difference between interest that would have been due without giving effect to the related maximum rate and interest due at the related maximum rate.


Allocation of the Group I Principal Distribution Amount


The principal distribution amount for the group I notes will be allocated as follows: (a) prior to the stepdown date, or after the stepdown date if a subordinate note principal trigger has occurred, the principal distribution amount for the group I notes will be payable solely to the group I senior notes in sequential order beginning with the class I-A-1 notes until paid in full, then to the class I-A-2 notes until paid in full, and then to the class I-B notes; and (b) after the stepdown date and so long as no subordinate note principal trigger has occurred, the senior percentage of the principal distribution amount for the group I notes will be payable to the group I senior notes (in the same order of priority as described in the preceding sentence) and the subordinate percentage of the principal distribution amount will be payable to the class I-B notes.


The senior percentage of the group I notes at any time equals the percentage equivalent of a fraction, the numerator of which is the aggregate principal balance of the group I senior notes and the denominator of which is the sum of the aggregate principal balance of all the group I notes. The subordinate percentage for the group I notes is equal to 100% minus the senior percentage of the group I notes.


Subordinate Note Interest Trigger


A subordinate note interest trigger goes into effect for the group I subordinate notes if on the last day of the related collection period, the aggregate principal balance of the group I senior notes exceeds the sum of the pool balance of the group I student loans plus the amount on deposit in the group I pre-funding account and the group I reserve account. The subordinate note interest trigger remains in effect as long as the aggregate principal balance of the group I notes exceeds the sum of the pool balance of group I student loans plus the amount on deposit in the group I pre-funding account. While this condition exists, the priority of payment of interest on the class I-B notes will be affected as described above.


Stepdown Date


The stepdown date for the group I notes will be the earlier of (i) the first date on which no group I senior notes remain outstanding or (ii) the fifth anniversary of the closing date.


Subordinate Note Principal Trigger


A subordinate note principal trigger with respect to the group I subordinate notes will occur if a subordinate note interest trigger occurs with respect to the group I subordinate notes. In addition, a subordinate note principal trigger with respect to the group I subordinate notes will occur if the cumulative default ratio for the group I student loans exceeds 25% as of the end of the related collection period.


The cumulative default ratio means the ratio of the aggregate principal balance of the group I student loans with respect to which default claims have been filed, to the aggregate principal balance of all group I student loans ever included in such group. If a subordinate note principal trigger occurs, no principal payments will be made with respect to the class I-B notes until no group I senior notes remain outstanding. Instead, all principal payments with respect to the group I notes will be allocated to the group I senior notes.


GROUP II NOTES:

1. to Key Bank USA, National Association, as the applicable seller, all amounts received from TERI as guaranty payments in excess of 19% of the initial pool balance of the group II student loans;
2.    to the master servicer, certain fees;
3.    to the administrator, certain fees;
4. to the securities insurer, provided that no securities insurer payment default has occurred and is continuing, all premiums due under the group II notes guaranty insurance policy;
5. pro-rata (x) to the holders of the class II-A-1 and class II-A-2 notes, interest on a pro rata basis, subject to the maximum rate, and (y) to the swap counterparty, amounts due from the trust pursuant to the group II interest rate swap for such distribution date and certain termination payments;
6. to the securities insurer, provided that no securities insurer payment default has occurred and is continuing, reimbursement for all amounts owed pursuant to draws with respect to any payments of interest under the group II notes guaranty insurance policy, plus interest thereon;
7. to the group II reserve account, an amount, if any, necessary to reinstate the balance of the reserve account to a specified amount;
8. to the holders of the group II notes and the securities insurer, the principal distribution amount for group II allocated as shown under "--Allocation of Group II Principal Distribution Amount" below;
9. to the securities insurer, reimbursement for all amounts owed pursuant to draws made under the group II notes guaranty insurance policy, not previously reimbursed as provided above, and all other amounts due under the related insurance agreement, including premiums;
10. to the holders of the group II notes, interest due in excess of the maximum rate, if any, on a pro rata basis, to the extent not paid by the cap provider under the group II interest rate cap;
11. to the swap counterparty, any termination payments with respect to the group II interest rate swap not paid pursuant to clause 5. above;
12. to the cap provider, an amount sufficient to reimburse the cap provider for previous payments under the group II interest rate cap;
13. after all payments shown above are made, and if group I available funds are insufficient to make all required payments pursuant to clauses 1. through 11. above under "--Group I Notes:" any remaining amounts will be paid to the group I noteholders, the master servicer, the administrator, the swap counterparty and/or the cap provider, as applicable, in the order and for the purposes set forth in such clauses 1. through 11., inclusive, up to the amount of such deficiency in group I available funds; and
14.   any remaining amounts will be paid to the holder of the certificates.

If the interest rate on any class of group II notes for any interest period is capped at the related maximum rate and until the termination of the group II interest rate cap, the cap provider will be obligated to pay the difference between interest that would have been due without giving effect to the related maximum rate and interest due at the related maximum rate. The group II notes guaranty insurance policy does not guaranty any payments by the cap provider.


Allocation of the Group II Principal Distribution Amount


On each distribution date, the principal distribution amount for the group II notes will be allocated as follows:

    (a) to reduce the principal of the class II-A-1 notes until paid in full;
    then
    (b) to the securities insurer, provided that no securities insurer payment default has occurred and is continuing, reimbursement for all amounts owed pursuant to draws with respect to any payments of principal under the group II notes guaranty insurance policy made to the holders of the class II-A-1 notes, plus interest thereon; then
    (c) to reduce the principal of the class II-A-2 notes until paid in full; and then
    (d) to the securities insurer, provided that no securities insurer payment default has occurred and is continuing, reimbursement for all amounts owed pursuant to draws with respect to any payments of principal under the group II notes guaranty insurance policy made to the holders of the class II-A-2 notes, plus interest thereon.

FINAL MATURITY DATES

The unpaid principal amount of each class of notes will be payable in full on the applicable final maturity date listed on the cover page of this prospectus supplement.


OPTIONAL PUT OPTIONS

On the closing date, the trust will enter into two put option agreements with KeyBank National Association, an affiliate of Key Bank USA, National Association. Under the terms of each of the put option agreements: (a) with respect to the group I student loans, a majority of the noteholders of the then outstanding group I senior notes (or if no group I senior notes remain outstanding, then a majority of the noteholders of the class I-B notes), excluding for such purpose all notes owned by Key Bank USA, National Association or its affiliates, and (b) with respect to the group II student loans, a majority of the noteholders of the then outstanding group II notes, excluding for such purpose all notes owned by Key Bank USA, National Association or its affiliates, may instruct the indenture trustee to exercise the related put on the distribution date in November, 2012. However, despite the receipt of such instructions, the related put may not be exercised by the indenture trustee if the proceeds received (plus amounts then on deposit in the related reserve account) would be less than the aggregate principal balance of the related group of notes, plus interest thereon (including interest accrued and unpaid in excess of the maximum rate), plus all amounts due and owing to the swap counterparty, the cap provider (with respect to the put relating to each group of student loans), and the securities insurer (with respect to the put relating to the group II student loans only). If exercised, each put option will require KeyBank National Association to purchase all student loans remaining in the related group of student loans as of the end of the collection period immediately preceding such distribution date. If the put option with respect to your group of notes is exercised, the proceeds of such put option will be used to redeem your securities. The exercise price for each put option is equal to the then current fair market value of the related group of student loans.


AUCTION SALE

In the event that a put option is exercised and KeyBank National Association defaults on its obligations with respect to such put, all student loans remaining in the related group of student loans subsequent to such put default will be offered for sale by the indenture trustee. Neither Key Bank USA, National Association, nor any affiliate thereof will be permitted to participate in any such auction as a potential buyer. The proceeds of any sale of the student loans relating to your group of notes will be used to redeem your securities. The auction price must at least equal the unpaid principal amount of the related group of notes, plus accrued and unpaid interest thereon (including interest accrued and unpaid in excess of the maximum rate), plus all amounts due and owing to the swap counterparty, the cap provider (with respect to auction sale relating to each group of student loans), and the securities insurer (with respect to the auction sale relating to the group II student loans only). If such minimum auction price is not bid by a potential buyer, the related group of notes will not be redeemed on such distribution date, but (a) with respect to the group I student loans, a majority of the noteholders of the then outstanding group I senior notes (or if no group I senior notes remain outstanding, then a majority of the noteholders of the class I-B notes), excluding for such purpose all notes owned by Key Bank USA, National Association and its affiliates, or (b) with respect to the group II student loans, a majority of the noteholders of the then outstanding group II notes, excluding for such purpose all notes owned by Key Bank USA, National Association or its affiliates, may direct the indenture trustee at any time to hold one or more additional sales until such time as the related minimum auction price is received. In the event that both put options are exercised and defaulted upon by KeyBank National Association, the indenture trustee shall also auction both groups of student loans together as part of one auction sale, and shall accept the higher aggregate bid received from either: one purchaser of both groups of student loans, or from two purchasers bidding on each group of student loans separately; provided, that, in the event of such combined sale, the minimum auction price for both groups of notes must be obtained or each group of student loans will be sold separately.


OPTIONAL PURCHASE

The master servicer may, but is not required to, repurchase all remaining student loans in the pool of student loans when the principal balance of the student loans is equal to 10% or less of the aggregate initial principal balance of all of the initial financed student loans and all subsequent student loans, at a price equal to the unpaid principal balance of the notes, plus accrued and unpaid interest thereon (including interest accrued and unpaid in excess of the maximum rate), plus all amounts due and owing to the swap counterparty, the cap provider and the securities insurer.


TRUST PROPERTY


GROUP I STUDENT LOANS

The group I student loans are all FFELP loans. FFELP loans are loans originated under the Federal Family Education Loan Program created by the Higher Education Act. Third party guarantee agencies guarantee the payment of 98% of the principal amount of FFELP loans plus interest on the FFELP loans.


Guarantee agencies that provide guarantees for the initial financed student loans in group I include:

-    American Student Assistance,
-    California Student Aid Commission,
-    Connecticut Student Loan Foundation,
-    Educational Credit Management Corporation,
-    Great Lakes Higher Education Guaranty Corporation,
-    Michigan Higher Education Assistance Agency,
-    Nebraska Student Loan Program,
-    New York State Higher Education Services Corporation,
-    Pennsylvania Higher Education Assistance Agency,
-    United Student Aid Funds, Inc.

These loans are partially reinsured by the Department of Education. All of the group I student loans were originated by or initially purchased from third party lenders by Key Bank USA, National Association.


GROUP II STUDENT LOANS

The student loans in group II are all private student loans that are not reinsured by the Department of Education or any other government agency. The group II student loans are either: (a) guaranteed by either The Educational Resources Institute, Inc. or HEMAR Insurance Corporation of America, or (b) not guaranteed by any guarantee agency or any private guarantor. All group II student loans were originated by Key Bank USA, National Association, as part of its private loan lending program, or purchased by Key Bank USA, National Association, from other third party lenders. In addition, certain of the group II student loans guaranteed by The Educational Resources Institute, Inc. (approximately 3.63% of the initial group II student loans) have defaulted in the past, but have since become current in payment of interest and principal.


For more detailed information on FFELP Loans and private loans (both guaranteed and unguaranteed) please see "The Financed Student Loan Pools" in this prospectus supplement and "The Student Loan Financing Business" in the prospectus.


THE INITIAL FINANCED STUDENT LOANS

The initial financed student loans in each group consist of certain graduate and undergraduate student loans. The student loans in the initial pool will be purchased by the trust from the depositor with proceeds from the sale of the notes. The depositor will purchase all of the group II student loans and a portion of the group I student loans from Key Bank USA, National Association (the parent corporation of the depositor); and will purchase a majority of the group I student loans from Key Consumer QSPE LLC (an affiliate of the depositor), who previously acquired such initial financed student loans from Key Bank USA, National Association.


The initial financed student loans of each group have the characteristics set forth below as of August 1, 2002. Unless otherwise specified, percentages are of the initial pool principal balance (including certain interest accrued to be capitalized).


INITIAL GROUP I STUDENT LOANS:


Aggregate Characteristics

-    Aggregate principal amount:...........................$225,612,065.03

-    Weighted average annual percentage rate:........................5.40%

-    Weighted average original term:..............................252 mths

-    Weighted average remaining term: ............................235 mths

Guarantees

     -   Percent guaranteed by American Student Assistance..........20.41%

     -   Percent guaranteed by California Student Aid Commission.....0.94%

     -   Percent guaranteed by Connecticut Student Loan Foundation.. 0.01%

     -   Percent guaranteed by Educational Credit Management
         Corporation.................................................0.17%

     -   Percent guaranteed by Great Lakes Higher Education Guaranty
         Corporation less than.......................................0.01%

     -   Percent guaranteed by Michigan Higher Education Assistance
         Agency......................................................0.05%

     -   Percent guaranteed by Nebraska Student Loan Program........25.21%

     -   Percent guaranteed by New York State Higher Education
         Services Corporation........................................0.03%

     -   Percent guaranteed by Pennsylvania Higher Education
         Assistance Agency..........................................52.68%

     -   Percent guaranteed by United Student Aid Funds, Inc.........0.50%


INITIAL GROUP II STUDENT LOANS:

Aggregate Characteristics

-    Aggregate principal amount:...........................$623,835,214.49

-    Weighted average annual percentage rate:........................5.03%

-    Weighted average original term:............................. 237 mths

-    Weighted average remaining term: ............................221 mths

Guarantees

-    Percent not guaranteed by private guarantors...................66.76%

-    Percent guaranteed by private guarantors.......................33.24%

     -    Percent guaranteed by The Educational Resources
          Institute, Inc............................................33.20%

     -    Percent guaranteed by HEMAR Insurance Corporation of
          America....................................................0.04%


SUBSEQUENT STUDENT LOANS

The student loans that are subsequent student loans will be purchased by the trust from the depositor with proceeds on deposit in the applicable sub-account of the pre-funding account. The depositor will purchase all of the subsequent student loans from Key Bank USA, National Association. All of the group I subsequent student loans will be FFELP loans and all of the group II subsequent student loans will be private student loans. The subsequent student loans will have generally the same attributes applicable to the initial financed student loans, but the addition of the subsequent student loans will affect the aggregate statistical characteristics of the group I and group II student loans. The subsequent student loans may be purchased on different dates and may have different related cutoff dates, but all purchases of subsequent student loans by the trust will occur on or before December 23, 2002.

PRE-FUNDING PERIOD

There will be two pre-funding accounts, each with two sub-accounts. The first of the group I and group II pre-funding sub-accounts will have approximately $30,000,000 and $35,000,000, respectively, deposited on the closing date to be used on or before December 23, 2002 for the purchase of subsequent student loans into the related student loan group. The second of the group I and group II pre-funding sub-accounts will have approximately $8,000,000 and $25,000,000, respectively, deposited on the closing date, which sums are expected to be used by the trust, on or prior to the end of the funding period, to purchase consolidation loans and serial loans with respect to each group, to pay capitalized interest on each pool of student loans and to pay advances for certain fees related to the student loans of each group. To the extent that amounts in excess of $10,000,000 remain in the first sub-account of either pre-funding account after December 23, 2002, and all amounts remaining in the second sub-account of each pre-funding account after October 31, 2004, will be distributed as a prepayment of principal to the noteholders of the related group.


THE RESERVE ACCOUNTS

There will be two reserve accounts, each relating to one group of notes, to cover servicing fees, administration fees, premiums due the securities insurer (from the group II reserve account only), interest on the related group of notes and payments due to the swap counterparty under the related interest rate swap. The reserve accounts will also be used to make principal payments on the notes of the related group in the same order of priority as described above under "Priority of Payments", generally to the extent realized losses on the financed student loans of such related group during any collection period exceed excess interest available to be distributed as principal on the notes of the related group. Amounts on deposit in each reserve account also will be available, if necessary, to pay principal on each class of notes in the related group on its respective final maturity date.


Initially, the amount in the group I reserve account will be approximately $682,500 and the amount in the group II reserve account will be approximately $20,640,000. On each distribution date, any available funds remaining after making all prior required distributions with respect to such group as described in this prospectus supplement will be deposited into the reserve account up to the specified reserve account balance for the related group of notes. We refer you to "Description of the Transfer and Servicing Agreements--Credit Enhancement--Reserve Accounts" herein for a description of the specified reserve account balance for each group of notes.

INTEREST RATE SWAPS


Certain of the group I student loans require the borrower to pay interest monthly based on a commercial paper rate and certain of the group II student loans require the borrower to pay interest monthly based on a prime rate. To reduce the risk that the rate of interest received on the commercial paper rate student loans or the prime rate student loans, as applicable, would not be sufficient to pay the related rate of interest on the group I notes or the group II notes, as the case may be, on the closing date, the trust will enter into two interest rate swaps with Key Bank USA, National Association, as the swap counterparty, one relating to each group of student loans.


Group I Interest Rate Swap


On each distribution date with respect to the group I interest rate swap, the trust will owe the swap counterparty the following amount for each of the monthly periods in the related collection period beginning with the monthly period commencing October 1, 2002:


The product of:


    (1) the commercial paper rate as determined in accordance with the commercial paper rate loans as of the first day of the related monthly period;


    (2) the principal balance of the group I student loans that pay interest based on the commercial paper rate as determined as of the first day of the related monthly period; and


    (3) a fraction, the numerator of which is the actual number of days in the related monthly period and the denominator of which is 360.


On each distribution date with respect to the group I interest rate swap, the swap counterparty will owe the trust an amount equal to the following amount for the monthly periods in the related collection period beginning with the monthly period commencing October 1, 2002:


The product of:


    (1) three-month LIBOR (calculated in the same manner and on such dates as such index is calculated for the notes for the related interest period) less 0.15%;


    (2) the principal balance of the group I student loans that pay interest based on the commercial paper rate as determined as of the first day of the related monthly period; and


    (3) a fraction, the numerator of which is the actual number of days in the related monthly period and the denominator of which is 360.


Payments on the group I interest rate swap will be made on a net basis between the trust and the swap counterparty.


Group II Interest Rate Swap


On each distribution date with respect to the group II interest rate swap, the trust will owe the swap counterparty the following amount for each of the monthly periods in the related collection period beginning with the monthly period commencing October 1, 2002:

The product of:


    (1) the prime rate as determined in accordance with the prime rate loans as of the first day of the related monthly period;


    (2) the principal balance of the group II student loans that pay interest based on the prime rate as determined as of the first day of the related monthly period; and


    (3) a fraction, the numerator of which is the actual number of days in the related monthly period and the denominator of which is 360.


On each distribution date with respect to the group II interest rate swap, the swap counterparty will owe the trust an amount equal to the following amount for the monthly periods in the related collection period beginning with the monthly period commencing October 1, 2002:


The product of:


    (1) three-month LIBOR (calculated in the same manner and on such dates as such index is calculated for the notes for the related interest period) plus 2.70%;


    (2) the principal balance of the group II student loans that pay interest based on the prime rate as determined as of the first day of the related monthly period; and


    (3) a fraction, the numerator of which is the actual number of days in the related monthly period and the denominator of which is 360.


Payments on the group II interest rate swap will be made on a net basis between the trust and the swap counterparty.


The swap counterparty has long-term, senior unsecured debt ratings of A1 and A by Moody's Investors Service, Inc. and Standard and Poor's Ratings Services, a division of The McGraw-Hill Companies Inc., respectively. The obligations of the swap counterparty are not guaranteed by the securities insurer.


If the rating of the swap counterparty is withdrawn, suspended or downgraded below A1 by Moody's Investors Service, Inc. or A- or its equivalent by any other rating agency then rating the notes, the swap counterparty is required, no later than the 30th day following such rating withdrawal, suspension or downgrade, at the swap counterparty's expense, either to (i) obtain a substitute swap counterparty, (with respect to the group I interest rate swap that does not cause any of the rating agencies rating the group I notes to reduce its then current rating of such classes of notes, and with respect to the group II interest rate swap that is acceptable to the securities insurer), that has a long-term debt rating of at least A1 by Moody's Investors Service, Inc. or A- or its equivalent by each other rating agency then rating the notes, or (ii) enter into arrangements reasonably satisfactory to the indenture trustee, each of the rating agencies then rating the group I notes (with respect to the group I interest rate swap) and the securities insurer (with respect to the group II interest rate swap), including collateral arrangements, guarantees or letters of credit, which arrangements in the view of such rating agency will result in the elimination of the effect or impact of such rating withdrawal, suspension or downgrade on the noteholders and/or the securities insurer, as applicable.

TAX STATUS


Thompson Hine LLP, as federal tax counsel to the trust, is of the opinion that
(1) the trust will not be classified as an association or a publicly traded partnership taxable as a corporation for federal income tax purposes and (2) the notes will be characterized as debt for federal income tax purposes. Each noteholder, by accepting a note, will agree to treat the notes as indebtedness.


Kirkpatrick & Lockhart LLP, as Pennsylvania tax counsel to the trust, is of the opinion that the same characterizations of the notes and the trust would apply for Pennsylvania state income tax purposes as for federal income tax purposes.

ERISA CONSIDERATIONS


Subject to the considerations discussed under "ERISA Considerations" herein the notes are eligible for purchase by employee benefit plans.

RATINGS


At least two nationally recognized rating agencies must rate each class of group I senior notes and group II notes in the highest investment rating category, and the group I subordinate notes in one of the four highest rating categories.

                                  RISK FACTORS

         We recommend that you consider the following risk factors together with all the information contained in this prospectus supplement (this "Prospectus Supplement") and the related prospectus (the "Prospectus") in deciding whether to purchase any of the notes.

YOU MAY HAVE DIFFICULTY
   SELLING YOUR SECURITIES                   The notes will not be listed on
                                             any securities exchange. As a
                                             result, if you want to sell your
                                             notes you must locate a purchaser
                                             that is willing to purchase them.
                                             The underwriters intend to make a
                                             secondary market for the notes.
                                             The underwriters will do so by
                                             offering to buy the notes from
                                             investors that wish to sell.
                                             However, the underwriters will not
                                             be obligated to make offers to buy
                                             the notes and may stop making
                                             offers at any time. In addition,
                                             the prices offered, if any, may
                                             not reflect prices that other
                                             potential purchasers would be
                                             willing to pay, were they to be
                                             given the opportunity. There have
                                             been times in the past where there
                                             have been very few buyers of asset
                                             backed securities, and there may
                                             be such times in the future. As a
                                             result, you may not be able to
                                             sell your notes when you want to
                                             do so or you may not be able to
                                             obtain the price that you wish to
                                             receive.

IF THE TRUST ASSETS ALLOCATED TO YOUR GROUP
   OF NOTES ARE INSUFFICIENT TO MAKE
   PAYMENTS ON THE SECURITIES, YOU MAY
   INCUR A LOSS
                                             The trust is not permitted to have
                                             any significant assets or sources
                                             of funds other than the student
                                             loans, the group II notes guaranty
                                             insurance policy, the guarantee
                                             agreements, the reserve accounts,
                                             the escrow accounts, the
                                             pre-funding accounts, the put
                                             options, the interest rate swaps
                                             and, to a limited extent, the
                                             interest rate caps. The indenture
                                             only provides for limited
                                             cross-collateralization, and
                                             consequently, you must rely for
                                             repayment upon payments only from
                                             the trust's assets allocable to
                                             your group of notes. You will have
                                             no claim to any amounts properly
                                             distributed to the
                                             certificateholder or to Key
                                             Consumer Receivables LLC, in its
                                             capacity as depositor, Key
                                             Consumer QSPE LLC, in its capacity
                                             as a seller, KeyBank National
                                             Association, in its capacity as
                                             the put option provider, or to Key
                                             Bank USA, National Association, in
                                             its capacities as a seller,
                                             administrator, swap counterparty,
                                             cap provider or master servicer,
                                             or to any of the sub-servicers,
                                             from time to time.

                                             Group I Notes: With respect to the
                                             group I notes, if for any reason
                                             the group I reserve account and
                                             the group I pre-funding account
                                             are exhausted, the trust will
                                             depend solely on payments with
                                             respect to the group I student
                                             loans and payments by the swap
                                             counterparty to make payments on
                                             your group of notes and you could
                                             suffer a loss.

                                             Group II Notes: With respect to
                                             the group II notes, if for any
                                             reason the securities insurer
                                             fails to make payments due under
                                             the group II notes guaranty
                                             insurance policy and the group II
                                             reserve account and the group II
                                             pre-funding account are exhausted,
                                             the trust will depend solely on
                                             payments with respect to the group
                                             II student loans and payments by
                                             the swap counterparty to make
                                             payments on your group of notes
                                             and you could suffer a loss.

REVENUES RELATING TO EACH GROUP OF NOTES
   MAY NOT BE AVAILABLE FOR PAYMENT OF
   NOTES OF THE OTHER GROUP
                                             The revenues relating to each
                                             group of student loans will be
                                             allocated first to expenses and
                                             all other amounts required to be
                                             paid with respect to the related
                                             group of notes. Those revenues
                                             will be available for payments
                                             with respect to the other group
                                             only to the extent they exceed
                                             amounts required to be applied
                                             with respect to the related group.
                                             If the revenues from one group are
                                             not sufficient to make required
                                             payments with respect to that
                                             group, there is no assurance that
                                             revenues from the other group will
                                             be available to make up any
                                             shortfall.

                                             In addition if all related student
                                             loans of a group are sold in
                                             connection with the redemption of
                                             the notes of that group (either
                                             through the exercise of the
                                             related put option, an auction
                                             sale, or an optional purchase by
                                             the master servicer) or after all
                                             the notes of a group are otherwise
                                             paid in full, there will be no
                                             further revenues of that group
                                             available to the other group on
                                             any basis.

                                             Group I Student Loans: Payments
                                             with respect to the FFELP loans,
                                             including payments from the
                                             guarantee agencies or the
                                             Department of Education, and other
                                             amounts available for distribution
                                             to holders of group I notes at any
                                             time will not be available for
                                             distribution to holders of group
                                             II notes except to the extent they
                                             exceed all amounts then required
                                             to be distributed with respect to
                                             the administration of the FFELP
                                             loans and the payment of
                                             group I notes. You should not
                                             assume that any such revenues will
                                             be available.

                                             Group II Student Loans: Payments
                                             with respect to the private
                                             student loans, and other amounts
                                             available for distribution to
                                             holders of group II notes at any
                                             time will not be available for
                                             distribution to holders of group I
                                             notes except to the extent they
                                             exceed all amounts then required
                                             to be distributed with respect to
                                             the administration of the private
                                             loans and the payment of group II
                                             notes. You should not assume that
                                             any such revenues will be
                                             available. In addition, no amounts
                                             from the group II notes guaranty
                                             insurance policy will be payable
                                             to holders of group I notes.

THE TRUST'S PURCHASE OF GROUP I
   STUDENT LOANS AT A PREMIUM MAY RESULT IN
   LOSSES The sum of the outstanding principal balance of the initial financed student loans in group I as of the statistical cutoff date and the amount deposited in the related pre-funding account, the related reserve account and the related sub-account of the collection account on the closing date will equal approximately
                                             97.4% of the original principal
                                             balance of the group I notes. In
                                             addition, the above percentage
                                             without giving effect to amounts
                                             initially on deposit in the
                                             related reserve account is
                                             approximately 97.2%. Each group I
                                             subsequent student loan will be
                                             purchased by the trust for an
                                             amount not in excess of 100% of
                                             the principal balance thereof.
                                             There can be no assurance that the
                                             aggregate principal amount of the
                                             group I notes at all times will be
                                             equal to or less than the sum of
                                             the principal amount of the
                                             related pool of student loans for
                                             such group plus the amount in the
                                             related pre-funding account and
                                             the amounts on deposit in the
                                             related reserve account. If an
                                             event of default occurs under the
                                             indenture, and the group I student
                                             loans are liquidated at a time
                                             when the outstanding principal
                                             amount of the group I notes
                                             exceeded the sum of the principal
                                             amount of the group I student
                                             loans, the amount on deposit in
                                             the group I pre-funding account
                                             and the amounts on deposit in the
                                             group I reserve account, the group
                                             I noteholders will suffer a loss.

THE CHARACTERISTICS OF THE STUDENT
   LOANS MAY CHANGE                          Certain characteristics of the
                                             student loans in each group will
                                             vary from the characteristics of
                                             the related initial financed
                                             student loans due to payments
                                             received and other changes in the
                                             related initial financed student
                                             loans that occur from the
                                             statistical cutoff date to the
                                             cutoff date, the addition of
                                             subsequent student loans in each
                                             group of student loans, and due to
                                             the trust's purchase of
                                             consolidation loans and serial
                                             loans with respect to each group
                                             of student loans. Each group's
                                             distribution by loan type and
                                             weighted average interest rates
                                             may vary as a result of variations
                                             in the effective rates of interest
                                             applicable to the related student
                                             loans after each transfer of
                                             additional student loans to the
                                             trust (and such group) and the
                                             remaining term of the deferral and
                                             forbearance periods.

                                             Key Bank USA, National
                                             Association, currently makes
                                             available and may in the future
                                             make available certain incentive
                                             programs to borrowers. The effect
                                             of these incentive programs may be
                                             to reduce the yield on the initial
                                             pool of student loans.

YOUR YIELD TO MATURITY MAY BE
   REDUCED BY PREPAYMENTS,
   DELINQUENCIES AND DEFAULTS                The pre-tax return on your
                                             investment is uncertain and will
                                             depend on a number of factors
                                             including the following:

                                             - THE RATE OF RETURN OF PRINCIPAL
                                             IS UNCERTAIN. The amount of
                                             distributions of principal on each
                                             group of notes and the time when
                                             you receive those distributions
                                             depends on the amount and the
                                             times at which borrowers make
                                             principal payments on the related
                                             student loans. Those principal
                                             payments may be regularly
                                             scheduled payments or unscheduled
                                             payments resulting from
                                             prepayments, defaults or
                                             consolidations of the student
                                             loans.

                                             Group I Notes: With respect to the
                                             group I notes, in the event of a
                                             subordinate note principal
                                             trigger, the group I subordinate
                                             notes will not receive any
                                             payments of principal until all of
                                             the group I senior notes have been
                                             repaid in full. In this event, the
                                             yield to maturity of the group I
                                             subordinate notes may be adversely
                                             impacted and the holders of the
                                             group I subordinate notes could
                                             suffer a loss. With respect to the
                                             group I senior notes, in the event
                                             of a subordinate note principal
                                             trigger, the group I senior
                                             noteholders will receive
                                             accelerated payments of principal
                                             and such noteholders will bear the
                                             risk of any reinvestment risk
                                             resulting from these accelerated
                                             payments of principal.

                                             Group II Notes: With respect to
                                             the group II notes, as a result of
                                             certain triggers required by the
                                             rating agencies relating to losses
                                             on the group II student loans, the
                                             holders of the group II notes may
                                             receive accelerated payments of
                                             principal and such noteholders
                                             will bear any reinvestment risk
                                             resulting from these accelerated
                                             payments of principal, and, if the
                                             securities insurer defaults on its
                                             obligations, holders of the group
                                             II notes could suffer a loss.

                                             - YOU MAY RECEIVE A SIGNIFICANT
                                             PRINCIPAL PREPAYMENT ON FEBRUARY
                                             27, 2003. The trust intends to
                                             purchase subsequent student loans
                                             with $30,000,000 and $35,000,000
                                             that will be deposited in the
                                             first sub-account of the group I
                                             and group II pre-funding accounts,
                                             respectively, on the closing date.
                                             If the entire amount in either
                                             first sub-account of the related
                                             pre-funding account is not used to
                                             purchase subsequent student loans
                                             by December 23, 2002 you may
                                             receive a principal prepayment on
                                             February 27, 2003. If the amount
                                             remaining in the first sub-account
                                             of the group I or group II
                                             pre-funding account on such date
                                             is $10,000,000 or less, the
                                             indenture trustee, or the
                                             administrator on its behalf, will
                                             transfer such amount to the second
                                             sub-account of the group I or
                                             group II pre-funding account, as
                                             applicable; or if either of such
                                             remaining amounts is greater than
                                             $10,000,000, the indenture trustee
                                             will distribute such amounts to
                                             each class of notes in the related
                                             group of notes, pro rata, based on
                                             the initial principal balance of
                                             each class of notes in the related
                                             group of notes.

                                             - YOU MAY RECEIVE A PREPAYMENT OF
                                             PRINCIPAL AT THE END OF THE
                                             FUNDING PERIOD. Approximately
                                             $8,000,000 and $25,000,000 will be
                                             deposited on the closing date into
                                             the second sub-account of the
                                             group I and group II pre-funding
                                             accounts, respectively, to be used
                                             primarily to purchase student
                                             loans that are consolidation loans
                                             or serial loans that are eligible
                                             to be purchased by the trust
                                             during the funding period. If
                                             amounts on deposit in either of
                                             these second sub-accounts are not
                                             fully utilized by the end of the
                                             funding period, the related
                                             noteholders may receive a
                                             principal prepayment. Any such
                                             amount will be distributed on the
                                             distribution date immediately
                                             after the end of the funding
                                             period.

                                             - YOU MAY NOT BE ABLE TO REINVEST
                                             DISTRIBUTIONS IN COMPARABLE
                                             INVESTMENTS. Asset backed
                                             securities, like the securities
                                             offered by this prospectus
                                             supplement, usually produce more
                                             returns of principal to investors
                                             when market interest rates fall
                                             below the interest rates on the
                                             student loans and produce less
                                             returns of principal when market
                                             interest rates are above the
                                             interest rates on the student
                                             loans. As a result, you are likely
                                             to receive more money to reinvest
                                             at a time when other investments
                                             generally are producing a lower
                                             yield than that on the notes, and
                                             are likely to receive less money
                                             to reinvest when other investments
                                             generally are producing a higher
                                             yield than that on the notes. You
                                             will bear the risk that the timing
                                             and amount of distributions on
                                             your notes will prevent you from
                                             attaining your desired yield.

                                             - AN EARLY TERMINATION WILL
                                             SHORTEN THE LIFE OF YOUR
                                             INVESTMENT WHICH MAY REDUCE YOUR
                                             YIELD TO MATURITY. Your investment
                                             in the notes may end before you
                                             desire if (1) a majority of the
                                             group I senior noteholders, or the
                                             group I subordinate noteholders if
                                             no group I senior notes are
                                             outstanding (with respect to the
                                             group I notes), or a majority of
                                             the group II noteholders (with
                                             respect to the group II notes),
                                             choose to exercise the put option
                                             with respect to your group of
                                             notes (which results in either the
                                             purchase of the related group of
                                             student loans by KeyBank National
                                             Association, or a successful
                                             auction of such student loans), or
                                             (2) the master servicer exercises
                                             its option to purchase all of the
                                             student loans. In such event,
                                             because your notes will no longer
                                             be outstanding, you will not
                                             receive the additional interest
                                             payments that you would have
                                             received had the notes remained
                                             outstanding. In addition, you may
                                             not be able to reinvest the
                                             principal you receive at a rate
                                             comparable to that on your notes.


RISKS WITH RESPECT TO EACH
   INTEREST RATE SWAP                        In certain circumstances following
                                             a default under an interest rate
                                             swap or a termination event (each
                                             as more fully described under
                                             "Description of the Transfer and
                                             Servicing Agreements--Interest
                                             Rate Swaps") each interest rate
                                             swap is subject to early
                                             termination. In the event of an
                                             early termination of an interest
                                             rate swap, the trust or the swap
                                             counterparty may be liable to pay
                                             the other a termination payment
                                             (regardless of which party has
                                             caused the termination), which
                                             will be based on the value of such
                                             interest rate swap computed in
                                             accordance with the procedures set
                                             forth in each interest rate swap.
                                             Any such termination payment
                                             required to be made by the trust
                                             could
                                             be substantial, and could reduce
                                             the amounts otherwise payable to
                                             your group of notes. In addition,
                                             if the swap counterparty defaults
                                             on its obligations under an
                                             interest rate swap, the maximum
                                             rate on the related group of notes
                                             will be lower than it would have
                                             been had the swap counterparty
                                             made its required payment and
                                             consequently, the interest rate on
                                             each related class of notes is
                                             more likely to be subject to the
                                             related maximum rate. In this
                                             event, the liquidity and
                                             marketability of your notes may
                                             decline. The securities insurer
                                             does not guarantee payments by the
                                             swap counterparty or the payment
                                             of interest on the group II notes
                                             in excess of the maximum rate
                                             applicable to the group II notes.
YOU MAY NOT RECEIVE CURRENT
   PAYMENTS AT THE APPLICABLE
   INTEREST RATE                             You may not be paid interest at
                                             the related note rate because
                                             payments of interest are subject
                                             to the maximum rate. The maximum
                                             rate may be triggered for any of
                                             the following reasons:

                                             - Due to market forces, the
                                             applicable index used to calculate
                                             interest on any class of notes
                                             (plus the applicable margin)
                                             becoming greater than the indices
                                             used to calculate interest on the
                                             related group of student loans.

                                             - The principal balance of each
                                             group of student loans will
                                             initially be less than the
                                             aggregate principal amount of the
                                             related group of notes.
                                             Consequently, the aggregate
                                             principal balances of each group
                                             of student loans on which interest
                                             will be collected will be less
                                             than the principal amount of the
                                             related group of notes.

                                             - The maximum rate will be reduced
                                             as a result of the trust's
                                             obligation to pay certain amounts
                                             to the Department of Education
                                             (with respect to group I student
                                             loans) or to repay certain amounts
                                             to borrowers.

                                             The group II notes guaranty
                                             insurance policy guarantees
                                             payments of interest on the group
                                             II notes only up to the maximum
                                             rate. As a result you may realize
                                             a lower than anticipated yield on
                                             your investment.

                                             Although, with respect to each
                                             group of notes, the cap provider
                                             is obligated to pay the difference
                                             between the applicable note rate
                                             and the related maximum rate, the
                                             obligations of the cap provider
                                             under each interest rate cap are
                                             dependent on the cap provider's
                                             ability to make the
                                             necessary payments and are not
                                             rated by any rating agency. If the
                                             interest rate relating to your
                                             group of notes is subject to the
                                             maximum rate and the cap provider
                                             defaults or the related interest
                                             rate cap is terminated, you may
                                             receive interest not previously
                                             paid because of the application of
                                             the related maximum rate on
                                             subsequent distribution dates on a
                                             subordinated basis. We cannot
                                             assure you that there will be
                                             sufficient funds available for
                                             that purpose. The group II notes
                                             guaranty insurance policy does not
                                             guaranty the payments by the cap
                                             provider. If the note rate is
                                             limited by the maximum rate, the
                                             market value and liquidity of your
                                             notes may decline. In addition,
                                             there can be no assurance the
                                             related interest rate cap will not
                                             terminate in accordance with its
                                             terms before the outstanding
                                             principal balance of your class of
                                             notes is reduced to zero.

RELIANCE ON SUB-SERVICERS
   FOR SERVICING STUDENT LOANS               Although the master servicer is
                                             obligated to cause the student
                                             loans to be serviced in accordance
                                             with the terms of the transaction
                                             agreements, except with respect to
                                             approximately 12.77% of the
                                             initial group II student loans, by
                                             outstanding principal balance as
                                             of the statistical cut-off date,
                                             that are serviced directly by Key
                                             Bank USA, National Association,
                                             the timing of payments will be
                                             directly affected by the ability
                                             of the sub-servicers to adequately
                                             service the student loans. In
                                             addition, you will be relying on
                                             each of the sub-servicers'
                                             compliance with federal and
                                             private program regulations, as
                                             applicable, to ensure that the
                                             guarantors are obligated to
                                             maintain guaranteed payments and
                                             that any reinsurance by the
                                             Department of Education (with
                                             respect to the group I notes) is
                                             maintained. If a sub-servicer
                                             defaults on its obligations and is
                                             terminated, you will be relying on
                                             the ability of the master servicer
                                             to find an alternative
                                             sub-servicer to service the
                                             student loans and you may suffer a
                                             delay in the timing of payments
                                             until any transfer of servicing is
                                             completed or effective.

SUB-SERVICERS MAY MAKE IT MORE
    DIFFICULT TO FIND A SUCCESSOR
    MASTER SERVICER                          The master servicer or any
                                             successor master servicer may only
                                             terminate a sub-servicer for cause
                                             or by paying a deconversion fee.
                                             Moreover, a successor master
                                             servicer is responsible for any
                                             breaches by the sub-servicer of a
                                             subservicing agreement. As a
                                             result, it may be more difficult
                                             to find a successor master
                                             servicer than if the successor
                                             master servicer were able to
                                             terminate the sub-servicer without
                                             the payment of a deconversion fee
                                             or if the successor master
                                             servicer were not liable for
                                             breaches by the sub-servicer. Any
                                             delay in finding a successor
                                             master servicer may cause the
                                             market value and liquidity of your
                                             notes to decline, and, with
                                             respect to group II notes, if the
                                             securities insurer defaults, cause
                                             you to suffer a loss on your
                                             investment.

LIMITED PERFORMANCE HISTORY
    ON UNGUARANTEED GROUP II
    STUDENT LOANS                            Key Bank USA, National
                                             Association, has been originating
                                             unguaranteed student loans only
                                             since 1995, and only a portion of
                                             these loans have been in active
                                             repayment status for more than
                                             12-24 months. If you own any group
                                             II notes, you bear the prepayment
                                             and yield risk that prepayments on
                                             the unguaranteed group II student
                                             loans are faster or slower than
                                             you anticipated. In addition, if
                                             the securities insurer defaults,
                                             you will also bear the risk that
                                             the level of losses and
                                             delinquencies on the group II
                                             student loans will exceed the
                                             other limited credit enhancement
                                             of the financing structure
                                             available to the group II notes.

RISK OF DEFAULT OF UNGUARANTEED
    ROUP II STUDENT LOANS                    The group II student loans are
                                             generally dischargeable by a
                                             borrower in bankruptcy unless it
                                             is determined that such student
                                             loan has been made under any
                                             program funded in whole or in part
                                             by a governmental unit or
                                             non-profit institution. If you own
                                             any group II notes, and if the
                                             securities insurer defaults, you
                                             will bear any risk of loss
                                             resulting from the default by any
                                             borrower of an unguaranteed
                                             student loan to the extent the
                                             amount of the default is not
                                             covered by the other limited
                                             credit enhancement of the
                                             financing structure available to
                                             the group II notes.

RISK OF DEFAULT BY PRIVATE
    GUARANTORS ON THE GROUP II
    STUDENT LOANS                            Currently, except for The
                                             Educational Resources Institute,
                                             Inc. (also known as TERI), none of
                                             the private guarantors has an
                                             investment grade credit rating by
                                             any national
                                             statistical rating organization.
                                             If a private guarantor defaults on
                                             its guarantee obligations, and you
                                             own any class of group II notes,
                                             you will rely solely on payments
                                             from the related borrower for
                                             payments on the related private
                                             guaranteed loan. In these
                                             circumstances, you will bear the
                                             risk of loss resulting from the
                                             failure of any borrower of a
                                             private guaranteed group II
                                             student loan if the securities
                                             insurer defaults or the limited
                                             credit enhancement provided by the
                                             financing structure available to
                                             the group II notes is inadequate
                                             to cover such loss. Moreover, if a
                                             TERI trigger event occurs,
                                             payments on the notes may be
                                             accelerated and you will bear the
                                             risk of reinvestment and any
                                             adverse effect on the weighted
                                             average life and yield on your
                                             notes.


RISK OF DEFAULT ON REHABILITATED
   GROUP II STUDENT LOANS                    Approximately 3.63% of the initial
                                             group II student loans, as of the
                                             statistical cut-off date, were at
                                             one time in default but have since
                                             been rehabilitated. As of the
                                             statistical cut-off date, none of
                                             these student loans are more than
                                             30 days delinquent in payment of
                                             interest and principal. All of
                                             these loans are 100% guaranteed by
                                             TERI. However, there can be no
                                             assurance that these group II
                                             student loans will not become
                                             delinquent again at some point in
                                             the future. In the event that any
                                             of these group II student loans
                                             defaults again, if you own any
                                             group II notes, and if the
                                             securities insurer defaults and/or
                                             TERI defaults in its guarantee
                                             obligations, you will suffer a
                                             loss. None of the subsequent loans
                                             will be rehabilitated student
                                             loans.

THE AMOUNT OF GROUP II STUDENT
   LOANS GUARANTEED BY TERI IS
   LIMITED BY A MAXIMUM AMOUNT               In addition, as of the statistical
                                             cut-off date, approximately
                                             $207,112,172.59 of the group II
                                             student loans, including the
                                             rehabilitated group II student
                                             loans described above, are (and
                                             not more than $19,900,000
                                             aggregate principal amount of
                                             additional student loans, as of
                                             the related subsequent transfer
                                             dates, will be) guaranteed by
                                             TERI. However, only an aggregate
                                             principal amount of approximately
                                             $118,528,690.75 of the TERI
                                             guaranty payments will be
                                             available to make payments on the
                                             group II notes. If claims on the
                                             TERI guaranteed student loans
                                             exceed this maximum limit, you
                                             will bear the risk of loss
                                             resulting from the failure of any
                                             borrower of a TERI guaranteed
                                             student loan if the securities
                                             insurer defaults or
                                             the limited credit enhancement
                                             provided by the financing
                                             structure available to the group
                                             II notes is inadequate to cover
                                             such loss.

INVESTORS IN THE GROUP I SUBORDINATE NOTES
   ARE SUBJECT TO VARIABILITY OF CASH FLOWS
   AND FACE GREATER RISK OF LOSS
                                             Although interest on the group I
                                             subordinate notes generally will
                                             be paid prior to principal on the
                                             group I senior notes, if a
                                             subordinate note interest trigger
                                             is in effect, interest on the
                                             group I subordinate notes will be
                                             subordinated to the payment of
                                             principal on the group I senior
                                             notes. In addition, principal on
                                             the group I subordinate notes will
                                             not begin to be paid until the
                                             stepdown date. Moreover, the group
                                             I subordinate notes will not
                                             receive any payments of principal
                                             after the stepdown date if a
                                             subordinate note principal trigger
                                             occurs and is continuing until the
                                             group I senior notes have been
                                             paid in full. Thus, investors in
                                             the group I subordinate notes will
                                             bear losses on the group I student
                                             loans prior to such losses being
                                             borne by holders of group I senior
                                             notes. Investors in the group I
                                             subordinate notes will also bear
                                             the risk of any adverse effects on
                                             the anticipated yield and weighted
                                             average life of their notes
                                             resulting from the variability in
                                             payments on the group I
                                             subordinate notes.

THE GROUP I NOTES MAY BE
   ADVERSELY AFFECTED BY A HIGH
   RATE OF PREPAYMENTS                       In periods of low interest rates,
                                             borrowers of FFELP loans have a
                                             tendency to consolidate their
                                             variable rate FFELP loans,
                                             resulting in higher levels of
                                             prepayments than anticipated.
                                             Prepayments may also result from
                                             borrower defaults and from
                                             voluntary and full or partial
                                             prepayments, among other things.
                                             The interest rates on FFELP
                                             consolidation loans were adjusted
                                             downward on July 1, 2002, making
                                             it more attractive for borrowers
                                             to consolidate their outstanding
                                             variable rate FFELP loans. The
                                             yield to group I noteholders could
                                             be adversely affected if holders
                                             of variable rate loans prepay or
                                             consolidate their FFELP loans at
                                             greater levels than anticipated
                                             and could result in a lower than
                                             anticipated yield to maturity or a
                                             shorter than expected weighted
                                             average life of certain classes of
                                             group I notes.

PAYMENT PRIORITIES ON THE GROUP
   I NOTES CHANGE UPON CERTAIN
   EVENTS OF DEFAULT                         Upon the occurrence of an event of
                                             default with respect to the group
                                             I notes and the acceleration of
                                             the group I notes, payment of the
                                             principal of and interest on the
                                             group I subordinate notes will be
                                             fully subordinated to the payment
                                             in full of all amounts due and
                                             payable on the group I senior
                                             notes. Following such
                                             acceleration, if available funds
                                             are not sufficient to fully repay
                                             all of the group I notes, the
                                             holders of the group I subordinate
                                             notes will suffer a loss.

THE FAILURE TO PAY THE GROUP I
   SUBORDINATE NOTES IS NOT AN
   EVENT OF DEFAULT.                         So long as the group I senior
                                             notes are outstanding, the
                                             indenture provides that there
                                             cannot be an event of default for
                                             the failure to pay interest or
                                             principal on the group I
                                             subordinate notes. If amounts
                                             otherwise allocable to the group I
                                             subordinate notes are used to fund
                                             payments of interest or principal
                                             on the group I senior notes,
                                             distributions on the group I
                                             subordinate notes may be delayed
                                             or reduced and you may suffer a
                                             loss.

THE HOLDERS OF GROUP I SENIOR
   NOTES HAVE CERTAIN CONTROLLING
   RIGHTS Until the group I senior notes are no longer outstanding, the group I senior noteholders will control substantially all of the rights of the group I subordinate noteholders. Without the consent of the group I subordinate noteholders, a majority of the group I senior noteholders may, among other things, (1) decide whether or not to exercise the group I put option, (2) declare or waive certain defaults by or cause the removal of the master servicer with respect to the group I student loans, (3) consent to the entering into of certain supplemental indentures, (4) upon the occurrence and continuation of an event of default under the indenture with respect to the group I notes: instruct the indenture trustee to declare the principal of the group I notes to be immediately due and payable or to subsequently rescind such acceleration, instruct the indenture trustee concerning any related proceedings or remedies, and waive certain non-payment defaults affecting the group I notes under the indenture, and (5) direct the trust to terminate the group I interest rate swap in the event of a swap counterparty default. After the group I senior notes are paid in full, the group I subordinate noteholders will then possess these voting rights.

THE SECURITIES INSURER HAS
   CONTROLLING RIGHTS WITH RESPECT
   TO THE GROUP II NOTES AND CERTAIN
   RIGHTS WITH RESPECT TO THE
   INDENTURE AND THE TRUST                   For so long as no securities
                                             insurer default has occurred and
                                             is continuing, the securities
                                             insurer will be deemed to be
                                             treated as a 100% holder of the
                                             group II notes for purposes
                                             relating to the exercise of rights
                                             under the indenture. As a result,
                                             the securities insurer will have
                                             the right to exercise all of the
                                             rights of the group II noteholders
                                             set forth in the prospectus, which
                                             include the rights to (1) declare
                                             or waive certain defaults by or
                                             cause the removal of the master
                                             servicer with respect to the group
                                             II student loans, (2) consent to
                                             the entering into of certain
                                             supplemental indentures, (3)
                                             consent to the appointment of any
                                             successor master servicer with
                                             respect to the group II student
                                             loans, (4) upon the occurrence and
                                             continuation of an event of
                                             default under the indenture with
                                             respect to the group II notes:
                                             instruct the indenture trustee to
                                             declare the principal of the group
                                             II notes to be immediately due and
                                             payable or to subsequently rescind
                                             such acceleration, instruct the
                                             indenture trustee concerning any
                                             related proceedings or remedies,
                                             and waive certain non-payment
                                             defaults affecting the group II
                                             notes under the indenture, and (5)
                                             direct the trust to terminate the
                                             group II interest rate swap in the
                                             event of a swap counterparty
                                             default.

                                             In addition, without the consent
                                             of any of the group I noteholders,
                                             the securities insurer shall have
                                             the right to remove the
                                             administrator following an
                                             administrator default or the
                                             trustee following a trustee
                                             default and will have the right to
                                             consent to the appointment of any
                                             successor trustee or
                                             administrator.

RATINGS ON YOUR NOTES ONLY
   ADDRESS PAYMENT OF PRINCIPAL
   BY THE FINAL MATURITY DATE
                                             Each class of notes is rated as to
                                             the receipt of principal on or by
                                             the related final maturity date.
                                             Despite the existence of the put
                                             options, there are no guarantees
                                             that the put option relating to
                                             your notes will be exercised on
                                             its related exercise date (either
                                             through a decision by the related
                                             controlling parties not to
                                             exercise the related put option,
                                             the inability of the indenture
                                             trustee to exercise the put option
                                             because the fair market value of
                                             the related student loans is
                                             insufficient or a default by the
                                             put option provider). In addition,
                                             in the event that the put option
                                             relating to your group of notes is
                                             exercised, if the put option
                                             provider defaults on its purchase
                                             obligations with respect to such
                                             put
                                             option, there is no assurance that
                                             the resulting auction sale will
                                             result in a bid at least equal to
                                             the minimum purchase amount, in
                                             which event the indenture trustee
                                             will not be permitted to
                                             consummate a sale of the related
                                             group of student loans. Finally,
                                             the master servicer may choose, at
                                             its sole option, not to exercise
                                             its optional purchase rights with
                                             respect to the financed student
                                             loans. If any of these events
                                             occur, you may not receive a
                                             return of principal on your notes
                                             as quickly as you anticipated.

MASTER PROMISSORY NOTE                       For periods of enrollment
                                             beginning on or after July 1,
                                             1999, a master promissory note may
                                             evidence any student loan made to
                                             a borrower under the Federal
                                             Family Education Loan Program.
                                             Under the master promissory note,
                                             each borrower executes only one
                                             promissory note with each lender.
                                             Subsequent student loans from that
                                             lender are evidenced by a
                                             confirmation sent to the student.
                                             Therefore, if a lender originates
                                             multiple student loans to the same
                                             student, all the student loans are
                                             evidenced by a single promissory
                                             note.

                                             Pursuant to the Higher Education
                                             Act of 1965, as amended, each
                                             student loan made under a master
                                             promissory note may be sold
                                             independently of any other student
                                             loan note under the same master
                                             promissory note and each such
                                             student loan is separately
                                             enforceable on the basis of an
                                             original or copy of the master
                                             promissory note. Also, a security
                                             interest in such student loans may
                                             be perfected either through the
                                             secured party taking possession of
                                             the original or a copy of the
                                             master promissory note, or the
                                             filing of a financing statement.
                                             Prior to the master promissory
                                             note, each student loan made under
                                             the Federal Family Education Loan
                                             Program was evidenced by a
                                             separate note. Delivery of the
                                             original note was required to
                                             effect a transfer or assignment.

                                             Certain of the initial financed
                                             student loans have been originated
                                             under a master promissory note and
                                             it is expected that serial loans
                                             or consolidation loans purchased
                                             during the funding period will be
                                             originated under a master
                                             promissory note. If through
                                             negligence or otherwise the master
                                             servicer (or a sub-servicer on its
                                             behalf) were to deliver a copy of
                                             the master promissory note, in
                                             exchange for value, to a third
                                             party that did not have knowledge
                                             of the indenture trustee's lien,
                                             that third party may also claim
                                             an interest in such student loan.
                                             Such third party's interest may be
                                             prior to or on parity with the
                                             interest of the indenture trustee.

WITHDRAWAL OR DOWNGRADING
   OF INITIAL RATINGS WILL
   ADVERSELY AFFECT THE PRICES
   FOR THE NOTES                             The rating of the group I notes
                                             will depend primarily on an
                                             assessment by the rating agencies
                                             of the group I student loans. Any
                                             subsequent downgrade in the
                                             assessment of the credit quality
                                             of the group I student loans may
                                             result in a reduction in the
                                             rating initially assigned to the
                                             group I notes. In addition, the
                                             rating agencies will take into
                                             account the long term debt rating
                                             of the swap counterparty and a
                                             reduction in the long term debt
                                             rating of the swap counterparty
                                             may adversely impact the rating
                                             initially assigned to the group I
                                             notes.

                                             The rating of the group II notes
                                             will depend primarily on an
                                             assessment of the financial
                                             strength of the securities insurer
                                             and on an assessment by the rating
                                             agencies of the group II student
                                             loans. Any reduction in a rating
                                             assigned to the financial strength
                                             of the securities insurer below
                                             the rating initially given to the
                                             group II notes may result in a
                                             reduction in the rating of the
                                             group II notes.

                                             A security rating is not a
                                             recommendation to buy, sell or
                                             hold securities. Similar ratings
                                             on different types of securities
                                             do not necessarily mean the same
                                             thing. We recommend that you
                                             analyze the significance of each
                                             rating independently from any
                                             other rating. Any rating agency
                                             may change its rating of the notes
                                             after the notes are issued if that
                                             rating agency believes that
                                             circumstances have changed. Any
                                             subsequent withdrawal or
                                             downgrading of a rating will
                                             likely reduce the price that a
                                             subsequent purchaser will be
                                             willing to pay for the applicable
                                             notes. The ratings do not address
                                             the likelihood of the ultimate
                                             payment to you of any interest in
                                             excess of the maximum rate,
                                             including amounts required to be
                                             paid by the cap provider.

                                             None of the trust, the depositor,
                                             the sellers, the administrator,
                                             the master servicer, any
                                             sub-servicer, the indenture
                                             trustee or the eligible lender
                                             trustee is required to maintain
                                             the rating of any class of the
                                             notes. Any
                                             downgrade in the ratings assigned
                                             to your notes could result in a
                                             decline in the market value and
                                             liquidity of your securities.

THE NOTES ARE NOT
   SUITABLE INVESTMENTS
   FOR ALL INVESTORS                         The notes, and in particular the
                                             group I subordinate notes, are not
                                             a suitable investment if you
                                             require a regular or predictable
                                             schedule of payments or payment on
                                             any specific date. The notes are
                                             complex investments that should be
                                             considered only by investors who,
                                             either alone or with their
                                             financial, tax and legal advisors,
                                             have the expertise to analyze the
                                             prepayment, reinvestment, default
                                             and market risk, the tax
                                             consequences of an investment, and
                                             the interaction of these factors.

                             FORMATION OF THE TRUST

THE TRUST

         KeyCorp Student Loan Trust 2002-A (the "Trust") is a business trust formed under the laws of the State of Delaware pursuant to the Trust Agreement, dated as of July 31, 2002, as amended and restated by the Amended and Restated Trust Agreement dated as of September 1, 2002 (as further amended and supplemented from time to time, the "Trust Agreement") between Key Consumer Receivables LLC (the "Depositor"), Bank One, National Association, as trustee (the "Eligible Lender Trustee") and Bank One Delaware, Inc., as Delaware trustee, for the transactions described in this Prospectus Supplement. A Certificate of Trust forming the Trust was filed with the Delaware Secretary of State on August 1, 2002. The assets of the Trust will include certain graduate and undergraduate student loans (collectively "Student Loans"). Such Student Loans will be acquired by the trust from the Depositor on or about September 24, 2002 (the "Closing Date") and from time to time thereafter (collectively, the "Financed Student Loans"). The Financed Student Loans will be divided into two pools of student loans, the first group will consist of Financed Student Loans that are reinsured by the United States Department of Education (the "Department") (collectively, "Financed Federal Loans"), and the second group will consist of (i) Financed Student Loans that are not guaranteed by any party nor reinsured by the Department (collectively "Non-Guaranteed Private Loans") and (ii) Financed Student Loans that are not reinsured by the Department or any other government agency but are guaranteed by a private guarantor (collectively, "Guaranteed Private Loans" and together with the Non-Guaranteed Private Loans, the "Financed Private Loans"). All Financed Student Loans that are part of the first group described above are referred to as the "Group I Student Loans" and all Financed Student Loans that are part of the second group described above are referred to as the "Group II Student Loans." As set forth under "Description of the Securities--The Notes" the Group I Notes will be entitled to receive payments of interest and principal from the cashflow on the Group I Student Loans and except for limited cross-collateralization, the Group I Notes will not be entitled to any cashflow from the Group II Student Loans; likewise, the Group II Notes will be entitled to receive payments of interest and principal from the cashflow on the Group II Student Loans, and except for limited cross-collateralization, the Group II Notes will not be entitled to any cashflow from the Group I Student Loans.

         The Trust will not engage in any activity other than:

         - acquiring, holding and managing the Financed Student Loans and the other assets of the Trust and proceeds therefrom;

         -    issuing the Notes and Certificates;

         -    making payments thereon;

         - entering into and performing its obligations under the Interest Rate Swaps, the Interest Rate Caps, the Put Options and the Insurance Agreement; and

         - engaging in other activities that are related to the activities listed above.

         The Trust will be initially capitalized with equity of approximately $21,322,500 representing the amount deposited by the Depositor into the two reserve accounts on the Closing Date, each to be held in the name of the Indenture Trustee, the first account with respect to the Group I Notes (the "Group I Reserve Account") and the second with respect to the Group II

Notes (the "Group II Reserve Account" and together with the Group I Reserve Account, the "Reserve Accounts"), in the amounts of approximately $682,500 and $20,640,000 respectively, (the "Reserve Accounts Initial Deposits"). The net proceeds from the sale of the Notes will be used by the Eligible Lender Trustee to purchase on behalf of the Trust the Initial Financed Student Loans from the Depositor pursuant to the Sale and Servicing Agreement dated as of September 1, 2002 among the Trust, the Depositor, the Administrator, the Master Servicer, and the Eligible Lender Trustee (the "Sale and Servicing Agreement"), to fund the deposit of approximately $38,000,000 with respect to the Group I Notes (the "Group I Pre-Funded Amount"), and $60,000,000 with respect to the Group II Notes (the "Group II Pre-Funded Amount" and together with the Group I Pre-Funded Amount, the "Pre-Funded Amounts") into two accounts to be maintained by the Indenture Trustee, the first with respect to the Group I Notes (the "Group I Pre-Funding Account") and the second with respect to the Group II Notes (the "Group II Pre-Funding Account" and together with the Group I Pre-Funding Account, the "Pre-Funding Accounts"). Each Pre-Funding Account will have two separate sub-accounts. Approximately $30,000,000 of the Group I Pre-Funded Amount will be allocated to the related first sub-account (the "Group I Subsequent Loan Sub-Account") to be used exclusively for the purchase of additional Financed Federal Loans (the "Group I Subsequent Student Loans"), and approximately $35,000,000 of the Group II Pre-Funded Amount will be allocated to the related first sub-account (the "Group II Subsequent Loan Sub-Account" and collectively with the Group I Subsequent Loan Sub-Account, the "Subsequent Loan Sub-Accounts") to be used exclusively for the purchase of additional Financed Private Loans (the "Group II Subsequent Student Loans" and together with the Group I Subsequent Student Loans, the "Subsequent Student Loans").

         Upon the consummation of such transactions, the property of the Trust will consist of:

         (a) two separate pools of Financed Student Loans, legal title to which is held by the Eligible Lender Trustee on behalf of the Trust,

         (b)      all funds collected in respect thereof on or after the Cutoff
                  Date,

         (c) all Guarantee Agreements and other relevant rights under certain collateral agreements with respect to the Guaranteed Private Loans, to the extent guaranteed or insured by third parties, and assigned to the Trust by the Depositor (the "Assigned Rights"),

         (d) all moneys and investments on deposit, from time to time, in an account in the name of the Indenture Trustee and maintained by the Administrator, referred to as the Collection Account (the "Collection Account"), which will consist of two sub-accounts, one for the Group I Student Loans (the "Group I Collection Sub-Account") and the other for the Group II Student Loans (the "Group II Collection Sub-Account"), and which on the Closing Date will have at least $1,673,133 and $4,164,786, respectively, on deposit therein, the two Pre-Funding Accounts, two accounts in the name of the Indenture Trustee, the first relating to the Group I Student Loans (the "Group I Escrow Account") and the second relating to the Group II Student Loans (the "Group II Escrow Account" and together with the Group I Escrow Account, the "Escrow Accounts") and the two Reserve Accounts, and

         (e) the Interest Rate Swaps, the Interest Rate Caps, the Put Options and rights of the Trust under the Insurance Agreement, each as described below.

         On the Closing Date, portions of the net proceeds from the sale of the Initial Financed Student Loans will be paid to: (i) Key Bank USA, National Association (in such capacity, the "Swap Counterparty") in consideration for the Swap Counterparty entering into the two interest rate swap agreements with the Trust, one with respect to the Group I Student Loans (the "Group I Interest Rate Swap") for the benefit of the holders of the Group I Notes, and the other with respect to the Group II Student Loans (the "Group II Interest Rate Swap" and together with the Group I Interest Rate Swap, the "Interest Rate Swaps") for the benefit of the holders of the Group II Notes; (ii) Key Bank USA, National Association (in such capacity, the "Cap Provider") in consideration for the Cap Provider entering into the two interest rate cap agreements with the Trust, one with respect to the Group I Student Loans (the "Group I Interest Rate Cap") for the benefit of the holders of the Group I Notes, and the other with respect to the Group II Student Loans (the "Group II Interest Rate Cap" and together with the Group I Interest Rate Cap, the "Interest Rate Caps") for the benefit of the holders of the Group II Notes; and (iii) KeyBank National Association (in such capacity, the "Put Option Provider") in consideration for the Put Option Provider entering into the two put option agreements with the Trust, one with respect to the Group I Student Loans (the "Group I Put Option") for the benefit of the holders of the Group I Notes, and the other with respect to the Group II Student Loans (the "Group II Put Option" and together with the Group I Put Option, the "Put Options") for the benefit of the holders of the Group II Notes.

         On the Closing Date, a portion of the net proceeds from the sale of the Initial Financed Student Loans also will be paid to Ambac Assurance Corporation (the "Securities Insurer") in payment for the issuance of the Note Guaranty Insurance Policy with respect to the Group II Notes (the "Group II Notes Guaranty Insurance Policy").

         To facilitate servicing and to minimize administrative burden and expense, the Master Servicer will be appointed by the Eligible Lender Trustee as the custodian, and the Master Servicer will then appoint the Sub-Servicers as the custodians on behalf of the Indenture Trustee and Trust, of the promissory notes representing the Financed Student Loans that each services on behalf of the Master Servicer. For those loans that the Master Servicer is servicing directly, State Street Bank and Trust Company will be appointed as custodian, on behalf of the Indenture Trustee and Trust, of the related promissory notes and other items in the related student loan file.

         "Initial Financed Student Loans" means the Student Loans identified as such in the Sale and Servicing Agreement and transferred by the Depositor to the Trust as of the Closing Date. Initial Financed Student Loans that are Group I Student Loans are referred to herein as "Group I Initial Financed Student Loans" having an aggregate principal balance of approximately $225,612,065.03 as of the Statistical Cutoff Date; and Initial Financed Student Loans that are Group II Student Loans are referred to herein as "Group II Initial Financed Student Loans" having an aggregate principal balance of approximately $623,835,214.49 as of the Statistical Cutoff Date.

         Unless otherwise specified, all information with respect to the Initial Financed Student Loans is presented herein as of August 1, 2002 (the "Statistical Cutoff Date").

ELIGIBLE LENDER TRUSTEE

         Bank One, National Association is the Eligible Lender Trustee for the Trust under the Trust Agreement pursuant to which the Eligible Lender Trustee acts as holder of legal title to the Financed Student Loans on behalf of the Trust. The principal offices of Bank One, National Association are located at 1 Bank One Plaza, Suite IL1-0480, Chicago, Illinois 60607 and its New York offices are located at 55 Water Street, 1st Floor, New York, New York 10041.

         The Eligible Lender Trustee will acquire on behalf of the Trust legal title to all the Financed Student Loans acquired from time to time pursuant to the Sale and Servicing Agreement. The Eligible Lender Trustee on behalf of the Trust will enter into a guarantee agreement or comparable arrangement with each of the Guarantors (including assignments of rights under surety bonds issued by HICA) with respect to the Financed Student Loans that are guaranteed or insured (each a "Guarantee Agreement" and collectively, the "Guarantee Agreements"). The Eligible Lender Trustee qualifies as an eligible lender and owner of all Student Loans that are reinsured by the Department (the "Federal Loans") and all student loans that are not reinsured by the Department, whether or not guaranteed by a private guarantor (the "Private Loans") for all purposes under the Higher Education Act of 1965 (the "Higher Education Act") and the Guarantee Agreements. Failure of the Financed Federal Loans to be owned by an eligible lender would result in the loss of any Guarantee Payments (as defined in the Prospectus) from any of American Student Assistance ("ASA"), California Student Aid Commission ("CSAC"), Connecticut Student Loan Foundation ("CSLF"), Educational Credit Management Corporation ("ECMC"), Great Lakes Higher Education Guaranty Corporation ("GLHEC"), Michigan Higher Education Assistance Agency ("MHEAA"), Nebraska Student Loan Program ("NSLP"), New York State Higher Education Services Corporation ("NYHESC"), Pennsylvania Higher Education Assistance Agency ("PHEAA"), or United Student Aid Funds, Inc. ("USAF"), (collectively, the "Federal Guarantors") and any Federal Assistance (as defined in the Prospectus) with respect to such Financed Federal Loans. See "The Financed Student Loan Pools--Insurance of Student Loans; Guarantors of Student Loans" herein.

         The Eligible Lender Trustee's liability in connection with the issuance and sale of the Floating Rate Class I-A-1 Asset Backed Notes (the "Class I-A-1 Notes"), the Floating Rate Class I-A-2 Asset Backed Notes (the "Class I-A-2 Notes" and together with the Class I-A-1 Notes, the "Group I Senior Notes"), the Floating Rate Class I-B Asset Backed Notes (the "Class I-B Notes" or the "Group I Subordinate Notes" and together with the Group I Senior Notes, the "Group I Notes"), the Floating Rate Class II-A-1 Asset Backed Notes (the "Class II-A-1 Notes"), and the Floating Rate Class II-A-2 Asset Backed Notes (the "Class II-A-2 Notes" and together with the Class II-A-1 Notes, the "Group II Notes" and together with the Group I Notes, the "Notes"), and the issuance of a single class of certificates (the "Certificates" and together with the Notes, the "Securities") is limited solely to the express obligations of the Eligible Lender Trustee set forth in the Trust Agreement and the Sale and Servicing Agreement. See "Description of the Securities" and "Description of the Transfer and Servicing Agreements" herein. Key Bank USA, National Association and its affiliates plan to maintain normal commercial banking relations with the Eligible Lender Trustee.

                                 USE OF PROCEEDS

         After making the deposit of the Pre-Funded Amounts to each of the related Pre-Funding Accounts, the balance of the net proceeds from the sale of the Notes, less the fees paid to the Swap Counterparty, the Cap Provider and the Put Option Provider, and certain amounts paid to the Securities Insurer to acquire the Group II Notes Guaranty Insurance Policy, will be paid by the Trust to the Depositor in consideration for the purchase by the Trust of the Initial Financed Student Loans on the Closing Date. The Depositor will use such proceeds paid to it, plus amounts received from Key Bank USA, National Association as a capital contribution, (x) to pay the Sellers for the Initial Financed Student Loans purchased by the Depositor, (y) to make the Reserve Accounts Initial Deposits, and (z) to make an initial deposit into each sub-account of the Collection Account (the "Closing Date Deposit").

                    THE MASTER SERVICER AND THE SUB-SERVICERS

KEY BANK USA, NATIONAL ASSOCIATION

         Key Bank USA, National Association ("KBUSA"), in its capacity as Master Servicer under the Sale and Servicing Agreement (the "Master Servicer"), will be responsible for master servicing the Financed Student Loans. The Master Servicer will arrange for and oversee the performance by PHEAA and Great Lakes (collectively the "Sub-Servicers" and each a "Sub-Servicer") of their respective servicing obligations with respect to the Financed Student Loans that are not Key CareerLoans. The Master Servicer will service the Financed Student Loans that are Key CareerLoans. The Master Servicer will be entitled to receive the Master Servicing Fee, but will in turn be solely responsible for all compensation due to the Sub-Servicers for the performance of their respective obligations pursuant to the related Sub-Servicing Agreements.

         KBUSA is a national banking association and a wholly owned subsidiary of KeyCorp. KBUSA is engaged in consumer loan activities nationally, including, automobile lending, home equity financing of both first- and second-home mortgages, education lending, and marine and recreational vehicle financing. As of June 30, 2002, KBUSA's Education Loan Servicing Center in Boston, Massachusetts was servicing approximately 97,596 student and parental accounts with an outstanding balance of $894,453,900 for itself and three other lenders nationwide. As of June 30, 2002, KBUSA had total assets of approximately $8.1 billion, total liabilities of approximately $7.2 billion and approximately $907.4 million in stockholders' equity. The principal executive offices of KBUSA are located at Key Center, 127 Public Square, Cleveland, Ohio 44114 and its telephone number is (216) 689-6300.

PHEAA

         PHEAA is a body corporate and politic constituting a public corporation and government instrumentality created pursuant to an act of the Pennsylvania Legislature. Under its enabling legislation, PHEAA is authorized to issue bonds or notes, with the approval of the Governor of the Commonwealth of Pennsylvania for the purpose of purchasing, making, or guaranteeing loans. Its enabling legislation also authorizes PHEAA to undertake the origination and servicing of loans made by PHEAA and others. PHEAA's headquarters are located in Harrisburg, Pennsylvania with regional offices located throughout Pennsylvania and additional offices located in California, Delaware and West Virginia. As of June 30, 2002 it had approximately 2000 employees.

         PHEAA has been guaranteeing student loans since 1964 and has guaranteed a total of approximately $25.5 billion principal amount of Stafford Loans (as defined in the Prospectus) and approximately $2.9 billion principal amount of Parent Loans for Undergraduate Students ("PLUS Loans") and SLS Loans (as defined in the Prospectus) under the Higher Education Act. In addition to guaranteeing loans under the Higher Education Act, PHEAA also operates certain guarantee programs for which it receives no federal reinsurance. PHEAA has outstanding guarantee obligations of such loans in the amount of approximately $12.1 million as of June 30, 2002.

         Pursuant to two Sub-Servicing Agreements with the Master Servicer, PHEAA has agreed to service, and perform all other related tasks with respect to, certain of the Financed Student Loans. PHEAA is required to perform all services and duties customary to the servicing of such Financed Student Loans in compliance with all applicable standards and procedures. See "Description of the Transfer and Servicing Agreements--Servicing Procedures."

         The above information relating to PHEAA has been obtained from PHEAA and none of the Depositor, KBUSA nor the Underwriters have conducted any independent verification of such information. PHEAA has agreed that it will provide a copy of its most recent audited financial statements to holders of Notes and Certificates (collectively, "Securityholders") upon receipt of a written request directed to Mr. Tim Guenther, Chief Financial Officer, Financial Management, 1200 North Seventh Street, Harrisburg, Pennsylvania 17102.

GREAT LAKES

         As of June 30, 2002, Great Lakes Educational Loan Services, Inc. ("Great Lakes") serviced 1,070,234 student and parental accounts with an outstanding balance of approximately $9.7 billion for 1,200 lenders nationwide.

         Pursuant to a Sub-Servicing Agreement with the Master Servicer, Great Lakes has agreed to service, and perform all other related tasks with respect to, certain of the Financed Student Loans. Great Lakes is required to perform all services and duties customary to the servicing of such Financed Student Loans in compliance with all applicable standards and procedures. See "Description of the Transfer and Servicing Agreements--Servicing Procedures."

         The above information relating to Great Lakes has been obtained from Great Lakes and none of the Depositor, KBUSA nor the Underwriters have conducted any independent verification of such information. Great Lakes has agreed that it will provide a copy of Great Lakes Higher Education Corporation's and its affiliates' most recent audited financial statements on receipt of a written request directed to 2401 International Lane, Madison, Wisconsin 53704,
Attention: Chief Financial Officer.

SERVICES AND FEES OF MASTER SERVICER AND THE SUB-SERVICERS

         Pursuant to the Sale and Servicing Agreement, KBUSA will act as Master Servicer with respect to all the Financed Student Loans acquired by the Eligible Lender Trustee on behalf of the Trust, and will enter into one or more sub-servicing agreements (each a "Sub-Servicing Agreement") with each of PHEAA and Great Lakes with respect to all such Financial Student Loans except for those that are Key CareerLoans, which KBUSA will service directly. As of the Closing Date, only PHEAA will sub-service Group I Student Loans and each Sub-Servicer will sub-service Group II Student Loans. The Securities Insurer will have the right to approve the appointment of any additional or replacement Sub-Servicers with respect to the Group II Student Loans not agreed upon as being acceptable on the Closing Date. In accordance with the Sub-Servicing Agreements, each Sub-Servicer will service and perform all related tasks with respect to the Financed Student Loans on behalf of the Master Servicer and the Trust. The Trust will be an intended third-party beneficiary of each Sub-Servicing Agreement. With respect to the Financed Student Loans it is servicing for the Master Servicer and the Trust, each Sub-Servicer is required to perform the services and duties customary to the servicing of Student Loans it is required to service with reasonable care and to do so in the same manner as such Sub-Servicer has serviced Student Loans on behalf of the related Seller or the Master Servicer, as applicable, and otherwise in compliance with all applicable standards and procedures. In addition, each Sub-Servicer is required to maintain its eligibility as a third-party servicer, to the extent applicable, under the Higher Education Act. See "Description of the Transfer and Servicing Agreements--Servicing Procedures" herein.

         In consideration for performing its obligations under the Sale and Servicing Agreement, the Master Servicer will receive a monthly fee payable by the Trust on or about the twenty-seventh day of each month (the "Monthly Servicing Payment Date") equal to 0.50% on an annualized basis (the "Master Servicing Fee Percentage") of the Pool Balance of each of the Group I Student Loans and the Group II Student Loans as of the last day of the preceding calendar month together with late fees, administrative fees and similar charges. In consideration for the Master Servicing Fee, the Master Servicer will be solely responsible for the fees due to the Sub-Servicers pursuant to the terms of the related Sub-Servicing Agreements except under certain limited circumstances following an auction sale as described under "Description of Transfer and Servicing Agreements--Termination" herein. See "Description of Transfer and Servicing Agreements--Master Servicing Compensation" herein.

         In addition, in consideration of its being appointed Master Servicer with respect to those Financed Student Loans (the "QSPE Student Loans") that are acquired by the Depositor from Key Consumer QSPE LLC, a special purpose Delaware limited liability company that is a wholly owned subsidiary of KBUSA and an affiliate of the Depositor ("QSPE"), the Master Servicer will make certain representations and warranties in the Sale and Servicing Agreement for the benefit of the Trust with respect to the QSPE Student Loans.

                                  THE DEPOSITOR

         Key Consumer Receiveables LLC (the "Depositor"), a Delaware limited liability company, was formed pursuant to the terms of the Limited Liability Company Declaration (the "LLC Agreement"), dated November 22, 2000, entered into by KBUSA as its sole equity member. The Depositor is a special-purpose "bankruptcy remote" entity formed to purchase student loans from KBUSA and its affiliates, and to form trusts that will issue asset-backed securities. The principal executive offices of the Depositor are located at Key Center, 127 Public Square, Cleveland, Ohio 44114 and its telephone number is (216) 828-8122. The Depositor will acquire certain of the Financed Student Loans from KBUSA (such Financed Student Loans are referred to as "KBUSA Student Loans") and the QSPE Student Loans from QSPE pursuant to two student loan transfer agreements, each dated as of September 1, 2002, the first, with respect to the KBUSA Student Loans, between the Depositor and KBUSA (the "KBUSA Student Loan Transfer Agreement"), and the second, with respect to the QSPE Student Loans, between the

Depositor and QSPE (the "QSPE Student Loan Transfer Agreement," and together with the KBUSA Student Loan Transfer Agreement, the "Student Loan Transfer Agreements"). The Depositor will sell the Financed Student Loans to the Trust pursuant to the terms of the Sale and Servicing Agreement. See "Description of Transfer and Servicing Agreements" herein.

                         THE FINANCED STUDENT LOAN POOLS

GENERAL

         The pool of Financed Student Loans will include the Initial Financed Student Loans purchased by the Eligible Lender Trustee on behalf of the Trust as of the Cutoff Date, and the Subsequent Student Loans and any Additional Student Loans purchased by the Eligible Lender Trustee on behalf of the Trust from the Depositor, each as of the applicable Subsequent Cutoff Dates.

         The "Cutoff Date" for the Initial Financed Student Loans is September 1, 2002. Consequently, the Trust will be entitled to collections on and proceeds of the Initial Financed Student Loans on and after September 1, 2002. All percentages shown below are based on the outstanding principal balances of the related Financed Student Loans as of the Statistical Cutoff Date.

         Approximately 74.65% of the Group I Initial Financed Student Loans with an aggregate unpaid principal balance of $168,417,226.20 as of the Statistical Cutoff Date, and all of the Group II Initial Financed Student Loans are KBUSA Student Loans, and approximately 25.35% of the Group I Initial Financed Student Loans with an aggregate unpaid principal balance of $57,194,838.83 as of the Statistical Cutoff Date, are QSPE Student Loans.

         On the Closing Date, PHEAA will sub-service all of the Group I Student Loans and approximately 52.67% of the Group II Initial Financed Student Loans with an aggregate Group II Initial Financed Student Loan Balance of approximately $328,572,206.90. On the Closing Date, all of the Financed Student Loans being sub-serviced by Great Lakes will be Group II Student Loans, representing approximately 34.56% of the Group II Initial Financed Student Loans with an aggregate Group II Initial Financed Student Loan Balance of approximately $215,568,630.36. The remainder of the Group II Initial Financed Student Loans (approximately 12.77% of all Group II Initial Financed Student Loans), will be serviced directly by the Master Servicer.

         Certain of the Group II Initial Financed Student Loans were purchased by KBUSA during June 2000 from Fleet National Bank ("Fleet"), pursuant to a Forward Commitment Student Loan Purchase and Sale Agreement (the "Fleet Sale Agreement"), dated as of May 2, 2000, between Fleet and KBUSA (the "Fleet Loans"). All of the Fleet Loans are Group II Student Loans and are all Guaranteed Private Loans that are guaranteed by TERI. The Fleet Loans have, as of the Statistical Cutoff Date, the characteristics described below under "--Characteristics of the Fleet Loans."

         Certain of the Group I and Group II Initial Financed Student Loans were purchased by KBUSA from the Access Group, pursuant to a Loan Purchase and Sale Agreement (the "Access Group Sale Agreement"), dated as of August 1, 1999, between the Access Group and KBUSA

(the "Access Group Loans"). The Access Group Loans have, as of the Statistical Cutoff Date, the characteristics described below under "-Characteristics of the Access Group Loans."

         In addition, certain of the Group II Initial Financed Student Loans that are 100% guaranteed by TERI were at one time in default but are now current in payment of interest and principal and have made at least three consecutive monthly payments in full (collectively referred to as the "Rehabilitated Student Loans"). See "--Rehabilitated Student Loans" below.

         In addition to the Subsequent Student Loans, the Trust may acquire with certain funds on deposit in the related second sub-account of each of the Group I and Group II Pre-Funding Accounts (referred to as the "Group I Other Student Loan Pre-Funding Sub-Account" and the "Group II Other Student Loan Pre-Funding Sub-Account," respectively, and collectively the "Other Student Loan Pre-Funding Sub-Accounts") certain other Student Loans that are either Serial Loans or Consolidation Loans (collectively, the "Other Student Loans"). Other Student Loans may be acquired by the Trust any time prior to the end of the Funding Period. The term "Additional Student Loans" refers collectively to the Subsequent Student Loans, Other Student Loans and Fee Advances (as defined in the Prospectus). Additional Student Loans may be either Group I or Group II Student Loans.

         The Financed Student Loans will be purchased by the Depositor from KBUSA and QSPE (each a "Seller" and collectively, the "Sellers") pursuant to the Student Loan Transfer Agreements. QSPE purchased all of the QSPE Student Loans from KBUSA in negotiated transactions and KBUSA either originated the Financed Student Loans or purchased them from Fleet, the Access Group or other third-party lenders. All of the Financed Student Loans will be selected from the Sellers' existing portfolios of originated and purchased Student Loans and in each case will have certain characteristics, including, as of the Statistical Cutoff Date or the applicable Subsequent Cutoff Date, as the case may be, the following:

         1.       Each Financed Student Loan

                  (a) was originated in the United States or its territories or possessions, either by KBUSA under and in accordance with the Programs (as defined in the Prospectus), by Fleet (as more fully described below under "--Characteristics of the Fleet Loans"), or by the Access Group (as more fully described below under "--Characteristics of the Access Group Loans) (including, in the case of borrowers of Financed Federal Loans, a financial need analysis and, in the case of borrowers of Financed Private Loans, a creditworthiness evaluation) to a borrower who (or with respect to PLUS Loans, to a parent of a student who), with respect to the Initial Financed Student Loans and the Subsequent Student Loans, (i) with respect to undergraduate loans, has graduated or otherwise left an undergraduate institution or is expected to graduate or otherwise leave an undergraduate institution by December 31, 2002, and
                           (ii) with respect to graduate loans, has graduated or otherwise left graduate school or is expected to graduate or otherwise leave graduate school by December 31, 2002,

                  (b) contains terms in accordance with those required by the Programs, the applicable Guarantee Agreements and other applicable requirements, and

                  (c) with respect to the Initial Financed Student Loans, is not more than 180 days past due as of the Cutoff Date or, with respect to the Subsequent Student Loans or Other Student Loans not more than 90 days past due as of the applicable Subsequent Cutoff Date, as the case may be.

         2. As of the Statistical Cutoff Date, no Initial Financed Student Loan had a borrower who was noted in the related records of the Master Servicer, Fleet, the Access Group, or a Sub-Servicer as being currently involved in a bankruptcy proceeding or deceased since the date the Trust was created.

         3. No Initial Financed Student Loan as of the Statistical Cutoff Date consists of a Student Loan that was subject to a Seller's prior obligation to sell such loan to a third party.

         4. No selection procedures believed by a Seller to be adverse to the Securityholders were used or will be used in selecting the Financed Student Loans.

         5. Except for the Rehabilitated Loans (which represent approximately 3.63% of the Group II Initial Financed Student Loans as of the Statistical Cutoff Date) the Financed Student Loans do not and will not include any non-prime or sub-prime Student Loans. Non-prime or sub-prime Student Loans are Student Loans originated to individuals who have previously defaulted on their Student Loans. See "--Rehabilitated Student Loans" below.

         6. As of the Statistical Cutoff Date, none of the Initial Financed Student Loans are non-performing Student Loans. Non-performing Student Loans are Student Loans which are in default and a Seller expects to write-off as a loss.

         7.       No Subsequent Student Loan will be a Rehabilitated Student
                  Loan.

         Each of the Financed Student Loans provides or will provide for the amortization of the outstanding principal balance of such Financed Student Loan over a series of regular payments. Each regular payment consists of an installment of interest which is calculated on the basis of the outstanding principal balance of such Financed Student Loan multiplied by the applicable interest rate and further multiplied by the period elapsed (as a fraction of a calendar year) since the preceding payment of interest was made. As payments are received in respect of such Financed Student Loan, the amount received is applied first to interest accrued to the date of payment and the balance is applied to reduce the unpaid principal balance. Accordingly, if a borrower pays a regular installment before its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be less than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly greater. Conversely, if a borrower pays a monthly installment after its scheduled due date, a late fee will be assessed where applicable and the portion of the payment allocable to interest for the period since the preceding payment was made will be greater than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly less. In either case, subject to any applicable Deferral Periods (as defined in the Prospectus) or Forbearance Periods (as defined in the Prospectus), the borrower pays a regular installment until the final scheduled payment date, at which time the amount of the final installment is increased or decreased as necessary to repay the then outstanding principal balance of and any accrued but unpaid interest on such Financed Student Loan.

         Approximately 80.56% of the Group I Initial Financed Student Loans (the "Commercial Paper Rate Loans"), with an aggregate unpaid principal balance as of the Statistical Cutoff Date of approximately $181,754,987.72, bear interest at the Commercial Paper Rate. The "Commercial Paper Rate" is the 90-day AA Financial Commercial Paper rate posted in the Federal Reserve Release entitled "Commercial Paper Rates and Outstandings" (converted, if necessary, from a discount basis to a bond equivalent yield).

         Approximately 23.89% of the Group II Initial Financed Student Loans (the "Prime Rate Loans"), with an aggregate unpaid principal balance as of the Statistical Cutoff Date of approximately $149,034,284.95, bear interest at the Prime Rate. The "Prime Rate" is defined in each related borrower's note as the rate published as the Prime Rate in The Wall Street Journal in its Money Rates section, or if more than one Prime Rate is published by The Wall Street Journal, the highest such rate is used, and interest on each Prime Rate Loan is calculated for each calendar month using the Prime Rate for the last business day of the prior calendar month.

         The Additional Student Loans to be conveyed to the Eligible Lender Trustee on behalf of the Trust during the Funding Period are required to consist of the Subsequent Student Loans, the Other Student Loans or Fee Advances (as defined in the Prospectus), in each case originated by KBUSA in accordance with the Programs (or with respect to Subsequent Student Loans, also by Fleet, Access or other third party lenders) and other applicable requirements. Subsequent Student Loans may consist of Consolidation Loans, Serial Loans or Student Loans made to borrowers that are not part of the pool of Initial Financed Student Loans. The Other Student Loans and Fee Advances must be made to a borrower who has, immediately prior to the date of any such conveyance, outstanding Student Loans that are part of the pool of Financed Student Loans. Each such Additional Student Loan is otherwise required to comply with the criteria set forth above. See "Description of the Transfer and Servicing Agreements--Additional Fundings" herein.

         The Seller expects that, generally, the Subsequent Student Loans will have characteristics similar to the Initial Financed Student Loans; however, except for the criteria described in the preceding paragraphs there will be no required characteristics of the Additional Student Loans; provided, however, that no Additional Loan will have a term to maturity in excess of 30 years at the time of its sale to the Trust and not more than $19,900,000 aggregate principal amount of Additional Student Loans, as of the related Subsequent Transfer Dates, will be guaranteed by TERI. Therefore, following the transfer of Additional Student Loans to the Eligible Lender Trustee on behalf of the Trust, the aggregate characteristics of the entire pool of Group I Student Loans and/or Group II Student Loans, as applicable, including the composition of the Group I and Group II Student Loans, the distribution by weighted average interest rate and the distribution by principal amount described in the following tables, may vary significantly from those of the Group I and Group II Initial Financed Student Loans, as applicable, as of the Statistical Cutoff Date. In addition, the distribution by weighted average interest rate applicable to the Group I and/or Group II Student Loans on any date following the Statistical Cutoff Date may vary significantly from that set forth in the following tables as a result of variations in the effective rates of interest applicable to the related Financed Student Loans. Moreover, the remaining term to maturity of the Group I and/or Group II Initial Financed Student Loans as of the Statistical Cutoff Date may vary significantly from the actual term to maturity of any of the Group I and/or Group II Initial Financed Student Loans as a result of the granting of Deferral Periods and Forbearance Periods with respect thereto.

         For a description of the Financed Student Loans originated by KBUSA see "The Student Loan Financing Business" in the Prospectus and the following description of Key CareerLoans.

CHARACTERISTICS OF THE KEY CAREERLOAN(R)

         Approximately 12.77% of the Group II Initial Financed Student Loans, with an aggregate unpaid principal balance as of the Statistical Cutoff Date of approximately $79,694,377.23, are loans that were originated by KBUSA under its Key CareerLoan Program. Loans originated under this program ("Key CareerLoans") provide financing for students enrolled part-time (including less than half-time) and full-time in undergraduate, graduate, evening, weekend, distance learning, certificate, continuing education, information technology or other approved specialized technical training programs. The student must be the listed as the applicant on a Key CareerLoan application, and may apply with or without a co-applicant. The Key CareerLoan Program was introduced to students in 1997 and all Key CareerLoans, including the related Group II Financed Student Loans, are currently serviced directly by KBUSA at its Boston, Massachusetts facility. As of June 30, 2002, KBUSA had originated approximately $92.5 million of Key CareerLoans. Key CareerLoans are not guaranteed by any federal or private guarantor, or by any other party or governmental agency and therefore all Key CareerLoans that are included in the Trust are Unguaranteed Private Loans.

         (1) Eligibility Requirements. In order to qualify for a Key CareerLoan, the borrower must meet the following eligibility requirements:

               - Both applicant and co-applicant (if applicable) must be a U.S. citizen, national, permanent resident or eligible non-citizen possessing an original I-151, I-551 or I-94 INS card.


               -  Must meet the following credit criteria:


                  (a) No account has been 90 or more days delinquent in the past two years.

                  (b) No record of bankruptcy, foreclosure, repossession, skips or wages garnishment.

                  (c) No record of unpaid collections, charged-off accounts or written-off accounts.

                  (d) No record of an open judgment or suit, unsatisfied tax lien, unpaid prior education loan default or other negative public record items in the past seven
                           years.

                  (e) Applicant can be approved without co-applicant if the applicant meets credit criteria, has acceptable credit bureau score and sufficient credit history.

                  (f) If applicant does not meet the criteria, applicant will be declined.

                  (g) A co-applicant will not overcome a negative credit history on the part of the applicant.

                  (h) Co-applicant, if any, must pass the credit review process that considers the above criteria.

                  (i) The credit bureau score requirements apply to both applicant and co-applicant.

                  A creditworthy co-applicant may be required if the borrower has insufficient credit history. If a co-applicant is required, the co-applicant must also be a U.S. citizen, national or permanent resident and meet minimum credit criteria. The co-applicant may be any creditworthy person, and need not be the borrower's parent, guardian, or other relative.

         (2) Loan Limits. The minimum loan amount for a Key CareerLoan is $1,000. Borrowers who have received the minimum loan amount are eligible for additional incidental loan funds. There is no minimum incidental loan funds amount. The annual maximum loan limits are $15,000 (loan proceeds), plus $3,000 (incidental loan proceeds), with an aggregate maximum loan limit of $50,000 (combined loan and incidental funds). Exceptions to the loan limits may be made at the institution level only and must be approved by KBUSA's Key Education Resources Policy Committee.

         (3) Interest. Interest rates for the Key CareerLoan are variable and are adjusted on a quarterly basis. The interest rate for loans originated prior to April 25, 2001 are calculated based on the 13-week Treasury Bill rate plus a margin of 4.75%. The interest rate for loans originated on or after April 25, 2001 is calculated based on 3-month LIBOR plus a margin of 4.25% for loans entering repayment immediately after disbursement, and on 3-month LIBOR plus a margin of 5.25% for loans with respect to which repayment is deferred for one year after disbursement.

         (4) Repayment. In general, borrowers must repay each Key CareerLoan in monthly installments until the loan is repaid in full. The maximum repayment term is 15 years. There is a minimum payment amount of $50 per month and there is no prepayment penalty.

         (5) Grace Periods, Deferment and Forbearance. Key CareerLoan customers are not eligible for any grace periods. Loans originated prior to April 25, 2001 began repayment within 30 days of initial disbursement. No deferment option was available to customers prior to this date. Loans originated on or after April 25, 2001 begin repayment within 15 to 45 days after initial disbursement if the deferment option is not selected, or approximately one year after initial disbursement if the deferment option is selected. The applicant must request the deferment option at the time the loan application is submitted. Requests for forbearance may be granted on a case by case basis.

CHARACTERISTICS OF THE FLEET LOANS

         Certain of the Group II Initial Financed Student Loans are Fleet Loans. The Fleet Loans were acquired from Fleet pursuant to the Fleet Sale Agreement and are guaranteed by TERI. The loans were originated by Fleet (or by BankBoston or its predecessors prior to its merger into Fleet) under one of the programs described below that are sponsored by TERI. All of the Fleet Loans are Group II Student Loans.

         The following is a description of the programs applicable to the Fleet Loans, as such programs were in effect on the date of purchase of the Fleet Loans by KBUSA. No representation is made, nor should any prospective investor in the Notes assume, that the information presented below is an accurate description of such programs as in existence on the date hereof.

         TERI Alternative Program. The TERI Alternative Program is a private loan program and designed to offer loans to students enrolled in accredited degree-granting undergraduate institutions in the United States and Canada. To be eligible for a loan under the TERI Alternative Program ("TERI Alternative Loans"), a student must be deemed creditworthy or provide a creditworthy co-borrower. Also, at least one applicant must be a U.S. citizen or a certified permanent resident of the United States.

         In determining whether a student or co-borrower is creditworthy, a credit bureau report is obtained for each applicant, including the student. A satisfactory credit history has generally been defined by TERI and Fleet as the making of continuous and prompt payment by the borrower on all credit obligations such as mortgages, personal loans, credit cards, auto loans, and especially, student loans. There should be no record of charged off loans which were in excess of $200 within the past five years (exceptions may be granted) nor a record of foreclosure, repossession, open judgment or suit, unpaid tax lien, unpaid prior student loan defaults or other negative public record items in the past seven years with respect to the applicant. The applicant should not have a record of bankruptcy within the past 10 years (exceptions may be granted where the applicant provides written documentation demonstrating that the circumstances leading up to the bankruptcy were beyond the applicant's control).

         Eligible borrowers of a TERI Alternative Loan may borrow from $500 up to the cost of education, less any financial aid received per academic year. A 5% guaranty fee for borrowers making either interest only or principal and interest payments while the student is in school, or a 6.5% guaranty fee for borrowers deferring payments of principal and interest while the student is in school full-time or maintains at least a half time status is deducted from the loan proceeds.

         Interest rates on TERI Alternative Loans will be variable either on a monthly or quarterly basis. The rate is equal to Fleet's prime or base rate plus a margin of between 0% and 2%.

         The TERI Alternative Loan may be repaid in up to 25 years, depending on the total amount borrowed. For borrowers who do not elect deferment, repayment of the TERI

Alternative Loan begins within 45 days after the disbursement date. However, subject to certain exceptions, deferment of principal is allowed for up to four years, with only interest being paid, while the student is in school. Payment of principal and interest begins within 45 days after graduation or withdrawal from school. In addition, in some cases, deferment of principal and interest is permitted for up to four years, while the student is in school. Payment of principal and interest begins 45 days after graduation or withdrawal from school. Once principal payments commence, the monthly principal and interest payment remains fixed throughout the life of the loan. Therefore, for variable rate loans, fluctuations in the interest rate are reflected in the length of the repayment term, not the monthly amount, unless an increase in the monthly amount is needed to keep the repayment period within 25 years. TERI Alternative Loans may be prepaid at any time without penalty.

         Each TERI Alternative Loan is guaranteed by TERI. The terms of the TERI guaranty for loans in the TERI Alternative Program are as described below in "--Insurance of Student Loans; Guarantors of Student Loans--Guarantor for the Guaranteed Private Loans."

         PEP Program. The PEP Program is a private loan program designed to offer loans ("PEP Loans") to graduate and professional school students enrolled at least half-time in an accredited degree-granting (masters and/or doctorate, or the equivalent) institution in the United States and Canada. The credit criteria for the PEP Program are substantially the same as described above for the TERI Alternative Program, except as specifically described below.

         Eligible borrowers of PEP Loans may borrow a minimum of $500 up to $15,000 per academic year on their own signature provided they have no adverse credit history or, if the student has a creditworthy co-borrower, up to the full cost of attendance less the estimated other financial aid the student is eligible to receive. The aggregate total amount of borrowings is based on future income projections. In general, an 8% guarantee fee (6% with a co-borrower) is deducted from the loan proceeds. In addition, for those borrowers who have no co-borrower, an additional 2% guarantee fee is charged at the time the PEP Loan goes into repayment, which is added to the principal amount of the loan.

         The interest rate on PEP Loans will be variable either on a monthly or quarterly basis. The rate is generally equal to Fleet's prime or base rate plus a margin of between 0% and 2%, or with respect to certain PEP Loans, based on the Treasury bill rate plus a margin of between 2.4% and 2.7%.

         PEP Loans may be repaid in up to 25 years, depending on the total amount borrowed. Repayment of the PEP Loan begins six months after the student has graduated or separated from school or has caused his enrolled status to be less than half time. Both principal and interest are deferred for up to 4-1/2 years while the student is in school (any such deferred interest will be capitalized and added to principal). Medical students may defer after graduation for up to four years while completing a residency program. Once principal payments commence, the monthly principal and interest payment remains fixed throughout the life of the loan. Therefore, for variable rate loans, fluctuations in the interest rate are reflected in the length of the repayment term, not the monthly amount, unless an increase in the monthly amount is needed to keep the repayment period within 25 years.

         Each PEP Loan is guaranteed by TERI. The terms of the TERI guaranty for loans in the PEP Program are as described below in "--Insurance of Student Loans; Guarantors of Student Loans--Guarantor for the Guaranteed Private Loans."

         DUAL Undergraduate Alternative Program. The DUAL Program is a private loan program established by TERI and is designed to offer loans ("DUAL Loans") to degreed undergraduate students pursuing an additional undergraduate degree or to teachers completing a credentialing program, enrolled at least half-time in a degree-granting program and completing a second bachelor's degree, or the student can be enrolled in the Education Credentials Certificate program (considered a fifth-year undergraduate student). The credit criteria are substantially the same as described above for the TERI Alternative Program.

         Eligible Borrowers of DUAL Loans may borrow a minimum of $500 up to $15,000 per academic year on their own signature provided they have no adverse credit history or, if the student has a creditworthy co-borrower up to the full cost of attendance less the estimated other financial aid the student is eligible to receive. In general, an 8% guarantee fee (6% with a co-borrower) is deducted from the loan proceeds. In addition, for those borrowers who have no co-borrower, an additional 2% guaranty fee is charged at the time the DUAL Loan goes into repayment, which is initially paid to TERI by Fleet, who in turn adds such amount to the principal amount of the loan.

         The interest rate on DUAL Loans will be variable either on a monthly or a quarterly basis. The rate is equal to Fleet's prime or base rate plus a margin of between 0% and 2%.

         DUAL Loans may be repaid in up to 25 years depending on the total amount borrowed. Repayment of DUAL Loans begins six months after the student has graduated or separated from school or has caused his enrollment status to be less than half-time. Both the principal and interest are deferred for the years while the student is in school (any such deferred interest will be capitalized and added to the principal). Once principal payments have commenced the monthly principal and interest payment remains fixed throughout the life of the loan. Therefore, for variable rate loans, fluctuations in the interest rate are reflected in the length of the payment term, not the monthly amount, unless an increase in the monthly amount is needed to keep the repayment period within 25 years.

         Each DUAL Loan is guaranteed by TERI. The terms of the TERI guaranty for loans in the DUAL program are as described below in "--Insurance of Student Loans; Guarantors of Student Loans--Guarantor for the Guaranteed Private Loans."

CHARACTERISTICS OF THE ACCESS GROUP LOANS

         Certain of the Group I and Group II Initial Financed Student Loans have been selected from Student Loans originated under the Access Group Loan Programs (collectively, the "Access Program") and made to students enrolled in or recently graduated from approved or accredited law schools, medical schools, dental schools, graduate business schools or other graduate level certificate or degree programs ("graduate schools").

         The following is a description of the Access Program, as such programs were in effect on the respective dates of purchase of the Access Group Loans by KBUSA. No representation is made, nor should any prospective investor in the Notes assume, that the information presented below is an accurate description of such programs as in existence on the date hereof.

         The Access Program. The Access Program was originated in 1983 as the "Law School Assured Access Program." The Access Program was developed by Law School Admission Council, Inc. ("LSAC"), a Delaware nonstock corporation, and initially operated by Law School Admission Services, Inc. ("LSAS"), another Delaware nonstock corporation of which LSAC is the sole member. The program initially provided only Federal Loans to law students. Beginning in 1986, the program was expanded to include Private Loans to meet the borrowing needs of law students that were not being met by the Federal Loans. In 1993, Access Group (then known as "Law Access, Inc.") was organized to operate the program, which was then known as the "Law Access Loan Program." Over the next several years the program was expanded to include loans for other graduate and professional students. In 1997, the organization changed its name to Access Group, Inc. ("Access Group") to reflect the broader scope of its programs.

         Access Group and its predecessor, LSAS, have provided for the Access Program by entering into contracts with a series of lenders, guarantee agencies and loan servicers. Under these contracts, the lenders agreed to make the loans to eligible borrowers on the terms offered by the Access Program from time to time. Prior to academic year 1998-1999, these contracts did not provide for Access Group to purchase the loans, but provided for the lenders to pay Access Group marketing fees in connection with its administration of the Access Program. Beginning with academic year 1998-1999, Access Group's contracts for the Access Program provide for Access Group to acquire the loans.

         Access Group entered into agreements with a national banking association acting as lender (the "Originating Lender") which agreed to originate student loans under the Access Program, including both Federal Loans and Guaranteed Private Loans. See "Description of Federal Loans Under the Programs" for a general description of the characteristics and terms of Federal Loans. Certain characteristics and terms of the Guaranteed Private Loans are discussed below.

         Loan Characteristics of the Guaranteed Private Loans Under the Access Program. The Guaranteed Private Loans made under the Access Program included in the Subsequent Pool were made by the Originating Lender. These Guaranteed Private Loans include several different types of loans: Law Access Loans, Business Access Loans, Medical Access Loans and Dental Access Loans, which are available to graduate and professional students in various courses of study that correspond to the names of the loans, and Graduate Access Loans, which are available to other graduate or professional students. Bar Examination Loans are available to law students or recent law graduates to cover costs of preparing for the bar examination, and Residency Loans and Dental Residency Loans are available to medical or dental students or recent graduates to finance costs involved with obtaining and participating in required residency or postdoctoral programs. In addition, several universities have special loan programs through Access Group with loan terms that generally correspond to the terms and eligibility requirements for the loans listed above.

         Access Group Loans that are also Guaranteed Private Loans ("Guaranteed Access Group Loans") are unsecured loans made directly to the student borrowers. In some cases, the borrower is required to provide a co-signer for the loan. Guaranteed Access Group Loans that are included as Group II Initial Financed Student Loans are guaranteed by TERI as described below under "--Insurance of Student Loans; Guarantors of Student Loans--Guarantors for the Guaranteed Private Loans."

         The Guaranteed Access Group Loans included as Group II Initial Financed Student Loans were made by the Originating Lender to applicants enrolled or accepted for enrollment in eligible graduate or professional schools, or to recent graduates of such schools. The applicants are required to meet the eligibility requirements for the Access Program, including that the applicant must:

         -     be a U.S. Citizen or an eligible non-citizen;

         - be attending a qualified graduate or professional school at least half-time (or, in the case of Bar Examination Loans, Residency Loans and Dental Residency Loans, have graduated from such a graduate or professional school); and

         -     meet the Access Program credit eligibility criteria.

         The credit eligibility criteria require that if an applicant has any credit history (as shown on a credit bureau report obtained in evaluating the application), the applicant must either have a certain minimum credit score or provide a co-signer who meets credit criteria that include a minimum credit score and certain other credit history requirements. To be eligible, a graduate or a professional school must be either a state institution or a tax-exempt nonprofit organization and must be approved or accredited by the applicable body provided for in the program guidelines (which, in the case of law schools, is the American Bar Association).

         There are no annual loan limits for loans under the Access Program; students may borrow up to their entire unmet need, as certified by the school they are attending. However, before academic year 2000-2001, there have been limits on the aggregate amount of education debt which an applicant could have outstanding. These limits, which included all undergraduate and graduate education debt (including FFELP Loans, private alternative and supplemental loans and any other loans) varied depending upon loan type, ranging from $120,000 to $195,000. There are no limits on aggregate outstanding debt beginning with academic year 2000-2001.

         The interest rates on loans made for academic years 1998-1999 and 1999-2000 (and for some loans made for academic year 2000-2001) vary each calendar quarter, and are equal to the coupon equivalent yield of the 13-week U.S. Treasury Bills for the final auction held during the preceding calendar quarter (as reported in The Wall Street Journal), plus a margin that ranges from 2.45% to 3.50% per annum. Beginning with academic year 2000-2001, the index on which the interest rate for most of these Guaranteed Private Loans is based has been changed to the Three Month LIBOR. The margins to be added to the index range from 2.25% to 3.20%. No interest is due prior to the commencement of the repayment period. Interest that accrues prior to the repayment period and is not otherwise paid is added to the principal balance once, at the commencement of repayment.

         The loans must be repaid during a twenty-year period. The repayment period begins nine months after the borrower graduates or otherwise ceases to be enrolled in an eligible course of instruction at a participating school (or in the cases of Medical Access Loans and Dental Access Loans, after the borrower completes or ceases to participate in a residency or postdoctoral program, but in no event more than 57 months after graduation). Payments of principal and interest are due monthly. The minimum monthly payment is $50.

         Access Group currently offers three repayment options: (1) a level payment plan, which requires approximately equal monthly payments of principal and interest throughout the repayment period (with the payment amount adjusted each time the interest rate changes, to equal the amount that would amortize the outstanding principal balance over the remaining repayment period, based on the then-current interest rate), (2) a deferred principal payment plan which requires only interest payments during the first two years, followed by approximately equal monthly payments of principal and interest sufficient to amortize the principal amount over the remaining repayment period, and (3) a deferred principal payment plan that requires only interest payments during the first two years, followed by interest and partial principal payments for three years, followed by approximately equal monthly payments of principal and interest sufficient to amortize the remaining principal amount over the remaining repayment period. In addition, a borrower who is experiencing difficulty repaying his or her loan may arrange for a repayment schedule that further defers principal payments.

REHABILITATED STUDENT LOANS

         Approximately 3.63% of the Group II Initial Financed Student Loans, with an aggregate unpaid principal balance as of the Statistical Cutoff Date of approximately $22,623,038.39, are Rehabilitated Student Loans. Rehabilitated Student Loans were TERI guaranteed loans that were transferred to TERI upon such default and the original guaranty claim was paid. The Rehabilitated Student Loans were originated under the TERI Alternative Loan Program, the TERI Dual Undergraduate Alternative Loan Program or the TERI Professional Education (PEP) Program, each as described above under "--Description of the Fleet Loans," by either KBUSA, Fleet (including BankBoston and its predecessors), National City Bank or Citibank. After principal and interest payments were brought current, and after at least three consecutive timely payments of principal and interest, such Rehabilitated Student Loans were sold to KBUSA.

         No Rehabilitated Student Loan has defaulted on principal or interest payments more than once and none is more than 30 days delinquent in payment of interest and principal as of the Statistical Cutoff Date. None of the Subsequent Student Loans will be Rehabilitated Student Loans. Approximately 71.55% of the Rehabilitated Student Loans have had an on-time payment history of at least one year since their purchase by KBUSA from TERI. All Rehabilitated Student Loans remain 100% guaranteed by TERI for principal and accrued interest.

THE FINANCED STUDENT LOANS

         Set forth below in the following tables is a description of certain additional characteristics of the Group I and Group II Initial Financed Student Loans, each as of the Statistical Cutoff Date. Unless otherwise specified, percentages are of the related pool principal balances (including certain interest accrued to be capitalized). In addition, certain columns and rows on each table may not total to exact dollar amounts or exactly to 100% due to rounding conventions.


                COMPOSITION OF THE INITIAL FINANCED STUDENT LOANS AS OF THE STATISTICAL CUTOFF DATE
KEYCORP STUDENT LOAN TRUST 2002-A                                 GROUP I(4)                      GROUP II(4)
-------------------------------------------------- ----------------------------------------- ---------------------
Aggregate Outstanding Balance(1)                                $225,612,065.03                   $623,835,214.49
Number of Borrowers                                                       4,302                            41,174
Average Outstanding Balance Per Borrower                             $52,443.53                        $15,151.19
Number of Loans                                                          13,106                            64,141
Average Outstanding Balance Per Loan                                 $17,214.41                         $9,726.00
Weighted Average Remaining Term to Maturity(2)                              235                               221
Weighted Average Annual Borrower Interest Rate(3)                         5.40%                             5.03%

(1) Includes the net principal balance due from borrowers, plus accrued interest thereon to be capitalized upon commencement of repayment, estimated to be $6,285,557.19 and $37,521,356.47 with respect to the Group I and Group II Student Loans, respectively, as of the Statistical Cutoff Date.

(2) Determined from the Statistical Cutoff Date to the stated maturity date of the Financed Student Loans, assuming repayment commences promptly upon expiration of the typical grace period following the expected graduation date and without giving effect to any Deferral Periods or Forbearance Periods that may be granted in the future. See "The Student Loan Financing Business" in the Prospectus.

(3) Determined using the borrower interest rates exclusive of Special Allowance Payments applicable to the Initial Financed Student Loans as of the Statistical Cutoff Date. However, because all the Financed Student Loans effectively bear interest at a variable rate per annum, there can be no assurance that the foregoing rate will remain applicable to the Student Loans at any time after the Statistical Cutoff Date. See "The Student Loan Financing Business" in the Prospectus.

(4) The sum in any column may not equal the total indicated due to rounding.

The weighted average spread for Financed Student Loans (including Special Allowance Payments), if they were in repayment as of the Statistical Cutoff Date, are as follows:

                                                            Aggregate Outstanding
                  Type of Loan/Index                          Principal Balance           Weighted Average Spread
                  ------------------                          -----------------           -----------------------

Financed Federal Loans/Treasury Bill Rate                        $ 43,857,077                      2.86%
Financed Federal Loans/CP Rate                                    181,754,988                      2.57
Financed Private Loans/Treasury Bill Rate                         143,291,755                      3.20
Financed Private Loans/Prime Rate                                 149,034,285                      0.41
Financed Private Loans/LIBOR Rate                                 331,509,175                      3.24

Total                                                            $849,447,280                      2.57%

The weighted average spread for Financed Student Loans (including Special Allowance Payments), with respect to borrowers that are still in school, or in grace or deferment periods, as of the Statistical Cutoff Date, are as follows:

                                                           Aggregate Outstanding
                  Type of Loan/Index                         Principal Balance           Weighted Average Spread
                  ------------------                         -----------------           -----------------------

Financed Federal Loans/Treasury Bill Rate                        $ 43,857,077                      2.34%
Financed Federal Loans/CP Rate                                    181,754,988                      2.43
Financed Private Loans/Treasury Bill Rate                         143,291,755                      3.21
Financed Private Loans/Prime Rate                                 149,034,285                      0.41
Financed Private Loans/LIBOR Rate                                 331,509,175                      3.03

Total                                                            $849,447,280                      2.44%

           DISTRIBUTION BY LOAN TYPE AS OF THE STATISTICAL CUTOFF DATE

                                                               GROUP I                                  GROUP II
                                             -------------------------------------------- ------------------------------------------
                                                              AGGREGATE        PERCENT OF               AGGREGATE
                                                             OUTSTANDING         RELATED               OUTSTANDING      PERCENT OF
                                              NUMBER          PRINCIPAL           POOL    NUMBER OF     PRINCIPAL      RELATED POOL
                    LOAN TYPE                OF LOANS         BALANCE(1)         BALANCE    LOANS       BALANCE(2)       BALANCE
-------------------------------------------- --------   -------------------- ------------ ---------  --------------    ------------
Alternative Dental Education Assistance         --                --                --
     Loan - Private dental loan                                                              1,567   $ 19,426,862.86      3.11%
Alternative Health Education Loan Program       --                --                --          91        921,580.18      0.15
Alternative Loan Program - Private              --                --                --
     undergraduate Loans                                                                     8,754     91,015,629.42     14.59
Bar Exam Loans                                  --                --                --       1,263     11,203,480.37      1.80
Business Loans                                  --                --                --           3         15,154.83      0.00
Chiropractic Health Loans                                                                      545      2,629,933.49      0.42
Continuing Education Loans                      --                --                --         700      3,138,210.36      0.50
Dental Loans                                    --                --                --          32        715,686.34      0.11

Graduate Loans                                  --                                           4,831     78,180,320.86     12.53
International Student Loans                     --                --                --         100      1,673,159.09      0.27
Key Alternative Loans                           --                --                --      28,862    215,568,630.36     34.56
Key CareerLoans                                 --                --                --       9,536     79,694,377.23     12.77
Law Loans                                       --                --                --       3,246     46,503,992.69      7.45
Medical Loans                                   --                --                --       4,150     58,429,490.77      9.37
Private Loans for students attending SABA       --                --                --
     University                                                                                 75      1,545,326.07      0.25
Residency Loans                                 --                --                --         166      1,431,020.21      0.23
Unguaranteed Consolidation Loans                --                --                --         220     11,742,359.36      1.88
PLUS Loans                                      16   $    133,414.53              0.06%         --                --        --
Subsidized Consolidation Loans - Title IV
     consolidation                           2,541     61,424,818.87             27.23          --                --        --
Subsidized Stafford Loans - Title IV loan    4,069     30,668,074.84             13.59          --                --        --
Supplemental Loans for Students                 15        137,619.94              0.06          --                --        --
Unsubsidized Consolidation Loans - Title                                                        --                --        --
     IV                                      2,510     76,471,134.97             33.89

Unsubsidized Stafford Loans - Title IV       3,955     56,777,001.88             25.17          --                --        --

TOTAL                                       13,106   $225,612,065.03            100.00%     64,141   $623,835,214.49    100.00%

(1) Includes net principal balance due from borrowers, plus accrued interest thereon to be capitalized upon commencement of repayment, estimated to be $6,285,557.19 as of the Statistical Cutoff Date.

(2) Includes net principal balance due from borrowers, plus accrued interest thereon to be capitalized upon commencement of repayment, estimated to be $37,521,356.47 as of the Statistical Cutoff Date.

    DISTRIBUTION BY BORROWER INTEREST RATE AS OF THE STATISTICAL CUTOFF DATE

                                           GROUP I                                         GROUP II
                    --------------------------------------------------- ----------------------------------------------------
                                          AGGREGATE                                         AGGREGATE
                                         OUTSTANDING       PERCENT OF                       OUTSTANDING         PERCENT OF
                      NUMBER OF           PRINCIPAL       RELATED POOL     NUMBER OF         PRINCIPAL            RELATED
INTEREST RATE           LOANS             BALANCE(2)         BALANCE         LOANS           BALANCE(3)         POOL BALANCE
------------------ ---------------- --------------------- -------------- ------------- -------------------- ----------------
Less than 3.00%             2        $         7,982.03          0.00            0      $             -             0.00%
3.00% to 3.49%          6,389             73,405,058.50         32.54            0                    0.00          0.00
3.50% to 3.99%              9                 60,709.02          0.03           20              326,976.64          0.05
4.00% to 4.49%          1,354             11,570,205.15          5.13        9,923          107,465,759.74         17.23
4.50% to 4.99%            595              7,325,043.49          3.25       39,964          365,727,172.01         58.63
5.00% to 5.49%             98              1,386,802.89          0.61        1,007           21,741,854.85          3.49
5.50% to 5.99%            153              4,288,780.29          1.90          204           10,466,908.85          1.68
6.00% to 6.49%            922             26,699,552.52         11.83        3,328           36,630,604.48          5.87
6.50% to 6.99%          3,301             91,759,442.48         40.67        4,946           35,333,547.07          5.66
7.00% to 7.49%            127              3,423,245.42          1.52        4,725           46,050,316.28          7.38
7.50% to 7.99%             54              1,801,498.72          0.80            0                    0.00          0.00
8.00% to 8.49%             97              3,550,542.04          1.57           22               53,427.80          0.01
8.50% and above             5                333,202.48          0.15            2               38,646.77          0.01

TOTAL:                 13,106        $   225,612,065.03        100.00       64,141      $   623,835,214.49        100.00%

(1) Determined using the interest rates applicable to the Initial Financed Student Loans as of the Statistical Cutoff Date. However, because all the Initial Financed Student Loans effectively bear interest at a variable rate per annum, there can be no assurance that the foregoing information will remain applicable to the Initial Financed Student Loans at any time after the Statistical Cutoff Date. See "The Student Loan Financing Business" in the Prospectus.

(2) Includes net principal balance due from borrowers, plus accrued interest thereon to be capitalized upon commencement of repayment, estimated to be $6,285,557.19 as of the Statistical Cutoff Date.

(3) Includes net principal balance due from borrowers, plus accrued interest thereon to be capitalized upon commencement of repayment, estimated to be $37,521,356.47 as of the Statistical Cutoff Date.

DISTRIBUTION BY OUTSTANDING PRINCIPAL BALANCE AS OF THE STATISTICAL CUTOFF DATE

                                                  GROUP I                                          GROUP II
                            -------------------------------------------------- ----------------------------------------------------

                                                 AGGREGATE                                           AGGREGATE
                                                OUTSTANDING        PERCENT OF                       OUTSTANDING        PERCENT OF
OUTSTANDING PRINCIPAL       NUMBER OF            PRINCIPAL        RELATED POOL  NUMBER OF            PRINCIPAL           RELATED
BALANCE                      LOANS(1)            BALANCE(2)          BALANCE      LOANS              BALANCE(3)        POOL BALANCE
-----------------------------------------------------------------------------------------------------------------------------------
Less than $1,000.00             143        $        81,375.49          0.04%      1,029        $       636,611.36          0.10%
$1,000 to $1,999.99             253                381,247.27          0.17       3,283              4,952,657.31          0.79
$2,000 to $2,999.99             327                817,737.70          0.36       4,398             10,989,994.03          1.76
$3,000 to $3,999.99             321              1,110,766.61          0.49       4,953             17,299,372.69          2.77
$4,000 to $4,999.99             382              1,675,368.57          0.74       4,784             21,630,699.85          3.47
$5,000 to $5,999.99             463              2,531,407.92          1.12       5,634             30,996,537.34          4.97
$6,000 to $6,999.99             221              1,427,921.95          0.63       5,290             34,310,933.35          5.50
$7,000 to $7,999.99             219              1,641,774.33          0.73       4,118             30,808,483.81          4.94
$8,000 to $8,999.99           3,305             28,085,904.47         12.45       3,885             33,000,278.09          5.29
$9,000 to $9,999.99             220              2,105,985.24          0.93       3,726             35,374,172.72          5.67
$10,000 to $10,999.99           657              6,842,331.00          3.03       4,989             53,019,475.82          8.50
$11,000 to $11,999.99           821              9,379,378.35          4.16       3,728             42,496,029.52          6.81
$12,000 to $12,999.99           278              3,461,523.15          1.53       2,214             27,437,736.49          4.40
$13,000 to $13,999.99           273              3,666,872.81          1.63       1,320             17,806,191.33          2.85
$14,000 to $14,999.99           170              2,460,231.51          1.09       1,166             16,837,147.63          2.70
$15,000 to $15,999.99           180              2,790,540.31          1.24         899             13,913,554.75          2.23
$16,000 to $16,999.99           144              2,368,763.56          1.05         964             15,850,742.20          2.54
$17,000 to $17,999.99           151              2,640,745.53          1.17         723             12,661,103.03          2.03
$18,000 to $18,999.99           154              2,848,173.37          1.26         729             13,500,435.61          2.16
$19,000 to $19,999.99           183              3,568,919.27          1.58         859             16,765,764.26          2.69
$20,000 to $20,999.99           170              3,484,425.00          1.54         854             17,508,105.21          2.81
$21,000 to $21,999.99           199              4,277,204.66          1.90         696             14,935,579.71          2.39
$22,000 to $22,999.99           173              3,890,647.33          1.72         466             10,458,019.86          1.68
$23,000 to $23,999.99           170              4,000,840.12          1.77         352              8,260,951.61          1.32
$24,000 to $24,999.99           193              4,729,389.10          2.10         270              6,612,621.83          1.06
$25,000 to $25,999.99           180              4,584,071.64          2.03         220              5,613,593.52          0.90
$26,000 to $26,999.99           174              4,601,162.17          2.04         180              4,773,135.16          0.77
$27,000 to $27,999.99           154              4,235,121.13          1.88         158              4,345,657.41          0.70
$28,000 to $28,999.99           158              4,500,291.02          1.99         169              4,807,882.11          0.77
$29,000 to $29,999.99           158              4,660,098.96          2.07         125              3,687,397.23          0.59
$30,000 to $30,999.99           159              4,850,085.13          2.15          84              2,559,522.43          0.41
$31,000 to $31,999.99           190              5,974,539.47          2.65          88              2,770,912.57          0.44
$32,000 to $32,999.99           149              4,835,700.91          2.14         119              3,861,849.38          0.62

                                                  GROUP I                                          GROUP II
                            -------------------------------------------------- ----------------------------------------------------

                                                 AGGREGATE                                           AGGREGATE
                                                OUTSTANDING        PERCENT OF                       OUTSTANDING        PERCENT OF
OUTSTANDING PRINCIPAL       NUMBER OF            PRINCIPAL        RELATED POOL  NUMBER OF            PRINCIPAL           RELATED
BALANCE                      LOANS(1)            BALANCE(2)          BALANCE      LOANS              BALANCE(3)        POOL BALANCE
-----------------------------------------------------------------------------------------------------------------------------------
$33,000 to $33,999.99           184              6,162,483.84          2.73          96              3,213,865.67          0.52
$34,000 to $34,999.99           164        $     5,676,041.31          2.52%         96        $     3,308,890.81          0.53%
$35,000 to $35,999.99           212              7,491,698.51          3.32          89              3,153,662.79          0.51
$36,000 to $36,999.99           177              6,498,513.62          2.88          75              2,742,712.68          0.44
$37,000 to $37,999.99           119              4,456,978.26          1.98          58              2,177,675.59          0.35
$38,000 to $38,999.99           151              5,799,148.06          2.57          73              2,811,530.86          0.45
$39,000 to $39,999.99            75              2,964,835.13          1.31          46              1,819,312.07          0.29
$40,000 and above               932             48,051,821.25         21.30       1,136             64,124,414.80         10.28

TOTAL                        13,106        $   225,612,065.03        100.00%     64,141        $   623,835,214.49        100.00%

(1) Borrowers generally have more than one outstanding loan. The average aggregate outstanding principal balance of loans per borrower is $17,214.41 with respect to the Group I Initial Financed Student Loans and $9,726.00 with respect to the Group II Initial Financed Student Loans, each as of the Statistical Cutoff Date. Approximately 843 borrowers have both Group I and Group II Initial Financed Student Loans.

(2) Includes net principal balance due from borrowers, plus accrued interest thereon to be capitalized upon commencement of repayment, estimated to be $6,285,557.19 as of the Statistical Cutoff Date.

(3) Includes net principal balance due from borrowers, plus accrued interest thereon to be capitalized upon commencement of repayment, estimated to be $37,521,356.47 as of the Statistical Cutoff Date.

                     DISTRIBUTION BY BORROWER PAYMENT STATUS
                        AS OF THE STATISTICAL CUTOFF DATE

                                         GROUP I                                             GROUP II
                     ------------------------------------------------- ----------------------------------------------------

                                        AGGREGATE           PERCENT OF                       AGGREGATE          PERCENT OF
                                       OUTSTANDING           RELATED                        OUTSTANDING          RELATED
                     NUMBER OF          PRINCIPAL              POOL     NUMBER OF            PRINCIPAL             POOL
PAYMENT STATUS (1)     LOANS            BALANCE(2)           BALANCE      LOANS              BALANCE(3)          BALANCE
---------------------------------------------------------------------------------------------------------------------------
23 and below              6        $         9,058.11          0.00%        275        $       225,090.21          0.04%
24 to 47                 64                483,806.81          0.21         670              1,101,279.51          0.18
48 to 71                171              2,195,039.19          0.97         931              2,483,505.30          0.40
72 to 95                175              3,082,856.37          1.37         827              2,899,949.06          0.46
96 to 119               981             12,753,029.41          5.65       4,124             21,336,035.59          3.42
120 to 143            7,285             82,291,792.73         36.47      12,531             68,748,306.67         11.02
144 to 167              115              1,058,296.40          0.47       4,526             33,017,024.54          5.29
168 to 191              386              6,425,746.23          2.85      16,923            161,990,179.33         25.97
192 to 215                0                      0.00          0.00       2,493             23,557,920.47          3.78
216 to 239              702             11,080,133.31          4.91       3,721             54,478,208.87          8.73
240 to 263               54              1,055,017.26          0.47       6,453            103,123,738.30         16.53
264 to 287                4                201,591.17          0.09         903             11,852,682.00          1.90
288 to 311              788             17,731,640.54          7.86       5,736             71,080,090.89         11.39
312 to 335               10                236,477.51          0.10       2,382             30,716,575.33          4.92
336 to 359            1,311             46,356,770.04         20.55       1,433             27,358,897.21          4.39
360 and above         1,054             40,650,809.95         18.02         213              9,865,731.21          1.58
TOTAL                13,106        $   225,612,065.03        100.00%     64,141        $   623,835,214.49        100.00%

(1) Determined from the Statistical Cutoff Date to the stated maturity date of the applicable Initial Financed Student Loan, assuming repayment commences promptly upon expiration of the typical grace period following the expected graduation date and without giving effect to any deferral or forbearance periods that may be granted in the future. See "The Student Loan Financing Business" in the Prospectus.

(2) Includes net principal balance due from borrowers, plus accrued interest thereon to be capitalized upon commencement of repayment estimated to be $6,285,557.19 as of the Statistical Cutoff Date.

(3) Includes net principal balance due from borrowers, plus accrued interest thereon to be capitalized upon commencement of repayment, estimated to be $37,521,356.47 as of the Statistical Cutoff Date.

                                                               DISTRIBUTION BY BORROWER PAYMENT STATUS
                                                                  AS OF THE STATISTICAL CUTOFF DATE

                                                           GROUP I                                     GROUP II
                                         -------------------------------------------- ---------------------------------------------

                                                          AGGREGATE        PERCENT OF                  AGGREGATE       PERCENT OF
                                                         OUTSTANDING        RELATED                   OUTSTANDING       RELATED
                                         NUMBER OF        PRINCIPAL          POOL      NUMBER OF       PRINCIPAL          POOL
PAYMENT STATUS (1)                         LOANS          BALANCE(2)        BALANCE      LOANS         BALANCE(3)        BALANCE
-----------------------------------------------------------------------------------------------------------------------------------

In School                                     493     $   4,146,934.82         1.84%      4,540    $  46,869,799.44        7.51%
Grace                                       6,291        73,600,337.11        32.62      22,728      211,390,550.34       33.89
Deferral                                      347         6,883,175.86         3.05       9,951      120,577,412.24       19.33
Forbearance                                   540        13,416,847.23         5.95       2,316       21,478,061.10        3.44
Repayment
     First Year in Repayment                5,302       125,927,564.66        55.82      12,504      112,824,318.37       18.09
     Second Year in Repayment                  54           754,684.41         0.33       3,477       31,429,509.35        5.04
     More than Two Years in Repayment          79           882,520.94         0.39       8,625       79,265,563.65       12.71

Total                                      13,106     $ 225,612,065.03       100.00%     64,141    $ 623,835,214.49      100.00%

(1) Refers to the status of the borrower of each Initial Financed Student Loan to be added, as of the Statistical Cutoff Date: such borrower may still be attending an undergraduate institution or a graduate school ("In-School"), may be in a grace period prior to repayment commencing ("Grace"), may be repaying such loan ("Repayment") or may have temporarily ceased repaying such loan through a deferral ("Deferral") or a forbearance ("Forbearance") period. See "The Student Loan Financing Business" in the Prospectus.

(2) Includes net principal balance due from borrowers, plus accrued interest thereon to be capitalized upon commencement of repayment, estimated to be $6,285,557.19 as of the Statistical Cutoff Date.

(3) Includes net principal balance due from borrowers, plus accrued interest thereon to be capitalized upon commencement of repayment, estimated to be $37,521,356.47 as of the Statistical Cutoff Date.


                SCHEDULED WEIGHTED AVERAGE MONTHS REMAINING IN CURRENT BORROWER PAYMENT STATUS AS OF THE STATISTICAL
                CUTOFF DATE(1)
                                          GROUP I                                                 GROUP II
                ----------------------------------------------------------- -------------------------------------------------------
PAYMENT STATUS     IN-SCHOOL   GRACE    DEFERRAL   FORBEARANCE   REPAYMENT   IN-SCHOOL   GRACE   DEFERRAL   FORBEARANCE   REPAYMENT
--------------- ------------- -------- ---------- ------------- ----------- ----------- ------- ---------- ------------- ----------
Deferment              0         0         7            0            280         2         0        8            0           223
Forbearance            0         0         0            3            100         0         0        0            6           127
In Grace               0         4         0            0            121         0         8        0            0           229
In Repay               0         0         0            0            290         0         0        0            0           205
In School              11        6         0            0            122         8         7        0            0           195

WEIGHTED AVERAGE:      0         1         0            0            220         1         3        2            0           213


(1) Determined without giving effect to any Deferral Periods or Forbearance Periods that may be granted in the future.

 GEOGRAPHIC DISTRIBUTION OF STATES REPRESENTING APPROXIMATELY 1% OR MORE OF THE
           GROUP I POOL BALANCES AS OF THE STATISTICAL CUTOFF DATE(1)

-------------------------------------------------------------------------------

                          NUMBER      AGGREGATE OUTSTANDING  PERCENT OF RELATED
        STATE            OF LOANS      PRINCIPAL BALANCE(2)     POOL BALANCE
-------------------------------------------------------------------------------
New York                  1,957        $    36,532,358.98         16.19%
California                1,785             35,429,281.69         15.70
Illinois                  1,082             16,764,334.46          7.43
Pennsylvania                969             13,064,983.82          5.79
Florida                     647             11,174,476.36          4.95
Ohio                        781             10,413,921.02          4.62
Massachusetts               514              9,724,717.97          4.31
New Jersey                  413              8,591,579.98          3.81
Virginia                    441              7,823,337.88          3.47
Texas                       391              7,311,275.47          3.24
Michigan                    466              6,333,176.26          2.81
Maryland                    315              5,280,598.16          2.34
Connecticut                 318              5,253,789.69          2.33
Georgia                     277              4,746,486.80          2.10
Tennessee                   370              4,568,624.45          2.02
North Carolina              210              4,068,436.05          1.80
District of Columbia        196              4,031,866.64          1.79
Alabama                     116              2,404,141.31          1.07
Louisiana                   151              2,302,699.15          1.02
Washington                   99              2,259,735.78          1.00
Other(3)                  1,608             27,532,243.11         12.20

TOTAL                    13,106        $   225,612,065.03        100.00%

(1) Based on the permanent billing addresses of the borrowers of the Initial Financed Student Loans shown on the Master Servicer's or a Sub-Servicer's records as of the Statistical Cutoff Date.

(2) Includes net principal balance due from borrowers, plus accrued interest thereon to be capitalized upon commencement of repayment, estimated to be $6,285,557.19 as of the Statistical Cutoff Date.

(3) Includes all other states, none of which exceeds 1.00% of the related Pool Balance.

 GEOGRAPHIC DISTRIBUTION OF STATES REPRESENTING APPROXIMATELY 1% OR MORE OF THE
           GROUP II POOL BALANCES AS OF THE STATISTICAL CUTOFF DATE(1)
--------------------------------------------------------------------------------
                      NUMBER       AGGREGATE OUTSTANDING  PERCENT OF RELATED
   STATE             OF LOANS       PRINCIPAL BALANCE(2)    POOL BALANCE
--------------------------------------------------------------------------------

New York               9,779        $    86,110,610.59         13.80%
California             6,087             69,551,011.74         11.15
Massachusetts          4,869             49,405,611.74          7.92
Florida                3,505             44,709,899.28          7.17
Pennsylvania           4,514             36,942,985.26          5.92
Ohio                   5,161             35,964,285.28          5.77
Illinois               2,213             24,061,718.31          3.86
Texas                  2,155             20,494,833.85          3.29
New Jersey             1,941             19,985,603.76          3.20
Michigan               1,841             15,332,723.85          2.46
Washington             1,544             14,181,689.02          2.27
Virginia               1,252             12,916,837.94          2.07
Connecticut            1,279             12,838,528.68          2.06
Georgia                1,041             12,087,281.63          1.94
Maryland               1,139             11,964,589.54          1.92
Indiana                1,199             10,130,182.71          1.62
North Carolina           959             10,009,009.49          1.60
Arizona                  769              9,148,466.54          1.47
Colorado                 834              9,102,185.36          1.46
Missouri                 780              7,061,818.47          1.13
Wisconsin                802              6,871,202.71          1.10
Other(3)              10,478            104,964,138.74         16.83

TOTAL:                64,141        $   623,835,214.49        100.00%

(1) Based on the permanent billing addresses of the borrowers of the Initial Financed Student Loans shown on the Master Servicer's or a Sub-Servicer's records as of the Statistical Cutoff Date.

(2) Includes net principal balance due from borrowers, plus accrued interest thereon to be capitalized upon commencement of repayment, estimated to be 37,521,356.47 as of the Statistical Cutoff Date.

(3) Includes all other states, none of which exceeds 1.00% of the related Pool Balance.

         DISTRIBUTION OF FINANCED FEDERAL LOANS BY DATE OF DISBURSEMENT AS OF THE STATISTICAL CUTOFF DATE
                                                                                                           GROUP II
                                                              GROUP I                                  (NOT APPLICABLE)
                                           ------------------------------------------------- --------------------------------------
                                                                                PERCENT OF
                                                             AGGREGATE           FINANCED
                                                            OUTSTANDING       FEDERAL LOANS
                                             NUMBER OF       PRINCIPAL          IN INITIAL
DATE OF DISBURSEMENT(1)                        LOANS         BALANCE(2)            POOL
----------------------------------------- ------------- ------------------ ----------------- ------- ------------- ----------------
Prior to October 1, 1993                         29      $     270,560.04            0.12%
October 1, 1993 to September 30, 1998         1,678         20,449,981.22            9.06
October 1, 1998 to Present                   11,399        204,891,523.77           90.82

TOTAL                                        13,106      $ 225,612,065.03          100.00%


(1) Federal Loans disbursed prior to October 1, 1993 are 100% guaranteed by the applicable Federal Guarantor, and reinsured against default by the Department up to 100% of the Guarantee Payments. Federal Loans disbursed on or after October 1, 1993 (but before October 1, 1998) are 98% guaranteed by the applicable Federal Guarantor, and reinsured against default by the Department up to a maximum of 98% of the Guarantee Payments. Federal Loans first disbursed on or after October 1, 1998 are 98% guaranteed by the applicable Federal Guarantor, and reinsured against default by the Department up to 95% of the Guarantee Payments. See "The Student Loan Financing Business--Description of Federal Loans Under the Programs" and "--Insurance of Student Loans; Guarantors of Student Loans" in the Prospectus.

(2) Includes net principal balance due from borrowers, plus accrued interest thereon to be capitalized upon commencement of repayment, estimated to be $6,285,557.19 as of the Statistical Cutoff Date.

DISTRIBUTION BY NUMBER OF DAYS OF DELINQUENCY AS OF THE STATISTICAL CUTOFF DATE

                                          GROUP I                                          GROUP II
                       ----------------------------------------------- ------------------------------------------------
                                         AGGREGATE                                        AGGREGATE
                                        OUTSTANDING       PERCENT OF                     OUTSTANDING       PERCENT OF
                        NUMBER OF        PRINCIPAL       RELATED POOL    NUMBER OF        PRINCIPAL         RELATED
DAYS DELINQUENT           LOANS          BALANCE(1)         BALANCE        LOANS          BALANCE(2)      POOL BALANCE
---------------- ------------------- ------------------ -------------- ------------- ------------------ ---------------
CURRENT                    12,844     $220,272,418.40       97.63%        63,035      $613,745,121.66        98.38%
31-60                         144        3,244,158.90        1.44            651         6,194,227.25         0.99
61-90                          57        1,126,806.35        0.50            237         2,104,115.47         0.34
91 and above                   61          968,681.38        0.43            218         1,791,750.11         0.29

TOTAL                      13,106     $225,612,065.03      100.00%        64,141      $623,835,214.49       100.00%

(1) Includes net principal balance due from borrowers, plus accrued interest thereon to be capitalized upon commencement of repayment, estimated to be $6,285,557.19 as of the Statistical Cutoff Date.

(2) Includes net principal balance due from borrowers, plus accrued interest thereon to be capitalized upon commencement of repayment, estimated to be $37,521,356.47 as of the Statistical Cutoff Date.

      DISTRIBUTION BY LOAN REPAYMENT TERM AS OF THE STATISTICAL CUTOFF DATE

                                              GROUP I                                            GROUP II
                          ------------------------------------------------- ---------------------------------------------------
                                             AGGREGATE                                           AGGREGATE
                                            OUTSTANDING        PERCENT OF                       OUTSTANDING         PERCENT OF
LOAN                      NUMBER OF          PRINCIPAL        RELATED POOL    NUMBER OF      PRINCIPAL BALANCE     RELATED POOL
REPAYMENT TERMS             LOANS           BALANCE(1)          BALANCE         LOANS              (2)               BALANCE
------------------------ ------------- -------------------- --------------- -------------- --------------------- --------------
Level Payment              11,323       $172,378,134.69          76.40%          63,451        $602,205,193.93        96.53%
Graduated Payment(3)        1,783         53,233,930.34          23.60              690          21,630,020.56         3.47

TOTAL                      13,106       $225,612,065.03         100.00%           64,141       $623,835,214.49       100.00%



(1) Includes net principal balance due from borrowers, plus accrued interest thereon to be capitalized upon commencement of repayment, estimated to be $6,285,557.19 as of the Statistical Cutoff Date.

(2) Includes net principal balance due from borrowers, plus accrued interest thereon to be capitalized upon commencement of repayment, estimated to be $37,521,356.47 as of the Statistical Cutoff Date.

(3) Student Loans with graduated repayment terms require borrowers to make payments of interest only for the first two years after entering repayment which increase over the next three years to a level payment amount which will amortize the then outstanding principal balance of the loan over the then remaining term.

MATURITY AND PREPAYMENT ASSUMPTIONS

         The rate of payment of principal of each Class of the Notes and the yield on each Class of the Notes will be affected by prepayments of the related group of Financed Student Loans that may occur as described below. All the Financed Student Loans in each group are prepayable in whole or in part by the borrowers at any time, including by means of Federal Consolidation Loans (as defined in the Prospectus), Federal Direct Consolidation Loans (as defined in the Prospectus) or Private Consolidation Loans (as defined in the Prospectus) or as a result of a borrower's default, death, disability or bankruptcy and subsequent liquidation or collection of Guarantee Payments with respect thereto. The rate of such prepayments cannot be predicted and may be influenced by a variety of economic, social and other factors, including those described below. In general, the rate of prepayments may tend to increase to the extent that alternative financing becomes available at prevailing interest rates which fall significantly below the interest rates applicable to each group of Financed Student Loans. However, because many of the Financed Student Loans in each group bear interest at a rate that either actually or effectively is floating, it is impossible to determine whether changes in prevailing interest rates will be similar to or vary from changes in the interest rates on the Financed Student Loans in each group.

         To the extent borrowers of Financed Student Loans in either group elect to borrow Consolidation Loans (as defined in the Prospectus) with respect to such Financed Student Loans from KBUSA after the end of the Funding Period or from another lender at any time: (1) with respect to the Group I Student Loans, the holders of the Class I-A-1 Notes and the Class I-A-2 Notes (collectively, the "Group I Senior Noteholders"), and the Class I-B Notes (the "Group I Subordinate Noteholders" and together with the Group I Senior Noteholders, the "Group I Noteholders") will collectively receive as a prepayment of principal the aggregate principal amount of such Group I Student Loans; and (2) with respect to the Group II Student Loans, the holders of the Class II-A-1 Notes and the Class II-A-2 Notes (collectively, the "Group II Noteholders", and referred to together with the Group I Noteholders as the "Noteholders") will collectively receive as a prepayment of principal the aggregate principal amount of such Group II Student Loans.

         If KBUSA makes any such Consolidation Loan during the Funding Period (in which event KBUSA will then sell that Consolidation Loan to the Depositor, who will sell it to the Eligible Lender Trustee as either a Group I Student Loan or Group II Student Loan, as applicable, to the extent that funds are available in the related Escrow Account and during the Funding Period, the related Subsequent Loan Pre-Funding Sub-Account or Other Student Loan Pre-Funding Sub-Account, as applicable, for the purchase thereof), the aggregate outstanding principal balance of Financed Student Loans in each Group (after giving effect to the addition of such Consolidation Loans) will be at least equal to and in most cases greater than such balance prior to such prepayment, although, with respect to Group I Student Loans, the portion of the loan guaranteed will be 98% with respect to any Federal Consolidation Loan disbursed on or after October 1, 1993 even if the Underlying Federal Loans (as defined in the Prospectus) were 100% guaranteed. See "The Student Loan Financing Business--Description of Federal Loans Under the Programs--The Federal Consolidation Loan Program" in the Prospectus. There can be no assurance that borrowers with Financed Student Loans will not seek to obtain Consolidation Loans with respect to such Financed Student Loans after the end of the Funding Period or by another lender at any time.

         In addition, pursuant to the Sale and Servicing Agreement, (1) the Depositor is obligated to repurchase (or to cause KBUSA to repurchase) any KBUSA Student Loan as a result of a breach of any of its representations and warranties (or KBUSA's representations and warranties contained in the KBUSA Student Loan Transfer Agreement), (2) the Master Servicer is obligated to repurchase any QSPE Student Loan as a result of a breach of certain representations and warranties made on behalf of QSPE and the Depositor, and (3) the Master Servicer is obligated to purchase any Financed Student Loan pursuant to the Sale and Servicing Agreement as a result of a breach of certain covenants with respect to such Financed Student Loan, in each case where such breach materially adversely affects the interests of the Noteholders, the Swap Counterparty or the Securities Insurer (with respect to Group II Student Loans, as determined by the Securities Insurer) in that Financed Student Loan and is not cured within the applicable cure period (it being understood that with respect to any Financed Student Loan that has the benefit of a Guarantee Agreement, any such breach that does not affect any Guarantor's obligation to guarantee payment of such Financed Student Loan will not be considered to have a material adverse effect for this purpose). See "Description of the Transfer and Servicing Agreements--Sale of Student Loans; Representations and Warranties" and "--Master Servicer Covenants" in the Prospectus. See also "Description of the Transfer and Servicing Agreements--Additional Fundings" herein and in the Prospectus regarding prepayments of principal to Noteholders if, as of December 24, 2002 (the "Special Determination Date"), either the Group I Subsequent Student Loan Pre-Funding Sub-Account and/or the Group II Subsequent Student Loan Pre-Funding Sub-Account, as the case may be, has not been reduced to zero and is greater than $10,000,000 resulting in a prepayment of principal to the applicable Group I Noteholders or Group II Noteholders, as the case may be, on February 27, 2003 (the "Special Redemption Date"), and also the prepayment at the end of the Funding Period if any amounts remain on deposit in either of the Group I or Group II Other Student Loan Pre-Funding Sub-Accounts. See also, "Description of the Transfer and Servicing Agreements--Termination" herein and in the Prospectus regarding the Master Servicer's option to purchase the Financed Student Loans when the aggregate Pool Balance of all of the Financed Student Loans then outstanding is less than or equal to 10% of the aggregate Group I and Group II Initial Financed Student Loan Pool Balance plus the initial principal balance of all Subsequent Student Loans, and potential exercise of the Put Options regarding each group of Financed Student Loans to occur on the November, 2012 Distribution Date. In addition, Group I Senior Noteholders will receive accelerated payments of principal from excess interest collections in the event of a Subordinate Note Principal Trigger, and Group II Noteholders will receive accelerated payments of principal from excess interest collections in the event of a Trigger Event, or, with respect to either group of Notes, if the related Put Option is exercised and either (i) the Put Option Provider defaults or (ii) the proceeds received from the exercise of the related Put Option would be insufficient to pay the principal of all the Notes (plus all accrued interest thereon) in the related group, plus other sums owed to certain parties, and subsequent to such default or inability to exercise the related Put Option there is also a failed auction of the related group of Financed Student Loans. Any reinvestment risk from such accelerated payment of principal will be borne by the Noteholders in each group receiving such prepayment.

         On the other hand, scheduled payments with respect to, and maturities of, the Financed Student Loans in either group may be extended, including pursuant to Grace Periods (as defined in the Prospectus, each a "Grace Period"), Deferral Periods and, under certain circumstances, Forbearance Periods or as a result of the conveyance of Serial Loans (that are added to the pool of either Group I or Group II Student Loans) to the Eligible Lender Trustee on behalf of the Trust prior to the end of the Funding Period or of refinancings through Consolidation Loans to the extent such Consolidation Loans are sold to the Eligible Lender Trustee on behalf of the Trust as described above. In that event, the fact that such Consolidation Loans will likely have longer maturities than the Group I or Group II Student Loans, as applicable, they are replacing may lengthen the remaining term of the Group I or Group II Student Loans, as applicable, and the average life of the Group I or Group II Notes. The rate of payment of principal of the Notes of each group and the yield on the Notes of each group may also be affected by the rate of defaults resulting in losses on defaulted Student Loans in the related group which have been liquidated, by the severity of those losses and by the timing of those losses, which may affect the ability of the Guarantors to make Guarantee Payments with respect thereto. In addition, the maturity of certain of the Group I and Group II Student Loans, as applicable, will extend well beyond the Final Maturity Date of the Class I-B Notes or Class II-A-2 Notes, as the case may be; provided, however, that, with respect to the Group II Notes, the Group II Notes Guaranty Insurance Policy will guarantee the payment of the outstanding principal balance of the related Class of Group II Notes on its respective Final Distribution Date.

         The rate of prepayment on either the Group I or Group II Student Loans cannot be predicted. You will bear any reinvestment risks resulting from a faster or slower incidence of prepayment of Financed Student Loans related to your group of Notes. Reinvestment risks may include the risk that interest rates and the relevant spreads above particular interest rate bases are lower at the time you receive payments from the Trust than the interest rates and the spreads that would otherwise have been had prepayments not been made or had prepayments been made at a different time.

INSURANCE OF STUDENT LOANS; GUARANTORS OF STUDENT LOANS

         With respect to the Group I Student Loans, each Financed Federal Loan will be required to be guaranteed by one of the Federal Guarantors and reinsured by the Department under the Higher Education Act and must be eligible for Special Allowance Payments (as defined in the Prospectus) and, with respect to each Financed Federal Loan that is a Stafford Loan (excluding any Unsubsidized Stafford Loan (as defined in the Prospectus, each an "Unsubsidized Stafford Loan" ) or Consolidation Loan where none of the Underlying Federal Loans were Unsubsidized Stafford Loans, must be eligible for Interest Subsidy Payments (as defined in the Prospectus) paid by the Department. All of the Group I Initial Financed Student Loans are, and all of the Group I Subsequent Student Loans will be, Financed Federal Loans.

         With respect to the Group II Student Loans, as of the Statistical Cutoff Date, approximately 33.24% (by aggregate principal balance) of the Group II Initial Financed Student Loans will be Guaranteed Private Loans that are required to be guaranteed or insured as to principal and interest by The Educational Resources Institute, Inc. ("TERI") or HEMAR Insurance Corporation of America ("HICA" and together with TERI, the "Private Guarantors"). As of the Statistical Cutoff Date, approximately 66.76% (by aggregate principal balance) of the Group II Initial Financed Student Loans will be Non-Guaranteed Private Loans.

         The following tables provide information with respect to the portion of the Financed Student Loans guaranteed by each Guarantor:

          DISTRIBUTION BY GUARANTORS AS OF THE STATISTICAL CUTOFF DATE

                                            GROUP I                                                GROUP II
                  -------------------------------------------------------- -------------------------------------------------------
                                                                                                   AGGREGATE
                                           AGGREGATE          PERCENT OF                          OUTSTANDING        PERCENT OF
                                          OUTSTANDING        RELATED POOL         NUMBER           PRINCIPAL        RELATED POOL
                    NUMBER OF LOANS   PRINCIPAL BALANCE(1)      BALANCE          OF LOANS          BALANCE(2)          BALANCE
                  ------------------ ---------------------- -------------- ------------------- ----------------- -----------------
Federal
Guarantors
----------
ASA                       2,223          $46,037,880.33           20.41%              --                   --            --
CSAC                        228            2,120,828.37            0.94               --                   --            --
CSLF                          2               20,287.86            0.01               --                   --            --
ECMC                         27              383,923.88            0.17               --                   --            --
GLHEC                         1                5,024.76            0.00               --                   --            --
MHEAA                        20              118,376.94            0.05               --                   --            --
NSLP                      4,342           56,878,547.32           25.21               --                   --            --
NYHESC                        6               61,153.52            0.03               --                   --            --
PHEAA                     6,122          118,856,977.66           52.68               --                   --            --
USAF                        135            1,129,064.39            0.50               --                   --            --

Private
Guarantors
----------
TERI                         --                   --              --              16,382         $207,112,172.59         33.20%
HICA                         --                   --              --                  16              223,715.05          0.04

Unguaranteed                 --                   --              --              47,743          416,499,326.84         66.76
------------

  TOTAL                  13,106          225,612,065.03          100.00%          64,141         $623,835,214.49        100.00%


(1) Includes net principal balance due from borrowers, plus accrued interest thereon to be capitalized upon commencement of repayment, estimated to be $6,285,557.19 as of the Statistical Cutoff Date.

(2) Includes net principal balance due from borrowers, plus accrued interest thereon to be capitalized upon commencement of repayment, estimated to be $37,521,356.47 as of the Statistical Cutoff Date.

         Federal Reinsurance. Under the Higher Education Act, each Federal Guarantor is reimbursed by the Department pursuant to certain agreements between the Department and such Federal Guarantor up to 100% for amounts paid under its Guarantee Agreement. The amount of such reimbursement is subject to reduction. See "The Student Loan Financing Business--Insurance of Student Loans; Guarantors of Student Loans" in the Prospectus for a description of the federal reinsurance program and factors affecting the Federal Guarantors.

         Guarantors for the Financed Federal Loans. The Higher Education Act requires every state to designate a guarantee agency, either by establishing its own or by designating another guarantee agency. A Guarantor who has been designated by a particular state is obligated to guarantee loans for students who reside or attend school in such state and must agree to provide loans to any such students who are otherwise unable to obtain a loan from any other lender. Guarantee agencies may guarantee a loan made to any eligible borrower and are not limited to guaranteeing loans for students attending institutions in their particular state or region or for their residents attending schools in another state or region.

         The Eligible Lender Trustee has entered into a Guarantee Agreement with each of ASA, CSAC, CSLF, ECMC, GLHEC, MHEAA, NSLP, NYHESC, PHEAA, and USAF, by which each such Federal Guarantor has agreed to serve as Guarantor for certain Financed Federal Loans. ASA is the designated Student Loan guarantor for Massachusetts and the District of Columbia and has established an operating center in Boston, Massachusetts. CSAC is the designated Student Loan guarantor for California and has established an operating center in Rancho Cordova, California. CSLF is the designated Student Loan guarantor for Connecticut and has established an operating center in Rocky Hill, Connecticut. ECMC is the designated Student Loan guarantor for Virginia and has established operating centers in St. Paul, Minnesota and Richmond, Virginia. GLHEC is the designated Student Loan guarantor for Minnesota, Wisconsin, Ohio, Puerto Rico and the U.S. Virgin Islands and has established an operating center in Madison, Wisconsin. MHEAA is the designated Student Loan guarantor for Michigan and has established an operating center in Lansing, Michigan. NSLP is the designated Student Loan guarantor for Nebraska and has established an operating center in Lincoln, Nebraska. NYHESC is the designated guarantor for New York, and has established an operating center in Albany, New York. PHEAA is the designated Student Loan guarantor for Pennsylvania, West Virginia and Delaware, and has an established operating center in Harrisburg, Pennsylvania. (For more information concerning PHEAA, see "The Master Servicer and the Sub-Servicers--PHEAA" herein.) USAF is the designated Student Loan guarantor for Indiana, Kansas, Alaska, Nevada, Wyoming, Maryland, Hawaii and Mississippi and has established an operating center in Fishers, Indiana. All of the Group I Initial Financed Student Loans are Financed Federal Loans and are guaranteed by Federal Guarantors. None of the Group II Initial Financed Student Loans are, and none of the Group II Subsequent Student Loans will be, Financed Federal Loans and none are or will be guaranteed by Federal Guarantors.

         Pursuant to its respective Guarantee Agreement, each Federal Guarantor guarantees payment of 100% of the principal (including any interest capitalized from time to time) and accrued interest for each Financed Federal Loan guaranteed by it as to which any one of the following events has occurred:

         (a) failure by the borrower thereof to make monthly principal or interest payments on such Financed Federal Loan when due, provided such failure continues for a statutorily determined period of at least 180 days (or 270 days with respect to Financed Federal Loans for which the first date of delinquency occurs on or after October 7, 1998) (except that such guarantee against such failures will be 98% of principal and accrued and unpaid interest in the case of Financed Federal Loans first disbursed on or after October 1, 1993);

         (b) any filing by or against the borrower thereof of a petition in bankruptcy pursuant to any chapter of the Bankruptcy Code (as defined in the Prospectus);

         (c) the loan application was falsely certified as to borrower eligibility by the school;

         (d)      the death of the borrower thereof;

         (e) the total and permanent disability of the borrower thereof to work and earn money or attend school, as certified by a qualified physician;

         (f) the school closed thereby preventing the borrower from completing his/her program of study; or

         (g) the failure of the borrower's school to pay a refund owed to the borrower, to the extent of the amount of the refund that is allocable to the Financed Federal Loan.

         When these conditions are satisfied, the Higher Education Act requires the Federal Guarantor generally to pay the claim within 90 days of its submission by the lender. The obligations of each Federal Guarantor pursuant to its respective Guarantee Agreement are obligations of each such Federal Guarantor respectively, and are not supported by the full faith and credit of any state government. However, the Higher Education Act provides that if the Secretary of Education (the "Secretary") determines that a guarantor is unable to meet its insurance obligations, holders of loans may submit insurance claims directly to the Department until the obligations are transferred to a new Federal Guarantor capable of meeting the obligations or until a successor Federal Guarantor assumes the obligations. No assurance can be made that the Department would under any given circumstances assume the obligation to assure satisfaction of a guarantee obligation by exercising its right to terminate a reimbursement agreement with a Federal Guarantor or by making a determination that the Federal Guarantor is unable to meet its guarantee obligations. The Secretary is also authorized, among other things, to take those actions necessary to ensure the continued availability of Student Loans to residents of the state or states in which the guarantor did business, the full honoring of all guarantees issued by the guarantor prior to the assumption by the Secretary of the functions of the guarantor, and the proper servicing of Student Loans guaranteed by the guarantor prior to the Secretary's assumption of the functions of the guarantor.

         Each of the Federal Guarantors' guarantee obligations with respect to any Financed Federal Loan are conditioned upon the satisfaction of all the conditions set forth in the applicable Guarantee Agreement. These conditions include, but are not limited to, the following:

         - the origination and servicing of such Financed Federal Loan being performed in accordance with the Programs, the Higher Education Act and other applicable requirements,

         - the timely payment to the applicable Federal Guarantor, as the case may be, of the guarantee fee payable with respect to such Financed Federal Loan,

         - the timely submission to the applicable Federal Guarantor, as the case may be, of all required pre-claim delinquency status notifications and of the claim with respect to such Financed Federal Loan, and

         - the transfer and endorsement of the promissory note evidencing such Financed Federal Loan to the applicable Federal Guarantor, upon and in connection with making a claim to receive Guarantee Payments thereon.

         Failure to comply with any of the applicable conditions, including the foregoing, may result in the refusal of the applicable Federal Guarantor to honor its respective Guarantee Agreement with respect to such Financed Federal Loan, in the denial of guarantee coverage with respect to certain accrued interest amounts with respect thereto or in the loss of certain Interest Subsidy Payments and Special Allowance Payments with respect thereto. Under the Sale and Servicing Agreement, such failure to comply would constitute a breach of the Master Servicer's covenants or the Depositor's or the Master Servicer's representations and warranties, as the case may be, and would create an obligation of the Depositor or the Master Servicer, as the case may be, to repurchase or purchase such Financed Federal Loan or to reimburse the Trust for such non-guaranteed interest amounts or such lost Interest Subsidy Payments and Special Allowance Payments with respect thereto. See "Description of the Transfer and Servicing Agreements--Sale of Financed Student Loans; Representations and Warranties" and "--Master Servicer Covenants" herein.

         Set forth below is certain current and historical information with respect to PHEAA, ASA, and NSLP as of the Statistical Cutoff Date. No such information is provided with respect to CSAC, CSLF, ECMC, GLHEC, MHEAA, NYHESC or USAF because the aggregate principal amount of Financed Student Loans guaranteed by each of CSAC, CSLF, ECMC, GLHEC, MHEAA, NYHESC and USAF respectively is less than 5% of the sum of the Group I Initial Financed Student Loans.

         Guaranty Volume. The following table sets forth the approximate aggregate principal amount of federally reinsured education loans (including loans under the Parent Loans for Undergraduate Students program but excluding Federal Consolidation Loans) that have first become guaranteed by PHEAA, ASA and NSLP and by all federal guarantors in each of the last five federal fiscal years:*

                     STAFFORD, SLS AND PLUS LOANS GUARANTEED
                              (DOLLARS IN MILLIONS)
FEDERAL FISCAL YEAR
ENDING SEPTEMBER 30      PHEAA          ASA         NSLP      ALL GUARANTORS
-------------------     -------        -----       ------    ----------------
1997                    $1,869         $682         $397         $21,409
1998                     1,784          667          629          22,300
1999                     1,796          680          674          22,923
2000                     2,459          693          810          25,656
2001                     1,819          736          831          28,356


* The information set forth in the table above under "All Guarantors" has been obtained from the Department of Education's Federal Student Loan Programs Data Books and the Department of Education's Quarterly Volume Updates (each, a "DOE Data Book"). Information for each Federal Guarantor was provided by such Federal Guarantor.

         Reserve Ratio. Each applicable Federal Guarantor's reserve ratio is determined by dividing its cumulative cash reserves, the Federal Student Loan Reserve Fund (as defined in Section 422A of the Higher Education Act, the "Federal Reserve Fund") by the original principal amount of the outstanding loans it has agreed to guarantee.

         On October 7, 1998, President Clinton signed a bill to reauthorize the Higher Education Act for the following five years. The reauthorization bill requires the Federal Guarantors to establish two separate funds, a Federal Reserve Fund and an Agency Operating Fund (as defined in Section 422B of the Higher Education Act, the "Agency Operating Fund"). Under the new funding model, the Federal Reserve Fund is considered the property of the Federal government and the Agency Operating Fund is considered the property of the related Federal Guarantor.

         The Federal Reserve Fund was established through the deposit of all existing funds, securities and other liquid assets under the Federal Family Education Loan Program ("FFELP"). The Federal Guarantors will deposit into the Federal Reserve Fund all guarantee fees, the reinsurance received from the Department, the recovery of the non-reinsured portion of defaulted loans and investment earnings. The Federal Reserve Fund may be used only to pay lender claims, default aversion fees into the Agency Operating Fund, and for other limited purposes. Under certain circumstances, at the instruction of the Department, account maintenance fees are paid to the Agency Operating Fund from this fund. Federal Guarantors approved for "voluntary flexible agreements", which include ASA and GLHEC, operate under arrangements negotiated individually between the Federal Guarantor and the Department.

         The term "cumulative cash reserves" is equal to the difference of sources less uses of funds for the Federal Reserve Funds. Prior to enactment of the new model, "cumulative cash reserves" referred to cash reserves plus (i) the Federal Guarantor's quarterly reported sources of funds (including insurance premiums, state appropriations, federal advances, federal reinsurance payments, administrative cost allowances, collections on claims paid and investment earnings) minus (ii) the Federal Guarantor's quarterly reported uses of funds (including claims paid to lenders, operating expenses, lender fees, the Department's share of collections on claims paid, returned advances and reinsurance fees).

         The "original principal amount of outstanding loans" consists of the original principal amount of loans guaranteed by such Federal Guarantor minus
(i) the original principal amount of loans canceled, claims paid, loans paid in full and loan guarantees transferred from such Federal Guarantor to other guarantors, plus (ii) the original principal amount of loan guarantees transferred to such Federal Guarantor, from other guarantors, excluding loan guarantees transferred to another guarantor pursuant to a plan of the Secretary in response to the insolvency of a guarantor.

         The following tables set forth for PHEAA and NSLP, their respective cumulative cash reserves and corresponding reserve ratios and the national average reserve ratio for all federal guarantors for the last five federal fiscal years:

                                                                 RESERVES*
                   ---------------------------------------------------------------------------------------------
                                      PHEAA                                   NSLP
                   -------------------------------------- ------------------------------------
FEDERAL FISCAL            CUMULATIVE                             CUMULATIVE
 YEAR ENDING                 CASH             RESERVE               CASH             RESERVE          NATIONAL
 SEPTEMBER 30              RESERVES            RATIO              RESERVES            RATIO            AVERAGE
------------------ ------------------- ------------------ --------------------- -------------- -----------------
                                               (DOLLARS IN MILLIONS)
   1997                     $189.35             1.4                $24.07             1.2                1.5
   1998                      190.65             1.3                 30.99             1.3                1.5
   1999                      209.67             1.4                 31.00             1.1                1.6
   2000                      217.24             1.3                 29.76             0.9                1.0
   2001                      199.35             1.1                 29.64             0.8                0.8

* The information set forth in the tables above with respect to each Federal Guarantor has been obtained from such Federal Guarantor, respectively, and the information with respect to the national average has been obtained from the DOE Data Books.

         ASA's voluntary flexible agreement (the "ASA Agreement") went into effect as of January 1, 2001. Under the ASA Agreement, ASA returned its reserve funds that would otherwise have made up its Federal Reserve Fund to an escrow account in the name of the Department. In the event of a loan default, ASA receives funding from the Department and ASA acts as a disbursing agent. The guarantee, therefore, is no longer limited by the funds on deposit in a Federal Reserve Fund. Because ASA no longer holds a Federal Reserve Fund, the concept of a reserve ratio is no longer meaningful. The ASA Agreement establishes a "fee for service" model under which ASA is rewarded through the payment of a portfolio maintenance fee for maintaining a healthy portfolio of student loans in good standing. ASA is also incented to keep student loans in good standing and to work with borrowers to prevent defaults because the portfolio maintenance fee increases as ASA's trigger default rate improves over the national trigger default rate.

         Recovery Rates. A Federal Guarantor's recovery rate, which provides a measure of the effectiveness of the collection efforts against defaulting borrowers after the guarantee claim has been satisfied, is determined by dividing the aggregate amount recovered from borrowers by the

Federal Guarantor by the aggregate amount of default claims paid by the Federal Guarantor during the applicable federal fiscal year with respect to borrowers. The table below sets forth the recovery rates for PHEAA, ASA and NSLP for the last five federal fiscal years:

                                                                 RECOVERY RATE*
                                     -----------------------------------------------------------------------
        FEDERAL FISCAL YEAR                  PHEAA                    ASA                    NSLP
        ENDING SEPTEMBER 30
        ---------------------------- --------------------- ------------------------ ------------------------
        1997                                 54.8%                    42.7%                31.5%
        1998                                 59.2                     49.0                 38.4
        1999                                 62.1                     56.4                 46.9
        2000                                 66.1                     77.7                 55.3
        2001                                 84.0                     61.1                 62.5

        * The information set forth in the tables above with respect to each Federal Guarantor was provided by such Federal Guarantor.

         Loan Loss Reserve. In the event that a Federal Guarantor receives less than full reimbursement of its guarantee obligations from the Department (see "--Federal Reinsurance" above), such Federal Guarantor would be forced to look to its existing assets to satisfy any such guarantee obligations not so reimbursed. Because federal guarantors are no longer reinsured by the Department at 100% (98% for loans disbursed between October 1, 1993 and September 30, 1998 and 95% for loans disbursed on and after October 1, 1998), many federal guarantors have begun to maintain reserves for the 2% to 5% "risk-sharing" associated with these guarantees. In general, the Federal Guarantors use historical default and recovery rates to attempt to predict the reserves that should be maintained for this purpose.

         Claims Rate. For the past five federal fiscal years, none of ASA's, CSAC's, CSLF's, ECMC's, GLHEC's, MHEAA's, NSLP's, NYHESC's, PHEAA's or USAF's claims rate has exceeded 5.0%, and as a result, all claims of ASA, CSAC, CSLF, ECMC, GLHEC, MHEAA, NSLP, NYHESC, PHEAA and USAF have been reimbursed by the Department at the maximum reinsurance rate permitted by the Higher Education Act. See "--Federal Reinsurance" above. The most recent national default rate reported by the Department was 6.9% for the federal fiscal year 1998. As recently as federal fiscal year 1990, the national default rate was over 22%. This trend, coupled with the claims and recovery information listed in this section, shows improvement in the repayment of Student Loans by borrowers. While the Depositor and KBUSA are not currently aware of any circumstances which would cause the reimbursement levels for these Federal Guarantors to be less than the maximum levels permitted, nevertheless, there can be no assurance that any Federal Guarantor will continue to receive such maximum reimbursement for such claims. The following table sets forth the claims rates of PHEAA, ASA and NSLP for each of the last five federal fiscal years:

                                                                  CLAIMS RATE*
                            --------------------------------------------------------------------------------
    FEDERAL FISCAL YEAR
    ENDING SEPTEMBER 30                 PHEAA                          ASA                          NSLP
    -------------------------- ---------------------------- --------------------------- --------------------
      1997                               1.9%                          3.5%                         3.2%
      1998                               2.0                           2.8                          3.2
      1999                               1.6                           1.6                          2.2
      2000                               1.1                           1.0                          1.9
      2001                               1.7                           1.3                          1.3

   * The information set forth in the tables above with respect to each Federal Guarantor was provided by such Federal Guarantor.


         Guarantors for the Guaranteed Private Loans. All of the Guaranteed Private Loans will be Group II Student Loans. The Eligible Lender Trustee has entered into a Guarantee Agreement with TERI, and KBUSA will assign to the Eligible Lender Trustee, on behalf of the Trust, its rights under surety bonds issued by HICA applicable to the Group II Student Loans insured by HICA. As a result TERI and HICA, respectively, will each guarantee or insure a portion of the Guaranteed Private Loans.

         Pursuant to its Guarantee Agreement, each of TERI and HICA guarantees or insures payment of 100% of the principal (including any interest or fees capitalized from time to time) and accrued interest for each Guaranteed Private Loan guaranteed or insured by it as to which any one of the following events has occurred:

         (a) failure by the borrower thereof to make monthly principal or interest payments on such Guaranteed Private Loan when due, provided such failure continues for a period of 120 days (150 days for HICA);

         (b) with respect to HICA, any filing by or against the borrower thereof of a petition, and with respect to TERI, the discharge of the related student loan debt of a borrower as part of any proceedings, in bankruptcy pursuant to any chapter of the Bankruptcy Code, (with respect to the Guaranteed Private Loans insured by HICA, subject to the restrictions contained in the HICA Surety Bonds);

         (c)      the death of the borrower thereof; or

         (d) the total and permanent disability of the borrower thereof to be employed on a full-time basis, as certified by two qualified physicians, (with respect to the Guaranteed Private Loans insured by HICA, subject to the restrictions contained in the HICA Surety Bonds).

         TERI's and HICA's guarantee/insurance obligation with respect to any Guaranteed Private Loan is conditioned upon the satisfaction of all the conditions set forth in its respective Guarantee Agreement. These conditions include, but are not limited to, the following:

         - the origination and servicing of such Guaranteed Private Loan being performed in accordance with the Programs and other applicable requirements,

         - the timely payment to TERI or HICA, as the case may be, of all guarantee fees or premiums payable with respect to such Guaranteed Private Loan,

         - the timely submission to TERI or HICA, as the case may be, of all required pre-claim delinquency status notifications and of the claim with respect to such Guaranteed Private Loan, and

         - the transfer and endorsement of the promissory note evidencing such Guaranteed Private Loan to TERI or HICA, as the case may be, upon and in connection with making a claim to receive Guarantee Payments thereon.

         Failure to comply with any of the applicable conditions, including the foregoing, may result in the refusal of TERI or HICA, as the case may be, to honor its Guarantee Agreement with respect to such Guaranteed Private Loan. In addition, in the event that any Guaranteed Private Loan is determined to be unenforceable because the terms of such Guaranteed Private Loan or the forms of the application or promissory note related thereto violate any provision of applicable state law (other than Massachusetts law), TERI's guarantee obligation is terminated and HICA's insurance obligation is reduced to 0% of principal (including capitalized interest and fees) and accrued interest with respect to such Guaranteed Private Loan. Under the Sale and Servicing Agreement, such failure to comply or such unenforceability would constitute a breach of the Master Servicer's covenants, the Depositor's representations and warranties (with respect to KBUSA Student Loans), or the Master Servicer's representations and warranties (with respect to QSPE Student Loans), as the case may be, and would create an obligation of the Depositor to repurchase such Guaranteed Private Loan or of the Master Servicer to purchase such Guaranteed Private Loan. See "Description of the Transfer and Servicing Agreements--Sale of Financed Student Loans; Representations and Warranties" and"--Master Servicer Covenants" herein.

         TERI and HICA, as Guarantors of Private Loans, are not entitled to any federal reinsurance or assistance from the Department or any other governmental entity. Although each Private Guarantor maintains a loan loss reserve intended to absorb losses arising from its guarantee/insurance commitments, there can be no assurance that the amount of such reserve will be sufficient to cover the obligations of TERI or HICA over the term of the Guaranteed Private Loan.

         Certain organizational and summary financial information with respect to each of TERI and HICA in its capacity as a Guarantor is set forth below. The information set forth below relating to TERI and HICA is not guaranteed as to accuracy or completeness and is not to be construed as a representation by either of the Sellers, the Depositor, the Master Servicer, any of the Underwriters, or any of their respective affiliates:

THE EDUCATION RESOURCES INSTITUTE, INC.

         The Education Resources Institute, Inc. ("TERI") was incorporated in 1985 to guarantee Student Loans and is not an insurance company. TERI is a Massachusetts non-profit corporation headquartered in Boston, Massachusetts.

         Guaranty Volume. The following table sets forth the non-federally reinsured education loans that have first become guaranteed by TERI in each of the five calendar years and the six month period referred to below; such information is not guaranteed as to accuracy or completeness and is not to be construed as a representation by either of the Sellers, the Depositor, the Master Servicer, any of the Underwriters or any of their respective affiliates:

       CALENDAR YEAR          PRIVATE LOANS GUARANTEED BY YEAR
-------------------------- ---------------------------------------
                              (DOLLARS IN MILLIONS) (UNAUDITED)

             1997                       $332.6
             1998                       380.4
             1999                       469.6
             2000                       320.3
             2001                       433.0
            2002*                       287.1
--------------
* For the six-month period ending June 30, 2002.

         Proprietary School Loans. Default rates for Student Loans made to students attending proprietary or vocational schools and particularly those that are non-degree granting, are significantly higher than those made to students attending other 2 year and 4 year institutions. Student loans made to students attending proprietary schools comprise less than three percent of all TERI-guaranteed loans.

         Reserve Ratio. Unlike the Federal Guarantors, TERI computes its reserve ratio by dividing the "Total Amounts Available To Meet Guarantee Commitments" by the "total loans outstanding." TERI defines "Total Amounts Available to Meet Guarantee Commitments" as the sum of the amounts set forth below under the caption "Amounts Available To Meet Guarantee Commitments." Such amounts include, for this purpose, the segregated reserves described below under the caption "Segregated Reserves for Private Loans Under the Programs Guaranteed by TERI," which segregated reserves are not available to meet obligations of TERI with respect to the Fleet Loans guaranteed by TERI (the "TERI-Guaranteed Fleet Loans"). TERI defines "total loans outstanding" as the total outstanding principal amount of all loans it has agreed to guarantee as of December 31 of each year. Consequently, the reserve ratio information provided above for the Federal Guarantors is not comparable to that provided for TERI below. The following table sets forth TERI's reserve ratio for the five calendar years and the six-month period referred to below; such information is not guaranteed as to accuracy or completeness and is not to be construed as a representation by either of the Sellers, the Depositor, the Master Servicer, any of the Underwriters, or any of their respective affiliates:

                                                AMOUNTS AVAILABLE TO
                                             MEET GUARANTEE COMMITMENTS
           CALENDAR YEAR                 (DOLLARS IN THOUSANDS) (UNAUDITED)                   RESERVES RATIO
------------------------------ ------------------------------------------------- -------------------------------------
              1997                                     $102,201                                     5.4%
              1998                                      104,170                                     5.0
              1999                                      115,861                                     4.8
              2000                                      120,451                                     4.5
              2001                                      105,830                                     4.1
              2002*                                     115,062                                     4.2

* For the six-month period ending June 30, 2002.

         Amounts Available To Meet Guarantee Commitments. As part of guarantee agreements with lending institutions, TERI has agreed to hold as security for its guarantees a percentage of the amount of unpaid principal on outstanding loans which ranges from 0.0% to 3.0% in total TERI funds available as security for the performance of TERI obligations. As of June 30, 2002, the balance of loans outstanding guaranteed directly by TERI amounted to approximately $2.7 billion. TERI is contractually obligated to maintain reserves (consisting of loan loss reserves, deferred revenue and unrestricted and/or board designated unrestricted net assets) as security for TERI's performance as guarantor under various agreements of up to 3%. As of June 30, 2002, TERI was required (under those agreements) to have approximately $81 million in reserves. TERI has advised KBUSA and the Depositor that its reserves are currently in compliance with these requirements. TERI's total funds available to meet its guarantee commitments exceeded that amount, as of June 30, 2002, by $34 million, and TERI has advised KBUSA and the Depositor that TERI's excess of funds available over guarantee commitments has not materially changed since June 30, 2002. However, there can be no assurance that such will continue to be the case.

         Of the amounts shown above as "Amounts Available To Meet Guarantee Commitments," a portion of the amount shown for each period (including $43.0 million of the $70.9 million of cash and marketable securities held by TERI as of June 30, 2002), is required to be held in segregated reserves pledged to satisfy guarantee obligations with respect to specific guaranteed student loans. Guaranty obligations thus secured include those for Guaranteed Private Loans originated under Programs guaranteed by TERI, other Guaranteed Private Loans made under the Access Program that are guaranteed by TERI (the "TERI-Guaranteed Access Loans") and other student loans guaranteed by TERI. Pledged reserves are not available to meet other obligations of TERI, including obligations with respect to any of the TERI-Guaranteed Fleet Loans.

         As of the end of each of the five calendar years and the six-month period referred to below, TERI had available the following funds and reserves to meet its loan guarantee commitments; such information is not guaranteed as to accuracy or completeness and is not to be construed as a representation by either of the Sellers, the Depositor, the Master Servicer, any of the Underwriters or any of their respective affiliates:

                                                                                                                  AS OF
                                                              AS OF DECEMBER 31,                                 JUNE 30
                                 ----------------------------------------------------------------------------- -------------
                                                 (DOLLARS IN THOUSANDS) (UNAUDITED)
                                     1997            1998            1999          2000(*)        2001(**)           2002
                                 ------------ ---------------- --------------- -------------- ---------------- -------------
Deferred Guarantee Fees           $  5,032        $  4,899        $  5,357        $  5,363        $  6,811        $  6,700
Loan Loss Reserve                   56,999          54,186          60,248          91,324          69,616          75,181
Unrestricted--Board                 33,951          33,929          33,808          13,084          13,246          13,177
   Designated
Unrestricted--Undesignated        $  6,219          11,156          16,448          10,680          16,157          20,008
                                  --------        --------        --------        --------        --------        --------
Total Amounts Available To
   Meet Guarantee
Commitments                       $102,201        $104,170        $115,861        $120,451        $105,830        $115,062
                                  ========        ========        ========        ========        ========        ========


* The loan loss reserve as of December 31, 2000 includes the transfer of $35 million from the Unrestricted Board Designated and Unrestricted-Undesignated. This transfer was done to more appropriately classify funds held to pay claims. There was no change in the total amount of funds available to pay claims.

** The decline in the loan loss reserve from 2000 to 2001 reflects TERI's discontinuance of its guaranty relationship with Access Group, Inc. TERI discontinued its guarantee obligations on $344 million of loans originated by Access Group. This resulted in a net reduction of approximately $23 million in TERI's loan loss reserve.

         Subject to the minimum restrictions imposed by lending institutions, and the segregated reserves discussed below under "--Segregated Reserves for Private Loans Under the Programs Guaranteed by TERI," TERI establishes its loan loss reserve based on its management's estimates of probable losses arising from its guarantee commitments, based on the historical experience of TERI and those of other lending institutions and programs, and based on the results of a semi-annual actuarial study provided by an independent accounting firm.

         Recovery Rate. Unlike the Federal Guarantors' calculation of recovery rates discussed above, which consists of an annual measure of recoveries as compared to default claims, the recovery rate for TERI is determined by dividing the cumulative amount recovered from borrowers by the cumulative amount of default claims paid by TERI as a guarantor for the year when the loan defaulted. Consequently, the recovery rate information provided above for the Federal Guarantors is not comparable to that provided for TERI below. TERI's recovery rates as of June 30, 2002, with respect to loans defaulting in each of the five calendar years and the six-month period referred to below are as follows; such information is not guaranteed as to accuracy or completeness and is not to be construed as a representation by either of the Sellers, the Depositor, the Master Servicer, any of the Underwriters or any of their respective affiliates:

          PERIOD OF DEFAULT           CUMULATIVE CASH RECOVERY RATE (UNAUDITED)
------------------------------------ -------------------------------------------
                1997                    64.1 (January 1, 1997--June 30, 2002)
                1998                    56.9 (January 1, 1998--June 30, 2002)
                1999                    50.0 (January 1, 1999--June 30, 2002)
                2000                    40.7 (January 1, 2000--June 30, 2002)
                2001                    36.0 (January 1, 2001--June 30, 2002)
                2002*                   13.8 (January 1, 2002--June 30, 2002)

----------------
* For the six-month period ending June 30, 2002.

         The foregoing chart illustrates that recovery rates tend in general to increase over time as TERI seeks to collect on defaulted loans. However, there can be no assurance that TERI's recovery rate for any future year will be similar to the historical experience set forth above.

         Claims Rate. Unlike the Federal Guarantors' calculation of claims rates discussed above, which consists of an annual measure of claims made to outstanding loan balances guaranteed at the start of that year, the Net Cohort Default Rate for TERI set forth below is based on the aggregate amount of claims, whenever paid, on loans guaranteed by TERI in a particular year or period. The "Net Cohort Default Rate" refers to the total principal amount of defaulted loans for which guarantee payments were made by TERI (net of any subsequent recoveries by TERI) for the cohort year (or period) as a percentage of the aggregate principal amount of loans guaranteed by TERI for the cohort year (or period). As a result, the claims rate information provided above for the Federal Guarantors is not comparable to the Net Cohort Default Rate provided for TERI below. The following table sets forth the total loans guaranteed, total defaults paid (net of recoveries) and the net cohort default rate as of June 30, 2002 for each of the periods referred to below; such information is not guaranteed as to accuracy or completeness and is not to be construed as a representation by either of the Sellers, the Depositor, the Master Servicer, any of the Underwriters or any of their respective affiliates:

                                                           TOTAL NET DEFAULTS PAID
                                   TOTAL LOANS                     FOR LOANS
      COHORT                      GUARANTEED IN                  GUARANTEED IN
       YEAR                        COHORT YEAR                    COHORT YEAR             NET COHORT DEFAULT RATE
----------------------- ----------------------------- --------------------------------- ---------------------------
                                       (DOLLARS IN THOUSANDS) (UNAUDITED)

       1997                          $324,698                        $14,541                        4.48%
       1998                           303,292                          7,626                        2.51
       1999                           265,061                          4,368                        1.65
       2000                           239,565                          1,970                        0.82
       2001                           432,022                            222                        0.29
       2002*                          287,117                             --                          --


----------------
* For the six-month period ending June 30, 2002.

         The declining trend reflected above in the Net Cohort Default Rate experienced by TERI can largely be attributed to the fact that for each succeeding cohort year fewer loans guaranteed by TERI were in repayment as of the end of June, 2002. As the number of loans entering repayment increases, the percentage of loans becoming delinquent and subsequently defaulting also tends to increase. There can be no assurance that the Net Cohort Default Rate of TERI for any future year will be similar to the historical Net Cohort Default Rate experience set forth above.


         Segregated Reserves for Private Loans Under the Programs Guaranteed by TERI. A portion of the reserves described above that are maintained by TERI have been segregated solely to support its guarantee obligations under certain loan programs, including the TERI-Guaranteed Access Loans, but not including the TERI-Guaranteed Fleet Loans. These segregated reserve loans are entitled to the benefit of the segregated reserves. Draws on such segregated reserves will be paid in the order received, to the extent of amounts remaining in the segregated reserve account. Consequently, there may be one or more owners of such loans entitled to the benefit of those segregated reserves for which a claim could, in the event of a default by a student borrower, be filed against such segregated reserves. As a result, there can be no assurance that amounts in these segregated reserves will be available to support Guarantee Payments by TERI owing in respect of the TERI-Guaranteed Access Loans or that such amounts, if available, will be sufficient to satisfy all existing guarantee obligations of TERI with respect to loans entitled to the benefit of these segregated reserves. KBUSA will assign to the Depositor and the Depositor will assign to the Trust the portion of its respective rights under the agreement implementing these segregated reserves that is attributable to such TERI-Guaranteed Access Loans.

         On July 1, 2001 TERI and First Marblehead Corporation ("FMC"), an education finance company, completed a purchase and sale agreement that provided for FMC to acquire certain operating assets and services of TERI and to establish a new subsidiary of FMC called First Marblehead Education Resources, Inc.("FMER"). As part of this transaction, certain fixed assets and intangible assets were sold by TERI to FMER. Approximately 168 current staff have been transferred to FMER. TERI continues to be a provider of private student loan guarantee services, education information and counseling services for young people, parents and adult learners, targeting people from families where neither parent is a college graduate, and a manager of national initiatives related to college access and financing. FMER provides to TERI, under a master servicing agreement, services including loan origination, customer service, default prevention, default recovery, default processing and administrative services.

         TERI has agreed that it will provide a copy of its most recent audited financial statements to Securityholders upon receipt of a written request directed to its Chief Financial Officer, 330 Stuart Street, Suite 500, Boston, Massachusetts 02116.


HICA

         The Eligible Lender Trustee will take an assignment of Surety Bonds by which HICA has insured certain Guaranteed Private Loans. HICA was incorporated in 1986 to provide insurance coverage to lenders against credit losses on education-related, non-federally insured loans to students attending post-secondary educational institutions. HICA is a licensed, regulated insurance company incorporated in South Dakota and headquartered in Sioux Falls, and employs approximately 29 people as of June 28, 2002. HICA is an indirect subsidiary of SLM Corporation.

         Insurance Volume. The following table sets forth the amount of loans that have first become insured by HICA in each of the five calendar years and six-month period referred to below; such information is not guaranteed as to accuracy or completeness and is not to be construed as a representation by the Sellers, the Depositor, KBUSA or any of the Underwriters:

    CALENDAR YEAR                           PRIVATE LOANS INSURED BY YEAR
    -------------------------------------- -------------------------------
                                               (DOLLARS IN MILLIONS)
    1997                                              $286
    1998                                               267
    1999                                               346
    2000                                               577
    2001                                             1,018
    2002*                                              605
    ----------------
    * For the six-month period ending June 30, 2002.

         HICA has agreed that it will provide a copy of its most recent audited financial statements to Securityholders upon receipt of a written request directed to Ms. Vickie Eliason, Treasurer, 3900 West Technology Circle-Suite 7, Sioux Falls, South Dakota 57106.

NON-GUARANTEED PRIVATE LOANS

         As of the Statistical Cutoff Date, approximately 66.76% of the Group II Initial Financed Student Loans are, and none of the Group I Student Loans are or will be, Non-Guaranteed Private Loans. The Non-Guaranteed Private Loans were originated in accordance with the criteria set forth in the Prospectus under "The Student Loan Financing Business--Description of Private Loans Under the Programs." See also the discussion of the Key Alternative Loan Program in the Prospectus under "The Student Loan Financing Business--Description of Private Loans Under the Programs" and "The Financed Student Loan Pools--Characteristics of the Key CareerLoan" in this Prospectus Supplement.

KEYCORP STUDENT LOAN TRUSTS

         The following tables set forth the cumulative claims paid experience with respect to guaranteed student loans and charge-offs experience with respect to non-guaranteed student loans for all of the student loans securitized by KBUSA and its affiliates through the various securitization trusts specified. The data includes substantially all student loans originated or acquired by KBUSA and its affiliates during these time periods, except FFELP loans for undergraduate education and one private loan product whose primary use is for grade school and high school education. The student loans selected for each student loan trust were generally selected based on the expected graduation year of each student. While the trusts are comprised predominately of one expected graduation year, there are borrowers in each student loan trust who consolidated their loans, left school early or graduated late and therefore did not graduate during the expected graduation year but are included under that graduation year for purposes of the tables.

         The tables below reflect only the past performance of each of the securitization trusts indicated. The performance of a particular trust and the student loans in such trust may be affected by a number of factors, including the date when each borrower enters repayment, the number of loans in forbearance, grace or deferment and the timing of when such loans entered forbearance, grace or deferment, the particular mix of loan programs in that trust, the underwriting standards at the time of origination of the related student loans, the types of schools attended by the related borrowers, and general economic conditions. As a result, potential investors in the Notes should be aware that the performance of the Financed Student Loans owned by the Trust might be substantially different from that of prior securitization trusts. In particular, the Trust includes Financed Student Loans that have no available prior performance history, including Rehabilitated Student Loans and Key CareerLoans. As such, investors should not rely on these tables as predicators of expected claims paying or charge-off rates, as the case may be, with respect to the Financed Student Loans owned by the Trust.

         The table below presents the cumulative claims paid percentages by the related federal guarantors with respect to FFELP loans that have been securitized. The claims paid percentage does not reflect the charge-off of the 2% of the principal balance of each defaulted student loan originated after October 1, 1993 that is not payable by the related federal guarantor.

                      CUMULATIVE CLAIMS PAID PERCENTAGES(1) BY SECURITIZATION TRUST AND ASSUMED GRADUATION DATE
                                                         FFELP STUDENT LOANS
                                                                           TRUST
                   1993-A    1994-A    1994-B     1995-A     1995-B   1996-A    1997-1   1999-A    1999-B   2000-A   2000-B  2001-A
                   ------    ------    ------     ------     ------   ------    ------   ------    ------   ------   ------  ------
                                                                        CUT-OFF DATE
                   5/12/93   1/1/94    9/1/94     1/1/95     10/1/95  9/1/96    9/1/97   1/1/99    9/1/99   6/1/00   9/1/00  9/1/01
CUMULATIVE CLAIMS                                                     GRADUATION DATE
     PAID                                                                (ASSUMED)
    THROUGH         1993      1993      1994       1994       1995     1996      1997     1998      1999     2000     2000    2001
    MAY 31,
    -------        -----------------------------------------------------------------------------------------------------------------
      1994           0.514%    0.273%
      1995           2.272%    1.813%   0.579%    0.577%
      1996           4.753%    4.380%   2.882%    2.723%    0.323%
      1997           9.444%    7.124%   6.174%    5.635%    2.398%   0.257%
      1998          11.261%    9.220%   8.184%    7.984%    4.625%   2.407%   0.169%
      1999          12.553%   10.830%   9.907%    9.397%    6.171%   4.226%   1.892%    0.057%
      2000          13.129%   11.338%  10.447%   10.031%    6.944%   5.158%   2.883%    1.154%    0.040%
      2001          13.714%   12.262%  11.332%   11.004%    7.964%   6.417%   4.304%    2.644%    1.107%   0.205%   0.066%
      2002          14.180%   12.911%  12.051%   11.761%    8.879%   7.261%   5.570%    3.990%    2.434%   1.401%   1.203%   0.216%


         (1) The cumulative claims paid percentage is calculated by dividing (x) the total dollar amount of claims paid including accrued interest by the related federal student loan guarantors on FFELP loans in the related trust through the referenced May 31 of that year, by (y) the sum of (i) the aggregate original principal balance of all FFELP loans in the related trust, and (ii) related cumulative capitalized interest, related consolidation and serial loan purchases, related guarantee fee capitalization and other principal adjustments in each case through the referenced May 31 of that year, less (iii) the outstanding principal balance of all FFELP loans in the related trust repurchased by related seller or servicer through the referenced May 31 of that year.

         The table below presents the percentages of cumulative claims paid percentages by the related private guarantors with respect to guaranteed private student loans that have been securitized.


                      CUMULATIVE CLAIMS PAID PERCENTAGES(1) BY SECURITIZATION TRUST AND ASSUMED GRADUATION DATE
                                                  PRIVATE GUARANTEED STUDENT LOANS
                                                                            TRUST
                   1993-A     1994-A    1994-B    1995-A    1995-B    1996-A    1997-1  1999-A   1999-B  2000-A   2000-B   2001-A
                   ------     ------    ------    ------    ------    ------    ------  ------   ------  ------   ------   ------
                                                                        CUT-OFF DATE
                   5/12/93    1/1/94    9/1/94    1/1/95    10/1/95   9/1/96    9/1/97  1/1/99   9/1/99  6/1/00   9/1/00   9/1/01
CUMULATIVE CLAIMS                                                     GRADUATION DATE
      PAID                                                               (ASSUMED)
    THROUGH         1993       1993      1994      1994      1995      1996      1997    1998     1999    2000     2000     2001
    MAY 31,
    -------        ----------------------------------------------------------------------------------------------------------------
      1994          0.117%    0.120%
      1995          3.955%    3.305%   0.327%     0.204%
      1996          7.676%    6.454%   3.401%     3.186%    0.149%
      1997         12.522%    9.546%   6.943%     7.624%    1.888%    0.100%
      1998         14.668%   11.655%  10.067%    10.475%    5.563%    2.307%   0.082%
      1999         16.195%   13.145%  12.146%    12.561%    8.492%    5.799%   2.248%   0.017%
      2000         16.909%   14.554%  13.477%    13.797%   10.235%    8.722%   6.122%   1.364%   0.057%
      2001         17.488%   15.345%  14.292%    14.609%   11.344%   10.019%   8.427%   4.470%   1.288%  0.402%   0.014%
      2002         17.804%   15.786%  14.800%    15.282%   11.953%   11.032%   9.815%   6.204%   3.636%  2.174%   1.309%   0.881%


         (1) The cumulative claims paid percentage is calculated by dividing (x) the total dollar amount of claims paid including accrued interest by the related private student loan guarantors on guaranteed private student loans in the related trust through the referenced May 31 of that year, by (y) the sum of (i) the aggregate original principal balance of all guaranteed private student loans in the related trust, and
                  (ii) related cumulative capitalized interest, related consolidation and serial loan purchases, related guarantee fee capitalization and other principal adjustments in each case through the referenced May 31 of that year, less (iii) the outstanding principal balance of all guaranteed private student loans in the related trust repurchased by related seller or servicer through the referenced May 31 of that year.

         The table below presents the cumulative gross charge-off percentages (without regard to any subsequent recoveries) with respect to non-guaranteed private student loans that have been securitized. A non-guaranteed private student loan is generally charged-off after such student loan has become 180 or more days delinquent.

 CUMULATIVE GROSS CHARGE-OFF PERCENTAGES(1) BY SECURITIZATION TRUST AND ASSUMED
                                GRADUATION DATE
                      NON-GUARANTEED PRIVATE STUDENT LOANS


                                       TRUST
                      1999-B     2000-A     2000-B     2001-A
                      ------     ------     ------     ------
                                    CUT-OFF DATE
                      9/1/99     6/1/00     9/1/00     9/1/01
  CUMULATIVE GROSS                GRADUATION DATE
CHARGE-OFFS THROUGH                  (ASSUMED)
                       1999       2000       2000       2001
      MAY 31,
      -------         ---------------------------------------------
        2000          0.481%
        2001          1.929%     0.636%     0.324%
        2002          3.495%     1.919%     4.278%     0.696%


         (1) The cumulative gross charge-off percentage is calculated by dividing (x) the total dollar amount of non-guaranteed private student loans charged-off in the related trust (not including for such purpose any subsequent recoveries on the related non-guaranteed private student loans) through the referenced May 31 of that year, by (y) the sum of (i) the aggregate original principal balance of all non-guaranteed private student loans in the related trust, and (ii) related cumulative capitalized interest, related consolidation and serial loan purchases, and other principal adjustments in each case through the referenced May 31 of that year, less (iii) the outstanding principal balance of all non-guaranteed private student loans in the related trust repurchased by the related seller or servicer through the referenced May 31 of that year.

         The table below presents the cumulative net charge-off percentages (which reflects all subsequent recoveries) for non-guaranteed private student loans that have been securitized. Recoveries are sums received by a trust from borrowers after the related student loans have been charged-off. A non-guaranteed private student loan is generally charged-off after such student loan has become 180 or more days delinquent.

 CUMULATIVE NET CHARGE-OFF PERCENTAGES(1) BY SECURITIZATION TRUST AND ASSUMED
                                GRADUATION DATE
                      NON-GUARANTEED PRIVATE STUDENT LOANS


                                       TRUST
                      1999-B     2000-A     2000-B     2001-A
                      ------     ------     ------     ------
                                    CUT-OFF DATE
                      9/1/99     6/1/00     9/1/00     9/1/01
   Cumulative NET                 GRADUATION DATE
CHARGE-OFFS THROUGH                  (ASSUMED)
                       1999       2000       2000       2001
      MAY 31,
      -------       ---------------------------------------------
        2000          0.475%
        2001          1.859%     0.631%     0.321%
        2002          3.236%     1.825%     4.242%     0.694%


         (1) The cumulative net charge-off percentage is calculated by dividing (x) (i) the total dollar amount of non-guaranteed private student loans charged-off in the related trust, less
                  (ii) any subsequent recoveries on the related non-guaranteed private student loans, in each case through the referenced May 31 of that year, by (y) the sum of (i) the aggregate original principal balance of all non-guaranteed private student loans in the related trust, and (ii) related cumulative capitalized interest, related consolidation and serial loan purchases, and other principal adjustments in each case through the referenced May 31 of that year, less (iii) the outstanding principal balance of all non-guaranteed private student loans in the related trust repurchased by the related seller or servicer through the referenced May 31 of that year.

                          DESCRIPTION OF THE SECURITIES

         Terms used in this section and not previously defined and not defined herein are defined under "Description of the Transfer and Servicing Agreements--Distributions" herein.

GENERAL

         The Notes will be issued pursuant to the terms of the indenture, dated as of September 1, 2002, between the Trust and the Indenture Trustee (the "Indenture"). The Certificates will be issued to the Depositor, or its designated affiliate, pursuant to the terms of the Trust Agreement. The following information supplements the summary of the material terms of the Notes, the Certificates, the Indenture and the Trust Agreement set forth in the Prospectus. The summary does not purport to be complete and is qualified in its entirety by reference to the provisions of the Notes, the Certificates, the Indenture and the Trust Agreement. Only the Notes are offered by this Prospectus Supplement. Any information presented in this Prospectus Supplement relating to the Certificates is for informational purposes only to provide for a better understanding of the Notes.

         The Class I-A-1 Notes, the Class I-A-2 Notes (the "Group I Class A Notes"), the Class II-A-1 Notes, the Class II-A-2 Notes (the "Group II Class A Notes," and with respect to each group the "Class A Notes"), and the Class I-B Notes (each a "Class") will initially be represented by one or more Notes registered in the name of the nominee of the Depository Trust Company ("DTC") (together with any successor depository selected by the Administrator, the "Depository"), except as set forth below. The Notes will be available for purchase in denominations of $1,000 and integral multiples of $1,000 in excess thereof in book-entry form only. The Trust has been informed by DTC that DTC's nominee will be Cede & Co. ("Cede"). Accordingly, Cede is expected to be the holder of record of the Notes. Unless and until Definitive Notes are issued under the limited circumstances described herein, no Noteholder will be entitled to receive a physical certificate representing a Note. All references herein to actions by Noteholders refer to actions taken by DTC upon instructions from its participating organizations (the "Participants") and all references herein to distributions, notices, reports and statements to Noteholders refer to distributions, notices, reports and statements to DTC or Cede, as the registered holder of the Notes, for distribution to Noteholders in accordance with DTC's procedures with respect thereto. See "Certain Information Regarding the Securities--Book-Entry Registration" and "--Definitive Securities" in the Prospectus.

THE NOTES

         Distributions of Interest. Interest will accrue on the principal balance of each Class of Notes at a rate per annum equal to the lesser of the Formula Rate for such Class of Notes and the Student Loan Rate for the related group of Financed Student Loans (each such interest rate being a "Note Interest Rate"). Interest will accrue from and including the Closing Date or from the most recent Distribution Date on which interest has been paid to, but excluding, the current Distribution Date (each, an "Interest Period") and will be payable to the Noteholders on each Distribution Date. Interest accrued as of any Distribution Date but not paid on such Distribution Date will be due on the next Distribution Date together with an amount equal to interest on such amount at the applicable Note Interest Rate. Interest payments on the Notes for any Distribution

Date will generally be funded from Available Funds related to each group of Notes and amounts on deposit in the related Reserve Account and, under certain limited circumstances, the related Pre-Funding Account remaining after the distribution of the portion of the Master Servicing Fee allocated to the related group of Financed Student Loans for each of the two immediately preceding Monthly Servicing Payment Dates and of the portion of the Master Servicing Fee and the Administration Fee allocated to the related group of Financed Student Loans, and, with respect to the Group II Notes, the quarterly premium owing to the Securities Insurer. If such sources are also insufficient to pay the sum of the related Noteholders' Interest Distribution Amount with respect to the related Class A Notes of either group of Notes for such Distribution Date and any Trust Swap Payment Amount with respect to the related Interest Rate Swap for such group of Notes, such shortfall will be allocated pro rata (x) to the related Class A Noteholders (based upon the total amount of interest then due on each Class of Class A Notes of such group) and (y) to the Swap Counterparty (based on the Trust Swap Payment Amount due to the Swap Counterparty with respect to the related Interest Rate Swap on such Distribution Date). If such sources are insufficient to pay the sum of the related Noteholders' Interest Distribution Amount with respect to the Class I-B Notes for such Distribution Date, such shortfall will be allocated to the Class I-B Noteholders. With respect to the Group II Notes only, the Group II Notes Guaranty Insurance Policy will unconditionally guarantee the payment of the related Noteholders' Interest Distribution to the Group II Noteholders on each Distribution Date.

         In addition, with respect to the Group I Notes only, a "Subordinate
Note Interest Trigger" will have occurred if on the last day of any Collection Period, the outstanding principal amount of the Group I Senior Notes exceeds the sum of the Group I Pool Balance, plus the balance of the Group I Pre-Funding Account and the Group I Reserve Account. Such Subordinate Note Interest Trigger will remain in effect for so long as the outstanding principal amount of the Group I Senior Notes exceeds the sum of the Group I Pool Balance plus the balance of the Group I Pre-Funding Account and the Group I Reserve Account. The effect of the occurrence and continuance of a Subordinate Note Interest Trigger is such that on each related Distribution Date, the Principal Distribution Amount with respect to the Group I Notes must be paid in full to the Group I Senior Noteholders before any payments of interest are made to the Group I Subordinate Noteholders.

         "Collection Period" means each period of three calendar months from and including the date following the end of the preceding Collection Period (or, with respect to the first Collection Period, the period beginning on September 1, 2002 and ending on January 31, 2003).

         "Formula Rate" means for any Class of Notes, the applicable Investor Index plus the applicable Margin.

         "Investor Index" means Three Month LIBOR (determined as described under "--Determination of LIBOR" below).

         With respect to each Class of Notes and the initial Interest Period, interest will accrue during the period from the Closing Date to, but excluding, November 27, 2002, based on a blended rate of LIBOR as determined on the initial LIBOR Determination Date and for the period from November 27, 2002 to but excluding February 27, 2003 based on Three-Month

LIBOR as determined on the second business day prior to November 27, 2002. See "--Determination of LIBOR" below.

         The "Margin" for each Class of Notes is 0.06% for the Class I-A-1 Notes, 0.19% for the Class I-A-2 Notes, 0.70% for the Class I-B Notes, 0.13% for the Class II-A-1 Notes, and 0.40% for the Class II-A-2 Notes.

         The "Student Loan Rate" for any Class of Notes for any Interest Period will equal the product of (a) the quotient obtained by dividing (x) 365 (or 366 in a leap year) by (y) the actual number of days elapsed in such Interest Period and (b) the percentage equivalent of a fraction, (i) the numerator of which is equal to Expected Interest Collections with respect to the related group of Financed Student Loans for the Collection Period relating to such Interest Period, plus any Net Trust Swap Receipt actually received by the Trust with respect to the Interest Rate Swap related to such group of Financed Student Loans and the related Collection Period, less the sum of the related Master Servicing Fees, the related Administration Fees, and the premiums due to the Securities Insurer (with respect to the Group II Student Loans only) and payable on the related Distribution Date and any related Master Servicing Fees paid on the two preceding Monthly Servicing Payment Dates during the related Collection Period, minus any Net Trust Swap Payment due to the Swap Counterparty with respect to the Interest Rate Swap related to such group of Financed Student Loans for the related Collection Period, and (ii) the denominator of which is the outstanding principal balance of the related group of Notes as of the first day of such Interest Period.

         "Expected Interest Collections" means, with respect to each group of Student Loans and any Collection Period, the sum of

              - the amount of interest accrued, net (in the case of the Group I Student Loans) of amounts required by the Higher Education Act to be paid to the Department or to be repaid to borrowers, with respect to the Financed Student Loans for such Collection Period (whether or not such interest is actually paid),

              - all Interest Subsidy Payments and Special Allowance Payments expected to be received by the Eligible Lender Trustee for such Collection Period (whether or not actually received) with respect to the Group I Student Loans only, and

              -   Investment Earnings for such Collection Period.

         To the extent the interest rate during any Interest Period for any Class of Notes calculated on the basis of the related Formula Rate exceeds the related Student Loan Rate, the Cap Provider will be obligated under the related Interest Rate Cap to pay the amount of the excess (with respect to Group I Notes, the "Group I Noteholders' Interest Index Carryover" and with respect to Group II Notes, the "Group II Noteholders' Interest Index Carryover" and in either case, the "Noteholders' Interest Index Carryover"). If the Cap Provider defaults on its obligation under either of the Interest Rate Caps or if an Interest Rate Cap is terminated in accordance with its terms, any related Noteholders' Interest Index Carryover (together with the unpaid portion of any such Noteholders' Interest Index Carryover from prior Distribution Dates and interest accrued thereon (1) in the case of the Class A Notes of the applicable group of Notes, at the weighted average of the Formula Rate for the related Class A Notes, and (2) with respect to the Group I Interest Rate Cap, in the case of the Class I-B Notes, at the Formula Rate for the Class I-B

Notes) will be paid on such Distribution Date or any subsequent Distribution Date on a subordinated basis only to the extent funds are allocated and available therefor after making all required prior allocations and distributions on such Distribution Date, as described under "Description of the Transfer and Servicing Agreements--Distributions" herein. Any Group I or Group II Noteholders' Interest Index Carryover due with respect to the related Class A Notes as a result of such default or termination, as the case may be, that may exist on any Distribution Date following a default by the Cap Provider or a termination of the related Interest Rate Cap, as applicable, will be payable to holders of the Class A Notes in the related group of Notes on that Distribution Date on a pro rata basis, based on the amount of the Group I or Group II Noteholders' Interest Index Carryover then owing with respect to the related Class A Notes, and on any succeeding Distribution Dates, solely out of the amount of Group I or Group II Available Funds, as applicable, remaining on any such Distribution Date after distribution of the amounts having a more senior payment priority as described under "Description of the Transfer and Servicing Agreements--Distributions" herein. Any Group I Noteholders' Interest Index Carryover due on the Class I-B Notes that may exist on any Distribution Date following a default by the Cap Provider with respect to the Group I Interest Rate Cap or termination of the Group I Interest Rate Cap, as applicable, will be payable to the holders of the Class I-B Notes on that Distribution Date and on any succeeding Distribution Dates, solely out of the amount of Group I Available Funds remaining on any such Distribution Date after distribution of any Group I Noteholders' Interest Index Carryover on the Group I Class A Notes on such Distribution Date. No amounts on deposit in the related Reserve Account or the related Pre-Funding Account will be available to pay any Noteholders' Interest Index Carryover. Any amount of Noteholders' Interest Index Carryover due with respect to the related Notes remaining after distribution of all related Available Funds on the applicable Final Maturity Date will never become due and payable and will be discharged on such date. The Group II Notes Guaranty Insurance Policy does not guarantee payment of any Group II Noteholders' Interest Index Carryover or the obligations of the Cap Provider under the Group II Interest Rate Cap.

         Distributions of Principal. Principal payments will be made to the holders of the Notes of each group on each Distribution Date in an amount generally equal to the related Principal Distribution Amount for such Distribution Date, until the principal balance of the related group of Notes is reduced to zero. Principal payments on each group of Notes will generally be derived from related Available Funds remaining after the distribution of the amounts set forth in "Description of the Transfer and Servicing Agreements--Distributions" herein.

         In addition, with respect to each group of Notes, in the event that (1) there is a decision by the related Noteholders to exercise the related Put Option, but the Indenture Trustee is unable to exercise such Put Option due to the Minimum Acceptable Put Option Exercise Price being greater than the Put Option Exercise Price (plus all amounts then on the deposit in the Group I or Group II Reserve Account, as applicable), or (2) the Put Option Provider defaults on the related Put Option and the related group of Financed Student Loans is not sold pursuant to the auction process described under "Description of the Transfer and Servicing Agreements--The Put Options and Auction Sales," with respect to any Distribution Date occurring on or after the November, 2012 Distribution Date, the Specified Collateral Balance with respect to such group of Financed Student Loans will be reduced to zero and all amounts on deposit in the related sub-account of the Collection Account (after giving effect to all prior distributions on such Distribution Date including the reinstatement of the balance of the related Reserve Account to the related Specified

Reserve Account Balance on such Distribution Date) will be distributed (x) with respect to the Group I Notes, first to the Class I-A-1 Noteholders, second, to the Class I-A-2 Noteholders, and third, to the Class I-B Noteholders, and (y) with respect to the Group II Notes, first to the Class II-A-1 Noteholders, and second, to the Class II-A-2 Noteholders, in each case as principal until the outstanding principal balance of each such Class of Notes has been reduced to zero. See "Description of the Transfer and Servicing Agreements--Termination" herein. Except as described below, the Group II Notes Guaranty Insurance Policy does not guaranty payment of the Group II Principal Distribution Amount on any Distribution Date.

         GROUP I NOTES. Principal payments on the Group I Notes will be applied on each Distribution Date in the amount of the Group I Principal Distribution
Amount: (a) prior to the Stepdown Date, or after the Stepdown Date if a Subordinate Note Principal Trigger has occurred and is continuing, the Group I Principal Distribution Amount for the Group I Notes will be payable solely to the Group I Senior Notes in sequential order beginning with the Class I-A-1 Notes until paid in full, then to the Class I-A-2 Notes until paid in full, and then to the Class I-B Notes; and (b) after the Stepdown Date and so long as no Subordinate Note Principal Trigger has occurred and is continuing, the Senior Group I Percentage of the Principal Distribution Amount for the Group I Notes will be payable to the Group I Senior Notes (in the same order of priority as described in the preceding sentence) and the Subordinate Percentage of the Principal Distribution Amount for the Group I Notes will be payable to the Class I-B Notes. The aggregate outstanding principal amount of each Class of Group I Notes will be payable in full on the Final Maturity Date for that Class of Group I Notes. The Final Maturity Date for the Class I-A-1 Notes is the Distribution Date in May 2010 (the "Class I-A-1 Notes Final Maturity Date"), the Final Maturity Date for the Class I-A-2 Notes is the Distribution Date in August 2031 (the "Class I-A-2 Notes Final Maturity Date") and the Final Maturity Date for the Class I-B Notes is the Distribution Date in November 2032 (the "Class I-B Notes Final Maturity Date"). On the Final Maturity Date for each Class of Group I Notes, amounts on deposit in the Group I Reserve Account, if any, will be available, if necessary, to be applied to reduce the principal balance of such Class of Group I Notes to zero. Although the maturity of certain of the Group I Financed Student Loans will extend well beyond the Final Maturity Date of the Class I-B Notes, the actual date on which the aggregate outstanding principal and accrued interest of any Class of Group I Notes are paid may be earlier than the Final Maturity Date for the related Class of Group I Notes, based on a variety of factors. See "The Financed Student Loan Pools--Maturity and Prepayment Assumptions" herein. In addition, prior to the Distribution Date on which the principal balance of the Group I Notes equals the sum of the Group I Pool Balance and amounts on deposit in the Group I Pre-Funding Account as of the last day of the related Collection Period (the "Group I Parity Date"), the amount on deposit in the Group I Reserve Account will be used to pay principal on the Group I Notes only to the extent the amount by which the Group I Pool Balance as of the last day of the second preceding Collection Period (or in the case of the first Distribution Date, as of the Cutoff Date) minus the Group I Pool Balance as of the last day of the related Collection Period exceeds the Group I Available Funds remaining to be distributed on the Group I Notes as principal as set forth in "Description of the Transfer and Servicing Agreements--Distributions" herein. On and after the Group I Parity Date, amounts on deposit in the Group I Reserve Account will be used to pay principal to the extent that any Group I Available Funds remaining to be distributed on the Group I Notes as principal as set forth in "Description of the Transfer and Servicing Agreements--Distributions" herein is less than the Noteholders' Principal Distribution Amount for the Group I Notes for such Distribution Date.

         However, after the occurrence of an Event of Default relating to the Group I Notes (other than an Event of Default resulting from the breach of a representation, warranty or other covenant of the Trust) or an acceleration of the Group I Notes, principal will be paid on the Class I-A-1 and Class I-A-2 Notes on a pro rata basis (based on their outstanding principal balances) and not sequentially, and no principal will be paid to the holders of the Class I-B Notes until all Group I Senior Notes have been paid in full.

         The "Stepdown Date" for the Group I Notes will be the earlier of (i) the first date on which no Group I Senior Notes remain outstanding or (ii) the fifth anniversary of the Closing Date. The "Senior Percentage" of the Group I Notes at any time equals the percentage equivalent of a fraction, the numerator of which is the aggregate principal balance of the Group I Senior Notes, and the denominator of which is the sum of the aggregate principal balance of all the Group I Notes. The "Subordinate Percentage" for the Group I Notes is equal to 100% minus the Senior Percentage of the Group I Notes.

         A "Subordinate Note Principal Trigger" with respect to the Group I Subordinate Notes will occur and be continuing if a Subordinate Note Interest Trigger occurs and is continuing with respect to the Group I Subordinate Notes, In addition, a Subordinate Note Principal Trigger with respect to the Group I Subordinate Notes will occur if the Cumulative Default Ratio for the Group I Student Loans exceeds 25% as of the end of the related Collection Period. The "Cumulative Default Ratio" means the ratio of the aggregate Group I Pool Balance with respect to which default claims have been filed, to the aggregate Group I Pool Balance ever included in the Group I Student Loans. If a Subordinate Note Principal Trigger is in effect, no principal payments will be made with respect the Group I Subordinate Notes until no Group I Senior Notes remain outstanding. Instead, all principal payments with respect to the Group I Notes will be allocated to the Group I Senior Notes; provided, however, if on a subsequent Distribution Date a Subordinate Note Interest Trigger is no longer in effect and the Cumulative Default Ratio for the Group I Student Loans does not exceed 25% then a Subordinate Note Principal Trigger will no longer be in effect.

         GROUP II NOTES. Principal payments on the Group II Notes will be applied on each Distribution Date in the amount of the Group II Principal Distribution Amount, first, to the principal balance of the Class II-A-1 Notes until the principal balance is reduced to zero and then to the principal balance of the Class II-A-2 Notes until the principal balance is reduced to zero. The aggregate outstanding principal amount of each Class of Group II Notes will be payable in full on the Final Maturity Date for that Class of Group II Notes. The Final Maturity Date for the Class II-A-1 Notes is the Distribution Date in May 2013 (the "Class II-A-1 Notes Final Maturity Date") and the Final Maturity Date for the Class II-A-2 Notes is the Distribution Date in August 2031 (the "Class II-A-2 Notes Final Maturity Date"). On the Final Maturity Date for each Class of Group II Notes, amounts on deposit in the Group II Reserve Account, if any, will be available, if necessary, to be applied to reduce the principal balance of such Class of Group II Notes to zero. The Group II Notes Guaranty Insurance Policy will guarantee payment of the unpaid principal amount of the Class II-A-1 Notes on the Class II-A-1 Notes Final Maturity Date and the Class II-A-2 Notes on the Class II-A-2 Notes Final Maturity Date. Although the maturity of certain of the Group II Financed Student Loans will extend well beyond the Final Maturity Date of the Class II-A-2 Notes, the actual date on which the aggregate outstanding principal and accrued interest of any Class of Group II Notes are paid may be earlier than the Final Maturity Date for the related Class of Group II Notes, based on a variety of factors. See "The Financed Student Loan Pools--Maturity and Prepayment Assumptions" herein. In addition, prior to the Distribution Date on which the principal balance of the Group II Notes equals the sum of the Group II Pool Balance and amounts on deposit in the Group II Pre-Funding Account as of the last day of the related Collection Period (the "Group II Parity Date"), the amount on deposit in the Group II Reserve Account will be used to pay principal on the Group II Notes only to the extent the amount by which the Group II Pool Balance as of the last day of the second preceding Collection Period (or in the case of the first Distribution Date, as of the Cutoff Date) minus the Group II Pool Balance as of the last day of the related Collection Period exceeds the Group II Available Funds remaining to be distributed on the Group II Notes as principal as set forth in "Description of the Transfer and Servicing Agreements--Distributions" herein. On and after the Group II Parity Date, amounts on deposit in the Group II Reserve Account will be used to pay principal to the extent that any Group II Available Funds remaining to be distributed on the Group II Notes as principal as set forth in "Description of the Transfer and Servicing Agreements--Distributions" herein is less than the Noteholders' Principal Distribution Amount for the Group II Notes for such Distribution Date.

         However, after the occurrence of an Event of Default relating to the Group II Notes (other than an Event of Default resulting from the breach of a representation, warranty or other covenant of the Trust) or an acceleration of the Group II Notes, principal will be paid on the Class II-A-1 and Class II-A-2 Notes on a pro rata basis (based on their outstanding principal balances) and not sequentially.

INDENTURE

         The Indenture Trustee. JPMorgan Chase Bank, a New York banking corporation, will be the Indenture Trustee under the Indenture. KBUSA maintains normal commercial banking relations with the Indenture Trustee.

         Events of Default; Rights upon Event of Default. Upon an Event of Default under the Indenture, a majority of the Group I Senior Noteholders (until such time as all Group I Senior Notes have been paid in full, and then a majority of the Group I Subordinate Noteholders) will have the right to exercise remedies on behalf of all the Group I Noteholders (the "Group I Controlling Noteholders") and the Securities Insurer as the deemed holder of 100% of the Group II Notes (unless a Securities Insurer Default has occurred and is continuing, and then a majority of the Group II Noteholders) will have the rights of the Group II Noteholders set forth in the Prospectus under "Description of the Notes--The Indenture--Events of Default; Rights upon Event of Default." In addition, the occurrence and declaration of an event of default under the insurance agreement, dated as of September 1, 2002 among the Securities Insurer, the Master Servicer, the Seller, the Administrator, the Trust, the Depositor, the Eligible Lender Trustee and the Indenture Trustee (the "Insurance Agreement") will also be an Event of Default under the Indenture, but only with respect to the Group II Notes. The Indenture Trustee at the direction of the Group I Controlling Noteholders or the Securities Insurer (unless a Securities Insurer Default has occurred and is continuing, then a majority of the Group II Noteholders) may sell the Group I or Group II Financed Student Loans, as applicable, subject to certain conditions set forth in the Indenture following an Event of Default, including a default in the payment of any principal when due or a default for three business days or more in the payment of any interest on any Note in either group of Notes (to the extent described in the following paragraph). See "Description of the Notes--The Indenture--Events of Default; Rights upon Event of Default" in the Prospectus.

         IN ADDITION, THE FAILURE TO PAY THE RELATED NOTEHOLDERS' PRINCIPAL DISTRIBUTION AMOUNT WITH RESPECT TO ANY OF THE GROUP I NOTES ON ANY DISTRIBUTION DATE WILL NOT RESULT IN THE OCCURRENCE OF AN EVENT OF DEFAULT UNTIL THE CLASS I-A-1 NOTES FINAL MATURITY DATE, IN THE CASE OF THE CLASS I-A-1 NOTES, THE CLASS I-A-2 NOTES FINAL MATURITY DATE, IN THE CASE OF THE CLASS I-A-2 NOTES, OR THE CLASS I-B NOTES FINAL MATURITY DATE, IN THE CASE OF THE CLASS I-B NOTES. SIMILARLY, THE FAILURE TO PAY THE RELATED NOTEHOLDERS' PRINCIPAL DISTRIBUTION AMOUNT WITH RESPECT TO ANY OF THE GROUP II NOTES ON ANY DISTRIBUTION DATE WILL NOT RESULT IN THE OCCURRENCE OF AN EVENT OF DEFAULT UNTIL THE CLASS II-A-1 NOTES FINAL MATURITY DATE, IN THE CASE OF THE CLASS II-A-1 NOTES, OR THE CLASS II-A-2 NOTES FINAL MATURITY DATE, IN THE CASE OF THE CLASS II-A-2 NOTES. ALSO, THE FAILURE TO PAY ANY NOTEHOLDERS' INTEREST INDEX CARRYOVER AS A RESULT OF INSUFFICIENT RELATED AVAILABLE FUNDS WILL NOT RESULT IN THE DECLARATION OF AN EVENT OF DEFAULT.

DETERMINATION OF LIBOR

         Pursuant to the Sale and Servicing Agreement, the Administrator, in its capacity as calculation agent, will determine the Investor Index, which except for the first part of the initial Interest Period (from the Closing Date to but excluding November 27, 2002), shall be Three-Month LIBOR, for purposes of calculating the interest due on each Class of the Notes and any related Noteholders' Interest Index Carryover, for each given Interest Period on (x) the second business day prior to the commencement of each Interest Period and (y) with respect to the initial Interest Period, as determined pursuant to clause
(x) for the period from the Closing Date to, but excluding, November 27, 2002 and as determined on the second business day prior to November 27, 2002 for the period from November 27, 2002 to but excluding February 27, 2003 (each, a "LIBOR Determination Date"). For purposes of calculating Three-Month LIBOR, a business day is any day on which banks in London and New York City are open for the transaction of business. Interest due for any Interest Period will be determined based on the actual number of days in such Interest Period over a 360-day year.

         For the period of the initial Interest Period commencing on the Closing Date, to but excluding November 27, 2002, only, the Investor Index applicable for each Class of Notes will be a blended rate of two-month LIBOR and Three-Month LIBOR as determined as of the first LIBOR Determination Date.

         "Three-Month LIBOR" means the London interbank offered rate ("LIBOR") for deposits in U.S. dollars having a maturity of three months commencing on the related LIBOR Determination Date (the "Index Maturity") which appears on Telerate Page 3750 as of 11:00 a.m., London time, on such LIBOR Determination Date. If such rate does not appear on Telerate Page 3750, the rate for that day will be determined on the basis of the rates at which deposits in U.S. dollars, having the Index Maturity and in a principal amount of not less than U.S. $1,000,000, are offered at approximately 11:00 a.m., London time, on such LIBOR Determination Date to prime banks in the London interbank market by the Reference Banks. The Administrator will request the principal London office of each of such Reference Banks to provide a quotation of its rate. If at least two such quotations are provided, the rate for that day will be the arithmetic mean of the quotations. If fewer than two quotations are provided, the rate for that day will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the Administrator, at approximately 11:00 a.m., New York City time, on such LIBOR Determination Date for loans in U.S. dollars to leading European banks having the Index Maturity and in a principal amount of not less than U.S. $1,000,000; provided that if the banks selected as aforesaid are not quoting as mentioned in this sentence, Three-Month LIBOR in effect for the applicable reset period will be Three-Month LIBOR in effect for the previous reset period.

         "Telerate Page 3750" means the display page so designated on the Bridge Telerate Service (or such other page as may replace that page on that service for the purpose of displaying comparable rates or prices) or such comparable page on a comparable service.

         "Reference Bank" means a leading bank (a) engaged in transactions in Eurodollar deposits in the international Eurocurrency market, (b) not controlling, controlled by or under common control with the Administrator and
(c) having an established place of business in London.

CERTIFICATES

         On the Closing Date, the Trust will issue a single class of Certificates to the Depositor or an affiliate thereof as its designee. The Certificates will represent the residual interest in the Trust's assets. The Certificates will not have a principal balance and will not bear interest. On each Distribution Date, the Certificates will not be entitled to any distributions with respect to Group I or Group II Available Funds, as applicable, until all amounts owed to the Group I Noteholders, the Group II Noteholders, the Securities Insurer, the Swap Counterparty and the Cap Provider have been paid. Once a distribution has been made in respect of the Certificates, it will not be available to pay any of the Noteholders.

              DESCRIPTION OF THE TRANSFER AND SERVICING AGREEMENTS

GENERAL

         The following information supplements the summary set forth in the Prospectus of the material terms of the Sale and Servicing Agreement, pursuant to which the Eligible Lender Trustee on behalf of the Trust will purchase, the Master Servicer will service (or will cause the Sub-Servicers to service) and the Administrator will perform certain administrative functions with respect to the Financed Student Loans; the Administration Agreement, dated as of September 1, 2002 among the Administrator, the Trust and the Indenture Trustee (the "Administration Agreement"), pursuant to which the Administrator will undertake certain other administrative duties with respect to the Trust and the Financed Student Loans; the KBUSA Student Loan Transfer Agreement; the QSPE Student Loan Transfer Agreement; and the Trust Agreement, pursuant to which the Trust will be created and the Certificates will be issued (collectively, the "Transfer and Servicing Agreements"). However, the summary does not purport to be complete and is qualified in its entirety by reference to the provisions of such Transfer and Servicing Agreements.

SALE OF FINANCED STUDENT LOANS; REPRESENTATIONS AND WARRANTIES

         On or prior to the Closing Date, each Seller will sell and assign to the Depositor, without recourse, its respective entire interest in the Initial Financed Student Loans, all collections received and to be received with respect thereto for the period on and after the Cutoff Date and all the Assigned Rights, if any, pursuant to the related Student Loan Transfer Agreement. As part of the KBUSA Student Loan Transfer Agreement, KBUSA will make certain representations and warranties concerning the KBUSA Student Loans. QSPE will not make any representations or warranties concerning the QSPE Student Loans, which will be purchased on a "where is, as is" basis. In lieu thereof, the Master Servicer will make certain representations and warranties with respect to the QSPE Student Loans in the Sale and Servicing Agreement.

         On or prior to the Closing Date, the Depositor will sell and assign to the Eligible Lender Trustee on behalf of the Trust, without recourse, its entire interest in the Initial Financed Student Loans, all collections received and to be received with respect thereto for the period on and after the Cutoff Date and all the Assigned Rights pursuant to the Sale and Servicing Agreement. Each Initial Financed Student Loan will be identified in schedules appearing as an exhibit to the Sale and Servicing Agreement. The Eligible Lender Trustee will, concurrently with such sale and assignment, execute, authenticate and deliver the Notes. The net proceeds received from the sale of the Notes and the Certificates will be applied by the Depositor to the purchase of the Financed Student Loans and the Assigned Rights from the Sellers, to the deposit of the Pre-Funded Amounts in the Pre-Funding Accounts and the Reserve Account Initial Deposits to the Reserve Accounts and to pay certain amounts owed to the Securities Insurer, the Put Option Provider, the Swap Counterparty and the Cap Provider. See "Use of Proceeds," and "--Additional Fundings" below for a description of the application of funds on deposit in each of the Pre-Funding Accounts during the Funding Period.

         In the Sale and Servicing Agreement, the Depositor will make certain representations and warranties with respect to the KBUSA Student Loans to the Trust for the benefit of the holder of the Certificates (the "Certificateholder") and the Noteholders and will have certain cure, repurchase and reimbursement obligations with respect to any breaches (or the Depositor will cause KBUSA to fulfill these obligations pursuant to the terms of the KBUSA Transfer and Servicing Agreement). Also, in the Sale and Servicing Agreement, in consideration of being appointed master servicer with respect to the QSPE Student Loans, the Master Servicer will make certain representations and warranties with respect to the QSPE Student Loans to the Trust for the benefit of the Certificateholder and the Noteholders and will have certain cure, repurchase and reimbursement obligations with respect to any breaches. See "Description of the Transfer and Servicing Agreements" in the Prospectus.

         The "Purchase Price" of (a) each Subsequent Student Loan will be an amount equal to 100% with respect to each of the Group I Student Loans, or 100%, with respect to each of the Group II Student Loans, respectively, and (b) each Other Student Loan will be an amount equal to 100%, with respect to each of the Group I Student Loans, or 100%, with respect to each of the Group II Student Loans, respectively, in each case of the aggregate principal balance thereof as of its related Subsequent Cutoff Date. For purposes of the foregoing calculations, the aggregate principal balance of each Financed Student Loan includes accrued interest thereon from the date of origination to the related Subsequent Cutoff Date, in each case expected to be capitalized upon entry into repayment and any lost Interest Subsidy Payments and Special Allowance Payments with respect thereto.

         To assure uniform quality in servicing and to reduce administrative costs, each Sub-Servicer will be appointed custodian on behalf of the Indenture Trustee and the Trust of the promissory notes representing the Financed Student Loans which such Sub-Servicer is servicing on behalf of the Master Servicer. State Street Bank and Trust Company will be appointed custodian on behalf of the Indenture Trustee and the Trust of the promissory notes representing the Financed Student Loans that are Key CareerLoans which the Master Servicer is servicing directly. The Depositor's, each Seller's, the Master Servicer's and each Sub-Servicer's accounting and other records will reflect the sale and assignment of the Financed Student Loans to the Eligible Lender Trustee on behalf of the Trust, and Uniform Commercial Code financing statements reflecting such sale and assignment will be filed.

ACCOUNTS

         The Administrator will establish and maintain separate segregated accounts as follows: the Collection Account (which shall have two sub-accounts, one for each group of Financed Student Loans), the Group I Pre-Funding Account (which shall consist of two sub-accounts, the Group I Subsequent Loan Sub-Account and the Group I Other Loan Sub-Account), the Group II Pre-Funding Account (which shall consist of two sub-accounts, the Group II Subsequent Loan Sub-Account and the Group II Other Loan Sub-Account), the Group I Escrow Account, the Group II Escrow Account, the "Group I Cap Account," the "Group II Cap Account" (collectively with the Group I Cap Account, the "Cap Accounts"), the Group I Reserve Account and the Group II Reserve Account. Each such account will be established in the name of the Indenture Trustee on behalf of the Noteholders and the Trust.

         Funds in the Collection Account, the Pre-Funding Accounts, the Escrow Accounts, the Cap Accounts and the Reserve Accounts (collectively the "Trust Accounts") will be invested as provided in the Sale and Servicing Agreement in Eligible Investments. "Eligible Investments" are generally limited to short-term U.S. government backed securities, certain highly rated commercial paper and money market funds and other investments acceptable to the Securities Insurer, and the nationally recognized statistical rating agencies rating the Notes (each a "Rating Agency" and together, the "Rating Agencies") as being consistent with the rating of the Notes. Subject to certain conditions, Eligible Investments may include securities or other obligations issued by KBUSA or its affiliates, or trusts originated by KBUSA or its affiliates, or shares of investment companies for which KBUSA or its affiliates may serve as the investment advisor. Eligible Investments are limited to obligations or securities that mature not later than the business day immediately preceding the next Distribution Date. Investment earnings on funds deposited in the Trust Accounts, net of losses and investment expenses (collectively, "Investment Earnings"), will be deposited in the applicable sub-account of the Collection Account on each Distribution Date and will be treated as collections of interest on the Financed Student Loans.

         The Trust Accounts will be maintained as Eligible Deposit Accounts. "Eligible Deposit Account" means either (a) a segregated account with an Eligible Institution or (b) a segregated trust account with the corporate trust department of a depository institution organized under the laws of the United States of America or any one of the states thereof or the District of Columbia

(or any domestic branch of a foreign bank), having corporate trust powers and acting as trustee for funds deposited in such account, so long as any of the securities of such depository institution have a credit rating from each Rating Agency in one of its generic rating categories which signifies investment grade and is acceptable to the Securities Insurer, (c) an account or accounts maintained with KeyBank National Association, so long as KeyBank National Association's long-term unsecured debt rating shall be at least "A" from S&P and "A1" from Moody's, and KeyBank National Association's short-term deposit or short-term unsecured debt rating shall be at least "A-1" from S&P and "P-1" from Moody's, or (d) any other account that is acceptable to the Rating Agencies and the Securities Insurer. Any such accounts may be maintained with KBUSA or any of its affiliates, if such accounts meet the requirements described in clause (a) of the preceding sentence. "Eligible Institution" means a depository institution (which may be, without limitation, KBUSA or an affiliate thereof (but only if all rights of set-off have been waived), the Eligible Lender Trustee, or an affiliate thereof, or the Indenture Trustee or an affiliate thereof) organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank) which has a long-term unsecured debt rating and/or a short-term unsecured debt rating acceptable to the Securities Insurer and the Rating Agencies and the deposits of which are insured by the Federal Deposit Insurance Corporation ("FDIC").

ADDITIONAL FUNDINGS

         The Trust may make expenditures (each, an "Additional Funding") from the applicable sub-account of the related Pre-Funding Account and the related Escrow Account on Subsequent Transfer Dates during the Funding Period consisting of amounts paid to the Depositor to acquire Subsequent Student Loans and Other Student Loans from KBUSA as of the applicable Subsequent Cutoff Dates, to pay capitalized interest on the related Financed Student Loans, and to pay Fee Advances as provided in the Sale and Servicing Agreement.

         On the Closing Date, the Depositor will deposit approximately $38,000,000 with respect to the Group I Notes (the "Group I Pre-Funded Amount") into the Group I Pre-Funding Account from the proceeds of the sale of the Group I Notes, and approximately $60,000,000 with respect to the Group II Notes (the "Group II Pre-Funded Amount") into the Group II Pre-Funding Account from the proceeds of the sale of the Group II Notes. Approximately $30,000,000 of the Group I Pre-Funded Amount will be allocated to the Group I Subsequent Loan Sub-Account to be used exclusively for the purchase of Group I Subsequent Student Loans, and approximately $35,000,000 of the Group II Pre-Funded Amount will be allocated to the Group II Subsequent Loan Sub-Account to be used exclusively for the purchase of Group II Subsequent Student Loans. The Trust intends to use the funds on deposit in the Subsequent Student Loan Pre-Funding Sub-Accounts to acquire Subsequent Student Loans on or prior to the Special Determination Date. The remaining $8,000,000 and $25,000,000 will be deposited into the Group I Other Loan Sub-Account and Group II Other Loan Sub-Account, respectively, to be used for the purchase of Other Student Loans during the Funding Period.

         All Additional Student Loans to be acquired by the Depositor on each Subsequent Transfer Date shall be purchased from KBUSA or QSPE, as applicable, pursuant to the related Student Loan Transfer Agreement and the related Subsequent Transfer Agreement. Any

Additional Student Loan will be a Group I Student Loan if it is a Financed Federal Loan or will be a Group II Student Loan if it is a Financed Private Loan.

         Funds on deposit in the Other Student Loan Pre-Funding Sub-Account of each related Pre-Funding Account will be used from time to time during the Funding Period, subject to certain limitations described below, together with any amounts on deposit in the related Escrow Account, to purchase from the Depositor, for an amount equal to 100% of the aggregate principal balance thereof plus accrued interest (to the extent capitalized or to be capitalized), Other Student Loans made by KBUSA to those eligible borrowers who have Student Loans that are part of the related pool of Initial Financed Student Loans as of the Statistical Cutoff Date, to pay capitalized interest on any Financed Student Loan and to pay Fee Advances. See "The Student Loan Financing Business--Description of Federal Loans Under the Programs--The Federal Consolidation Loan Program" and "--Description of Private Loans Under the Programs--Private Consolidation Loans" in the Prospectus. The Depositor will acquire such Other Student Loans from the Sellers pursuant to the terms of the applicable Student Loan Transfer Agreement and the applicable Subsequent Transfer Agreement.

         The Depositor expects that the total amount of Additional Fundings from the Pre-Funding Accounts will approximate 100% of the Initial Pre-Funded Amounts by the last day of the Collection Period preceding the November, 2004 Distribution Date; however, there can be no assurance that a sufficient amount of Additional Fundings will be made during such time. If, on the Special Determination Date, the amounts on deposit in either the Group I or Group II Subsequent Loan Sub-Account are $10,000,000 or less, the Indenture Trustee, or the Administrator on its behalf, will transfer such amounts to the Group I or Group II Other Loan Sub-Account, as applicable; or if the amount in either sub-account is greater than $10,000,000, the Indenture Trustee, or the Administrator on its behalf, will distribute such amounts to each Class of Notes, pro rata, based on the initial principal balance of each Class of Notes in the related group of Notes. In addition, if the Group I or Group II Pre-Funded Amount has not been reduced to zero by the end of the Funding Period, any amounts remaining in the Group I or Group II Pre-Funding Account will be deposited into the related sub-account of the Collection Account for distribution on the immediately following Distribution Date. Such reduction in the Group I or Group II Pre-Funded Amount will result in a corresponding increase in the amount of principal distributable to the Group I or Group II Notes, as applicable, on such Distribution Date.

         The Group I and Group II Pre-Funded Amounts will also be available on each Monthly Servicing Payment Date to cover any shortfalls in payments of the Master Servicing Fee with respect to the Group I and Group II Student Loans, and on each Distribution Date to fund any related Interest and Expense Draws and related Realized Loss Draws, each with respect to the related group of Notes, to the extent funds on deposit in the Group I or Group II Reserve Account, as applicable, are insufficient to cover such amounts. Amounts withdrawn from either of the Pre-Funding Accounts for the purposes described in this paragraph will not be replenished with future available funds.

         In addition to the conditions set forth under "The Financed Student Loan Pools--General" herein, the obligation to purchase any Additional Student Loan by the Eligible Lender Trustee on behalf of the Trust is subject to the following conditions, among others:

         (a) such Additional Student Loan must satisfy all applicable origination requirements and all other requirements specified in the Sale and Servicing Agreement or related agreements;

         (b) neither the Depositor nor the applicable Seller will select such Additional Student Loan in a manner that it believes is adverse to the interests of the related Noteholders, the Securities Insurer (with respect to Additional Student Loans that will become Group II Student Loans) or the Swap Counterparty; and

         (c) the Depositor and the applicable Seller will deliver certain opinions of counsel to the Indenture Trustee, the Securities Insurer (with respect to Additional Student Loans that will become Group II Student Loans), the Swap Counterparty and the Rating Agencies with respect to the validity of the conveyance of such Additional Student Loan.

         In addition, (a) no Consolidation Loan will be transferred to the Trust unless at least one underlying Student Loan was held by the Eligible Lender Trustee on behalf of the Trust at the time of consolidation and (b) no Serial Loan will be transferred to the Trust unless the borrower of such loan is the borrower for one or more Financed Student Loans already owned by the Trust.

         On the fifteenth day (or, if such day is not a business day, the next succeeding business day) of each month or on certain other dates designated by the applicable Seller during the Funding Period (each, a "Subsequent Transfer Date"), the applicable Seller will sell and assign, without recourse, to Depositor, and the Depositor will sell and assign, without recourse, to the Eligible Lender Trustee on behalf of the Trust, its respective entire interest in Other Student Loans made or, with respect to Subsequent Student Loans, owned during the period preceding the applicable Subsequent Transfer Date, as of the date specified in the applicable Subsequent Transfer Agreements to be delivered on such Subsequent Transfer Date (each, a "Subsequent Cutoff Date"). Subject to the satisfaction of the foregoing conditions, KBUSA or QPSE, as the case may be, will convey the Additional Student Loans to the Depositor, and the Depositor will convey the Additional Student Loans to the Eligible Lender Trustee on behalf of the Trust on each such Subsequent Transfer Date pursuant to the related Student Loan Transfer Agreement, the Sale and Servicing Agreement and the applicable Subsequent Transfer Agreement (one between either KBUSA or QPSE, as the case may be, and the Depositor, and the other between the Depositor and the Eligible Lender Trustee on behalf of the Trust) (each a "Subsequent Transfer Agreement") executed by KBUSA or QPSE, as the case may be, the Depositor, the Master Servicer, the Eligible Lender Trustee and the Administrator, as applicable, on such Subsequent Transfer Date. Each such Subsequent Transfer Agreement will include as an exhibit a schedule identifying each Additional Student Loan transferred on such Subsequent Transfer Date. Upon such conveyance of Additional Student Loans to the Eligible Lender Trustee on behalf of the Trust, the related Pool Balance of the Group I or Group II Student Loans will increase in an amount equal to the aggregate principal balances of such Additional Student Loans (less any existing Financed Student Loans being repaid pursuant to any Consolidation Loans included within such Additional Student Loans) and an amount equal to the Purchase Price of such Additional Student Loans will be withdrawn first from the Group I or Group II Escrow Account, as applicable, to the extent amounts are available therein and then with respect to

Subsequent Student Loans or Other Student Loans, during the Funding Period, from the applicable sub-account of the Group I or Group II Pre-Funding Account, as applicable, on such date and transferred to the Depositor, who shall use such proceeds to pay the applicable Seller for such Additional Student Loans.

         With respect to any Consolidation Loan to be made by KBUSA to a given borrower, the Eligible Lender Trustee on behalf of the Trust will convey to the Depositor and the Depositor will convey to KBUSA all Underlying Federal Loans and Underlying Private Loans, as applicable (each as defined under "The Student Loan Financing Business" in the Prospectus, the "Underlying Federal Loans" and the "Underlying Private Loans," respectively), held by it with respect to that borrower, as specified in a notice delivered by or on behalf of KBUSA. In exchange for and simultaneously with such conveyance, the Depositor will or will cause KBUSA to deposit into the applicable Escrow Account an amount of cash equal to the principal balances of all such Underlying Federal Loans and Underlying Private Loans, plus accrued interest thereon to the date of such conveyance. Each purchase of a Serial Loan will be funded by means of a transfer during the Funding Period, from the related sub-account of the Group I or Group II Pre-Funding Account, as applicable, of an amount equal to the Purchase Price of such Serial Loan.

         Amounts on deposit in the Escrow Accounts will be invested in Eligible Investments (see "--Accounts" above) and will be used on succeeding Subsequent Transfer Dates, as described above, to purchase Additional Student Loans from KBUSA or QSPE, as the case may be. Any of such amounts remaining in either the Group I or Group II Escrow Account on the last possible Subsequent Transfer Date after giving effect to the conveyance of all such Additional Student Loans on such Subsequent Transfer Date will be deposited into the related sub-account of the Collection Account and distributed as Group I or Group II Available Funds, as applicable, on the Distribution Date immediately following such final Subsequent Transfer Date.

         For purposes of the foregoing, the following terms have the respective meanings set forth below:

         The "Funding Period" for each group of Financed Student Loans means the period from the Closing Date until the first to occur of:

                  1. an Event of Default occurring under the Indenture, a Master Servicer Default (as defined in the Prospectus) occurring under the Sale and Servicing Agreement or an Administrator Default occurring under the Sale and Servicing Agreement or the Administration Agreement;

                  2. certain events of insolvency with respect to KBUSA or the Depositor;

                  3. the date on which the amounts on deposit in the Group I or Group II Pre-Funding Account, as applicable, would be reduced to zero after giving effect to purchases of Other Student Loans on such date; or

                  4. the last day of the Collection Period preceding the November 2004 Distribution Date.

         "Other Student Loans" means Consolidation Loans and Serial Loans made to a borrower which is also a borrower under at least one outstanding Financed Student Loan which the Trust is obligated to purchase from the Sellers during the Funding Period with funds on deposit in the Escrow Account and funds on deposit in the Pre-Funding Account and allocated to the Other Student Loan Pre-Funding Sub-Account.

         "Serial Loans" constitute Student Loans which are made to a borrower who is also a borrower under at least one outstanding Financed Student Loan.

SERVICING PROCEDURES

         Pursuant to the Sale and Servicing Agreement, the Master Servicer has agreed to service and perform all other related tasks (or to cause the Sub-Servicers to service and perform all other related tasks) with respect to the Financed Student Loans acquired from time to time. So long as no claim is being made against a Guarantor for any Financed Student Loan which a Sub-Servicer is servicing, the Sub-Servicers will hold, as custodian on behalf of the Trust and the Indenture Trustee, the student loan notes (or copies of master promissory notes) evidencing, and other documents relating to, that Financed Student Loan. State Street Bank and Trust Company will hold, as custodian on behalf of the Trust, the student loan notes (or copies of master promissory notes) evidencing, and other documents relating to, the Financed Student Loans that are Key CareerLoans. The Master Servicer is required pursuant to the Sale and Servicing Agreement (or shall cause a Sub-Servicer) to perform all services and duties customary to the servicing of Student Loans (including all collection practices) with reasonable care, and in compliance with all standards and procedures provided for in the Higher Education Act, the Guarantee Agreements and all other applicable federal and state laws.

         Without limiting the foregoing, the responsibilities of the Master Servicer under the Sale and Servicing Agreement (or of a Sub-Servicer pursuant to a Sub-Servicing Agreement) include, but are not limited to, the following: collecting and depositing into the applicable sub-account of the Collection Account (or, in the event that daily deposits into the Collection Account are not required, paying to the Administrator) all payments with respect to the Financed Student Loans the Master Servicer (or a Sub-Servicer) is servicing, including claiming and obtaining any Guarantee Payments (subject to the Maximum TERI Payments Amount with respect to the Group II Student Loans only) with respect thereto, but excluding such tasks with respect to Interest Subsidy Payments and Special Allowance Payments (which the Administrator and the Eligible Lender Trustee have agreed to perform, see "--Administrator" below), responding to inquiries from borrowers on such Financed Student Loans, investigating delinquencies and sending out statements, payment coupons and tax reporting information to borrowers. In addition, the Master Servicer will (or will cause each Sub-Servicer to) keep ongoing records with respect to such Financed Student Loans and collections thereon and will furnish periodic statements to the Administrator with respect to such information, in accordance with the Master Servicer's (or such Sub-Servicer's) customary practices with respect to the related Seller and as otherwise required in the Sale and Servicing Agreement. Without being released from its obligations under the Sale and the Servicing Agreement, the Master Servicer may cause the Sub-Servicers to perform some or all of its duties listed above on its behalf pursuant to the Sub-Servicing Agreements, and in the event that any such duties require consents, approvals or licenses under the Higher Education Act or otherwise, the Master Servicer shall appoint one or more Sub-Servicer that possesses such consents, approvals and licenses to act on its behalf; provided, however, that the Master Servicer shall remain responsible for the failure of any Sub-Servicer to perform these activities. In its capacity as a Sub-Servicer, PHEAA may from time to time be required on behalf of the Trust to file claims against, and pursue the receipt of Guarantee Payments from, itself as a Federal Guarantor.

PAYMENTS ON FINANCED STUDENT LOANS

         Except as provided below, the Master Servicer or a Sub-Servicer, as applicable, will deposit all payments on Financed Student Loans (from whatever source), and all proceeds of Financed Student Loans collected by it during each Collection Period into the related sub-account of the Collection Account with respect to the Group I and Group II Student Loans, as applicable, within two business days of receipt thereof. Except as provided below, the Eligible Lender Trustee will deposit all Interest Subsidy Payments and all Special Allowance Payments with respect to the Financed Student Loans received by it during each Collection Period into the related sub-account of the Collection Account within two business days of receipt thereof.

         However, for so long as KBUSA is the Administrator, and provided that
(x) there exists no Administrator Default (as described below), (y) each other condition to making quarterly deposits as may be specified by the Rating Agencies is satisfied, and (z) the Administrator maintains certain minimum required ratings on its short-term and long-term debt obligations, the Master Servicer, each Sub-Servicer and the Eligible Lender Trustee will pay all the amounts referred to in the preceding paragraph that would otherwise be deposited into the Collection Account to the Administrator, and the Administrator will not be required to deposit such amounts into the Collection Account until on or before the business day immediately preceding each Monthly Servicing Payment Date (to the extent of the Master Servicing Fee payable on such date) and on or before the business day immediately preceding each Distribution Date (to the extent of the remainder of such amounts). In such event, the Administrator will deposit the aggregate Purchase Amounts of Financed Student Loans repurchased by the Depositor (or KBUSA acting on its behalf) and purchased by the Master Servicer into the related sub-account of the Collection Account on or before the third business day preceding each Distribution Date.

         "Purchase Amount" means, as of the close of business on the last day of a Collection Period, (1) 102.5% of the amount required to repay in full a Financed Federal Student Loan, and (2) 100% of the amount required to repay in full a Financed Private Student Loan, in each case under the terms thereof including all accrued interest thereon expected to be capitalized upon entry into repayment and, in the case of any Group I Loan, any lost Interest Subsidy Payments and Special Allowance Payments with respect thereto.

MASTER SERVICER COVENANTS

         In the Sale and Servicing Agreement, the Master Servicer covenants that:

         (a) it will or will cause each Sub-Servicer to duly satisfy all obligations on its part to be fulfilled under or in connection with the Financed Student Loans the Master Servicer or a Sub-Servicer is servicing, maintain in effect all qualifications required in order to service such Financed Student Loans and comply in all material respects with all requirements of law in connection with servicing such Financed Student Loans, the failure to comply with which would have a materially adverse effect on the Securities Insurer, the Swap Counterparty or the Noteholders;

         (b) it will not permit nor permit a Sub-Servicer to permit any rescission or cancellation of a Financed Student Loan the Master Servicer or a Sub-Servicer is servicing except as ordered by a court of competent jurisdiction or other government authority or as otherwise consented to by the Eligible Lender Trustee, the Securities Insurer, the Swap Counterparty and the Indenture Trustee;

         (c) it will do nothing nor permit a Sub-Servicer to impair the rights of the Securities Insurer (with respect to Group II Student Loans), the Swap Counterparty or the Noteholders in such Financed Student Loans; and

         (d) it will not nor permit a Sub-Servicer to reschedule, revise, defer or otherwise compromise with respect to payments due on any such Financed Student Loan except pursuant to any applicable deferral or forbearance periods or otherwise in accordance with its guidelines for servicing student loans in general and those of KBUSA in particular and any applicable Programs requirements.

         Under the terms of the Sale and Servicing Agreement, if the Depositor or the Master Servicer discovers, or receives written notice, that any covenant of the Master Servicer (or covenants made by the Master Servicer relating to either of the Sub-Servicers), set forth above has not been complied with by the Master Servicer (or a Sub-Servicer) in all material respects and such noncompliance has not been cured within 60 days thereafter and has a materially adverse effect on the interest of Securities Insurer (with respect to the Group II Student Loans), the Swap Counterparty, or the related Noteholders in any Financed Student Loan (it being understood that in the case of any Financed Federal Loan any such breach that does not affect any Guarantor's obligation to guarantee or insure payment of such Financed Student Loan will not be considered to have such a material adverse effect), unless such breach is cured, the Master Servicer will purchase such Financed Student Loan as of the first day following the end of such 60-day period that is the last day of a Collection Period. In that event, the Master Servicer will be obligated to deposit into the related sub-account of the Collection Account an amount equal to the Purchase Amount of such Financed Student Loan and the Trust's interest in any such purchased Financed Student Loan will be automatically assigned to the Master Servicer. In addition, the Master Servicer will reimburse the Trust with respect to any Financed Federal Loan for any accrued interest amounts that a Federal Guarantor refuses to pay pursuant to its Guarantee Agreement due to, or for any Interest Subsidy Payments and Special Allowance Payments that are lost or that must be repaid to the Department as a result of, a breach of any such covenant of the Master Servicer.

         In the event of the occurrence and continuance of a Master Servicer Default, with respect to the Group I Student Loans, the Group I Controlling Noteholders, and with respect to the Group II Student Loans, the Securities Insurer (unless a Securities Insurer Default has occurred and is continuing, then a majority of the Group II Noteholders), may direct the Indenture Trustee to terminate the Master Servicer and appoint a successor master servicer with respect to such group of Financed Student Loans. In such event, a different master servicer may service one group of Financed Student Loans while the Master Servicer continues to service the other group of Financed Student Loans. See, "Description of the Transfer and Servicing Agreements--Master Servicer Default; Administrator Default" and "--Rights Upon Master Servicer Default and Administrator Default" in the Prospectus for a description of the Master Servicer Defaults and the available remedies.

INCENTIVE PROGRAMS

         Certain incentive programs currently or hereafter made available by KBUSA to borrowers may also be made available by the Master Servicer or a Sub-Servicer to borrowers with Financed Student Loans. Except for Financed Private Loans eligible for the "Keys2Repay Program," which allows certain borrowers to choose repayment terms of 10, 15 or 25 years at interest rates that vary in accordance with the selected term, any incentive program that effectively reduces borrower payments on Financed Student Loans and, with respect to Financed Federal Loans, is not required by the Higher Education Act will be applicable to the Financed Student Loans only if and to the extent that the Master Servicer or a Sub-Servicer receives payment on behalf of the Trust from KBUSA in an amount sufficient to offset such effective yield reductions. See "The Student Loan Financing Business--Incentive Programs" in the Prospectus.

SERVICING COMPENSATION

         The Master Servicer will be entitled to receive, subject to the limitations set forth in the following paragraph, the Master Servicing Fee monthly in an amount equal to the Master Servicing Fee Percentage of the related Pool Balance of each group of Student Loans as of the last day of the immediately preceding calendar month together with applicable administrative fees, late fees and similar charges, as compensation for performing the functions as master servicer for the Trust described above. The Master Servicing Fee Percentage may be subject to reasonable increase agreed to by the Administrator, the Eligible Lender Trustee, the Securities Insurer (with respect to the Group II Student Loans) and the Master Servicer to the extent that a demonstrable and significant increase occurs in the costs incurred by the Master Servicer in providing the services to be provided under the Sale and Servicing Agreement, whether due to changes in applicable governmental regulations, guarantor program requirements or regulations, United States Postal Service postal rates or some other identifiable cost increasing event with respect to the Master Servicer or a Sub-Servicer. The Master Servicing Fee (together with any portion of the Master Servicing Fee that remains unpaid from prior Distribution Dates) will be payable on each Monthly Servicing Payment Date and will be paid solely out of the Available Funds with respect to each group of Notes and amounts on deposit in the related Reserve Account on such Monthly Servicing Payment Date. In return for receiving the Master Servicing Fee, the Sub-Servicers will be paid solely by the Master Servicer, pursuant to the Sub-Servicing Agreements.

         The Master Servicing Fee will compensate the Master Servicer for making certain representations and warranties with respect to the QSPE Student Loans (without which the Trust would be unable to purchase such Student Loans) and for performing (or for arranging the performance by the Sub-Servicers of) the functions of a third party servicer of student loans as agent for their beneficial owner, including collecting and posting all payments, responding to inquiries of borrowers on the Financed Student Loans, investigating delinquencies, pursuing, filing and collecting any Guarantee Payments, accounting for collections and furnishing monthly and annual statements to the Administrator. The Master Servicing Fee also will reimburse the Master Servicer for accounting fees, outside auditor fees, data processing costs and other costs incurred in connection with administering the Financed Student Loans.

DISTRIBUTIONS

         Deposits to Collection Account. On or about the third business day prior to each Distribution Date (the "Determination Date"), the Administrator will provide the Indenture Trustee with certain information with respect to the distributions to be made on such Distribution Date.

         On or before the business day preceding each Monthly Servicing Payment Date that is not a Distribution Date, the Administrator will cause (or will cause the Master Servicer and the Eligible Lender Trustee to cause) (x) any Guaranteed Payments made by TERI in excess of the Maximum TERI Payments Amount and (y) a portion of the amount of the Available Funds with respect to each of the Group I and Group II Notes equal to the Master Servicing Fee allocated to the Group I and Group II Student Loans, respectively, payable on such date to be deposited into the applicable sub-account of the Collection Account for payment to the related Seller in the case of such excess Guarantee Payments (with respect to the Group II Student Loans only), and to the Master Servicer in the case of the Master Servicing Fee (calculated separately for the Group I and Group II Student Loans). On or before the business day prior to each Distribution Date, the Administrator will cause (or will cause the Master Servicer and the Eligible Lender Trustee to cause) the amount of Available Funds to be deposited into the Collection Account.

         For purposes hereof, the term "Available Funds," with respect to each of the Group I and Group II Notes (referred to as "Group I Available Funds" and "Group II Available Funds," respectively), means, with respect to a Distribution Date or any Monthly Servicing Payment Date, the sum of the following amounts received with respect to the related Collection Period (or, in the case of a Monthly Servicing Payment Date, the applicable portion thereof) and allocated to either the Group I Available Funds or the Group II Available Funds (but not both), to the extent not previously distributed:

          1. all collections received by the Master Servicer (or the Sub-Servicers) on the Group I or Group II Student Loans, as the case may be (including any Guarantee Payments (subject to the Maximum TERI Payments Amount with respect to the Group II Student Loans only) received with respect to such Financed Student Loans), but net of (x) with respect to the Group I Student Loans only, any Federal Origination Fee (as defined in the Prospectus) and Federal Consolidation Loan Rebate (as defined in the Prospectus) payable to the Department on Federal Consolidation Loans disbursed after October 1, 1993, (y) any applicable administrative fees, late fees or similar fees received from a borrower, and (z) any collections in respect of principal on the Group I or Group II Student Loans, as the case may be, applied by the Trust to repurchase guaranteed loans from the Guarantors in accordance with the Guarantee Agreements;
          2. any Interest Subsidy Payments and Special Allowance Payments received by the Eligible Lender Trustee during the then elapsed portion of such Collection Period with respect to Group I Student Loans;

          3. all proceeds of the Group I or Group II Student Loans, as the case may be, which were liquidated ("Liquidated Student Loans") during the then elapsed portion of such Collection Period in accordance with the Master Servicer's (or the Sub-Servicers') respective customary servicing procedures, net of expenses incurred by the Master Servicer (or the Sub-Servicers) in connection with such liquidation and any amounts required by law to be remitted to the borrower on such Liquidated Student Loans (and not including any Guarantee Payments received with respect thereto) ("Liquidation Proceeds"), and all Recoveries in respect of Liquidated Student Loans which were written off in prior Collection Periods or prior months of such Collection Period;
          4. the aggregate Purchase Amounts received for those Group I or Group II Student Loans repurchased by the Depositor (or KBUSA on its behalf) or purchased by the Master Servicer under an obligation which arose during the elapsed portion of such Collection Period;
          5. the aggregate amounts, if any, received from the Depositor (or KBUSA on its behalf) or the Master Servicer (or a Sub-Servicer), as the case may be, as reimbursement of non-guaranteed interest amounts, or lost Interest Subsidy Payments and Special Allowance Payments, with respect to the Group I Student Loans;
          6. amounts deposited by the Depositor (or KBUSA on its behalf) into the Collection Account in connection with the making of Consolidation Loans;
          7.   with respect to the first Distribution Date, the Closing Date
               Deposit into each sub-account of the Collection Account;
          8.   Investment Earnings for such Distribution Date with respect to each of the Trust Accounts relating to the Group I and Group II Student Loans;
          9. amounts withdrawn from the Group I or Group II Reserve Account in excess of the related Specified Reserve Account Balance and deposited into the applicable sub-account of the Collection Account;
          10. amounts withdrawn from the Group I or Group II Escrow Account and deposited into the applicable sub-account of the Collection Account;
          11. with respect to the Distribution Date on or immediately after the end of the Funding Period with respect to either the Group I or Group II Student Loans, the amount transferred from the Group I or Group II Pre-Funding Account, as the case may be, to the applicable sub-account of the Collection Account; and
          12. any Group I or Group II Trust Swap Receipt Amount received from the Swap Counterparty with respect to the related Interest Period and any termination payment with respect to the Group I or Group II Interest Rate Swap made by the Swap Counterparty to the Trust.

         Group I and Group II Available Funds will exclude all payments and proceeds (including Liquidation Proceeds) of any Financed Student Loans, the related Purchase Amounts of which has been included in the Group I and Group II Available Funds, as applicable, for a prior Distribution Date. If on any Distribution Date there would not be sufficient funds, after application of Group I and Group II Available Funds, as the case may be, plus amounts available from the Group I and Group II Reserve Account, as applicable, and the Group I and Group II Pre-Funding Account, as applicable, to pay any of the items specified in clauses (1) and (2), or clauses (1) through (4), respectively, under "--Distributions from the Collection Account--Group I Notes" or "--Group II Notes," respectively, below for such Distribution Date, then

Group I or Group II Available Funds, as the case may be, for such Distribution Date will also include, in addition to the related Available Funds on deposit in the applicable sub-account of the Collection Account on the Determination Date relating to such Distribution Date, Group I or Group II Available Funds, as applicable, which would have constituted Group I and Group II Available Funds for the Distribution Date succeeding such Distribution Date (up to the amount necessary to pay such items specified in clauses (1) and (2), or clauses (1) through (4), respectively, under "--Distributions from the Collection Account--Group I Notes" or "--Group II Notes," respectively, below).

         In addition, if there is any Noteholders' Interest Index Carryover relating to the Group I Notes or the Group II Notes, as the case may be, with respect to any Interest Period, the Cap Provider will be obligated under the Group I Interest Rate Cap or the Group II Interest Rate Cap, as applicable, to pay to the Indenture Trustee an amount equal to such Noteholders' Interest Index Carryover for distribution to the applicable Group I or Group II Notes on the related Distribution Date.

         Distributions from the Collection Account. On each Monthly Servicing Payment Date that is not a Distribution Date, the Administrator will instruct the Indenture Trustee to pay to (a) the Depositor (for distribution to the applicable Seller), any amounts on deposit in the Collection Account which consist of Guarantee Payments made by TERI in excess of the Maximum TERI Payments Amount (with respect to Group II Student Loans only) and (b) the Master Servicer, the related Master Servicing Fee due on the Group I and Group II Student Loans with respect to the period from and including the preceding Monthly Servicing Payment Date from amounts on deposit in the applicable sub-account of the Collection Account.

         GROUP I NOTES. On each Distribution Date, the Administrator will instruct the Indenture Trustee to make the following deposits and distributions, in the amounts and in the order of priority specified below, to the extent of Group I Available Funds for the related Collection Period:

          1. to the Master Servicer, the Master Servicing Fee with respect to the Group I Student Loans due on such Distribution Date and all prior unpaid Master Servicing Fees allocated to the Group I Student Loans;
          2. to the Administrator, the portion of the Administration Fee allocated to the Group I Notes and all unpaid Administration Fees from prior Collection Periods allocated to the Group I Notes;
          3. pro rata (x) to the holders of the Group I Class A Notes, the Noteholders' Interest Distribution Amount for the Group I Class A Notes, and (y) to the Swap Counterparty, the Trust Swap Payment Amount with respect to the Group I Interest Rate Swap, if any, for such Distribution Date plus in certain circumstances when the Trust is the defaulting party under the Group I Interest Rate Swap, the related termination payment due the Swap Counterparty;
          4. to the Group I Reserve Account, an amount, up to the amount, if any, necessary to reinstate the balance of the Group I Reserve Account to the related Specified Reserve Account Balance;
          5. provided that a Subordinate Note Interest Trigger is not in effect, to the holders of the Class I-B Notes, the Noteholders' Interest Distribution Amount for the Class I-B Notes;

          6. to the holders of the Group I Notes, the Group I Principal Distribution Amount in the following order of priority: (a) prior to the Stepdown Date, or after the Stepdown Date if a Subordinate Note Principal Trigger is in effect, the Group I Principal Distribution Amount for the Group I Notes will be payable solely to the Group I Senior Notes in sequential order beginning with the Class I-A-1 Notes until paid in full, then to the Class I-A-2 Notes until paid in full, and then to the Class I-B Notes; and
               (b) after the Stepdown Date and so long as no Subordinate Note Principal Trigger is in effect, the Senior Percentage of the Principal Distribution Amount for the Group I Notes will be payable to the Group I Senior Notes (in the same order of priority as described in the preceding sentence) and the Subordinate Percentage of the Group I Principal Distribution Amount will be payable to the Class I-B Notes;
          7. if a Subordinate Note Interest Trigger is in effect, to the holders of the Class I-B Notes, the Noteholders' Interest Distribution Amount for the Class I-B Notes;
          8. to the holders of the Group I Class A Notes on a pro rata basis, based on the amount of any Noteholders' Interest Index Carryover owing on each such Class of Group I Class A Notes, the aggregate unpaid amount of such Noteholders' Interest Index Carryover, if any, but only to the extent not paid by the Cap Provider under the Group I Interest Rate Cap;
          9. to the holders of the Class I-B Notes, the aggregate unpaid amount of Noteholders' Interest Index Carryover with respect to the Class I-B Notes, if any, but only to the extent not paid by the Cap Provider under the Group I Interest Rate Cap;
          10. to the Swap Counterparty, all other amounts due and owing to the Swap Counterparty under the Group I Interest Rate Swap not reimbursed pursuant to clause (3) above;
          11. to the Cap Provider, an amount sufficient to reimburse the Cap Provider for all previous payments under the Group I Interest Rate Cap and any other amounts due to the Cap Provider under the Group I Interest Rate Cap;
          12. after all payments shown above are made, and if Group II Available Funds are insufficient to make all required payments pursuant to clauses (1) through (12) below under "--Group II Notes." any remaining amounts will be paid to the Group II Noteholders, the Master Servicer, the Administrator, the Securities Insurer, the Swap Counterparty and/or the Cap Provider, as applicable, in the order and for the purposes set forth in such clauses (1) through (12), inclusive, up to the amount of such deficiency in Group II Available Funds; and
          13. to the Certificateholder, any remaining amounts after application of clauses (1) through (12).

         GROUP II NOTES. On each Distribution Date, the Administrator will instruct the Indenture Trustee to make the following deposits and distributions, in the amounts and in the order of priority specified below, to the extent of Group II Available Funds for the related Collection Period:

          1. to the Depositor (for distribution to KBUSA, as the applicable Seller), any amounts on deposit in the related sub-account of the Collection Account which consist of Guarantee Payments made by TERI in excess of the Maximum TERI Payments Amount;
          2. to the Master Servicer, the Master Servicing Fee with respect to the Group II Student Loans due on such Distribution Date and all prior unpaid Master Servicing Fees allocated to the Group II Student Loans;

          3. to the Administrator, the portion of the Administration Fee allocated to the Group II Notes and all unpaid Administration Fees from prior Collection Periods allocated to the Group II Notes;
          4. to the Securities Insurer, provided that no Securities Insurer Payment Default has occurred and is continuing, the amount of all insurance premiums due under the Group II Notes Guaranty Insurance Policy;
          5. pro rata (x) to the holders of the Group II Class A Notes, the Noteholders' Interest Distribution Amount for the Group II Class A Notes, and (y) to the Swap Counterparty, the Trust Swap Payment Amount with respect to the Group II Interest Rate Swap, if any, for such Distribution Date plus in certain circumstances when the Trust is the defaulting party under the Group II Interest Rate Swap, the related termination payment due the Swap Counterparty;
          6. to the Securities Insurer, provided that no Securities Insurer Payment Default has occurred and is continuing, reimbursement for all amounts owed pursuant to draws with respect to any payments of interest under any of the Group II Notes Guaranty Insurance Policy, plus interest thereon;
          7. to the Group II Reserve Account, an amount, up to the amount, if any, necessary to reinstate the balance of the Group II Reserve Account to the related Specified Reserve Account Balance;
          8. sequentially in the following order, first, to the holders of the Class II-A-1 Notes, the applicable Noteholders' Principal Distribution Amount, until their outstanding principal balance has been reduced to zero, second, to the Securities Insurer, provided that no Securities Insurer Payment Default has occurred and is continuing, reimbursement for all amounts owed pursuant to draws with respect to any payments of principal under the Group II Notes Guaranty Insurance Policy made to the holders of the Class II-A-1 Notes, plus interest thereon, third, to the holders of the Class II-A-2 Notes, the applicable Noteholders' Principal Distribution Amount, until their outstanding principal balance has been reduced to zero, and fourth, to the Securities Insurer, provided that no Securities Insurer Payment Default has occurred and is continuing, reimbursement for all amounts owed pursuant to draws with respect to any payments of principal under the Group II Notes Guaranty Insurance Policy made to the holders of the Class II-A-2 Notes, plus interest thereon;
          9. to the Securities Insurer, an amount equal to all unreimbursed Insured Payments made on prior Distribution Dates, together with accrued interest thereon, as provided, not previously reimbursed above, and all other amounts owed to the Securities Insurer under the Insurance Agreement, including all unpaid insurance premiums;
          10. to the holders of the Group II Notes on a pro rata basis, based on the amount of any Noteholders' Interest Index Carryover owing on each such Class of Group II Notes, the aggregate unpaid amount of such Noteholders' Interest Index Carryover, if any, but only to the extent not paid by the Cap Provider under the Group II Interest Rate Cap;
          11. to the Swap Counterparty, all other amounts due and owing to the Swap Counterparty under the Group II Interest Rate Swap not reimbursed pursuant to clause (5) above;
          12. to the Cap Provider, an amount sufficient to reimburse the Cap Provider for all previous payments under the Group II Interest Rate Cap and any other amounts due to the Cap Provider under the Group II Interest Rate Cap;

          13. after all payments shown above are made, and if Group I Available Funds are insufficient to make all required payments pursuant to clauses (1) through (11) above under "--Group I Notes." any remaining amounts will be paid to the Group I Noteholders, the Master Servicer, the Administrator, the Swap Counterparty and/or the Cap Provider, as applicable, in the order and for the purposes set forth in such clauses (1) through (11), inclusive, up to the amount of such deficiency in Group I Available Funds; and
          14. to the Certificateholder, any remaining amounts after application of clauses (1) through (13).

         Upon any distribution to the Certificateholder of any amounts included as Available Funds, the Noteholders will not have any rights in, or claims to, such amounts.

         In addition, if as of the Special Determination Date (after giving effect to all purchases of Subsequent Student Loans on such date) either the Group I or Group II Subsequent Loan Sub-Account of the Group I or Group II Pre-funding Account, as the case may be, has not been reduced to zero, the Indenture Trustee shall withdraw all such remaining sums on the Distribution Date corresponding to the Special Redemption Date and, (x) if such amount in either Subsequent Loan Sub-Account is greater than $10,000,000, distribute such amounts pro rata to each class of Group I Notes or Group II Notes, as applicable, based on the initial principal balance of each class of Notes in the related group of Notes, as a payment of principal, and (y) if such amount in either Subsequent Loan Sub-Account is $10,000,000 or less, distribute such amounts to holders of the Class I-A-1 Notes or the Class II-A-1 Notes, as applicable, as a payment of principal.

         For purposes hereof, the following terms have the following meanings:

         "Maximum TERI Payments Amount" means 19% of the aggregate principal balance of the Group II Initial Financed Student Loans.

         "Monthly Servicing Payment Date" means the 27th day of each month (or if such day is not a business day, the next succeeding business day).

         The "Net Trust Swap Payment Carryover Shortfall" means, with respect to each of the Group I Interest Rate Swap and the Group II Interest Rate Swap and any Distribution Date with respect to which there shall be an amount owed by the Trust to the Swap Counterparty under either the Group I Interest Rate Swap or the Group II Interest Rate Swap, as applicable, the excess of (i) the related Trust Swap Payment Amount on the preceding Distribution Date over (ii) the amount actually paid to the Swap Counterparty on such preceding Distribution Date with respect to either the Group I or Group II Interest Rate Swap, as applicable, plus interest on such excess from such preceding Distribution Date to the current Distribution Date in respect of the related Trust Swap Payment Amount at the rate of Three-Month LIBOR for the related Interest Period.

         The "Net Trust Swap Receipt Carryover Shortfall" means, with respect to each of the Group I Interest Rate Swap and the Group II Interest Rate Swap and any Distribution Date with respect to which there shall be an amount owed by the Swap Counterparty to the Trust under either the Group I Interest Rate Swap or the Group II Interest Rate Swap, as applicable, the excess of (i) the related Trust Swap Receipt Amount on the preceding Distribution Date over (ii) the amount actually paid by the Swap Counterparty to the Trust on such preceding Distribution Date with respect to either the Group I or Group II Interest Rate Swap, as applicable, plus interest on such excess from such preceding Distribution Date to the current Distribution Date at the rate of Three-Month LIBOR for the related Interest Period.

         The "Trust Swap Payment Amount" means, with respect to each of the Group I or Group II Interest Rate Swap, as applicable, and any Distribution Date, the sum of (i) the related Net Trust Swap Payment for such Distribution Date and (ii) the related Net Trust Swap Payment Carryover Shortfall for such Distribution Date.

         The "Trust Swap Receipt Amount" means, with respect to each of the Group I or Group II Interest Rate Swap, as applicable, and any Distribution Date, the sum of (i) the related Net Trust Swap Receipt for such Distribution Date and (ii) the related Net Trust Swap Receipt Carryover Shortfall for such Distribution Date.

         "Noteholders' Distribution Amount" means, with respect to each of the Group I Notes and the Group II Notes and any Distribution Date, the sum of the related Noteholders' Interest Distribution Amount and the related Noteholders' Principal Distribution Amount for such Distribution Date.

         "Noteholders' Interest Carryover Shortfall" means, with respect to any Distribution Date and any Class of Notes, the excess of (x) the sum of the Noteholders' Interest Distribution Amount for such Class of Notes on the preceding Distribution Date over (y) the amount of interest actually distributed to the holders of such Class of Notes on such preceding Distribution Date, plus interest on the amount of such excess interest due to the holders of such Class of Notes, to the extent permitted by law, at (1) the weighted average of the applicable Note Interest Rates, in the case of the Class A Notes of each group of Notes, and (2) the Note Interest Rate for the Class I-B Notes, in the case of the Class I-B Notes, in each case from such preceding Distribution Date to the current Distribution Date.

         "Noteholders' Interest Distribution Amount" means, with respect to any Distribution Date and any Class of Notes, the sum of (a) the aggregate amount of interest accrued at the respective Note Interest Rate for the related Interest Period on the outstanding principal balance of such Class of the Notes on the immediately preceding Distribution Date after giving effect to all principal distributions to such Noteholders on such date (or, in the case of the first Distribution Date, on the Closing Date) and (b) any Noteholders' Interest Carryover Shortfall for such Class and such Distribution Date; provided, that such Noteholders' Interest Distribution Amount will not include any Noteholders' Interest Index Carryover for such Class.

         "Noteholders' Principal Distribution Amount" for each group of Notes means, with respect to any Distribution Date, the Principal Distribution Amount for such group of Notes and such Distribution Date; provided, however, that the Noteholders' Principal Distribution Amount for the Group I Notes or the Group II Notes will not exceed the outstanding principal balance of the Group I Notes or the Group II Notes, respectively. In addition, (a) on the Final Maturity Date for each Class of Notes, the principal required to be distributed to the Class of Notes will include the amount required to reduce the outstanding principal balance of such Class of Notes to zero, and

(b) on the related Distribution Date following either an exercise of the Group I Put Option or the Group II Put Option, as applicable, or, upon a default by the Put Option Provider, a sale of the related Group I or Group II Student Loans, as applicable, in the manner described under "--The Put Options and Auction Sales" below, the principal required to be distributed to the holders of the Group I or Group II Notes, as applicable, will include the amount required to reduce the outstanding principal balance of all outstanding Group I or Group II Notes, as applicable to zero.

         The "Group I Pool Balance" means, at any time and with respect to the Group I Student Loans, and the "Group II Pool Balance" means, at any time and with respect to the Group II Student Loans (and with respect to all Financed Student Loans, referred to as the "Pool Balance"), the aggregate principal balance of the Group I or Group II Student Loans, respectively, at the end of the preceding Collection Period (including accrued interest thereon for such Collection Period to the extent such interest will be capitalized upon commencement of repayment), after giving effect to the following without duplication:

          - all payments received by the Trust related to the Group I or Group II Student Loans, as applicable, during such Collection Period from or on behalf of borrowers, Guarantors (except, with respect to the Group II Student Loans, any guarantee payments made by TERI in excess of the Maximum TERI Payments Amount) and, with respect to Group I Student Loans, certain payments on certain Financed Federal Loans, the Department (collectively, "Obligors"),

          - all Purchase Amounts received by the Trust related to the Group I or Group II Student Loans, as applicable for such Collection Period from the Depositor (or KBUSA on its behalf), the Master Servicer or the Sub-Servicers,

          - all Additional Fundings made from the Group I or Group II Escrow Account, as applicable, and the Group I or Group II Pre-Funding Account, as applicable, with respect to such Collection Period, and

          - all losses realized on the Group I or Group II Student Loans, as applicable, liquidated during such Collection Period.

         "Principal Distribution Amount" means, with respect to the Group I Notes (also referred to as the "Group I Principal Distribution Amount") or the Group II Notes (also referred to as the "Group II Principal Distribution Amount") and any Distribution Date, the amount by which the sum of the outstanding principal balance of the Group I Notes or the Group II Notes, as the case may be, exceeds the related Specified Collateral Balance for such Distribution Date.

         "Specified Collateral Balance" means, with respect to the Group I Student Loans or the Group II Student Loans and any Distribution Date, the sum of (a) the Group I Pool Balance or the Group II Pool Balance, as applicable, as of the last day of the related Collection Period plus (b) the Group I Pre-Funded Amount or the Group II Pre-Funded Amount, as applicable, as of the last day of the related Collection Period for such Distribution Date. In the event that (1) there is a decision by the related Noteholders to exercise the Group I or Group II Put Option followed by (x) an inability of the Indenture Trustee to exercise the related Put Option due to the Minimum Acceptable Put Option Exercise Price being greater than the Put Option Exercise Price (plus all amounts then on deposit in the Group I or Group II Reserve Account, as applicable), or (y) the Put Option Provider defaults and the Group I or Group II Student Loans, as applicable, are not sold pursuant to the auction process described under "--The Put Options and Auction Sales" below, with respect to such group of Financed Student Loans any Distribution Date occurring on or after the November, 2012 Distribution Date, or
(2) with respect to the Group II Student Loans only, a Trigger Event has occurred and is continuing, the Specified Collateral Balance will be zero.

         A "Trigger Event" with respect to the Group II Student Loans shall occur, on any Distribution Date, when: (1) a Non-Guaranteed Private Undergraduate Loan Trigger Event has occurred, or (2) a Private Graduate Loan Trigger Event has occurred; provided, however, that if the Securities Insurer and all three Ratings Agencies consent in writing, no Trigger Event shall have occurred with respect to such Distribution Date.

         A "Non-Guaranteed Private Undergraduate Loan Trigger Event" shall have occurred, on any Distribution Date, when cumulative Realized Losses with respect to the Group II Student Loans, net of subsequent Recoveries with respect to the Non-Guaranteed Private Undergraduate Loans, exceeds 17% of the Group II Initial Financed Student Loan Pool Balance consisting of all Non-Guaranteed Private Undergraduate Loans.

         "Non-Guaranteed Private Undergraduate Loans" are Non-Guaranteed Private Loans that have been made to undergraduate students.

         "Group I Initial Financed Student Loan Pool Balance" and "Group II Initial Financed Student Loan Pool Balance" means at any time, the Group I Pool Balance or the Group II Pool Balance, respectively, of the Group I Student Loans or Group II Student Loans, respectively, or specified subset thereof, as of the Cutoff Date (in the case of the related Initial Financed Student Loans, or specified subset thereof) or the related Subsequent Cutoff Date (with respect to related Additional Student Loans or specified subset thereof).

         "Recoveries" means, with respect to any Liquidated Student Loan, moneys collected in respect thereof, from whatever source, during any Collection Period following the Collection Period in which such Financed Student Loan became a Liquidated Student Loan, net of the sum of any amounts expended by the Master Servicer (or any Sub-Servicer acting on its behalf) for the account of any related borrower on such Financed Student Loan and any amounts required by law to be remitted to such borrower on such Financed Student Loan.

         A "Private Graduate Loan Trigger Event" shall have occurred with respect to the Group II Student Loans on any Distribution Date when: (1) a TERI Trigger Event or (2) a Non-Guaranteed Private Graduate Loan Trigger Event shall have occurred.

         A "TERI Trigger Event" shall have occurred with respect to the Group II Student Loans on any Distribution Date when the cumulative Realized Losses on any of the Guaranteed Private Loans that are guaranteed by TERI exceeds 17% of the Group II Initial Financed Student Loan Pool Balance consisting of all Guaranteed Private Loans that are guaranteed by TERI; provided, however, that a TERI Trigger Event shall not have occurred if TERI is continuing to pay claims with respect to all Guaranteed Private Loans guaranteed by TERI.

         A "Non-Guaranteed Private Graduate Loan Trigger Event" shall have occurred with respect to the Group II Student Loans on any Distribution Date when the cumulative Realized

Losses on the Non-Guaranteed Private Graduate Loans exceeds 17% of the Group II Initial Financed Student Loan Pool Balance consisting of all Non-Guaranteed Private Graduate Loans.

         "Non-Guaranteed Private Graduate Loans" are Non-Guaranteed Private Loans that have been made to graduate students.

CREDIT ENHANCEMENT

         Excess Interest. Excess interest is created with respect to the Group I or Group II Student Loans when interest collections on the Group I or Group II Student Loans, respectively, received during a Collection Period (including, with respect to the Group I Student Loans, related Interest Subsidy Payments and Special Allowance Payments), related Investment Earnings and related Trust Swap Receipts from the Group I or Group II Interest Rate Swap, as the case may be, exceeds the interest on the Group I or Group II Notes, respectively, at the related Note Rates, fees allocated to the Group I or Group II Student Loans, respectively, due under the Program, the Master Servicing Fee with respect to the Group I or Group II Student Loans, as applicable, the related allocated portion of the Administration Fee, the quarterly premium payable to the Security Insurer (with respect to the Group II Notes) and any Trust Swap Payment Amounts with respect to the Group I or Group II Interest Rate Swap, as the case may be, payable to the Swap Counterparty in respect of the related Distribution Date. Excess interest with respect to the Group I or Group II Student Loans, as the case may be, is intended to provide "first loss" protection for the related Class of Notes. Excess interest will first be deposited in the Group I or Group II Reserve Account, as applicable, until the related Specified Reserve Account Balance is met. Excess interest with respect to the Group I or Group II Student Loans, as the case may be, to the extent available after any required deposits to the Group I or Group II Reserve Account, as applicable, will be applied on each Distribution Date to cover Realized Losses on the Group I or Group II Student Loans, as applicable, incurred during the related Collection Period. In addition, prior to the Group I Parity Date or the Group II Parity Date, as the case may be, excess interest will be applied as an accelerated payment of principal on the related group of Notes in sequential order until the principal balance of the Group I or Group II Student Loans, as applicable, equals the outstanding principal balance of the Group I or Group II Notes, as applicable. In the event of a Trigger Event with respect to the Group II Notes, or a decision by the related Noteholders to exercise the Group I or Group II Put Option, followed either by (1) an inability of the Indenture Trustee to exercise the related Put Option due to the Minimum Acceptable Put Option Exercise Price being greater than the Put Option Exercise Price (plus all amounts then on the deposit in the Group I or Group II Reserve Account, as applicable), or (2) both a default by the Put Option Provider and a failed auction with respect to the related group of Student Loans, following the November, 2012 Distribution Date, all excess interest will be applied as an accelerated payment of principal on each Class of Notes in the related group of Notes, in sequential order, until the principal balance of the Group I or Group II Notes, as applicable, has been reduced to zero. There can be no assurance as to the rate, timing or amount, if any, of excess interest. The application of excess interest to the payment of principal on your Notes will affect the weighted average life and yield on your investment. To the extent excess interest is not sufficient to cover Realized Losses or to achieve the Group I or Group II Parity Date, as applicable, you will rely solely on amounts in the Group I or Group II Reserve Account, as applicable, payments under the Group II Notes Guaranty Insurance Policy (with respect to the Group II Notes only) and other collections on the Group I or Group II Student Loans, as applicable, for payments on your

Notes. Excess interest not applied to make required distributions on any Distribution Date will be paid to the Certificateholder and will not be available on subsequent Distribution Dates to make payments on any Class of the Notes.

         Reserve Accounts. Pursuant to the Sale and Servicing Agreement, the Group I Reserve Account and the Group II Reserve Account will be created with initial deposits by the Depositor on the Closing Date of cash or Eligible Investments in an amount equal to approximately $682,500 with respect to the Group I Reserve Account (the "Group I Reserve Account Initial Deposit") and $20,640,000 with respect to the Group II Reserve Account (the "Group II Reserve Account Initial Deposit"). On the Closing Date, the Group I and Group II Reserve Account Initial Deposit will equal the related Specified Reserve Account Balance as of the Closing Date. The amounts on deposit in each Reserve Account to the extent used will be replenished up to the related Specified Reserve Account Balance on each Distribution Date by deposit therein of the amount, if any, necessary to reinstate the balance of such Reserve Account to the related Specified Reserve Account Balance from the amount of related Available Funds remaining after payment of the prior amounts set forth under "--Distributions" above with respect to the related group of Notes, all for such Distribution Date.

         "Specified Reserve Account Balance" means, with respect to any Distribution Date: (1) with respect to the Group I Reserve Account, an amount equal to the greater of (x) 0.25% of the aggregate outstanding principal amount of the Group I Notes on such Distribution Date before giving effect to any distribution on such Distribution Date, and (y) $500,000; and (2) with respect to the Group II Reserve Account, an amount equal to the greater of (x) 3.00% of the aggregate outstanding principal amount of the Group II Notes on such Distribution Date before giving effect to any distribution on such Distribution Date, and (y) $2,500,000; provided, however, in each case, in no event will such balance exceed the sum of the outstanding principal amount of the related group of Notes. Each Reserve Account may be used to fund Interest and Expense Draws and Realized Loss Draws with respect to the related group of Financed Student Loans.

         Funds will be withdrawn from the Group I or the Group II Reserve Account, as the case may be, to the extent that the amount of Group I or Group II Available Funds, as applicable, is insufficient to pay the Master Servicing Fee with respect to the Group I and Group II Student Loans, respectively, on any Monthly Servicing Payment Date, and any of the items with respect to Group I Notes specified in clauses (1), (2), (3) and (5) under "--Distributions--Distributions from the Collection Account--Group I Notes" above, or any of the items with respect to Group II Notes specified in clauses
(2) through (5) under "--Distributions--Distributions from the Collection Account--Group II Notes" above, on any Distribution Date (such amounts, the "Interest and Expense Draw"). Such funds will be paid from the Group I or Group II Reserve Account, as applicable, to the Master Servicer on a Monthly Servicing Payment Date, and to the persons and in the order of priority specified for distributions out of the related sub-account of the Collection Account in clauses (1), (2), (3) and (5) above with respect to the Group I Notes, or clauses (2) through (5) above with respect to the Group II Notes, on a Distribution Date. In addition, on the Final Maturity Dates for each Class of Notes, amounts on deposit in the Group I or Group II Reserve Account, as applicable, if any, will be available, if necessary, to be applied to reduce the principal balance of such Class of the Notes to zero. Amounts on deposit in the Reserve Accounts will not be available to cover any reimbursement for Noteholders' Interest Index Carryover.

         In addition, if on any Distribution Date prior to the Group I or Group II Parity Date, as the case may be, to the extent the amount by which the Group I or Group II Pool Balance, respectively, as of the last day of the second preceding Collection Period (or in the case of the first Distribution Date, as of the Cutoff Date) minus the Group I or Group II Pool Balance, respectively, as of the last day of the related Collection Period exceeds the amount remaining to be distributed as the related Noteholders' Principal Distribution Amount with respect to the Group I Notes or the Group II Notes, respectively, will be withdrawn from the Group I or Group II Reserve Account, respectively, and deposited in the related sub-account of the Collection Account and distributed by the Indenture Trustee as a payment in respect of the related Noteholders' Principal Distribution Amount (and distributed among the Group I Notes in the order of priority as set forth under "--Distributions--Distributions from the Collection Account--Group I Notes," or among the Group II Notes in the order of priority as set forth under "--Distributions--Distributions from the Collection Account--Group II Notes," as applicable). If on any Distribution Date on or after the Group I or Group II Parity Date, as the case may be, the amount available to be distributed as the related Noteholders' Principal Distribution Amount, is less than the related Noteholders' Principal Distribution Amount for such Distribution Date, such amount will be withdrawn from the Group I or Group II Reserve Account, as applicable, and deposited in the related sub-account of the Collection Account and distributed as a payment in respect of the related Noteholders' Principal Distribution Amount (and distributed among the Group I Notes in the order of priority as set forth under "--Distributions--Distributions from the Collection Account--Group I Notes," or among the Group II Notes in the order of priority as set forth under "--Distributions--Distributions from the Collection Account--Group II Notes," as applicable). Any amounts withdrawn from the Reserve Accounts and applied as a payment of principal of any Class of the Notes is referred to herein as a "Realized Loss Draw."

         If the amount on deposit in the Group I or Group II Reserve Account, as the case may be, on any Distribution Date (after giving effect to all deposits or withdrawals therefrom on such Distribution Date) is greater than the related Specified Reserve Account Balance for such Distribution Date, subject to certain limitations, the Administrator will instruct the Indenture Trustee to deposit the amount of the excess into the Collection Account for distribution to the Certificateholder as Group I or Group II Available Funds, as applicable, on such Distribution Date. Upon any distribution to the Certificateholder of any amounts included as Available Funds, the Noteholders will not have any rights in, or claims to, such amounts. Subject to the limitation described in the preceding sentence, amounts held from time to time in the Reserve Accounts will continue to be held for the benefit of the Trust.

         The Reserve Accounts are intended to enhance the likelihood of timely receipt by the Noteholders in each group of Notes of the full amount of interest due them and to decrease the likelihood that such holders will experience losses. In certain circumstances, however, either or both Reserve Accounts could be depleted.

         Subordination of the Group I Subordinate Notes. With respect to the Group I Notes, the rights of the holders of the Group I Subordinate Notes to receive payments of interest are subordinated to the rights of the holders of the Group I Senior Notes to receive payments of interest (and, if a Subordinate
Note Interest Trigger has occurred and is continuing, payments of principal as well) and the rights of the holders of the Group I Subordinate Notes to receive payments of principal are subordinated to the rights of the holders of the Group I Senior Notes to receive payments of interest and principal. Consequently, amounts on deposit in the related sub-account of the Collection Account and to the extent necessary, the Group I Reserve Account and, during the Funding Period, the Group I Pre-Funding Account, will be applied to the payment of interest on the Group I Senior Notes before payment of interest on the Group I Subordinate Notes. Moreover, for so long as the Group I Senior Notes are outstanding, the holders of the Group I Subordinate Notes will not be entitled to any payments of principal until the Stepdown Date, and after the Stepdown Date, the holders of the Group I Subordinate Notes will be entitled to payments of principal only if a Subordinate Note Principal Trigger is not in effect.

         Group II Notes Guaranty Insurance Policy. On the Closing Date, the Securities Insurer will issue the Group II Notes Guaranty Insurance Policy, which will be available as credit enhancement to the holders of the Group II Notes only under the terms described herein. The Group II Notes Guaranty Insurance Policy will unconditionally and irrevocably guarantee the timely payment of the Noteholders' Interest Distribution Amount on each Distribution Date for the Class II-A-1 and Class II-A-2 Notes and the aggregate unpaid principal balance of such Classes of Notes on the Class II-A-1 Notes Final Maturity Date and the Class II-A-2 Notes Final Maturity Date, respectively. See "The Group II Notes Guaranty Insurance Policy and the Securities Insurer."

         Cross-Collateralization. With respect to the Group I Available Funds, on each Distribution Date, after all payments are made with respect to the Group I Notes and all amounts then due and owing to the Master Servicer, the Swap Counterparty and the Cap Provider, that are payable from the Group I Available Funds, are paid in full, any remaining amounts will become part of the Group II Available Funds for such Distribution Date. With respect to the Group II Available Funds, on each Distribution Date, after all payments are made with respect to the Group II Notes and all amounts then due and owing to the Securities Insurer, the Master Servicer, the Swap Counterparty and the Cap Provider, that are payable from the Group II Available Funds, are paid in full, if the Group I Available Funds on such Distribution Date are not sufficient to pay (1) the related Noteholders' Interest Distribution Amount to the Group I Noteholders, or (2) amounts owed to the Swap Counterparty and/or the Cap Provider with respect to the Group I Notes, any remaining Group II Available Funds may be used to pay such deficiencies to the affected Group I Noteholders, the Swap Counterparty and/or the Cap Provider, as applicable. To the extent such Available Funds are not used for these purposes, all remaining sums will be distributed to the holder of the Certificates and will not be available to the Noteholders on subsequent Distribution Dates. There also can be no assurance that on any Distribution Date there ever will be sufficient Group I Available Funds to make payments to the Group II Noteholders nor that there will be sufficient Group II Available Funds to make payments to the Group I Noteholders.

INTEREST RATE SWAPS

         Payments Under the Interest Rate Swaps. On the Closing Date, the Trust will enter into the Group I Interest Rate Swap and the Group II Interest Rate Swap, each with Key Bank USA, National Association, as the swap counterparty (the "Swap Counterparty"). Each of the Interest Rate Swaps will be documented according to a 1992 ISDA Master Agreement (Multicurrency-Cross Border) (the "ISDA Master Swap Agreements"), modified to reflect the terms of the Group I or Group II Notes, as applicable, the Certificates, the Indenture, the Sale and Servicing

Agreement, and the Group I or Group II Interest Rate Swap, as applicable, and (with respect to the Group II Interest Rate Swap) in a form acceptable to the Securities Insurer. Each Interest Rate Swap will terminate on the date that is the earliest to occur of the date on which the related group of Notes have been paid in full, the respective dates on which either all of the Commercial Paper Rate Loans (with respect to the Group I Interest Rate Swap) or the Prime Rate Loans (with respect to the Group II Interest Rate Swap) have been repaid in full, the occurrence and continuation of an Event of Default resulting in a liquidation of the Group I or Group II Student Loans, as applicable, and the date on which each of the Interest Rate Swaps is terminated in accordance with its terms pursuant to an early termination; provided, however, that in the event of any default by the Swap Counterparty under the Group II Interest Rate Swap, the Trust may only terminate the Group II Interest Rate Swap at the direction of the Securities Insurer.

         In accordance with the terms of each of the Interest Rate Swaps, on each Distribution Date, the Trust will owe the Swap Counterparty the sum of the following amounts for each of the monthly periods in the related Collection Period, beginning with the monthly period commencing October 1, 2002 (each, a "Net Trust Swap Payment"):

(I)  the product of:

                  1. (x) the Commercial Paper Rate (with respect to the Group I Interest Rate Swap), or (y) the Prime Rate (with respect to the Group II Interest Rate Swap) as determined as of the first day of the related monthly period;

                  2. the aggregate principal balance of (x) the Commercial Paper Rate Loans (with respect to the Group I Interest Rate Swap), or (y) the Prime Rate Loans (with respect to the Group II Interest Rate Swap) as determined as of the first day of the related monthly period; and

                  3. a fraction, the numerator of which is the actual number of days in the related monthly period and the denominator of which is 360.

         And, in accordance with the terms of each of the Interest Rate Swaps, on each Distribution Date, the Swap Counterparty will owe the Trust an amount equal to the sum of the following amounts for each of the monthly periods in the related Collection Period beginning with the monthly period commencing October 1, 2002 (each, a "Net Trust Swap Receipt"):

(II)  the product of:

                  1. Three-Month LIBOR (calculated in the same manner and on such dates as such index is calculated for the Notes for the related interest period) (x) less 0.15% with respect to the Group I Interest Rate Swap, and (y) plus 2.70% with respect to the Group II Interest Rate Swap;

                  2. the aggregate principal balance of (x) the Commercial Paper Rate Loans (with respect to the Group I Interest Rate Swap), or (y) the Prime Rate Loans (with respect to the Group II Interest Rate Swap) as determined as of the first day of the related monthly period; and

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                  3. a fraction, the numerator of which is the actual number of days in the related monthly period and the denominator of which is 360.

         Payments will be made on a net basis with respect to each of the Interest Rate Swaps between the Trust and the Swap Counterparty, in an amount equal to the excess of (I) over (II) above for the related Collection Period, in the case of a Net Trust Swap Payment, or the excess of (II) over (I) above for the related Collection Period, in the case of a Net Trust Swap Receipt.

         In consideration for entering into the Interest Rate Swaps, the Swap Counterparty will be entitled to an upfront fee on the Closing Date and to all Trust Swap Payment Amounts, in accordance with the payment priorities set forth above under "--Distributions--Distributions from the Collection Account."

         Conditions Precedent. The respective obligations of the Swap Counterparty and the Trust to pay certain amounts due under each of the Interest Rate Swaps will be subject to the following conditions precedent: (i) no Swap Default (as defined below) or event that with the giving of notice or lapse of time or both would become a Swap Default shall have occurred and be continuing and (ii) no Termination Event (as defined below) has occurred or been effectively designated; provided, however, that the Swap Counterparty's obligation to pay such amounts will not be subject to such conditions unless principal of the related group of the Notes has been accelerated following an Event of Default under the Indenture.

         Defaults Under the Interest Rate Swaps. "Events of Default" under each of the Interest Rate Swaps are limited to: (i) failure of the Swap Counterparty or the Trust to pay any amount when due under the related Interest Rate Swap after giving effect to the applicable grace period; provided, however, that in the case of the Trust, the Trust has either sufficient Group I or Group II Available Funds, as applicable, remaining to pay such obligations on any Collection Distribution Date after making all other required distributions with more senior payment priorities in accordance with the priorities set forth above under "--Distributions--Distributions from the Collection Account," (ii) the occurrence of certain events of insolvency or bankruptcy of the Trust or the Swap Counterparty, (iii) an acceleration of the principal of the Notes of the related group following an Event of Default under the Indenture, and (iv) the following other standard events of default under the ISDA Master Swap
Agreements: "Breach of Agreement" (not applicable to the Trust), "Credit Support Default" (not applicable to the Trust), "Misrepresentation" (not applicable to the Trust), and "Merger Without Assumption" (not applicable to the Trust), as described in Sections 5(a) (ii), 5(a) (iii), 5(a) (iv) and 5(a) (viii) of the ISDA Master Swap Agreements.

         Termination Events. A "Termination Event" under each of the Interest Rate Swaps consists of the following event under the ISDA Master Swap
Agreements: "Illegality" (which generally relates to changes in law causing it to become unlawful for a party to perform its obligations under the Interest Rate Swap), and "Tax Event" (which generally relates to either party to the Interest Rate Swap receiving a payment under the Group I or Group II Interest Rate Swap, as applicable, from which an amount has been deducted or withheld for or on account of taxes), as described in Sections 5(b) (i) and 5(b) (ii) of the ISDA Master Swap Agreements. The occurrence of a Rating Agency Downgrade will also be a Termination Event under each of the Interest Rate Swaps.

         Early Termination of the Interest Rate Swaps. Upon the occurrence of any Event of Default under the Group I or Group II Interest Rate Swap, the non-defaulting party will have the right to designate an Early Termination Date (as defined in the related Interest Rate Swap) upon the occurrence of such Event of Default. With respect to Termination Events, an Early Termination Date may be designated by one of the parties (as specified in the related Interest Rate
Swap) and will occur only upon notice and, in certain circumstances, after any Affected Party (as defined in the related Interest Rate Swap) has used reasonable efforts to transfer its rights and obligations under the Group I or Group II Interest Rate Swap, as applicable, to a related entity within a limited period after notice has been given of such Termination Event, all as set forth in each of the Interest Rate Swaps. The occurrence of an Early Termination Date under either of the Interest Rate Swaps will constitute a "Swap Early Termination."

         Upon any Swap Early Termination of the Group I or Group II Interest Rate Swap, as applicable, the Trust or the Swap Counterparty, as the case may be, may be liable to make a termination payment to the other (regardless, if applicable, of which of the parties has caused such termination). The amount of such termination payment will be based on the value of the Group I or Group II Interest Rate Swap, as applicable, computed in accordance with the procedures set forth in each of the Interest Rate Swaps. Any such payment could be substantial. In the event that the Trust is required to make such a termination payment and the Trust is the defaulting party (other than as a result of a failure to pay), such payment will be payable in the same order of priority as any Trust Swap Payment Amount payable to the Swap Counterparty (which is payable pari passu with the related Noteholders' Interest Distribution Amount for each of the Group I Notes and the Group II Notes); provided, however, that, in the event that a termination payment is owed to the Swap Counterparty following an Event of Default resulting from a default of the Swap Counterparty or a Termination Event, such termination payment will be subordinate to the right of the Group I or Group II Noteholders, as applicable, to receive full payment of principal and interest on the Group I or Group II Notes, as applicable. Accordingly, termination payments, if required to be made by the Trust, could result in shortfalls to the Group I Noteholders, and to Group II Noteholders as well if the Securities Insurer does not make required payments on the Group II Notes Guaranty Insurance Policy. The Group II Notes Guaranty Insurance Policy does not provide any insurance coverage in the event of a default by the Swap Counterparty.

         If, following an Early Termination Date with respect to either of the Interest Rate Swaps, a termination payment is owed by the Trust to the Swap Counterparty and the Trust receives a payment (an "Assumption Payment") from a successor swap counterparty to assume the position of the Swap Counterparty, the portion of the Assumption Payment that does not exceed the amount of the termination payment owed by the Trust to the Swap Counterparty will be paid by the Trust to the Swap Counterparty and will not be available to make distributions to related Noteholders. Following such payment, the amount of the termination payment owed by the Trust to the Swap Counterparty will be reduced by the amount of such payment.

INTEREST RATE CAPS

         Payments Under the Interest Rate Caps. On the Closing Date, the Trust will enter into the Group I Interest Rate Cap and the Group II Interest Rate Cap, each with Key Bank USA, National Association as the Cap Provider. Each of the Interest Rate Caps will be documented

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according to a 1992 ISDA Master Agreement (Multicurrency-Cross Border) (the
"ISDA Master Cap Agreements"), modified to reflect the terms of the Group I Notes or the Group II Notes, as applicable, the Certificates, the Indenture, the Sale and Servicing Agreement and the Group I or Group II Interest Rate Cap, as applicable. Each of the Interest Rate Caps will terminate on the date that is the earliest to occur of the Distribution Date in November, 2012 (with respect to the Group I Interest Rate Cap) or in November, 2012 (with respect to the Group II Interest Rate Cap), the date on which the Group I or Group II Notes, as applicable, have been paid in full, the occurrence and continuation of an Event of Default resulting in a liquidation of the Group I or Group II Student Loans, as applicable, and the date on which each of the Interest Rate Caps is terminated in accordance with its terms pursuant to an early termination.

         In accordance with the terms of each of the Interest Rate Caps, the Cap Provider will pay to the Trust on each Distribution Date any related Noteholders' Interest Index Carryover with respect to either the Group I or Group II Notes, as applicable, created on such Distribution Date. In consideration for entering into the Interest Rate Caps, the Cap Provider will be entitled to an upfront fee on the Closing Date and to reimbursement for all sums paid to either the Group I or Group II Noteholders, as applicable, as related Noteholders' Interest Index Carryover but on a subordinated basis and only to the extent of sufficient Group I or Group II Available Funds, as applicable, therefor on subsequent Distribution Dates after making all related prior distributions on such Distribution Date in accordance with the payment priorities set forth above under "--Distributions--Distributions from the Collection Account."

         Defaults Under the Interest Rate Caps. "Events of Default" under each of the Interest Rate Caps are limited to: (i) failure of the Cap Provider or the Trust to pay any amount when due under the Group I or Group II Interest Rate Cap, as applicable; provided, however, that in the case of the Trust, the Trust has either Group I or Group II Available Funds, as applicable, remaining to pay such obligations on any Distribution Date after making all other required distributions with more senior payment priorities in accordance with the priorities set forth above under "--Distributions--Distributions from the Collection Account;" and (ii) certain events of insolvency or bankruptcy of the Cap Provider. THE GROUP II NOTES GUARANTY INSURANCE POLICY DOES NOT PROVIDE ANY INSURANCE COVERAGE IN THE EVENT OF A DEFAULT BY THE CAP PROVIDER.

         Termination Event. A "Termination Event" under each of the Interest Rate Caps consists of the following event under the ISDA Master Cap Agreements:
"Illegality," which generally relates to changes in law causing it to become unlawful for a party to perform its obligations under the Interest Rate Caps.

         Payments Upon Termination. In the event either of the Interest Rate Caps is terminated due to a Termination Event or an Event of Default, the Cap Provider shall pay to the Trust as liquidated damages an amount equal to the fee it received on the Closing Date with respect to the Group I or Group I Interest Rate Cap, as applicable. The amount of liquidated damages is not expected to be sufficient to find a replacement interest rate cap provider and there is no obligation of the Trust, the Depositor, the Sellers, the Indenture Trustee, the Administrator, the Cap Provider or any other person to find a replacement interest rate cap provider if either Interest Rate Cap is terminated. Prospective Noteholders should note that the amount of such fee may be insufficient to offset any resulting Noteholders' Interest Index Carryover on future Distribution

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Dates. In the event that either the Group I or Group II Interest Rate Cap is terminated and the Cap Provider is owed any sums for amounts previously paid to the Trust under the Interest Rate Cap, the Cap Provider shall be entitled to reimbursement from the Trust for all such sums, but only to the extent Group I or Group II Available Funds, as applicable, are available therefor on subsequent Distribution Dates after making all other required distributions with more senior priorities in accordance with the payment priorities set forth above under "--Distributions--Distributions from the Collection Account."

THE SWAP COUNTERPARTY AND CAP PROVIDER

         KBUSA is a national banking association, a wholly owned subsidiary of KeyCorp, and the parent of both the Depositor and QSPE. KBUSA is engaged in consumer loan activities nationally, including, automobile lending, home equity financing of both first- and second-home mortgages, education lending, and marine and recreational vehicle financing. As of June 30, 2002, KBUSA had total assets of approximately $8.1 billion, total liabilities of approximately $7.2 billion and approximately $907.4 million in stockholders' equity. KBUSA's business is subject to examination and regulation by federal banking authorities. KBUSA's primary federal bank regulatory authority is the Office of the Comptroller of the Currency. The principal executive offices of KBUSA are located at Key Center, 127 Public Square, Cleveland, Ohio 44114 and its telephone number is (216) 689-6300. Additional information regarding KBUSA, in any of its capacities as described herein, including call reports, are available upon written request from the Administrator at the above address.

         KeyCorp is subject to the informational requirements of the Securities and Exchange Act of 1934, as amended, and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "SEC"). Such reports, proxy statements and other information can be inspected and copied at the public reference facilities of the SEC, at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the SEC's regional offices at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, and 233 Broadway, New York, New York 10279. Copies of such material can be obtained from the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. Such material is also available on the SEC's internet site on the world wide web located at http://www.sec.gov. In addition, such reports, proxy statements and other information concerning KeyCorp can be inspected at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

         As of June 30, 2002, KBUSA had long-term, senior unsecured debt ratings of A, A1 and A by Fitch Ratings ("Fitch"), Moody's Investors Service, Inc. ("Moody's") and Standard and Poor's, a division of The McGraw-Hill Companies Inc. ("S&P"), respectively. The obligations of the Swap Counterparty are not guaranteed by the Securities Insurer. If the rating of the Swap Counterparty (or any successor credit support provider) is withdrawn, suspended or reduced below A1 by Moody's or A- or its equivalent by each other Rating Agency then rating the Notes (such withdrawal, suspension or reduction, a "Rating Agency Downgrade"), the Swap Counterparty is required, no later than the 30th day following such Rating Agency Downgrade, at the Swap Counterparty's expense, either to (i) obtain a substitute Swap Counterparty, which does not cause any Rating Agency to lower its then current rating of any Class of Group I Notes (with respect to the Group I Interest Rate Swap), and is acceptable to the Securities Insurer, unless a

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Securities Insurer Default has occurred and is continuing, then which does not cause any Rating Agency to lower its then current rating of any Class of Group II Notes (with respect to the Group II Interest Rate Swap), that has a long-term debt rating of at least A1 by Moody's or A- or its equivalent by each other Rating Agency then rating the Notes or (ii) enter into arrangements reasonably satisfactory to the Indenture Trustee, each of the Rating Agencies (with respect to the Group I Interest Rate Swap), and the Securities Insurer, unless a Securities Insurer Default has occurred and is continuing, then each of the Rating Agencies, (with respect to the Group II Interest Rate Swap), including collateral arrangements, guarantees or letters of credit, which arrangements in the view of such Rating Agency will result in the total negation of the effect or impact of such Rating Agency Downgrade on the respective Noteholders and the Securities Insurer. The Swap Counterparty will have the right to consent to any amendments, supplements or modifications to each of the Transfer and Servicing Agreements.

         THE OBLIGATIONS OF KBUSA, IN ITS CAPACITIES AS SWAP COUNTERPARTY AND CAP PROVIDER, ARE NOT GUARANTEED BY KEYCORP OR KEYBANK NATIONAL ASSOCIATION.

THE PUT OPTION PROVIDER

         KeyBank National Association ("KBNA") is a national banking association, a wholly owned subsidiary of KeyCorp, and an affiliate of KBUSA. KBNA is engaged in a general banking business providing: (1) retail and private banking services to consumers; (2) commercial banking services to small businesses, middle market and large corporate customers; (3) capital market services; and (4) trust and asset management services.

         As of June 30, 2002, KBNA had total assets of approximately $72.6 billion, total liabilities (including minority interest in consolidated subsidiaries) of approximately $67.6 billion, and approximately $5.0 billion in stockholders' equity. KBNA's business is subject to examination and regulation by federal banking authorities. KBNA's primary federal bank regulatory authority is the Office of the Comptroller of the Currency. The principal executive offices of KBNA are located at Key Center, 127 Public Square, Cleveland, Ohio 44114 and its telephone number is (216) 689-6300. Additional information regarding KBNA, in its capacity as the Put Option Provider as described herein, including call reports, are available upon written request from the Administrator. As of June 30, 2002, KBNA had long-term, senior unsecured debt ratings of A, A1 and A by Fitch, Moody's and S&P, respectively. The obligations of the Put Option Provider are not guaranteed by the Securities Insurer.

         THE OBLIGATIONS OF KBNA, IN ITS CAPACITY AS THE PUT OPTION PROVIDER, ARE NOT GUARANTEED BY KEYCORP OR KBUSA.

THE SECURITIES INSURER

         Pursuant to the Transfer and Servicing Agreements and Indenture, the Securities Insurer will be deemed to be treated as a 100% holder of the Group II Senior Notes for all purposes unless a Securities Insurer Default has occurred and is continuing. As a result, the Securities Insurer will have the right to exercise all of the rights of the Group II Noteholders set forth in the Prospectus, which include the right to declare an Event of Default with respect to the Group II Notes under the Indenture, accelerate the Group II Notes, direct the Indenture Trustee to

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liquidate the Group II Student Loans, direct the Trust to terminate the Group II
Interest Rate Swap in the event of a Swap Counterparty default, remove the Administrator following an administrator default, and remove the Master Servicer (but only with respect to the Group II Student Loans) following a master servicer default, respectively, and will have the right to consent to the appointment of any successor master servicer (with respect to the Group II Student Loans) or administrator and to consent to all amendments and actions that require Group II Noteholder consent, on behalf of the Group II Noteholders, except for certain amendments and consents that could affect the amount or timing of distributions required to be made.

         BY ACCEPTING ITS GROUP II NOTE, EACH GROUP II NOTEHOLDER WILL AGREE THAT UNLESS A SECURITIES INSURER DEFAULT HAS OCCURRED AND IS CONTINUING, THE SECURITIES INSURER SHALL HAVE THE RIGHT TO EXERCISE ALL RIGHTS OF THE GROUP II NOTEHOLDERS AS SPECIFIED IN THE TRANSFER AND SERVICING AGREEMENTS AND THE INDENTURE WITHOUT ANY FURTHER CONSENT OF ANY OF THE GROUP II NOTEHOLDERS (UNLESS OTHERWISE SPECIFIED THEREIN). ANY RIGHT CONFERRED TO THE SECURITIES INSURER TO ACT OR CONSENT ON BEHALF OF THE GROUP II NOTEHOLDERS WILL BE SUSPENDED AND SHALL REVERT TO THE REQUISITE GROUP II NOTEHOLDERS DURING ANY PERIOD IN WHICH A SECURITIES INSURER DEFAULT HAS OCCURRED AND IS CONTINUING; PROVIDED, HOWEVER, THAT DURING THE CONTINUANCE OF A SECURITIES INSURER DEFAULT, THE CONSENT OF THE SECURITIES INSURER MUST STILL BE OBTAINED WITH RESPECT TO CERTAIN ACTIONS AND ANY AMENDMENTS THAT MAY MATERIALLY ADVERSELY AFFECT THE SECURITIES INSURER.

         In the event of a downgrade in the ratings of the Securities Insurer below A3 and A- by Moody's and S&P, respectively, the Administrator may, but is not required to, substitute a new guaranty insurance policy with another insurer having a rating of AAA by each Rating Agency; provided that the Securities Insurer is reimbursed for all amounts due and owing at the time of such substitution or replacement.

         "Securities Insurer Default" means (i) a Securities Insurer Payment Default or (ii) if an Insolvency Event (as defined in the Sale and Servicing Agreement) with respect to the Securities Insurer occurs.

         "Securities Insurer Payment Default" means the failure and continuance of the Securities Insurer to make a payment in accordance with the terms of the Group II Notes Guaranty Insurance Policy.

STATEMENTS TO INDENTURE TRUSTEE AND TRUST

         Prior to each Distribution Date, the Administrator (based on the periodic statements and other information provided to it by the Master Servicer or the Sub-Servicers) will provide to the Indenture Trustee and the Trust, as of the close of business on the last day of the preceding Collection Period, a statement which will include the following information with respect to such Distribution Date or the preceding Collection Period as to the Notes and the Certificates, to the extent applicable:

          1. the amount of the distribution allocable to principal of each Class of Securities;
          2. the amount of the distribution allocable to interest on each Class of Securities, together with the interest rates applicable with respect thereto (indicating whether such interest

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               rates are based on the related Formula Rate or on the related
               Student Loan Rate and specifying what each such interest rate would have been if it had been calculated using the alternate basis; provided that no such calculation of the related Student Loan Rate will be required to be made unless the related Investor Index for such Interest Period is 100 basis points greater than the related Investor Index of the preceding Determination Date);
          3. the amount of the distribution, if any, allocable to any Group I or Group II Noteholders' Interest Index Carryover, as applicable, together with the outstanding amount, if any, of each thereof after giving effect to any such distribution;
          4. the Pool Balance with respect to each of the Group I and Group II Student Loans as of the close of business on the last day of the preceding Collection Period, after giving effect to the related payments allocated to principal reported under clause (1) above;
          5. the aggregate outstanding principal balance of each Class of Notes, and each Pool Factor as of such Distribution Date, after giving effect to related payments allocated to principal reported under clause (1) above;
          6. the amount of the Master Servicing Fee paid to the Master Servicer and the amount of the Administration Fee paid to the Administrator with respect to such Collection Period, in each case as allocated to the Group I Notes and the Group II Notes, and the amount, if any, of the Master Servicing Fee remaining unpaid after giving effect to any such payments;
          7. the amount of the aggregate Realized Losses for each of the Group I and Group II Student Loans, if any, for such Collection Period and the balance of Financed Student Loans in each of the Group I and Group II Student Loans that are delinquent in each delinquency period as of the end of such Collection Period;
          8. the balance of the Group I Reserve Account and the Group II Reserve Account on such Distribution Date, after giving effect to changes therein on such Distribution Date;
          9. the amount of any Interest and Expense Draw on such Distribution Date and the amount of any Realized Loss Draw on such Distribution Date, in each case with respect to both the Group I and Group II Notes;
          10. for Distribution Dates during the Funding Period, the remaining Group I Pre-Funded Amount and Group II Pre-Funded Amount on such Distribution Date, after giving effect to changes therein during the related Collection Period;
          11. with respect to the Special Redemption Date, the amount of any sums remaining on deposit in the Group I or Group II Subsequent Loan Sub-Account that are either being transferred to the Group I or Group II Other Student Loan Pre-Funding Sub-Account, as applicable, or are being distributed to the applicable Noteholders as a payment of principal on such Distribution Date;
          12. for the first Distribution Date on or following the end of the Funding Period, the amount of any remaining Group I Pre-Funded Amount and Group II Pre-Funded Amount that has not been used to make Additional Fundings with respect to the Group I or Group II Student Loans and is being paid out to the related Noteholders;
          13. the aggregate amount of TERI's Guarantee Payments deposited into the Collection Account (net of any amounts paid to the Depositor (for distribution to the related Seller) under clause (1) of "--Distributions from the Collection Account--Group II Notes" above) expressed as a percentage of the Group II Initial Financed Student Loan Pool Balance;

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          14.  the amount of any payments made under the Group I Interest Rate
               Cap or the Group II Interest Rate Cap on such Distribution Date and the aggregate amount, if any, owing to the Cap Provider for previous payments under each of the Interest Rate Caps;
          15. the amount of any payments received or made by the Trust under the Group I Interest Rate Swap or the Group II Interest Rate Swap on such Distribution Date, and the aggregate amount, if any, either owed to or owed by the Swap Counterparty under each of the Interest Rate Swaps with respect to amounts not paid or received by the Trust on previous Distribution Dates; and
          16. the amount of any draws on such Distribution Date made on each of the Group II Notes Guaranty Insurance Policy, the amount, if any, paid to the Securities Insurer for Insured Payments on such Distribution Date, and the aggregate amount, if any, owing to the Securities Insurer for all unreimbursed Insured Payments made to the Trust.

         "Realized Losses" means, the excess of the principal balance of the Liquidated Student Loans with respect to each group of Financed Student Loans over the Liquidation Proceeds related to such group of Financed Student Loans to the extent allocable to principal.

TERMINATION

         The obligations of the Master Servicer, the Depositor, the Administrator, the Eligible Lender Trustee, the Sellers and the Indenture Trustee pursuant to the Transfer and Servicing Agreements will terminate upon
(a) the maturity or other liquidation of the last Financed Student Loan and the disposition of any amount received upon liquidation of any remaining Financed Student Loans, (b) the payment to the holders of Notes of all amounts required to be paid to them pursuant to the Transfer and Servicing Agreements, and (c) the payment of all amounts due and owing to the Securities Insurer, the Swap Counterparty and the Cap Provider. In order to avoid excessive administrative expense, the Master Servicer is permitted at its option to repurchase from the Eligible Lender Trustee, as of the end of any Collection Period immediately preceding a Distribution Date, if the then outstanding aggregate Pool Balance is 10% or less than the aggregate Group I and Group II Initial Financed Student Loan Pool Balance plus the initial principal balance of all Subsequent Student Loans, all remaining Financed Student Loans at a price sufficient to retire the Notes (including the repayment of any Group I and Group II Noteholders' Interest Index Carryover) concurrently therewith and the payment of all amounts due and owing to the Securities Insurer, the Swap Counterparty and the Cap Provider. Upon termination of the Trust, all right, title and interest in the Financed Student Loans and other funds of the Trust, after giving effect to any final distributions to holders of Notes, the Securities Insurer, the Swap Counterparty and Cap Provider therefrom, will be conveyed and transferred to the Certificateholder.

THE PUT OPTIONS AND AUCTION SALES

         The Put Options. On the Closing Date the Trust and the Put Option Provider will enter into the two Put Option Agreements, one with respect to the Group I Student Loans (the "Group I Put Option") and the second with respect to the Group II Student Loans (the "Group II Put Option"). Under each of the Put Options, any Group I and Group II Student Loans remaining in the Trust as of the end of the Collection Period immediately preceding the November, 2012 Distribution Date are subject to the exercise of the Group I and Group II Put Option, as

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applicable. With respect to the Group I Student Loans, the Group I Controlling
Noteholders (excluding for such purpose all Group I Notes owned by KBUSA and its affiliates), may instruct the Indenture Trustee to exercise the Group I Put Option on the Distribution Date in November, 2012 (the "Group I Put Option Exercise Date"). With respect to the Group II Student Loans, a majority of the Group II Noteholders, excluding for such purpose all Group II Notes owned by KBUSA and its affiliates, may instruct the Indenture Trustee to exercise the Group II Put Option on the Distribution Date in November, 2012 (the "Group II Put Option Exercise Date"). On or before the Distribution Date that is three months prior to the Put Option Exercise Date, the Indenture Trustee (or the Administrator acting on its behalf) shall contact the Group I Controlling Noteholders and the Group II Noteholders to inform such Noteholders of the approach of the Group I Put Option Exercise Date and the Group II Put Option Exercise Date, as applicable, and request written instructions from such Noteholders as to whether they want the Indenture Trustee to exercise the related Put Option on such date. If a majority of the Group I Controlling Noteholders or a majority of the Group II Noteholders, as applicable, deliver written instructions to exercise the related Put Option, the Indenture Trustee will exercise such Put Option, provided that the Minimum Put Option Exercise Price is less than or equal to the Put Option Exercise Price (plus all amounts then on deposit in the Group I or Group II Reserve Account, as applicable). If exercised, each Put Option will require the Put Option Provider to purchase all Financed Student Loans remaining in the related group of Financed Student Loans. The proceeds with respect to the exercise of the Group I or Group II Put Options will be used to redeem the Group I or Group II Notes, as applicable.

         The exercise price for each of the Put Options is equal to the Fair Market Value of the Group I or Group II Student Loans, as applicable, on the Group I or Group II Put Option Exercise Date, as applicable, plus accrued interest thereon (the "Put Option Exercise Price"). For purposes of determining the Put Option Exercise Price, "Fair Market Value" will be determined by the Administrator (acting on behalf of the Trust and the Indenture Trustee) by soliciting no fewer than three bids from dealers (which shall not include KBUSA or any of its affiliates) then active in the market for whole loan purchases of Student Loans for the Group I or Group II Student Loans, as applicable (and for both the Group I and Group II Student Loans as a single sale if both Put Options are exercised and the Administrator is able to obtain higher aggregate prices by soliciting bids for the two groups together); after the solicitation of such bids, the applicable determination of Fair Market Value will equal the lowest bid received that is at least equal to the Minimum Acceptable Put Option Exercise Price minus all sums on deposit in the related Reserve Account. However, if none of the three bids is equal to or greater than the Minimum Acceptable Put Option Exercise Price minus all sums on deposit in the related Reserve Account, Fair Market Value will equal the highest of the three bids received.

         However, with respect to the Group I Put Option, if the Group I Controlling Noteholders (excluding for such purpose all notes owned by KBUSA and its affiliates), or, with respect to the Group II Put Option, a majority of the Group II Noteholders (excluding for such purpose all notes owned by KBUSA and its affiliates) direct the Indenture Trustee in writing to exercise the related Put Option, and the related Put Option Exercise Price (plus all amounts then on the deposit in the Group I or Group II Reserve Account, as applicable) is less than the aggregate outstanding principal balance of the Group I or Group II Notes (plus accrued and unpaid interest thereon payable on such Distribution Date including any related Noteholders' Interest Index Carryover), as applicable, plus any amounts then owed to the Swap Counterparty, the Cap

Provider or the Securities Insurer, with respect to the Group I or Group II Notes, as applicable (the "Minimum Acceptable Put Option Exercise Price"), then the Indenture Trustee will not be permitted to exercise the related Put Option. In such event, (1) with respect to the Group I Student Loans, the Group I Controlling Noteholders, excluding for such purpose all Group I Notes owned by KBUSA and its affiliates, or (2) with respect to the Group II Student Loans, a majority of the Group II Noteholders, excluding for such purpose all Group II Notes owned by KBUSA and its affiliates, may direct the Indenture Trustee in writing to conduct one or more auction sales of the related group of Financed Students on any subsequent Distribution Dates upon terms similar to those described under "--Auction Sales" below.

         With respect to either group of Notes, the likelihood of the Put Option Exercise Price (plus all amounts then on deposit in the Group I or Group II Reserve Account, as applicable), being at least equal to the Minimum Acceptable Put Option Exercise Price will be reduced to the extent any substantial termination payment is owed to the Swap Counterparty (with respect to the related Interest Rate Swap) or significant amounts are owed to the Cap Provider (with respect to the related Interest Rate Cap) or to the Securities Insurer (with respect to the Group II Notes only).

         In the event that the Indenture Trustee is not directed by a majority of the requisite Noteholders to exercise the Group I or Group II Put Option, as applicable, all distributions on the Group I or Group II Notes, as applicable, will continue to be made on each succeeding Distribution Date in the manner provided above under "Description of the Securities--Distributions--Distributions from the Collection Account." However, in the event that the Indenture Trustee was directed to exercise the related Put Option but, due to the related Minimum Acceptable Put Option Exercise Price being greater than the related Put Option Exercise Price (plus all amounts then on deposit in the Group I or Group II Reserve Account, as applicable), was not able to exercise such Put Option, the Specified Collateral Balance for the related group of Notes shall be reduced to zero for all subsequent Distribution Dates and all Available Funds related to each group of Notes remaining after applying such amounts to pay the related portion of the Master Servicing Fee, the related portion of the Administration Fee, fees due to the Securities Insurer (with respect to the Group II Notes only), and the related Noteholders' Interest Distribution Amount, will be paid as principal to the holders of the related group of Notes, sequentially, until the outstanding principal balances of each Class of the Notes of such group have been reduced to zero.

         IF EITHER THE GROUP I OR GROUP II PUT OPTION IS NOT EXERCISED ON THE GROUP I OR GROUP II PUT EXERCISE DATE, AS APPLICABLE (EITHER AS A RESULT OF THE FAILURE OF A MAJORITY OF THE REQUISITE NOTEHOLDERS TO PROVIDE WRITTEN INSTRUCTIONS TO THE INDENTURE TRUSTEE OR DUE TO THE RELATED MINIMUM ACCEPTABLE PUT OPTION EXERCISE PRICE BEING GREATER THAN THE RELATED PUT OPTION EXERCISE PRICE (PLUS ALL AMOUNTS THEN ON DEPOSIT IN THE GROUP I OR GROUP II RESERVE ACCOUNT, AS APPLICABLE)), THE NON-EXERCISED GROUP I OR GROUP II PUT OPTION, AS APPLICABLE, WILL BECOME NULL AND VOID AND MAY NOT BE EXERCISED ON ANY SUBSEQUENT DATE BY ANY PARTY.

         Auction Sales. In the event that either the Group I or Group II Put Option is defaulted on by the Put Option Provider, the related group of Financed Student Loans will be offered for sale to third-party bidders by the Indenture Trustee on or before the next succeeding Distribution

Date. In such event, neither KBUSA nor any of its affiliates may offer bids to purchase such Financed Student Loans. The Indenture Trustee will auction the Financed Student Loans in the aggregate as one pool (in the event that both Put Options were exercised) and also as separate pools of Financed Student Loans. No assurance can be given that one bid for all the Financed Student Loans, a combination bids for two separate pools, or one bid for any separate pool comprising the Financed Student Loans, will be equal to or in excess of the related Minimum Purchase Amounts. If at least two bids are received either for the combined pool or any separate pool of Group I and/or Group II Student Loans, the Indenture Trustee will solicit and resolicit bids from all participating bidders until only one bid for each such pool remains or the remaining bidders decline to resubmit bids. The Indenture Trustee will accept the highest of such remaining bids (or the combination of the highest bid for each pool if two pools of Financed Student Loans are being sold separately), if any single bid (or the sum of the two highest bids) are equal to or in excess of an amount (the "Minimum Purchase Amount") for each group of Student Loans is equal to the greatest of:

          1.   the Auction Purchase Amount;
          2. the fair market value of such Financed Student Loans as of the end of the Collection Period immediately preceding such Distribution Date; and
          3. the sum of (a) the aggregate unpaid principal amount of the related group of Notes plus accrued and unpaid interest thereon payable on such Distribution Date plus any related Noteholders' Interest Index Carryover, (b) the amounts due and owing to the Securities Insurer, the Swap Counterparty (including any termination payments) and Cap Provider (with respect to each group of Financed Student Loans).

         If at least two bids are not received or the highest bid for all the Financed Student Loans (or combination of the two highest bids for two separate groups of Financed Student Loans) after the resolicitation process is completed is not equal to or in excess of the related Minimum Purchase Amounts, the Indenture Trustee will not consummate such sale; provided, however, that if the Minimum Purchase Amount with respect to either the Group I or Group II Student Loans, as applicable, is bid, the Indenture Trustee shall accept such bid and sell only that group of Financed Student Loans. In addition to the foregoing, the Indenture Trustee shall not accept any bid from a prospective purchaser, unless such prospective purchaser agrees to pay all, if any, deconversion fees owed to a Sub-Servicer if such purchaser's bid is accepted and it chooses to replace a Sub-Servicer as the servicer of the Financed Student Loans it is purchasing. In connection with the determination of the Minimum Purchase Amount, the Indenture Trustee may consult and, with respect to the Group II Student Loans only, at the direction of the Securities Insurer, provided a Securities Insurer Default has not occurred and is continuing, shall consult with a financial advisor, including the Underwriters, to determine if the fair market value of the Financed Student Loans has been offered. The net proceeds of any such sale will be used to redeem any outstanding Notes of the related group on such Distribution Date. If the sale is not consummated in accordance with the foregoing, the Indenture Trustee, at the direction of: (1) with respect to the Group I Student Loans, the Group I Controlling Noteholders, excluding for such purpose all Group I Notes owned by KBUSA and its affiliates, or (2) with respect to the Group II Student Loans, a majority of the Group II Noteholders, excluding for such purpose all Group II Notes owned by KBUSA and its affiliates, shall solicit bids to purchase the applicable group of Financed Student Loans on future Distribution Dates upon terms similar to those described above. No assurance can be given as to whether the Indenture Trustee will be successful in soliciting acceptable bids to purchase the Financed Student Loans on either the February, 2013 Distribution Date or any subsequent Distribution Date. In the event an auction sale fails and a group of Financed Student Loans are not sold in accordance with the foregoing, on each Distribution Date on and after the February, 2013 Distribution Date the Specified Collateral Balance for the related group of Notes shall be reduced to zero and all Available Funds related to each group of Notes remaining after applying such amounts to pay the related portion of the Master Servicing Fee, the related portion of the Administration Fee, fees due to the Securities Insurer (with respect to the Group II Notes only), and the related Noteholders' Interest Distribution Amount, will be paid as principal to the holders of the related group of Notes, sequentially, until the outstanding principal balances of each Class of the Notes of such group have been reduced to zero. Each Interest Rate Swap will terminate upon the consummation of a successful auction and the Swap Counterparty may be owed a termination payment with respect to either or both Interest Rate Swaps which may be substantial. The likelihood of receiving a bid at least equal to the related Minimum Purchase Amount will be reduced to the extent any substantial termination payment is owed to the Swap Counterparty (with respect to either Interest Rate Swap) or significant amounts are owed to the Cap Provider (with respect to either Interest Rate Cap) or to the Securities Insurer (with respect to the Group II Student Loans only).

         "Auction Purchase Amount" with respect to the related group of Financed Student Loans means the aggregate unpaid principal balance owed by the applicable borrowers thereon plus accrued interest thereon to the date of purchase less the amount on deposit in the applicable Reserve Account as for such date.

ADMINISTRATOR

         KBUSA, in its capacity as Administrator, will enter into the Administration Agreement with the Trust and the Indenture Trustee, and the Sale and Servicing Agreement with the Trust, the Depositor, the Master Servicer and the Eligible Lender Trustee. For a description of the Administrator's duties, see "Description of the Transfer and Servicing Agreements--Administrator" in the Prospectus.

         As compensation for the performance of the Administrator's obligations under the Administration Agreement and the Sale and Servicing Agreement and as reimbursement for its expenses related thereto, the Administrator will be entitled to an administration fee in an amount equal to $3,000 per quarter (the "Administration Fee"), to be allocated pro rata between the Group I Notes and the Group II Notes based on their aggregate outstanding principal balances on each related Distribution Date.

                  THE GROUP II NOTES GUARANTY INSURANCE POLICY
                           AND THE SECURITIES INSURER

THE GROUP II NOTES GUARANTY INSURANCE POLICY

         The following information has been supplied by Ambac Assurance Corporation (the "Securities Insurer")" for inclusion in this Prospectus Supplement. The Securities Insurer does not accept any responsibility for the accuracy or completeness of this Prospectus Supplement or the accompanying Prospectus or any information or disclosure contained herein, or omitted herefrom, other than with respect to the accuracy of the information regarding the Notes Guaranty Insurance Policy (the "Group II Notes Guaranty Insurance Policy") and the Securities Insurer set forth under the heading "The Group II Notes Guaranty Insurance Policy and the Securities Insurer" herein. Additionally, the Securities Insurer makes no representation regarding the Group II Notes or the advisability of investing in any Class of Group II Notes.

         Simultaneously with the issuance of the Securities, the Securities Insurer will issue the Group II Notes Guaranty Insurance Policy to the Indenture Trustee for the benefit of each Group II Noteholder. The Securities Insurer, in consideration of the payment of a premium and subject to the terms of the Group II Notes Guaranty Insurance Policy, unconditionally guarantees the payment of Insured Amounts to the Indenture Trustee on behalf of the Holders of the Group II Notes. The Securities Insurer will pay Insured Amounts which are Due for Payment to the Indenture Trustee on behalf of the Holders of the Group II Notes on the later of (1) the Distribution Date or Final Maturity Date, as applicable, on which the Insured Amount is distributable to the Group II Noteholders under the Indenture and the Sale and Servicing Agreement, and (2) the third business day following the business day the Securities Insurer shall have received telephonic or telegraphic notice, subsequently confirmed in writing, or written notice by registered or certified mail, from the Indenture Trustee, specifying that an Insured Amount is due in accordance with the terms of the Group II Notes Guaranty Insurance Policy, provided that if such documents are received after 12:00 noon New York City time on such business day, they will be deemed to have been received on the following business day.

         For purposes of the Group II Notes Guaranty Insurance Policy, the following terms have the following meanings:

         "Deficiency Amount" means (a) as of any Distribution Date, the excess, if any, of (1) the Noteholders' Interest Distribution Amount for the Group II Notes on such Distribution Date, over (2) Group II Available Funds for such Distribution Date after giving effect to the payment of the related Master Servicing Fee, the Administration Fee allocated to the Group II Notes and all amounts due to the Securities Insurer for such Distribution Date, plus the application of any amounts available on such Distribution Date to cover such payments from amounts on deposit in the Group II Reserve Account and the Group II Pre-Funding Accounts, and (b) on either the Class II-A-1 Notes Final Maturity Date or the Class II-A-2 Notes Final Maturity Date, the Class II-A-1 Outstanding Principal Amount, in the case of the Class II-A-1 Notes Final Maturity Date, or the Class II-A-2 Outstanding Principal Amount, in the case of the Class II-A-2 Notes Final Maturity Date, in each case after giving effect to any distributions on such date and the application of any amounts available on such Distribution Date to cover such payments, including but not limited to amounts on deposit in the Group II Reserve Account.

         "Due for Payment" means, with respect to any Insured Amounts, such amount that is due and payable under the Indenture and the Sale and Servicing Agreement on the related Distribution Date or Final Maturity Date, as applicable.

         "Holder" means each registered owner or beneficial owner of any Group II Note (other than the Administrator, the Depositor, the Eligible Lender Trustee, the Issuer, the Master Servicer, the Sellers, the Indenture Trustee or any Sub-Servicer or any of their respective affiliates) who, on the applicable Distribution Date, is entitled under the terms of the applicable Group II Note to payment thereunder.

         "Insured Amount" means, with respect to any Distribution Date and any Final Maturity Date, as applicable, an amount equal to the Deficiency Amount for such Distribution Date and Final Maturity Date, as applicable.

         "Insured Payments" means, with respect to any Distribution Date and any Final Maturity Date, the aggregate amount paid by the Securities Insurer to the Indenture Trustee in respect of (i) Insured Amounts for such Distribution Date or Final Maturity Date and (ii) Preference Amounts for any given business day.

         "Nonpayment" means, with respect to any Distribution Date or Final Maturity Date, as applicable, an Insured Amount which is Due for Payment but has not been and will not be paid in respect of such Distribution Date or Final Maturity Date pursuant to the Indenture and the Sale and Servicing Agreement.

         "Notice" means telephonic or telegraphic notice, promptly confirmed in writing by telecopy substantially in the form of Exhibit A to the Group II Notes Guaranty Insurance Policy, the original of which is subsequently delivered by registered or certified mail, from the Indenture Trustee to the Securities Insurer specifying the Insured Amount which shall be due and owing on the applicable Distribution Date or Final Maturity Date.

         "Preference Amount" means any payment of Insured Amounts on any Class of Group II Notes which has become Due for Payment, the nonpayment of which would have been covered by the Group II Notes Guaranty Insurance Policy, and which is made to a Holder by or on behalf of the Indenture Trustee which has been deemed a preferential transfer and theretofore recovered from its Holder pursuant to the United States Bankruptcy Code in accordance with a final, non-appealable order of a court of competent jurisdiction.

         The Securities Insurer's obligation under the Group II Notes Guaranty Insurance Policy will be discharged to the extent that funds equal to the applicable Insured Payment are received by the Indenture Trustee for distribution to the Holders of the Group II Notes, whether or not those funds are properly distributed by the Indenture Trustee or the Paying Agent. Payments of Insured Amounts will be made only at the time set forth in the Group II Notes Guaranty Insurance Policy, and no accelerated payments of Insured Amounts will be made regardless of any acceleration of the Group II Notes, unless the acceleration is at the sole option of the Securities Insurer.

         For purposes of the Group II Notes Guaranty Insurance Policy, a holder as to a particular Class of Group II Notes does not and may not include the Depositor, the Trust, the Indenture Trustee, the Master Servicer or any Sub-Servicer (or any of their respective affiliates).

         THE GROUP II NOTES GUARANTY INSURANCE POLICY DOES NOT INSURE ANY PAYMENTS WHATSOEVER WITH RESPECT TO THE GROUP I NOTES. ONLY THE GROUP II NOTEHOLDERS ARE ENTITLED TO THE BENEFITS OF THE GROUP II NOTES GUARANTY INSURANCE POLICY.

         The Group II Notes Guaranty Insurance Policy will not cover (a) premiums, if any, payable in respect of any Group II Notes, (b) shortfalls, if any, attributable to the liability of the Issuer or the Indenture Trustee or Holder for withholding taxes, if any (including interest and penalties in respect of any such liability), (c) payments of any related Group II Noteholders' Interest Index Carryover, (d) any obligations of the Cap Provider under the Group II Interest Rate Cap, (e) any obligations of the Swap Counterparty under the Group II Interest Rate Swap and (f) any risk other than Nonpayment, including the failure of the Indenture Trustee or the Paying Agent to make any disbursements required under the Indenture and the Sale and Servicing Agreement to any Holder or the Indenture Trustee or the Paying Agent to remit funds to any other party.

         In the absence of payments under the Group II Notes Guaranty Insurance Policy, holders of Group II Notes will directly bear the credit risks associated with their related Class of Group II Notes.

         Capitalized terms used in the Group II Notes Guaranty Insurance Policy and not otherwise defined in the Group II Notes Guaranty Insurance Policy shall have the meanings set forth in the Sale and Servicing Agreement, as of the date of execution of the Group II Notes Guaranty Insurance Policy, without giving effect to any subsequent amendment to or modification of the Sale and Servicing Agreement, unless such amendment or modification has been approved in writing by the Securities Insurer.

         The Group II Notes Guaranty Insurance Policy is not cancelable for any reason. The premium on the Group II Notes Guaranty Insurance Policy is not refundable for any reason, including payment, or provision being made for payment, prior to maturity of the Group II Notes.

         THE GROUP II NOTES GUARANTY INSURANCE POLICY IS BEING ISSUED UNDER AND PURSUANT TO, AND WILL BE CONSTRUED UNDER, THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF.

         The insurance provided by the Group II Notes Guaranty Insurance Policy is not covered by the Property/Casualty Insurance Security Fund specified in
Article 76 of the New York Insurance Law.

PAYMENT OF PREFERENCE AMOUNTS

         Pursuant to the Group II Notes Guaranty Insurance Policy, the Securities Insurer will pay any Insured Payment that is a Preference Amount on the later of (a) the second business day next following the business day on which the Securities Insurer shall have received the items referred to in clauses (i), (ii), (iii), (iv) and (v) below and (b) the date set forth in the Order (as defined below), upon receipt of (i) a certified copy of the final, non-appealable order of a court or other body exercising jurisdiction in such insolvency proceeding to the effect that the Indenture Trustee, or Holder, as applicable, is required to return such Preference Amount paid during the term of the Group II Notes Guaranty Insurance Policy because such payments were avoided as a preferential transfer or otherwise rescinded or required to be restored by the Indenture Trustee or

Holder (the "Order"), (ii) an opinion of counsel satisfactory to the Securities Insurer that such Order has been entered and is final and not subject to appeal or stay, (iii) an assignment in such form as is required by the Securities Insurer, duly executed and delivered by the Indenture Trustee or Holder, as applicable, irrevocably assigning to the Securities Insurer all rights and claims of the Indenture Trustee or Holder, as applicable, relating to or arising under the Group II Notes against the debtor which made such preference payment or otherwise with respect to such preference payment, (iv) appropriate instruments to effect the appointment of the Securities Insurer as agent for such Holder or Indenture Trustee, as applicable, in any legal proceeding related to such preference payment, such instruments being in a form satisfactory to the Securities Insurer and (v) a Notice appropriately completed and executed by the Indenture Trustee; provided that if such documents are received after 12:00 noon, New York City time, on such business day, they shall be deemed to be received on the following business day; provided, further, that the Securities Insurer shall not be obligated to make any payment in respect of any Preference Amount representing a payment of principal of the Group II Notes prior to the time the Securities Insurer would have been required to make a payment in respect of such principal pursuant to the Group II Notes Guaranty Insurance Policy. Such payments shall be disbursed to the court or receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Order of the court exercising jurisdiction on behalf of the Indenture Trustee or Holder, as applicable, and not to the Indenture Trustee or any Holder, as applicable, directly unless the Indenture Trustee or such Holder, as applicable, has returned principal or interest paid on the Group II Notes to such court or receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Order, in which case such payment shall be disbursed to the Indenture Trustee on behalf of the Holder, subject to delivery of (a) the items referred to in clauses (i), (ii), (iii), (iv) and (v) above to the Securities Insurer and
(b) evidence satisfactory to the Securities Insurer that payment has been made to such court or receiver, conservator, debtor-in-possession or trustee in bankruptcy named in such Order.

DESCRIPTION OF THE SECURITIES INSURER

         Ambac Assurance Corporation (referred to as "Ambac Assurance" or "the Securities Insurer") is a Wisconsin-domiciled stock insurance corporation regulated by the Office of the Commissioner of Insurance of the State of Wisconsin and licensed to do business in all 50 states, the District of Columbia, the Territory of Guam and the Commonwealth of Puerto Rico, with admitted assets of approximately $5,587,000,000 (unaudited) and statutory capital of approximately $3,453,000,000 (unaudited) as of June 30, 2002. Statutory capital consists of Ambac Assurance's policyholders' surplus and statutory contingency reserve. Standard & Poor's Credit Markets Services, a Division of The McGraw-Hill Companies, Moody's Investors Service and Fitch Ratings have each assigned a triple-A financial strength rating to Ambac Assurance.

         Ambac Assurance makes no representation regarding the Group II Notes or the advisability of investing in the Group II Notes and makes no representation regarding, nor has it participated in, the preparation of this Prospectus Supplement or the Prospectus other than the information supplied by Ambac Assurance under the headings "Description of the Securities Insurer", "Available Information," "Financial Information About the Securities Insurer" and "Financial Strength Ratings of the Securities Insurer" herein.

AVAILABLE INFORMATION

         The parent company of Ambac Assurance, Ambac Financial Group, Inc. ("Ambac Financial"), is subject to the informational requirements of the Exchange Act, and in accordance therewith files reports, proxy statements and other information with the SEC. These reports, proxy statements and other information can be read and copied at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. The SEC maintains an internet site at http://www.sec.gov that contains reports, proxy and information statements and other information regarding companies that file electronically with the SEC, including Ambac Financial. These reports, proxy statements and other information can also be read at the offices of the New York Stock Exchange, Inc. (the "NYSE"), 20 Broad Street, New York, New York 10005.

         Copies of Ambac Assurance's financial statements prepared in accordance with statutory accounting standards are available from Ambac Assurance. The address of Ambac Assurance's administrative offices and its telephone number are One State Street Plaza, 19th Floor, New York, New York 10004 and (212) 668-0340.

FINANCIAL INFORMATION ABOUT THE SECURITIES INSURER

         The following documents filed by Ambac Financial with the SEC (File No. 1-10777) are incorporated by reference into this Prospectus Supplement:

         -        Ambac Financial's Current Report on Form 8-K filed on January
                  25, 2002;

         - Ambac Financial's Annual Report on Form 10-K for the fiscal year ended December 31, 2001 and filed on March 26, 2002;

         -        Ambac Financial's Current Report on Form 8-K filed on April
                  18, 2002;

         - Ambac Financial's Quarterly Report on Form 10-Q for the fiscal quarterly period ended March 31, 2002 and filed on May 13, 2002;

         -        Ambac Financial's Current Report on Form 8-K filed on July 19,
                  2002;

         - Ambac Financial's Quarterly Report on Form 10-Q for the fiscal quarterly period ended June 30, 2002 and filed on August 14, 2002; and

         -        Ambac Financial's Current Report on Form 8-K filed on August
                  14, 2002.

         All documents subsequently filed by Ambac Financial pursuant to the requirements of the Exchange Act after the date of this Prospectus Supplement will be available for inspection in the same manner as described above in "--Available Information" and shall be deemed to be incorporated by reference into this Prospectus Supplement and to be a part hereof from the date of such filing.

         Any statement contained in a document incorporated herein by reference shall be modified or superseded for the purposes of this Prospectus Supplement to the extent that a statement contained herein by reference herein also modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus Supplement.

         All financial statements of the Securities Insurer and its subsidiaries included in documents filed by Ambac Financial with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, subsequent to the date of this Prospectus Supplement and prior to the termination of the offering of the Group II Notes shall be deemed to be incorporated by reference into this Prospectus Supplement and to be a part hereof from the respective dates of filing such financial statements.

         The following table sets forth the capitalization of the Securities Insurer as of December 31, 2000, December 31, 2001, and June 30, 2002 in conformity with accounting principles generally accepted in the United States of America.

                         AMBAC ASSURANCE CORPORATION AND
                        SUBSIDIARIES CAPITALIZATION TABLE
                                  (in millions)

                                                    DECEMBER 31,           DECEMBER 31,             JUNE 30,
                                                        2000                   2001                    2002
                                                    -----------            -----------              -----------
                                                                                                    (UNAUDITED)
Unearned premiums.........................             $1,556                  $1,790                  $1,880
Other liabilities.........................                581                     888                   1,138
                                                    ---------              ----------               ---------
Total liabilities.........................              2,137                   2,678                   3,018
Stockholder's equity
Common stock                                               82                      82                      82
Additional paid-in capital                                760                     928                     922
Accumulated other comprehensive income                     82                      81                     142
Retained earnings                                       2,002                   2,386                   2,592
Total stockholder's equity                              2,926                   3,477                   3,738
                                                    ---------              ----------               ---------
Total liabilities and stockholder's equity             $5,063                  $6,155                  $6,756


FINANCIAL STRENGTH RATINGS OF THE SECURITIES INSURER

         Moody's rates the financial strength of the Securities Insurer "Aaa."

         S&P rates the financial strength of the Securities Insurer "AAA."

         Fitch rates the financial strength of the Securities Insurer "AAA."

         Each rating of the Securities Insurer should be evaluated independently. The ratings reflect the respective rating agency's current assessment of the creditworthiness of the Securities Insurer and its ability to pay claims on its policies of insurance. Any further explanation as to the significance of the above ratings may be obtained only from the applicable rating agency.

         The above ratings are not recommendations to buy, sell or hold any Class of the Group II Notes, and the ratings may be subject to revision or withdrawal at any time by the rating agencies. Any downward revision or withdrawal of any of the above ratings may have an adverse effect on the market price of the Group II Notes. The Securities Insurer does not guaranty the market price of any Class of the Group II Notes nor does it guaranty that the ratings on any Class of the Group II Notes will not be revised or withdrawn.

                             INCOME TAX CONSEQUENCES

         Thompson Hine LLP, federal tax counsel to the Trust ("Federal Tax Counsel"), is of the opinion that the Trust will not be classified as an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes and that the Notes will be characterized as debt for federal income tax purposes.

         Kirkpatrick & Lockhart LLP, Pennsylvania tax counsel ("Pennsylvania Tax Counsel") is of the opinion that the same characterizations of the Notes and the Trust would apply for Pennsylvania state income tax purposes as for federal income tax purposes.

         The Depositor, KBUSA, the Master Servicer and the Certificateholder will agree to treat the Trust as a division of KBUSA (or the Certificateholder) for purposes of federal, state and local income and franchise tax with the assets of the Trust being held by KBUSA (or the Certificateholder), the Notes being debt of KBUSA (or the Certificateholder), and the Trust being disregarded as an entity separate from KBUSA (or the Certificateholder).

         If the Trust were held to be an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes, rather than a disregarded entity, the Trust would be subject to a corporate level income tax. Any such corporate income tax could materially reduce or eliminate cash that would otherwise be available to make payments on the Notes.

         We recommend that investors carefully review the information under the caption "Income Tax Consequences" in the Prospectus.

                              ERISA CONSIDERATIONS

         Section 406 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and/or Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), prohibit a pension, profit-sharing or other employee benefit plan, as well as individual retirement accounts, and certain types of Keogh Plans, and other plans subject to Section 4975 of the Code (each a "Benefit Plan") from engaging in certain transactions with persons that are "parties in interest" under ERISA or "disqualified persons" under the Code with respect to such Benefit Plan. A violation of these "prohibited transaction" rules may result in an excise tax or other penalties and liabilities under ERISA and the Code for such persons. Title I of ERISA also requires that fiduciaries of a Benefit Plan subject to ERISA make investments that are prudent, diversified (except if prudent not to do so) and in accordance with governing plan documents.

         Certain transactions involving the purchase, holding or transfer of the Notes might be deemed to constitute prohibited transactions under ERISA and the Code if assets of the Trust were deemed to be assets of a Benefit Plan. Under a regulation issued by the United States Department of Labor (the "Plan Assets Regulation"), the assets of the Trust would be treated as plan assets of a Benefit Plan for the purposes of ERISA and the Code only if the Benefit Plan acquires an "Equity Interest" in the Trust and none of the exceptions contained in the Plan Assets Regulation is applicable. An equity interest is defined under the Plan Assets Regulation as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. The Notes should be treated as indebtedness without substantial equity features for purposes of the Plan Assets Regulation. However, without regard to whether the Notes are treated as an Equity Interest for such purposes, the acquisition or holding of Notes by or on behalf of a Benefit Plan could be considered to give rise to a prohibited transaction if the Trust, the Trustee or the Indenture Trustee, the Sellers, the Depositor, the owner of collateral, or any of their respective affiliates is or becomes a party in interest or a disqualified person with respect to such Benefit Plan. In such case, certain exemptions from the prohibited transaction rules could be applicable depending on the type and circumstances of the plan fiduciary making the decision to acquire a Note. Included among these exemptions are: Prohibited Transaction Class Exemption ("PTCE") 90-1, regarding investments by insurance company pooled separate accounts; PTCE 95-60, regarding investments by insurance company general accounts; PTCE 91-38, regarding investments by bank collective investment funds; PTCE 96-23, regarding transactions effected by in-house asset managers; and PTCE 84-14, regarding transactions effected by "qualified professional asset managers."

         Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements.

         The purchaser of Notes is deemed to have represented that either: (A) the purchaser is not acquiring the Notes directly or indirectly for, or on behalf of, a Benefit Plan or any entity whose underlying assets are deemed to be plan assets of such Benefit Plan, or (B) the acquisition and holding of the Notes by the purchaser qualifies for prohibited transaction exemptive relief under PTCE 95-60, PTCE 96-23, PTCE 91-38, PTCE 90-1, PTCE 84-14 or some other applicable exemption.

         A plan fiduciary considering the purchase of Notes should consult its tax and/or legal advisors regarding whether the assets of the Trust would be considered plan assets, the possibility of exemptive relief from the prohibited transaction rules and other issues and their potential consequences.

                                  UNDERWRITING

         Subject to the terms and conditions set forth in the Underwriting Agreement relating to the Notes (the "Underwriting Agreement"), the Depositor has agreed to cause the Trust to sell to the underwriters named below (collectively, the "Underwriters"), and each of the Underwriters has severally agreed to purchase, the principal amount of Class I-A-1 Notes, Class I-A-2 Notes, Class I-B Notes, Class II-A-1 Notes and Class II-A-2 Notes set forth opposite its name:

                                  PRINCIPAL        PRINCIPAL             PRINCIPAL
                                  AMOUNT OF        AMOUNT OF             AMOUNT OF
                                 CLASS I-A-1      CLASS I-A-2             CLASS I-B
          UNDERWRITER               NOTES            NOTES                  NOTES                TOTAL
          -----------            -----------      -----------            ----------           ------------
Deutsche Bank
    Securities Inc.              $40,900,000       $91,500,000            $4,100,000          $136,500,000

McDonald
    Investments Inc.             $40,900,000       $91,500,000            $4,100,000          $136,500,000


                                  PRINCIPAL        PRINCIPAL
                                  AMOUNT OF        AMOUNT OF
                                 CLASS II-A-1     CLASS II-A-2
          UNDERWRITER               NOTES            NOTES                  TOTAL
          -----------            -----------      ------------            ------------
Deutsche Bank
    Securities Inc.              $67,000,000         $277,000,000         $344,000,000

McDonald
    Investments Inc.             $67,000,000         $277,000,000         $344,000,000

         In the Underwriting Agreement, the Underwriters have agreed, subject to the terms and conditions set forth therein, to purchase all the Notes offered hereby if any of the Notes are purchased. The Depositor has been advised by the Underwriters that the Underwriters propose initially to offer the Notes to the public at the respective public offering prices set forth on the cover page of this Prospectus Supplement, and to certain dealers at such prices less a concession not in excess of 0.120% per Class I-A-1 Note, 0.192% per Class I-A-2 Note, 0.240% per Class I-B Note, 0.120% per Class II-A-1 Note, and 0.241% per Class II-A-2 Note. The Underwriters may allow and such dealers may reallow to other dealers a discount not in excess of 0.100% per Class I-A-1 Note, 0.125% per Class I-A-2 Note, 0.150% per Class I-B Note, 0.100% per Class II-A-1 Note, and 0.150% per Class II-A-2 Note. After the initial public offering, such public offering prices, concessions and reallowances may be changed.

         The representative, on behalf of the Underwriters, may engage in over-allotment, stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves syndicate sales in excess of the offering size, which creates a syndicate short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Syndicate covering transactions involve purchases of the Securities in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the representative to reclaim a selling concession from a syndicate member when the Notes originally sold by such syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Such over-allotment, stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the Notes to be higher than it would otherwise be in the absence of such transactions. These transactions, if commenced, may be discontinued at any time.

         Out of pocket expenses for this offering are estimated to be approximately $1,000,000.

         The Notes are a new issue of securities with no established trading market. Neither the Depositor nor KBUSA intends to apply for listing of any Class of the Notes on a national securities exchange, but has been advised by Deutsche Bank Securities Inc. that it intends to, and by McDonald Investments Inc. ("McDonald Investments") that it may, make a market in the Notes. The Underwriters are not obligated, however, to make a market in any Class of the Notes and may discontinue market-making at any time without notice. No assurance can be given as to the liquidity of the trading market for any Class of the Notes.

         The Underwriting Agreement provides that the Depositor and KBUSA will indemnify the Underwriters against certain liabilities, including liabilities under applicable securities laws, or contribute to payments the Underwriters may be required to make in respect thereof.

         The Trust may, from time to time, invest the funds in the Trust Accounts in Eligible Investments acquired from the Underwriters.

         Deutsche Bank Securities Inc. is engaged from time to time by KeyCorp, the parent corporation of KBUSA, to provide investment banking services.

         After the initial distribution of the Notes by the Underwriters, this Prospectus Supplement may be used by McDonald Investments, a wholly-owned subsidiary of KeyCorp and an affiliate of the Depositor, the Sellers, the Administrator and the Master Servicer, or its successors, in connection with offers and sales relating to market-making transactions in the Notes. McDonald Investments may act as principal or agent in such transactions, but has no obligation to do so. McDonald Investments is a member of the New York Stock Exchange, Inc. Such transactions will be at prices related to prevailing market prices at the time of sale.

         KBUSA has also agreed to pay the Underwriters a structuring fee equal to $961,000.

                                     EXPERTS

         The balance sheet of KeyCorp Student Loan Trust 2002-A, as of September 3, 2002, appearing as part of Appendix A in this Prospectus Supplement, and incorporated by reference into the Registration Statement (as defined in the Prospectus), has been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon appearing as part of Appendix A to this Prospectus Supplement, and incorporated by reference into the Registration Statement. Such financial statement is included herein, and incorporated by reference into the Registration Statement, in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

         The consolidated financial statements of Ambac Assurance Corporation and subsidiaries, as of December 31, 2000, December 31, 2001 and for each of the three years in the period ended December 31, 2001 are incorporated by reference in this Prospectus Supplement and in the Registration Statement, in reliance on the report of KPMG LLP, independent certified public accountants, incorporated by reference in the Prospectus Supplement, and on the authority of that firm as experts in accounting and auditing.

                                  LEGAL MATTERS

         Certain legal matters relating to the Securities will be passed upon for the Trust, the Sellers and the Administrator by Forrest F. Stanley, Esq., General Counsel and Assistant Secretary of KBUSA, as counsel for the Sellers, and by Thompson Hine LLP, Cleveland, Ohio and for the Underwriters by McKee Nelson LLP, New York, New York. Certain federal income tax and other matters will be passed upon for the Trust by Thompson Hine LLP. Certain Pennsylvania state income tax matters will be passed upon for the Trust by Kirkpatrick & Lockhart LLP. In addition, certain Delaware law and other matters will be passed upon for the Trust by Pepper Hamilton LLP.

                            INDEX OF PRINCIPAL TERMS

         Set forth below is a list of the defined terms used in this Prospectus Supplement and the pages on which the definitions of such terms may be found herein.

                                                                                                               PAGE
                                                                                                               ----
Access Group...................................................................................................S-48
Access Group Loans.............................................................................................S-40
Access Group Sale Agreement....................................................................................S-39
Access Program.................................................................................................S-47
Additional Funding............................................................................................S-101
Additional Student Loans.......................................................................................S-40
Administration Agreement.......................................................................................S-98
Administration Fee............................................................................................S-134
Agency Operating Fund..........................................................................................S-74
Ambac Assurance...............................................................................................S-138
Ambac Financial...............................................................................................S-139
ASA............................................................................................................S-35
ASA Agreement..................................................................................................S-75
Assigned Rights................................................................................................S-33
Assumption Payment............................................................................................S-124
Auction Purchase Amount.......................................................................................S-134
Available Funds...............................................................................................S-109
Bankruptcy Code................................................................................................S-72
Benefit Plan..................................................................................................S-141
Cap Accounts..................................................................................................S-100
Cap Provider...................................................................................................S-34
Cede...........................................................................................................S-90
Certificateholder..............................................................................................S-99
Certificates...................................................................................................S-35
Class..........................................................................................................S-90
Class A Notes..................................................................................................S-90
Class I-A-1 Notes..............................................................................................S-35
Class I-A-1 Notes Final Maturity Date..........................................................................S-94
Class I-A-2 Notes..............................................................................................S-35
Class I-A-2 Notes Final Maturity Date..........................................................................S-94
Class I-B Notes................................................................................................S-35
Class I-B Notes Final Maturity Date............................................................................S-94
Class II-A-1 Notes.............................................................................................S-35
Class II-A-1 Notes Final Maturity Date.........................................................................S-95
Class II-A-2 Notes.............................................................................................S-35
Class II-A-2 Notes Final Maturity Date.........................................................................S-95
Closing Date...................................................................................................S-32
Closing Date Deposits..........................................................................................S-36
Code..........................................................................................................S-141
Collection Account.............................................................................................S-33

Collection Period..............................................................................................S-91
Commercial Paper Rate..........................................................................................S-42
Commercial Paper Rate Loans....................................................................................S-42
CSAC...........................................................................................................S-35
Cumulative Default Ratio.......................................................................................S-95
Cutoff Date....................................................................................................S-39
Deferral Period................................................................................................S-42
Deficiency Amount.............................................................................................S-135
Department.....................................................................................................S-32
Depositor......................................................................................................S-32
Depository.....................................................................................................S-90
Determination Date............................................................................................S-109
disqualified persons..........................................................................................S-141
Distribution Dates..............................................................................................S-3
DOE Data Book..................................................................................................S-74
DTC............................................................................................................S-90
DUAL Loans.....................................................................................................S-47
Due for Payment...............................................................................................S-135
ECMC...........................................................................................................S-35
Eligible Deposit Account......................................................................................S-100
Eligible Institution..........................................................................................S-101
Eligible Investments..........................................................................................S-100
Eligible Lender Trustee........................................................................................S-32
Equity Interest...............................................................................................S-142
ERISA.........................................................................................................S-141
Escrow Accounts................................................................................................S-33
Exchange Act..................................................................................................S-126
Expected Interest Collections..................................................................................S-92
Fair Market Value.............................................................................................S-131
FDIC..........................................................................................................S-101
Federal Assistance.............................................................................................S-35
Federal Consolidation Loan.....................................................................................S-67
Federal Consolidation Loan Rebate.............................................................................S-109
Federal Direct Consolidation Loans.............................................................................S-67
Federal Guarantors.............................................................................................S-35
Federal Loans..................................................................................................S-35
Federal Origination Fee.......................................................................................S-109
Federal Reserve Fund...........................................................................................S-74
Federal Tax Counsel...........................................................................................S-141
Fee Advances...................................................................................................S-42
FFELP..........................................................................................................S-74
Final Maturity Dates............................................................................................S-9
Financed Federal Loans.........................................................................................S-32
Financed Private Loans.........................................................................................S-32
Financed Student Loans.........................................................................................S-32
Fitch.........................................................................................................S-126

Fleet..........................................................................................................S-39
Fleet Loans....................................................................................................S-39
Fleet Sale Agreement...........................................................................................S-39
FMC..........................................................................................................  S-83
FMER...........................................................................................................S-83
Forbearance Periods............................................................................................S-42
Formula Rate...................................................................................................S-91
Funding Period................................................................................................S-104
GLHEC..........................................................................................................S-35
Grace Period...................................................................................................S-68
graduate schools...............................................................................................S-47
Great Lakes....................................................................................................S-37
Group I Available Funds.......................................................................................S-109
Group I Cap Account...........................................................................................S-100
Group I Class A Notes..........................................................................................S-90
Group I Collection Sub-Account.................................................................................S-33
Group I Controlling Noteholders................................................................................S-96
Group I Escrow Account.........................................................................................S-33
Group I Initial Financed Student Loan Pool Balance............................................................S-117
Group I Initial Financed Student Loans.........................................................................S-34
Group I Interest Rate Cap......................................................................................S-34
Group I Interest Rate Swap.....................................................................................S-34
Group I Noteholders............................................................................................S-67
Group I Noteholders' Interest Index Carryover..................................................................S-92
Group I Notes..................................................................................................S-35
Group I Other Student Loan Pre-Funding Sub-Account.............................................................S-40
Group I Parity Date............................................................................................S-94
Group I Pool Balance..........................................................................................S-116
Group I Pre-Funded Amount......................................................................................S-33
Group I Pre-Funding Account....................................................................................S-33
Group I Principal Distribution Amount.........................................................................S-116
Group I Put Option.............................................................................................S-34
Group I Put Option Exercise Date..............................................................................S-131
Group I Reserve Account........................................................................................S-32
Group I Reserve Account Initial Deposit.......................................................................S-119
Group I Senior Noteholders.....................................................................................S-67
Group I Senior Notes...........................................................................................S-35
Group I Student Loans..........................................................................................S-32
Group I Subordinate Noteholders................................................................................S-67
Group I Subordinate Notes......................................................................................S-35
Group I Subsequent Loan Sub-Account............................................................................S-33
Group I Subsequent Student Loans...............................................................................S-33
Group II Available Funds......................................................................................S-109
Group II Cap Account..........................................................................................S-100
Group II Class A Notes.........................................................................................S-90
Group II Collection Sub-Account................................................................................S-33

Group II Escrow Account........................................................................................S-33
Group II Initial Financed Student Loan Pool Balance...........................................................S-117
Group II Initial Financed Student Loans........................................................................S-34
Group II Interest Rate Swap....................................................................................S-34
Group II Noteholders...........................................................................................S-67
Group II Noteholders' Interest Index Carryover.................................................................S-92
Group II Notes.................................................................................................S-35
Group II Notes Guaranty Insurance Policy.......................................................................S-34
Group II Other Student Loan Pre-Funding Sub-Account............................................................S-40
Group II Parity Date...........................................................................................S-96
Group II Pool Balance.........................................................................................S-116
Group II Pre-Funded Amount.....................................................................................S-33
Group II Pre-Funding Account...................................................................................S-33
Group II Principal Distribution Amount........................................................................S-116
Group II Put Option............................................................................................S-34
Group II Put Option Exercise Date.............................................................................S-131
Group II Reserve Account.......................................................................................S-33
Group II Reserve Account Initial Deposit......................................................................S-119
Group II Student Loans.........................................................................................S-32
Group II Subsequent Loan Sub-Account...........................................................................S-33
Guarantee Agreement............................................................................................S-35
Guarantee Agreements...........................................................................................S-35
Guarantee Payments.............................................................................................S-35
Guaranteed Access Group Loans..................................................................................S-48
Guaranteed Private Loans.......................................................................................S-32
HICA...........................................................................................................S-69
Higher Education Act...........................................................................................S-35
Holder........................................................................................................S-135
Indenture......................................................................................................S-90
Indenture Trustee...............................................................................................S-3
Index Maturity.................................................................................................S-97
Initial Financed Student Loans.................................................................................S-34
Insurance Agreement............................................................................................S-96
Insured Amount................................................................................................S-136
Insured Payments..............................................................................................S-136
Interest and Expense Draw.....................................................................................S-119
Interest Period................................................................................................S-90
Interest Rate Caps.............................................................................................S-34
Interest Rate Swaps............................................................................................S-34
Interest Subsidy Payments......................................................................................S-69
Investment Earnings...........................................................................................S-100
Investor Index.................................................................................................S-91
ISDA Master Cap Agreements....................................................................................S-125
ISDA Master Swap Agreements...................................................................................S-121
KBNA..........................................................................................................S-127
KBUSA..........................................................................................................S-36

KBUSA Student Loan Transfer Agreement..........................................................................S-38
KBUSA Student Loans............................................................................................S-38
Keys2Repay Program............................................................................................S-108
LIBOR..........................................................................................................S-97
LIBOR Determination Date.......................................................................................S-97
Liquidated Student Loans......................................................................................S-110
Liquidation Proceeds..........................................................................................S-110
LLC Agreement..................................................................................................S-38
LSAC...........................................................................................................S-48
LSAS...........................................................................................................S-48
Margin.........................................................................................................S-92
Master Servicer................................................................................................S-36
Master Servicer Default.......................................................................................S-104
Master Servicing Fee Percentage................................................................................S-38
Maximum TERI Payments Amount..................................................................................S-114
McDonald Investments..........................................................................................S-144
MHEAA..........................................................................................................S-35
Minimum Acceptable Put Option Exercise Price..................................................................S-132
Minimum Purchase Amount.......................................................................................S-133
Monthly Servicing Payment Date.................................................................................S-38
Moody's.......................................................................................................S-126
Net Trust Swap Payment........................................................................................S-122
Net Trust Swap Payment Carryover Shortfall....................................................................S-114
Net Trust Swap Receipt........................................................................................S-122
Net Trust Swap Receipt Carryover Shortfall....................................................................S-114
Non-Guaranteed Private Graduate Loans.........................................................................S-118
Non-Guaranteed Private Loan Graduate Trigger Event............................................................S-117
Non-Guaranteed Private Loans...................................................................................S-32
Non-Guaranteed Private Undergraduate Loan Trigger Event.......................................................S-117
Non-Guaranteed Private Undergraduate Loans....................................................................S-117
Nonpayment....................................................................................................S-136
Note Interest Rate.............................................................................................S-90
Noteholders....................................................................................................S-67
Noteholders' Distribution Amount..............................................................................S-115
Noteholders' Interest Carryover Shortfall.....................................................................S-115
Noteholders' Interest Distribution Amount.....................................................................S-115
Noteholders' Interest Index Carryover..........................................................................S-92
Noteholders' Principal Distribution Amount....................................................................S-115
Notice........................................................................................................S-136
NSLP...........................................................................................................S-35
NYHESC.........................................................................................................S-35
Obligors......................................................................................................S-116
Originating Lender.............................................................................................S-48
Other Student Loan Pre-Funding Sub-accounts....................................................................S-40
Other Student Loans............................................................................................S-40
Participants...................................................................................................S-90

parties in interest...........................................................................................S-141
Pennsylvania Tax Counsel......................................................................................S-141
PEP Loans......................................................................................................S-46
PHEAA..........................................................................................................S-35
Plan Assets Regulation........................................................................................S-142
PLUS Loans.....................................................................................................S-37
Pool Balance..................................................................................................S-116
Preference Amount.............................................................................................S-136
Pre-Funded Amounts.............................................................................................S-33
Pre-Funding Accounts...........................................................................................S-33
Prime Rate.....................................................................................................S-42
Prime Rate Loans...............................................................................................S-42
Principal Distribution Amount.................................................................................S-116
Private Consolidation Loans....................................................................................S-67
Private Graduate Loan Trigger Event...........................................................................S-117
Private Guarantors.............................................................................................S-69
Private Loans..................................................................................................S-35
Programs.......................................................................................................S-40
prohibited transaction........................................................................................S-141
Prospectus.....................................................................................................S-16
Prospectus Supplement..........................................................................................S-16
PTCE..........................................................................................................S-142
Purchase Amount...............................................................................................S-106
Purchase Price.................................................................................................S-99
Put Option Exercise Price.....................................................................................S-131
Put Option Provider............................................................................................S-34
Put Options....................................................................................................S-34
QSPE...........................................................................................................S-38
QSPE Student Loan Transfer Agreement...........................................................................S-39
QSPE Student Loans.............................................................................................S-38
Rating Agencies...............................................................................................S-100
Rating Agency.................................................................................................S-100
Rating Agency Downgrade.......................................................................................S-126
Realized Loss Draw............................................................................................S-120
Realized Losses...............................................................................................S-130
Recoveries....................................................................................................S-117
Reference Bank.................................................................................................S-98
Rehabilitated Student Loans....................................................................................S-40
Reserve Accounts...............................................................................................S-33
Reserve Accounts Initial Deposits..............................................................................S-33
S&P...........................................................................................................S-126
Sale and Servicing Agreement...................................................................................S-33
SEC...........................................................................................................S-126
Secretary......................................................................................................S-72
Securities.....................................................................................................S-35
Securities Insurer.............................................................................................S-34

Securities Insurer Default....................................................................................S-128
Securityholders................................................................................................S-37
Seller.........................................................................................................S-40
Sellers........................................................................................................S-40
Senior Percentage..............................................................................................S-95
Serial Loans..................................................................................................S-105
SLS Loans......................................................................................................S-37
Special Allowance Payments.....................................................................................S-69
Special Determination Date.....................................................................................S-68
Special Redemption Date........................................................................................S-68
Specified Collateral Balance..................................................................................S-116
Specified Reserve Account Balance.............................................................................S-119
Stafford Loans.................................................................................................S-37
Statistical Cutoff Date........................................................................................S-34
Stepdown Date..................................................................................................S-95
Student Loan Rate..............................................................................................S-92
Student Loan Transfer Agreements...............................................................................S-39
Student Loans..................................................................................................S-32
Subordinate Note Interest Trigger..............................................................................S-91
Subordinate Note Principal Trigger.............................................................................S-95
Subordinate Percentage.........................................................................................S-95
Subsequent Cutoff Date........................................................................................S-103
Subsequent Loan Sub-Accounts...................................................................................S-33
Subsequent Student Loans.......................................................................................S-33
Subsequent Transfer Agreement.................................................................................S-103
Subsequent Transfer Date......................................................................................S-103
Sub-Servicer...................................................................................................S-36
Sub-Servicers..................................................................................................S-36
Sub-Servicing Agreement........................................................................................S-37
Swap Counterparty..............................................................................................S-34
Telerate Page 3750.............................................................................................S-98
TERI...........................................................................................................S-69
TERI Alternative Loans.........................................................................................S-45
TERI Trigger Event............................................................................................S-117
TERI-Guaranteed Access Loans...................................................................................S-80
TERI-Guaranteed Fleet Loans....................................................................................S-79
Three-Month LIBOR..............................................................................................S-97
Transfer and Servicing Agreements..............................................................................S-98
Trigger Event.................................................................................................S-117
Trust..........................................................................................................S-32
Trust Accounts................................................................................................S-100
Trust Agreement................................................................................................S-32
Trust Swap Payment Amount.....................................................................................S-115
Trust Swap Receipt Amount.....................................................................................S-115
Underlying Federal Loans.......................................................................................S-67
Underlying Private Loans......................................................................................S-104

Underwriters..................................................................................................S-142
Underwriting Agreement........................................................................................S-142
Unsubsidized Stafford Loan.....................................................................................S-69
USAF...........................................................................................................S-35


MN#667

                                                                     APPENDIX A



                         REPORT OF INDEPENDENT AUDITORS

Bank One, National Association, and
Bank One Delaware, Inc.
     as Trustees of the KeyCorp Student Loan Trust 2002-A

We have audited the accompanying balance sheet of KeyCorp Student Loan Trust 2002-A (the "Trust") as of September 3, 2002. This balance sheet is the responsibility of the Trustees for the Trust. Our responsibility is to express an opinion on this balance sheet based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet. An audit also includes assessing the accounting principles used and significant estimates made by the Trustees on behalf of the Trust, as well as evaluating the overall balance sheet presentation. We believe that our audit of the balance sheet provides a reasonable basis for our opinion.

In our opinion, the balance sheet referred to above presents fairly, in all material respects, the financial position of the Trust at September 3, 2002, in conformity with accounting principles generally accepted in the United States.



/s/ ERNST & YOUNG LLP

Cleveland, Ohio
September 3, 2002

                        KEYCORP STUDENT LOAN TRUST 2002-A
                                  BALANCE SHEET
                                SEPTEMBER 3, 2002

           ASSETS
                Cash                                          $   10
                                                               -----

                Total Assets                                  $   10
                                                               =====

           EQUITY
                Equity of the Trust                           $   10
                                                               -----

                Total Equity                                  $   10
                                                               =====

See accompanying notes to the balance sheet

                        KEYCORP STUDENT LOAN TRUST 2002-A
                             NOTES TO BALANCE SHEET
                                SEPTEMBER 3, 2002


ORGANIZATION AND OPERATION

KeyCorp Student Loan Trust 2002-A (the "Trust"), is a Delaware statutory business trust formed on August 1, 2002, with Bank One, National Association as Eligible Lender Trustee and Bank One Delaware, Inc. as Delaware Trustee. The Trust was organized to exclusively acquire certain graduate and undergraduate student loans; to issue and sell securities collateralized by such loans; and to engage in other transactions, including entering agreements that are incidental and necessary, suitable and convenient to the foregoing and permitted under Delaware law.

At September 3, 2002, the Trust had not commenced operations except for the conduct of organizational matters and activities relating to the public offering of notes.

Key Bank USA, National Association, as Initial Beneficiary of the Trust, bears administrative expenses on its behalf.

ACCOUNTING POLICIES

Cash, the only asset of the Trust at September 3, 2002 is stated as the amount held on behalf of the Trust by Bank One, National Association.

PROSPECTUS

                           KEYCORP STUDENT LOAN TRUSTS
                                     Issuer
                       KEY BANK USA, NATIONAL ASSOCIATION
                           Seller and Master Servicer

                          KEY CONSUMER RECEIVABLES LLC
                                    Depositor

                               Asset Backed Notes
                            Asset Backed Certificates

SECURITIES OFFERED
      o  asset backed notes and asset             You should carefully consider
         backed certificates                      the risk factors
      o  rated in one of four highest rating      beginning on page 6.
         categories by at least one nationally
         recognized rating organization           The securities are not bank
      o  not listed on any trading exchange       deposits and are not
      o  obligations only of the related trust    insured by the Federal Deposit
                                                  Insurance Corporation.
ASSETS
      o  student loans                            This prospectus must be
      o  may include one or more forms of         accompanied by a prospectus
         credit enhancement                       supplement for the particular
                                                  series.




NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS ACCURATE OR COMPLETE. MAKING ANY CONTRARY REPRESENTATION IS A CRIMINAL OFFENSE.

The seller and/or the depositor may offer securities through underwriters or by other methods described under the caption "Plan of Distribution."

The date of this Prospectus is August 31, 2001

                                TABLE OF CONTENTS

RISK FACTORS.................................................................  6
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.............................. 14
FORMATION OF THE TRUSTS...................................................... 14
     The Trusts.............................................................. 14
     Eligible Lender Trustee................................................. 15
USE OF PROCEEDS.............................................................. 16
THE SELLER, THE DEPOSITOR, THE ADMINISTRATOR, THE MASTER SERVICER
AND THE SUB-SERVICERS........................................................ 16
     The Seller, Depositor, Administrator and Master Servicer................ 16
         General............................................................. 16
         Services and Fees of Administrator.................................. 17
         Master Servicer..................................................... 17
     The Sub-Servicers....................................................... 17
THE STUDENT LOAN POOLS....................................................... 17
     General................................................................. 17
THE STUDENT LOAN FINANCING BUSINESS.......................................... 19
     Programs Offered by the Seller.......................................... 19
     Description of Federal Loans Under the Programs......................... 20
         General............................................................. 20
         The Stafford Loan Program........................................... 21
         (1) Eligibility Requirements........................................ 21
         (2) Loan Limits..................................................... 22
         (3) Interest........................................................ 23
         (4) Repayment....................................................... 24
         (5) Grace Periods, Deferral Periods, Forbearance Periods............ 25
         (6) Interest Subsidy Payments....................................... 25
         (7) Special Allowance Payments...................................... 25
         The SLS Loan Program................................................ 26
         The PLUS Loan Program............................................... 28
         The Federal Consolidation Loan Program.............................. 29
         Undergraduate Federal Loans......................................... 31
         Graduate Federal Loans.............................................. 32
     Description of Private Loans Under the Programs......................... 33
         General............................................................. 33
         Private Undergraduate Loans......................................... 34
         Eligibility Requirements............................................ 34
         Loan Limits......................................................... 34
         Interest............................................................ 35
         Repayment........................................................... 35
         Grace Periods, Deferral Periods, Forbearance Periods................ 35
         Private Graduate Loans.............................................. 36
         Payment Terms....................................................... 37
         Private Consolidation Loans......................................... 41
     Insurance of Student Loans; Guarantors of Student Loans................. 43
         Federal Guarantors.................................................. 43

                                TABLE OF CONTENTS

         Federal Insurance and Reinsurance of Federal Guarantors............. 43
         Private Guarantors.................................................. 46
     Claims and Recovery Rates............................................... 46
     Origination Process..................................................... 46
     Servicing and Collections Process....................................... 48
     Incentive Programs...................................................... 49
WEIGHTED AVERAGE LIVES OF THE SECURITIES..................................... 50
POOL FACTORS AND TRADING INFORMATION......................................... 52
DESCRIPTION OF THE NOTES..................................................... 52
     General................................................................. 52
     Principal of and Interest on the Notes.................................. 53
     The Indenture........................................................... 54
         Modification of Indenture........................................... 54
         Events of Default; Rights upon Event of Default..................... 55
         Certain Covenants................................................... 58
         Annual Compliance Statement......................................... 60
         Indenture Trustee's Annual Report................................... 60
         Satisfaction and Discharge of Indenture............................. 60
         The Indenture Trustee............................................... 60
DESCRIPTION OF THE CERTIFICATES.............................................. 60
     General................................................................. 60
     Principal and Interest in Respect of the Certificates................... 61
CERTAIN INFORMATION REGARDING THE SECURITIES................................. 62
     Fixed Rate Securities................................................... 62
     Floating Rate Securities................................................ 62
     Book-Entry Registration................................................. 63
     Definitive Securities................................................... 67
     List of Securityholders................................................. 68
     Reports to Securityholders.............................................. 68
DESCRIPTION OF THE TRANSFER AND SERVICING AGREEMENTS......................... 69
     General................................................................. 69
     Sale of Student Loans; Representations and Warranties................... 69
     Additional Fundings..................................................... 71
     Accounts................................................................ 71
     Servicing Procedures.................................................... 72
     Payments on Student Loans............................................... 73
     Master Servicer Covenants............................................... 74
     Master Servicing Compensation........................................... 75
     Distributions........................................................... 76
     Credit and Cash Flow Enhancement........................................ 76
         General............................................................. 76
         Reserve Account..................................................... 77
     Statements to Indenture Trustee and Trust............................... 77
     Evidence as to Compliance............................................... 79
     Certain Matters Regarding the Master Servicer and the Sub-Servicers..... 79
     Master Servicer Default; Administrator Default.......................... 80

                                TABLE OF CONTENTS

     Rights Upon Master Servicer Default and Administrator Default........... 82
     Waiver of Past Defaults................................................. 82
     Insolvency Event........................................................ 83
     Amendment............................................................... 84
     Payment of Notes........................................................ 84
     Seller or Depositor Liability........................................... 84
     Termination............................................................. 85
     Administrator........................................................... 86
     Student Loan Transfer Agreement......................................... 87
CERTAIN LEGAL ASPECTS OF THE STUDENT LOANS................................... 87
     Transfer of Student Loans............................................... 87
     Certain Matters Relating to Receivership................................ 89
     Consumer Protection Laws................................................ 89
     Loan Origination and Servicing Procedures Applicable to Student Loans... 90
     Failure to Comply with Third-Party Servicer Regulations May
       Adversely Affect Loan Servicing....................................... 91
     Bankruptcy Considerations............................................... 91
     Recent Developments..................................................... 92
         Emergency Student Loan Consolidation Act of 1997.................... 92
         FY 1998 Budget...................................................... 92
         1998 Amendments..................................................... 92
         1998 Reauthorization Bill........................................... 93
         Departments of Labor, Health and Human Services, and Education,
           and Related Agencies Appropriations Act, 2001..................... 94
         Electronic Signatures in Global and National Commerce Act........... 94
INCOME TAX CONSEQUENCES...................................................... 95
FEDERAL TAX CONSEQUENCES FOR TRUSTS FOR WHICH A PARTNERSHIP ELECTION
  IS MADE.................................................................... 96
     Tax Characterization of the Trust....................................... 96
         Possible Alternative Treatment of the Trust......................... 96
     Tax Consequences to Holders of the Notes................................ 96
         Treatment of the Notes as Indebtedness.............................. 96
         Original Issue Discount............................................. 96
         Interest Income on the Notes........................................ 96
         Sale or Other Disposition........................................... 97
         Foreign Holders..................................................... 97
         Backup Withholding.................................................. 99
         Possible Alternative Treatments of the Notes........................ 99
     FASITs.................................................................. 99
     Tax Consequences to Holders of the Certificates.........................100
     Classification as a Partnership.........................................100
         Treatment of the Trust as a Partnership.............................100
         Partnership Taxation................................................100
         Guaranteed Payments.................................................100
         Allocation of Tax Items.............................................101
         Computation of Income...............................................102

                                TABLE OF CONTENTS

         Section 708 Termination.............................................102
         Discount and Premium................................................103
         Disposition of Certificates.........................................103
         Allocations Between Transferors and Transferees.....................103
         Section 754 Election................................................104
         Administrative Matters..............................................104
         Tax Consequences to Foreign Certificateholders......................105
         Backup Withholding..................................................105
FEDERAL TAX CONSEQUENCES FOR TRUSTS IN WHICH ALL CERTIFICATES ARE RETAINED
  BY THE SELLER OR THE DEPOSITOR.............................................106
     Tax Characterization of the Trust.......................................106
     Tax Consequences to Holders of the Notes................................106
         Treatment of the Notes as Indebtedness..............................106
PENNSYLVANIA STATE TAX CONSEQUENCES..........................................106
     Pennsylvania Income and Franchise Tax Consequences with Respect to the Notes.............................................................106
     Pennsylvania Income and Franchise Tax Consequences with Respect to the Certificates......................................................106
ERISA CONSIDERATIONS.........................................................107
     The Notes...............................................................108
     The Certificates........................................................109
PLAN OF DISTRIBUTION.........................................................109
LEGAL MATTERS................................................................111
INDEX OF PRINCIPAL TERMS.....................................................112

                                  RISK FACTORS

         We recommend that you consider the following factors and the additional factors described under "Risk Factors" in the related prospectus supplement before purchasing the securities.

CREDIT ENHANCEMENT MAY NOT PROTECT YOU FROM ALL LOSSES

Although every trust will include some form of credit enhancement, that credit enhancement may not cover every class of securities issued by a trust. In addition, every form of credit enhancement will have certain limitations on, and exclusions from coverage. As a result, there is always a risk that you may not recover the full amount of your investment.

GUARANTEES OF STUDENT LOANS MAY NOT PREVENT LOSSES

A significant number of the student loans in a trust will be guaranteed by either a federal or a private guarantor. However, those guarantees may not protect you against all losses for several reasons, including:

o federal guarantees are generally limited to 98% of the principal amount of the student loan;

o if Key Bank USA, National Association or the applicable originator fails to follow prescribed origination procedures or if the master servicer or any sub-servicers fail to follow required servicing procedures, the applicable guarantors may refuse to make guarantee payments to the applicable trust and if the loans are federally insured, the Department may refuse to make reinsurance payments to the applicable federal guarantors or to make interest subsidy or special allowance payments to the trust; and

o private guarantors are not reinsured by or entitled to any assistance from the Department. If the loan loss reserves of a private guarantor are not sufficient, that private guarantor may not be able to honor its obligations to make guarantee payments.

DEFAULTS ON STUDENT LOANS WITHOUT GUARANTEES MAY RESULT IN LOSSES

A trust may include student loans that are not guaranteed by any federal or private guarantor, or by any other party or governmental agency. Since all student loans, whether guaranteed or not, are unsecured, if a borrower under one of these student loans defaults, the applicable trust and you may suffer a loss.

THE FINANCIAL CONDITION OF FEDERAL GUARANTORS MAY BE ADVERSELY AFFECTED BY SEVERAL FACTORS

The financial condition of the federal guarantors may be adversely affected by a number of factors including:

o the amount of claims made against such federal guarantor as a result of borrower defaults;

o the amount of claims reimbursed to such federal guarantor from the Department;

o changes in legislation that may reduce expenditures from the Department that support federal guarantors or that may require federal guarantors to pay more of their reserves to the Department;

o loss of reinsurance benefits due to the master servicer's or a sub-servicer's failure to follow required servicing procedures; and

o   expansion of the federal direct student loan program.

If the financial status of the guarantors deteriorates, the guarantors may fail to make guarantee payments to the trustee. In such event, you may suffer delays in the payment of principal and interest on your securities.



REINSURANCE OF FEDERAL GUARANTORS MAY NOT PREVENT DELAYS OR LOSSES

If a federal guarantor fails to make guarantee payments, the applicable trust may submit claims directly to the Department. However, the Department may determine that the federal guarantor is able to meet its obligations, and the Department will not make those payments. Even if the Department determines to make those payments, there may be delays in making the necessary determination. Loss or delay of any such guarantee payments, interest subsidy payments or special allowance payments could adversely affect the related trust's ability to pay timely interest and principal. In such event, you may suffer a loss on your investment.

THE TRUST IS DEPENDENT UPON THE PERFORMANCE BY VARIOUS PARTIES OF THEIR OBLIGATIONS


The trust is relying, and the performance of the securities depends, on the performance of the seller, the depositor, the master servicer and the sub-servicers of their respective obligations. Any failure to perform could have material adverse consequences as follows:

o FAILURE TO HONOR PURCHASE OBLIGATIONS MAY CAUSE losses. Key Bank USA, National Association, as seller and master servicer, Key Consumer Receivables LLC, as depositor, or the applicable sub-servicer, will be obligated to purchase student loans from a trust with respect to which it materially breaches representations, warranties or covenants. You can not be assured, however, that Key Bank USA, National Association, Key Consumer Receivables LLC, or the applicable sub-servicer, will have the financial resources to purchase such student loans. The failure to so purchase a student loan would not constitute an event of default under the related indenture or permit the exercise of remedies thereunder. However, the breach of such representations, warranties or covenants may cause you to suffer a loss on your investment.

o FAILURE TO COMPLY WITH THIRD-PARTY SERVICER REGULATIONS MAY ADVERSELY AFFECT LOAN SERVICING. The Department regulates each servicer of federal student loans. Under certain of these regulations, a third-party servicer (such as one of the sub-servicers) is jointly and severally liable with its client lenders for liabilities to the Department arising from the sub-servicer's violation of applicable requirements. In addition, if a sub-servicer fails to meet standards of financial responsibility or administrative capability included in the regulations, or violates other requirements, the Department may fine the sub-servicer and/or limit, suspend, or terminate such sub-servicer's eligibility to contract to service federal student loans. If a sub-servicer were so fined or held liable, or its eligibility were limited, suspended, or terminated, its ability to properly service the federal loans and to satisfy its obligation to purchase federal loans with respect to which it breaches its representations, warranties or covenants could be adversely affected. Moreover, if the Department terminates a sub-servicer's eligibility, a servicing transfer will take place and there will be delays in collections and temporary disruptions in servicing. Any such servicing transfer will at least temporarily adversely affect payments to you.

o THE TRUST'S INTEREST IN ITS STUDENT LOANS COULD BE DEFEATED BY ACTIONS OF THE SUB-SERVICERS AS custodians. The applicable sub-servicer, as custodian on behalf of the master servicer with respect to each trust, will have custody of the promissory notes evidencing the student loans it services. Although the accounts of the seller and/or the depositor, as applicable, will be marked to indicate the sale and although the seller, the depositor, the administrator and/or the master servicer, as applicable, will cause UCC financing statements to be filed with the appropriate authorities, the student loans will not be physically segregated, stamped or otherwise marked to indicate that such student loans have been sold to the eligible lender trustee. If, through inadvertence or otherwise, any of the student loans were sold to another party, or a security interest therein were granted to another party that purchased (or took such security interest in) any of such student loans in the ordinary course of its business and took possession of such student loans, then the purchaser (or secured party) would acquire an interest in the student loans superior to the interest of the eligible lender trustee, if the purchaser (or secured party) acquired such student loans without knowledge of the eligible lender trustee's interest.

o INSOLVENCY OF THE MASTER SERVICER, A SUB-SERVICER OR THE ADMINISTRATOR MAY CAUSE LOSSES. In the event of default by the master servicer, a sub-servicer or the administrator resulting solely from certain events of insolvency or bankruptcy, a court, conservator, receiver or liquidator may have the power to prevent either the indenture trustee or the noteholders from appointing a successor master servicer or administrator, or prevent the master servicer from appointing a new sub-servicer, as the case may be, and delays in collections in respect of the student loans may occur. Any delay in the collections of student loans may delay or reduce payments to you.

CHANGES IN LEGISLATION MAY ADVERSELY AFFECT STUDENT LOANS AND FEDERAL
GUARANTORS

You can not be certain that the Higher Education Act or other relevant federal or state laws, rules and regulations will not be amended or modified in the future in a manner that will adversely affect the federal student loan programs described in this prospectus, the student loans made thereunder or the financial condition of the federal guarantors.

In addition, if the direct student loan program expands, the sub-servicers may experience increased costs due to reduced economies of scale or other adverse effects on their business to the extent the volume of loans serviced by the sub-servicers is reduced. Such cost increases could reduce the ability of the sub-servicers to satisfy their obligations to service the student loans or to purchase student loans in the event of certain breaches of its covenants.

CERTAIN POLICIES OF THE DEPARTMENT MAY REDUCE AMOUNTS AVAILABLE FOR PAYMENTS ON YOUR SECURITIES

Each trust will be obligated to pay to the Department a monthly rebate at an annualized rate of generally 1.05% of the outstanding principal balance and accrued interest receivable on each federal consolidation loan which is a part of the related trust. This rebate will be payable prior to distributions made to you. In addition, the trust must pay to the Department a 0.50% origination fee on the initial principal balance of each student loan which is originated on its behalf by the eligible lender trustee after the applicable closing date. This fee will be deducted by the Department out of interest subsidy payments and special allowance payments otherwise payable to the trust(s). In such event the amount available to be distributed to you will be reduced. Under certain circumstances, the related trust is obligated to pay any portion of the unpaid fee from other assets of that trust prior to making distributions to you. As a result, the payment of the rebate fee and origination fee to the Department will affect the rate and timing of payments to you. Moreover, if the origination fee is deducted from interest subsidy payments and special allowance payments the interest rate payable on your securities may be capped at a lower rate. In such event, the value of your investment may be impaired.

Due to a Department policy limiting the granting of new lender identification numbers, all of the trusts established by the seller and/or the depositor, as applicable, to securitize federal student loans may use a common Department lender identification number. The Department regards the eligible lender trustee as the party primarily responsible to the Department for any liabilities owed to the Department or federal guarantors resulting from the eligible lender trustee's activities in the federal student loan program. If the Department or a federal guarantor determines such a liability exists in connection with a trust using the shared lender identification number, the Department or such federal guarantor may collect that liability or offset such liability from amounts due the eligible lender trustee under the shared lender identification number.

Because the servicing agreements for the trusts established by the seller and/or the depositor, as applicable, which share a lender identification number, will require the eligible lender trustee or the master servicer to allocate to the proper trust shortfalls or an offset by the Department or a federal guarantor arising from the student loans held by the eligible lender trustee on each trust's behalf, if the amount available for indemnification by one trust to another trust is insufficient, you may suffer a loss on your investment as a result of the performance of another trust.

NOTEHOLDERS' RIGHT TO CONTROL UPON CERTAIN DEFAULTS MAY ADVERSELY AFFECT CERTIFICATEHOLDERS

In the event of a default by the master servicer or the administrator, the indenture trustee or the noteholders, may remove the master servicer or the administrator, as the case may be, without the consent of the eligible lender trustee or any of the certificateholders. In addition, the noteholders have the ability, with certain specified exceptions, to waive defaults by the master servicer or the administrator, including defaults that could materially adversely affect the certificateholders.

CONSUMER PROTECTION LAWS MAY AFFECT ENFORCEABILITY OF STUDENT LOANS

Numerous federal and state consumer protection laws and related regulations impose substantial requirements upon lenders and servicers involved in consumer finance. Also, some state laws impose finance charge ceilings and other restrictions on certain consumer transactions and require contract disclosures in addition to those required under federal law. These requirements impose specific statutory liability that could affect an assignee's ability to enforce consumer finance contracts such as the student loans. In addition, the remedies available to the indenture trustee or the noteholders upon an event of default under the indenture may not be readily available or may be limited by applicable state and federal laws.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     Key Bank USA, National Association and Key Consumer Receivables LLC, as originators of each of the various trusts, have filed with the Securities and Exchange Commission (the "Commission") a Registration Statement (together with all amendments and exhibits thereto, the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the securities offered pursuant to this prospectus. The Registration Statement, contains information which is not contained in this prospectus. Prospective investors may read the Registration Statement and make copies of it at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549; and at the Commission's regional offices at Seven World Trade Center, New York, New York 10048, and 500 West Madison Street, 14th Floor, Chicago, Illinois 60661. Copies of the Registration Statement may be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission maintains a Web site at http://www.sec.gov containing registration statements and other information regarding registrants, including Key Bank USA, National Association and Key Consumer Receivables LLC, that file electronically with the Commission.

     All documents filed by Key Bank USA, National Association or Key Consumer Receivables LLC, as originator of any trust, pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), subsequent to the date of this prospectus and prior to the termination of the offering of the securities shall be deemed to be incorporated by reference in this prospectus. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any subsequently filed document which also is to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

     Key Bank USA, National Association and Key Consumer Receivables LLC will provide without charge to each person, including any beneficial owner of securities, to whom a copy of this prospectus is delivered, on the written or oral request of any such person, a copy of any or all of the documents incorporated herein or in any related prospectus supplement by reference, except the exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Requests for such copies should be directed to Key Bank USA, National Association, Education Resources, 800 Superior Avenue, 4th Floor, Cleveland, Ohio 44114, Attention: Education Loan Trust Administrator (Telephone: (216) 828-9357).

                             FORMATION OF THE TRUSTS

THE TRUSTS

     With respect to each series of Securities, either the Seller or the Depositor will establish a separate trust (each a "Trust") pursuant to the respective trust agreement (each a "Trust Agreement"), for the transactions described herein and in the related Prospectus Supplement. The property of each Trust will consist of:

(a) a pool of undergraduate loans and/or graduate school student loans (the "Student Loans"), legal title to which is held by the related eligible lender trustee (the "Eligible Lender Trustee") on behalf of each Trust,

(b) all funds collected or to be collected in respect thereof (including any Guarantee Payments with respect thereto) on or after the applicable date specified in the related Prospectus Supplement (the "Cutoff Date"),

(c) any other rights under certain collateral agreements with respect to certain Private Graduate Loans to the extent assigned to each Trust by the Seller, and

(d) all moneys and investments on deposit in any Collection Account, any Pre-Funding Account, any Escrow Account, any Negative Carry Account, any Reserve Account and any other trust accounts or any other form of credit or cash flow enhancement that may be obtained for the benefit of holders of one or more classes of such Securities. To the extent provided in the applicable Prospectus Supplement, the Notes will be collateralized by the property of the related Trust. To facilitate servicing and to minimize administrative burden and expense, the Master Servicer will be appointed by the Eligible Lender Trustee as the custodian, and the Master Servicer will then appoint the Sub-Servicers as the custodians on its behalf, of the promissory notes representing the Student Loans that each services.

     The principal offices of each Trust and the related Eligible Lender Trustee will be specified in the applicable Prospectus Supplement.

     If specified in a Prospectus Supplement, an election may be made to treat a Trust as a "financial asset securitization improvement trust" (a "FASIT") for federal income tax purposes. See "Federal Tax Consequences For Trusts For Which a Partnership Election is Made -- FASITs" herein.

ELIGIBLE LENDER TRUSTEE

     The Eligible Lender Trustee for each Trust will be such entity as is specified in the related Prospectus Supplement. The Eligible Lender Trustee on behalf of the related Trust will acquire legal title to all the related Student Loans acquired pursuant to the related Sale and Servicing Agreement and will enter into a Guarantee Agreement or comparable arrangement, if applicable, with each of the Guarantors with respect to the Student Loans which are guaranteed or insured. Each Eligible Lender Trustee will qualify as an eligible lender and owner of all Federal Loans and Private Loans for all purposes under the Higher Education Act and the Guarantee Agreements. Failure of the Federal Loans to be owned by an eligible lender would result in the loss of any Federal Guarantee Payments from any Federal Guarantor and any Federal Assistance with respect to such Federal Loans. See "The Student Loan Financing Business -- Description of Federal Loans Under the Programs." An Eligible Lender Trustee's liability in connection with the issuance and sale of the Notes and the Certificates is limited solely to the express obligations of the Eligible Lender Trustee as set forth in the related Trust Agreement and the related Sale and

Servicing Agreement. See "Description of the Transfer and Servicing Agreements." The Seller plans to maintain normal commercial banking relations with the Eligible Lender Trustee.

                                 USE OF PROCEEDS

     If the Seller is selling the Student Loans relating to any given series, the net proceeds from the sale of Securities of a given series will be used by the applicable Trust to purchase the related Student Loans on the applicable Closing Date from the Seller and to make the initial deposit into the Reserve Account, Pre-Funding Account or Negative Carry Account, if any. The Seller will use such net proceeds paid to it with respect to any such Trust for general corporate purposes.

     If the Depositor is selling the Student Loans relating to any given series, the net proceeds from the sale of Securities of a given series will be used by the applicable Trust to purchase the related Student Loans on the applicable Closing Date from the Depositor and to make the initial deposit into the Reserve Account, Pre-Funding Account or Negative Carry Account, if any. The Depositor will use such net proceeds to purchase the related Student Loans on the Closing Date from the Seller and/or other affiliates of the Seller. The Seller will use such net proceeds paid to it with respect to any such Trust for general corporate purposes.

            THE SELLER, THE DEPOSITOR, THE ADMINISTRATOR, THE MASTER
                         SERVICER AND THE SUB-SERVICERS

THE SELLER, DEPOSITOR, ADMINISTRATOR AND MASTER SERVICER

     General. If Key Bank USA, National Association ("KBUSA") is selling the Student Loans relating to any given series, KBUSA will act as seller (the "Seller") and as master servicer (the "Master Servicer"), pursuant to the related Sale and Servicing Agreement, and as administrator (the "Administrator") pursuant to the related Administration Agreement.

     If Key Consumer Receivables LLC ("KCRL") is selling the Student Loans relating to any given series, KCRL will act as depositor (the "Depositor"), and KBUSA will act as Master Servicer, pursuant to the related Sale and Servicing Agreement. KBUSA will also act as Administrator pursuant to the related Administration Agreement and may act as seller of Student Loans to the Depositor pursuant to the related Student Loan Transfer Agreement.

     KBUSA is a national banking association and a wholly owned subsidiary of KeyCorp. KBUSA is engaged in consumer loan activities nationally, including, automobile lending and leasing, home equity financing of both first- and second-home mortgages, education lending, and marine and recreational vehicle financing. The principal executive offices of KBUSA are located at Key Tower, 127 Public Square, Cleveland, Ohio 44114 and its telephone number is (216) 689-6300.

     KCRL is a Delaware limited liability company and a wholly-owned subsidiary of KBUSA. KCRL is a special-purpose "bankruptcy remote" entity formed to purchase student loans from the Seller and its affiliates, and to form trusts that will issue asset-backed securities. The principal executive offices of KCRL are located at Key Tower, 127 Public Square, Cleveland, Ohio 44114 and its telephone number is (216) 828-8122.

     Services and Fees of Administrator. Pursuant to the related Administration Agreement, the Administrator will be responsible for preparing and filing claim forms on behalf of the Eligible Lender Trustee for Interest Subsidy Payments and Special Allowance Payments from the United States Department of Education (the "Department") and is required to provide notices and reports and to perform other administrative obligations required by the related Indenture, the Trust Agreement and the Sale and Servicing Agreement. See "Description of the Transfer and Servicing Agreements--Administrator."

     Master Servicer. KBUSA, in its capacity as Master Servicer will be responsible for master servicing the Student Loans. The Master Servicer will arrange for and oversee the performance of each Sub-Servicer of its respective servicing obligations with respect to the Student Loans. In consideration for performing its obligations under the applicable Sale and Servicing Agreement, the Master Servicer will receive in the aggregate, subject to certain limitations described herein, a monthly fee payable by each Trust as specified in the related Prospectus Supplement and certain one-time fixed fees for each Student Loan for which a forbearance period was granted or renewed or for which a guarantee claim was filed, in each case subject to certain adjustments, together with other administrative fees and similar charges. The Master Servicer will in turn be solely responsible for all compensation due to the Sub-Servicers for the performance of their respective obligations pursuant to the related Sub-Servicing Agreements. See "Description of Transfer and Servicing Agreements--Servicing Compensation."

THE SUB-SERVICERS

     The sub-servicers (the "Sub-Servicers") under each Sale and Servicing Agreement will be the entity or entities specified in the related Prospectus Supplement.

     With respect to the Student Loans it is servicing on behalf of the Master Servicer and with respect to each Trust, each Sub-Servicer will be required by the related sub-servicing agreement between such Sub-Servicer and the Master Servicer (each a "Sub-Servicing Agreement") to perform the services and duties customary to the servicing of Student Loans it is required to service and to do so in the same manner as such Sub-Servicer has serviced Student Loans on behalf of the Seller and/or the Master Servicer and otherwise in compliance with all applicable standards and procedures. In addition, each Sub-Servicer is required to maintain its eligibility as a third-party servicer under the Higher Education Act. See "Description of the Transfer and Servicing Agreements--Servicing Procedures." Each Sub-Servicer will be paid directly by the Master Servicer for its services rendered under each Sub-Servicing Agreement. The Trust will be an intended third-party beneficiary of each Sub-Servicing Agreement. See "Description of the Transfer and Servicing Agreements -- Master Servicer Default; Administrator Default."

                             THE STUDENT LOAN POOLS

GENERAL

     The Student Loans to be sold by the Seller, or the Depositor after purchasing such Student Loans from the Seller and/or affiliates of the Seller, to the Eligible Lender Trustee on behalf of a Trust pursuant to the related Sale and Servicing Agreement will be selected from the

Seller's and/or such affiliate's portfolio of Student Loans by several criteria, including that each Student Loan:

     o was originated in the United States or its territories or possessions under and in accordance with the Programs (including, in the case of borrowers of Federal Loans, a financial need analysis and, in the case of borrowers of Private Loans, a creditworthiness evaluation);

     o contains terms in accordance with those required by the Programs, the Guarantee Agreements (with respect to those Student Loans that are guaranteed or insured) and other applicable requirements;

     o no selection procedures believed by the Seller and/or any affiliate of the Seller to be adverse to the Securityholders of any series will be used in selecting the related Student Loans; and

     o satisfies the other criteria, if any, set forth in the related Prospectus Supplement.

     The Student Loans that comprise assets of each Trust will be held by the related Eligible Lender Trustee, as trustee on behalf of such Trust. The Eligible Lender Trustee will also enter into, on behalf of such Trust (with respect to those Student Loans that are guaranteed or insured), Guarantee Agreements with the Guarantors pursuant to which each of such Student Loans will be guaranteed by one of such Guarantors. See "Formation of the Trusts--Eligible Lender Trustee."

     Information with respect to each pool of Student Loans for a given Trust will be set forth in the related Prospectus Supplement, including, to the extent appropriate, the composition, the distribution by loan type, loan payment status, and states of borrowers' residence and the portion of such Student Loans guaranteed by the specified Guarantors.

     In the case of each series for which the related Trust may acquire Student Loans from the Seller or the Depositor, as applicable, after the related Cutoff Date ("Additional Fundings"), information with respect to the Student Loans eligible to be acquired by the related Trust will be set forth in the related Prospectus Supplement as will information regarding the duration and conditions of any related funding period (a "Funding Period") or revolving period (a "Revolving Period"), the circumstances under which Additional Fundings will be made during such period, and, if Additional Fundings may continue to be made after such period, the circumstances under which such Additional Fundings will be made.

     Each of the Student Loans provides or will provide for the amortization of the outstanding principal balance of such Student Loan over a series of regular payments. Each regular payment consists of an installment of interest which is calculated on the basis of the outstanding principal balance of such Student Loan multiplied by the applicable interest rate and further multiplied by the period elapsed (as a fraction of a calendar year) since the preceding payment of interest was made. As payments are received in respect of such Student Loan, the amount received is applied first to interest accrued to the date of payment and the balance is applied to reduce the unpaid principal balance. Accordingly, if a borrower pays a regular installment before its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be less than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly greater. Conversely, if a borrower pays a monthly installment after its scheduled due date, a late fee, where applicable, will be assessed and the portion of the payment allocable to the late fee and interest for the period since the preceding payment was made will be greater than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly less. In either case, subject to any applicable Deferral Periods or Forbearance Periods, the borrower pays a regular installment until the final scheduled payment date, at which time the amount of the final installment is increased or decreased as necessary to repay the then outstanding principal balance of and any accrued but unpaid interest on such Student Loan.

                       THE STUDENT LOAN FINANCING BUSINESS

PROGRAMS OFFERED BY THE SELLER

     The Student Loans to be sold by the Seller or the Depositor to the Eligible Lender Trustee on behalf of a Trust pursuant to the related Sale and Servicing Agreement will be selected from Student Loans originated or acquired by the Seller under various loan programs (the "Programs"). The proceeds of the loans are used to finance a portion of the costs of

     (1)  undergraduate education ("Undergraduate Loans"),

     (2)  graduate education ("Graduate Loans") or

     (3) post-graduate activities such as studying for bar exams or participating in residency programs ("Post-Graduate Loans").

     Undergraduate Loans and Graduate Loans may be originated through the Federal Family Education Loan Program ("FFELP"). As described herein and in the related Prospectus Supplement, substantially all payments of principal and interest with respect to loans originated through FFELP (collectively, the "Federal Loans") will be guaranteed against default, death, bankruptcy or disability of the applicable borrower, and a closing of or a false certification by such borrower's school, by certain federal guarantors pursuant to a guarantee agreement to be entered into between such federal guarantors specified in the related Prospectus Supplement (each a "Federal Guarantor" and collectively, the "Federal Guarantors") and the applicable Eligible Lender Trustee (such agreements, each as amended or supplemented from time to time, the "Federal Guarantee Agreements"). Each of the Federal Guarantors is entitled, subject to certain conditions, to be reimbursed by the Department for 75% to 100% of all Guarantee Payments it makes pursuant to a program of federal reinsurance under the Higher Education Act of 1965, as amended (such act, together with all rules and regulations promulgated thereunder by the Department and/or the Federal Guarantors, the "Higher Education Act"). In addition, each Eligible Lender Trustee, as a holder of the Federal Loans on behalf of the related Trust, is entitled to receive from the Department certain Interest Subsidy Payments and Special Allowance Payments with respect to certain of such Federal Loans as described herein. See "-- Description of Federal Loans Under the Programs" below.

     Payments of principal and interest with respect to the Private Loans may be
(1) unguaranteed by any federal or private guarantor, or by any other party or governmental agency ("Private Unguaranteed Loans") or (2) guaranteed against default, death, bankruptcy or disability of the applicable borrower ("Private Guaranteed Loans") by certain private guarantors pursuant to a guarantee agreement to be entered into among private guarantors specified in the related Prospectus Supplement (each a "Private Guarantor" and collectively, "Private Guarantors," and together with the Federal Guarantors, the "Guarantors" or individually a "Guarantor"), the Seller or the Depositor, as applicable, and the Eligible Lender Trustee, or by Private Guarantors pursuant to surety bonds issued to the Seller or the Depositor, as applicable, and assigned to each Eligible Lender Trustee on behalf of the related Trust (such agreement and surety bonds, each as amended or supplemented from time to time, the "Private Guarantee Agreements" and, together with the Federal Guarantee Agreements, the "Guarantee Agreements"). Payments under the Private Guarantee Agreements are referred to as "Private Guarantee Payments" and payments under Federal Guarantee Agreements are referred to as "Federal Guarantee Payments." Private Guarantee Payments and Federal Guarantee Payments are together referred to as "Guarantee Payments." See "-- Description of Private Loans Under the Programs" below.

DESCRIPTION OF FEDERAL LOANS UNDER THE PROGRAMS

     General. The following descriptions of Federal Stafford Loan Program (the "Stafford Loan Program"), Federal Supplemental Loans for Students Program (the "SLS Loan Program"), the Federal Parental Loans For Undergraduate Students Loan Program (the "PLUS Loan Program"), and Federal Consolidation Loan Program (the "Federal Consolidation Loan Program") (such programs being collectively referred to herein as the "Federal Programs") as authorized under the Higher Education Act are qualified in their entirety by reference to the Higher Education Act. Since its original enactment in 1965, the Higher Education Act has been amended and reauthorized several times, including by the Higher Education Amendments of 1992 (the "1992 Amendments") and the Higher Education Amendments of 1998 (the "1998 Amendments"). The 1992 Amendments extended the principal provisions of the Federal Programs to September 30, 1998 (or, in the case of borrowers who have received Federal Loans prior to that date, September 30, 2002), and the 1998 Amendments further extended the principal provisions of the Federal Programs through June 30, 2003.

     There can be no assurance that the Higher Education Act or other relevant federal or state laws, rules and regulations and the programs implemented thereunder will not be amended or modified in the future in a manner that will adversely impact the programs described in this Prospectus, the related Prospectus Supplement and the student loans made thereunder, including the Student Loans, or the Guarantors. In addition, future measures to reduce any future federal budget deficit or for other purposes may adversely affect the amount and nature of federal financial assistance available with respect to these programs. In recent years, federal legislation has provided for the recovery of certain funds held by guarantee agencies in order to achieve reductions in federal spending. There can be no assurance that future federal legislation or administrative actions will not adversely affect expenditures by the Department or the financial condition of the Federal Guarantors. For a discussion of each Federal Guarantor's claims-paying ability, see the related Prospectus Supplement.

     The Stafford Loan Program. "Stafford Loans" are loans made by eligible lenders in accordance with the Higher Education Act to Eligible Students, based on financial need, to finance a portion of the costs of attending an eligible institution of higher education or a vocational school. The Higher Education Act limits the amount of Stafford Loans that may be made to a student in any given academic year, the amount a student may have outstanding in the aggregate and specifies certain payment terms, including the interest rates that may be charged on Stafford Loans. Holders of Stafford Loans complying with these limitations and the other conditions specified in the Higher Education Act will be entitled to the benefits of:

          1. a guarantee of the payment of principal and interest with respect to such Stafford Loans by a guarantee agency (the Federal Guarantors in the case of the Federal Loans), which guarantee will be supported by federal reinsurance of all or most of such guaranteed amounts as described herein;

          2. federal interest subsidy payments equal to the interest payable on such Stafford Loans prior to the time the borrower begins repayment of such Stafford Loans and during any applicable Deferral Periods, together with interest on any such amounts not paid by the Department when due ("Interest Subsidy Payments"); and

          3. federal special allowance payments, in varying amounts, during the term of such Stafford Loans to ensure that interest payable on such Stafford Loans approximates current market interest rates, together with interest on any such amounts not paid by the Department when due ("Special Allowance Payments"), (such federal reinsurance obligations, together with those obligations referred to in clauses (2) and (3) above, being collectively referred to herein as "Federal Assistance").

     Certain Stafford Loans do not qualify for Interest Subsidy Payments but otherwise qualify for all other forms of Federal Assistance ("Unsubsidized Stafford Loans"). These loans are identical to Stafford Loans in all material respects, except that interest accruing thereon during periods when the borrower is in school or in a Deferral Period or Grace Period is either paid periodically by the borrower during such periods or added periodically to the principal balance of the loan by the holder thereof. A borrower qualifies for an Unsubsidized Stafford Loan if, and to the extent that, the borrower's need for a Stafford Loan, as calculated pursuant to the Higher Education Act, is more than the maximum subsidized Stafford Loan authorized by statute.

     (1) Eligibility Requirements. Subject to the annual and aggregate limits on the amount of Stafford Loans that a student can borrow discussed below, Stafford Loans are available to Eligible Students in amounts not exceeding their unmet need for financing as determined in accordance with the provisions of the Higher Education Act. "Eligible Students" are students that are:

     1. enrolled in, or admitted for enrollment in, an approved or accredited undergraduate or graduate school;

     2. enrolled in, or admitted for enrollment in, an acceptable degree program;

     3.   attending at least half-time;

     4. making satisfactory progress toward the completion of that program according to the standards of the school;

     5.   U.S. citizens, U.S. nationals or eligible non-citizens;

     6. not borrowers under Federal Loans, including the requested loan, that exceed the applicable annual and aggregate limits; and

     7. not in default on any education loan or not required to refund an educational grant.

Each Stafford Loan:

     o    must be unsecured;

     o    must provide for deferral of the obligation of the borrower to make
          (x) interest payments for as long as the Department makes Interest Subsidy Payments and (y) principal payments so long as the borrower remains an Eligible Student and thereafter during any applicable Grace Periods, Deferral Periods or Forbearance Periods; and

     o must provide for repayment over a period not to exceed 10 years (excluding any Deferral Periods or Forbearance Periods) from the date repayment commences.

     (2) Loan Limits. In order to qualify for assistance under the Stafford Loan Program, the Higher Education Act imposes an annual limit on the amount of Stafford Loans and other Federal Loans that may be made to any single student and an aggregate limit on the amount of such Federal Loans such student may have outstanding.

The following chart sets forth the current and historic loan limits.

                                                                 ALL STUDENTS (1)      INDEPENDENT STUDENTS(1)
                                                                -----------------   ----------------------------
                                                                   BASE AMOUNT      ADDITIONAL
                                                    SUBSIDIZED   SUBSIDIZED AND    UNSUBSIDIZED        MAXIMUM
                                     SUBSIDIZED       ON OR      UNSUBSIDIZED ON    ONLY ON OR        AGGREGATE
                                       BEFORE         AFTER         OR AFTER          AFTER             TOTAL
BORROWER'S ACADEMIC LEVEL              1/1/87         1/1/87       10/1/93(2)       7/1/94(3)         AMOUNT IN
-------------------------            ----------     ----------  -----------------  ------------      -----------
Undergraduate (per year)
         1st year                     $ 2,500         $ 2,625        $ 2,625         $ 4,000           $ 6,625
         2nd year                     $ 2,500         $ 2,625        $ 3,500         $ 4,000           $ 7,500
         3rd year and above           $ 2,500         $ 4,000        $ 5,500         $ 5,000           $10,500
Graduate (per year)                   $ 5,000         $ 7,500        $ 8,500         $10,000           $18,500
Aggregate Limit;
         Undergraduate                $12,500         $17,250        $23,000         $23,000           $46,000
         Graduate (including
            undergraduate)            $25,000         $54,750        $65,500         $73,000          $138,500

-----------------
(1)      The loan limits are inclusive of both Stafford Loans and Student Loans.
(2) These amounts represent the combined maximum loan amount per year for Stafford Loans and unsubsidized Stafford Loans. Accordingly, the maximum amount that a student may borrow under an Unsubsidized Stafford Loan is the difference between the combined maximum loan amount and the amount the student received in the form of a Stafford Loan.
(3) Independent undergraduate students, graduate students or professional students may borrow these additional amounts. In addition, dependent undergraduate students may also receive these additional loan amounts if the parents of such students are unable to provide the family contribution amount and it is unlikely that the student's parents will qualify for a PLUS Loan.


         The annual loan limits are reduced in some instances where the student is enrolled in a program that is less than one academic year or has less than a full academic year remaining in his or her program. The Department has discretion to raise these limits to accommodate highly specialized or exceptionally expensive course of study.

         (3) Interest. The borrower's interest rate on a Stafford Loan may be fixed or variable. Stafford Loan interest rates are summarized in the chart below.


      TRIGGER DATE(1)               BORROWER RATE(2)               MAXIMUM RATE              INTEREST RATE MARGIN
      ---------------               ----------------               ------------              --------------------
      Prior to 01/01/81                    7%                           7%                           N/A
      01/01/81-09/12/83                    9%                           9%                           N/A
      09/13/83-06/30/88                    8%                           8%                           N/A
      07/01/88-09/30/92             8% for 48 months;           8% for 48 months,                   3.25%
                                   thereafter, 91-Day                then 10%
                                Treasury + Interest Rate
                                         Margin
      10/01/92-06/30/94             91-Day Treasury +                   9%                          3.10%
                                  Interest Rate Margin
      07/01/94-06/30/95             91-Day Treasury +                 8.25%                         3.10%
                                  Interest Rate Margin
      07/01/95-06/30/98             91-Day Treasury +                 8.25%               2.50% (In-School, Grace or
                                        Interest                                            Deferment); 3.10% (in
                                       Rate Margin                                                repayment)
      On or after 07/01/98          91-Day Treasury +                 8.25%               1.70% (In-School, Grace or
                                  Interest Rate Margin                                      Deferment); 2.30% (in
                                                                                                  repayment)

---------------------

(1) The Trigger Date for Stafford Loans made before October 1, 1992 is the first day of enrollment period for which a borrower's first Stafford Loan in made and for Stafford Loans made on October 1, 1992 and after the Trigger Date is the date of the disbursement of a borrower's first Stafford Loan.
(2) The rate for variable rate Stafford Loans applicable for any 12-month period beginning on July 1 and ending on June 30, is determined on the preceding June 1 and is equal to the lesser of (a) the applicable Maximum Rate or (b) the sum of (i) the bond equivalent rate of 91-day Treasury Bills auctioned at the final auction held prior to such June 1 and (ii) the applicable Interest Rate Margin.

         The 1992 Amendments provide that, for fixed rate loans made on or after July 23, 1992 and for certain loans made to new borrowers on or after July 1, 1988, the lender must have converted by January 1, 1995 the interest rate on such loans to an annual interest rate adjusted each July 1 equal to (a) for certain loans made between July 1, 1988 and July 23, 1992, the 91-day Treasury Bill rate at the final auction prior to the preceding June 1 plus 3.25%, and (b) for loans made on or after July 23, 1992 and prior to July 1, 1998, the 91-day Treasury Bill rate at the final auction prior to the preceding June 1 plus 3.10%. The variable interest rate does not apply to loans made prior to July 23, 1992 during the first 48 months of repayment.

         Interest is payable on each Stafford Loan monthly in arrears until the principal amount thereof is paid in full. However, prior to the date the borrower begins repaying the principal of such Stafford Loan and during any applicable Deferral Period, the borrower has no obligation to make interest payments. Instead, the Department makes quarterly Interest Subsidy Payments to the holder of the Subsidized Stafford Loans on behalf of the borrower during such periods, in amounts equal to the accrued and unpaid interest for the previous quarter with respect to such Stafford Loan. During a Forbearance Period, the Department will not make any Interest Subsidy Payments; instead, at the borrower's option, interest on each Stafford Loan may be paid currently or capitalized and added to the outstanding principal balance of such Stafford Loan at the end of such Forbearance Period. See "--(6) Interest Subsidy Payments" below.

         "91-day Treasury Bill Rate" means, on any date of determination, the weighted average per annum discount rate (expressed on a bond equivalent basis and applied on a daily basis) for 91-day Treasury Bills at the most recent 91-day Treasury Bills auction prior to such date as published by the Board of Governors of the Federal Reserve System or as reported by the U.S. Treasury Department.

         (4) Repayment. No principal and/or interest payments with respect to a Stafford Loan are required to be made during the time a borrower remains an Eligible Student and during the existence of an applicable Grace Period, Deferral Period or Forbearance Period. In general, a borrower must repay each Stafford Loan in monthly installments over a period of not more than 10 years (excluding any Deferral Period or Forbearance Period) after commencement of repayment. New borrowers on or after October 7, 1998 who accumulate outstanding loans under the Student Assistance General Provisions and FFELP totaling more than $30,000, are entitled to extended repayment schedules of up to 25 years subject to certain minimum repayment amounts. Any borrower may voluntarily prepay without premium or penalty any Federal Loan and in connection therewith may waive any Grace Period or Deferral Period. The Higher Education Act presently requires a minimum annual principal and interest payment with respect to a Stafford Loan of $600 in the aggregate (but in no event less than accrued interest), unless the borrower and the lender agree to a lesser amount. For Stafford Loans and SLS Loans first disbursed on or after July 1, 1993 to a borrower who has no outstanding Federal Loans on the date such loan is made, the borrower must be offered the opportunity to repay the loan according to a graduated or income-sensitive repayment schedule established in accordance with Department regulations. For Stafford Loans entering repayment on or after October 1, 1995, borrowers may choose among several repayment options, including the option to make interest only payments for limited periods.

         (5) Grace Periods, Deferral Periods, Forbearance Periods. Borrowers of Stafford Loans must generally commence repaying the loans following a period of
(a) not less than 9 months nor more than 12 months (with respect to loans for which the applicable interest rate is 7% per annum) and (b) not more than 6 months (with respect to loans for which the applicable interest rate is other than 7% per annum) (a "Grace Period") after the borrower ceases to be an Eligible Student. However, subject to certain conditions, no principal repayments need be made with respect to Stafford Loans during periods when the borrower has returned to an eligible educational institution on at least a half-time basis or is pursuing studies pursuant to an approved graduate fellowship program, during certain other periods (varying from six months to three years) when the borrower has joined the military or certain volunteer organizations (for all loans made prior to July 1, 1993, or loans made after such date to borrowers with loans already outstanding on such date), for periods when the borrower is unable to secure employment (up to three years) or for periods during which the borrower is experiencing economic hardship (for loans made after July 1, 1993, to borrowers with no outstanding loans on such date) (each, a "Deferral Period"). In addition, the lender may, and in some circumstances must, allow, in accordance with standards and guidelines approved by the applicable Federal Guarantor and the Department, periods of forbearance during which the borrower may defer principal and/or interest payments because of temporary financial hardship (a "Forbearance Period").

         (6) Interest Subsidy Payments. Interest Subsidy Payments are payments made quarterly to the holder of a subsidized Stafford Loan by the Department with respect to those Stafford Loans as to which the applicable conditions of the Higher Education Act have been satisfied, in an amount equal to the accrued and unpaid interest on the outstanding principal amount of each Stafford Loan for such quarter, commencing from the date such Stafford Loan is made until the end of the applicable Grace Period after the borrower ceases to be an Eligible Student and during any applicable Deferral Period. The Department will not make Interest Subsidy Payments during any Forbearance Period. The Higher Education Act provides that the holder of such a qualifying Stafford Loan has a contractual right against the United States, to receive Interest Subsidy Payments from the Department (including the right to receive interest on any Interest Subsidy Payments not timely paid). Receipt of Interest Subsidy Payments is conditioned on compliance with the requirements of the Higher Education Act, including satisfaction of certain need-based criteria (and the delivery of sufficient information by the borrower and the lender to the Department to confirm the foregoing) and continued eligibility of the Stafford Loan for federal reinsurance. Such eligibility may be lost, however, if the loans are not originated and serviced, or are not held by an eligible lender, in accordance with the requirements of the Higher Education Act and the applicable guarantee agreements. See "--(1) Eligibility Requirements"; "Formation of the Trusts-- Eligible Lender Trustee" and "Description of the Transfer and Servicing Agreements--Servicing Procedures." The Seller and the Depositor expect that each of the subsidized Stafford Loans that are part of a pool of Student Loans will be eligible to receive Interest Subsidy Payments.

         (7) Special Allowance Payments. The Higher Education Act requires, subject to certain conditions, the Department to make quarterly Special Allowance Payments to holders of qualifying Federal Loans (including Stafford Loans), in an amount equal to a specified percentage of the average outstanding principal amount of each such Federal Loan during each quarter.

         The percentage or rate used to determine the Special Allowance Payments for a particular loan varies based on a number of factors, including when the loan was disbursed and the period of enrollment with respect to which it was made. Generally, the Special Allowance Payment with respect to a Federal Loan for a quarter will be equal to the excess, if any, of (1) the amount of interest that would be payable on such loan at a rate per annum equal to the average bond equivalent rates of (x) 91-day Treasury Bills auctioned for such quarter plus 3.25% (3.10% for loans first disbursed on or after October 1, 1992 and before October 1, 1998), or (y) for loans first disbursed on or after July 1, 1998 and before January 1, 2000, 91-day Treasury Bills auctioned for such quarter plus 2.2% while borrowers are in-school, grace or deferment status, or 2.8% while borrowers are in the repayment period, or (z) for loans first disbursed on or after January 1, 2000 and before July 1, 2003, the 3-month commercial paper (financial) rates in effect for each of the days in such quarter as reported by the Federal Reserve in Publication H-15 (the "CP Rate"), plus 2.34% during repayment periods or 1.74% while borrowers are in school, grace or deferment periods (or 2.64% in the case of PLUS and Federal Consolidation Loans for which the application is received on or after January 1, 2000 and before July 1,
2003), over (2) the stated amount of interest payable on such loan.

         The Higher Education Act provides that a holder of a qualifying loan who is entitled to receive Special Allowance Payments has a contractual right against the United States to receive those Special Allowance Payments (including the right to receive interest on any Special Allowance Payments not timely paid). Receipt of Special Allowance Payments, however, is conditioned on compliance with the requirements of the Higher Education Act, including satisfaction of certain need-based criteria (and the delivery of sufficient information by the borrower and the lender to the Department to confirm the foregoing) and continued eligibility for federal reinsurance. Such eligibility may be lost, however, if the loans are not originated and serviced, or are not held by an eligible lender, in accordance with the requirements of the Higher Education Act and the applicable guarantee agreement. See "--(1) Eligibility Requirements;" "Formation of the Trusts--Eligible Lender Trustee" and "Description of the Transfer and Servicing Agreements--Servicing Procedures." The Seller and the Depositor expect that each of the Stafford Loans that are part of a pool of Student Loans will be eligible to receive Special Allowance Payments, if any are payable from time to time.

         Interest Subsidy Payments and Special Allowance Payments are generally received within 45 to 60 days after submission to the Department of the applicable claims forms for any given calendar quarter, although there can be no assurance that such payments will in fact be received from the Department within that period. For each Trust, the related Administrator will agree to prepare and file with the Department all such claims forms and any other required documents or filings on behalf of the applicable Eligible Lender Trustee as owner of the related Federal Loans on behalf of such Trust. The Administrator will also agree to assist the Eligible Lender Trustee in monitoring, pursuing and obtaining such Interest Subsidy Payments and Special Allowance Payments, if any, with respect to such Federal Loans. Except under certain conditions described herein, each Eligible Lender Trustee will be required to remit Interest Subsidy Payments and Special Allowance Payments it receives with respect to the Federal Loans within two business days of receipt thereof to the related Collection Account.

         The SLS Loan Program. In addition to the Stafford Loan Program, the Higher Education Act provides a separate program to facilitate additional loans to graduate and professional students and independent undergraduate students. This program is referred to as the "Supplemental Loans for Students Program" (the "SLS Loan Program"). As of July 1, 1994, the SLS Loan Program was discontinued and SLS Loans are no longer made. The basic framework and principal provisions of the Stafford Loan Program as described above are similar in many respects to those that are applicable to loans under the SLS Loan Program ("SLS Loans"). In particular, SLS Loans are subject to similar eligibility requirements and, provided that such requirements are satisfied, are entitled to the same guarantee and federal reinsurance arrangements. SLS Loans differ significantly from Stafford Loans, however, in the context of the Interest Subsidy Payments and Special Allowance Payments discussed above.

         The annual and aggregate limitations that are applicable to SLS Loans in the case of those constituting Student Loans are as follows: SLS Loans to a single borrower cannot exceed $4,000 per academic year (or $10,000 for loans first disbursed on or after July 1, 1993) and $20,000 in aggregate principal amount (or $73,000 for loans first disbursed on or after July 1, 1993) (exclusive of any capitalized interest) at any one time outstanding. SLS Loans are also limited, generally, to the cost of attendance minus other financial aid for which the borrower is eligible. A determination of a borrower's eligibility for the Stafford Loan Program, among other programs, is a condition to the making of an SLS Loan.

         As specified by the Higher Education Act, the applicable interest rate for an SLS Loan depends upon the date of issuance of the loan and the period of enrollment for which the loan is made. The interest rate per annum for SLS Loans made and disbursed on or after July 1, 1987 is fixed each July 1 for each succeeding 12-month period at a rate equal to the sum of:

         (1) the bond equivalent rate of 52-week Treasury Bills auctioned at the final auction held prior to the preceding June 1 (or for periods beginning on or after July 1, 2001, the weekly average 1-year constant maturity Treasury yield, as published by the Board of Governors of the Federal Reserve System, for the last calendar week ending on the preceding June 26); and

         (2) 3.25% (3.10% for loans first disbursed on and after October 1, 1992), with a maximum rate of 12% per annum (11% for loans first disbursed on or after October 1, 1992).

         Although holders of SLS Loans are not entitled to receive Interest Subsidy Payments, interest on such SLS Loans accrues from the date each such SLS Loan is made and may either be paid currently by a borrower or may be capitalized and added to the outstanding principal amount of such SLS Loan at the time the borrower begins repayment. SLS Loans are eligible for Special Allowance Payments only if and to the extent that the interest rate for such SLS Loans calculated based on the 52-week Treasury Bill rate referred to above would exceed the applicable maximum borrower interest rate. Because the basis for determining the amount, if any, of Special Allowance Payments due to lenders is based on the 91-day Treasury Bill Rate while the interest rate for SLS Loans is based on the 52-week Treasury Bill rate or the weekly average 1-year constant maturity Treasury yield (which may differ from the 91-day Treasury Bill Rate), there can be no assurance that any Special Allowance Payments will be due and payable with respect to SLS Loans even though such SLS Loans are deemed to be eligible therefor. See "--(7) Special Allowance Payments" above.

         A borrower of an SLS Loan is required to begin repayment of the principal of such SLS Loan within 60 days after the date the last installment of such SLS Loan is advanced, subject to deferral so long as such borrower remains an Eligible Student or as a result of any applicable Deferral Period or Forbearance Period. In addition, any borrower of an SLS Loan made and advanced after July 23, 1992, who also has Stafford Loans outstanding may defer commencing repayment of such SLS Loan for the Grace Period applicable to such Stafford Loans. For SLS Loans entering repayment on or after October 1, 1995, borrowers may choose among several repayment options, including the option to make interest only payments for limited periods.

         The PLUS Loan Program The Higher Education Act authorizes Federal Parental Loans For Undergraduate Students Loans ("PLUS Loans") to be made to parents of eligible dependent students (the "PLUS Loan Program"). After July 1, 1993, only parents who do not have an adverse credit history or who can secure an endorser without an adverse credit history are eligible for PLUS Loans. The basic provisions applicable to Federal PLUS Loans are similar to those of Stafford Loans with respect to the federal insurance and reinsurance on the loans. However, PLUS Loans differ from Stafford Loans, particularly because Interest Subsidy Payments are not available under the PLUS Loan Program and in some instances Special Allowance Payments are more restricted.

         PLUS Loans disbursed prior to July 1, 1993 are limited to $4,000 per academic year with a maximum aggregate amount of $20,000. The only limit on the annual and aggregate amounts of PLUS Loans first disbursed on or after July 1, 1993 is the cost of the student's education less other financial aid received, including scholarship, grants and other student loans.

         The interest rate determination for a PLUS Loan is dependent on when the PLUS Loan was originally made and disbursed and the period of enrollment. The interest rates for PLUS Loans are summarized in the following chart.

                                                                                               INTEREST
TRIGGER DATE(1)                           BORROWER RATE(2)                MAXIMUM RATE       RATE MARGIN
---------------                           ----------------                -------------      -----------
Prior to 10/01/81.........                       9%                             9%               N/A
10/01/81-10/30/82.........                       14%                           14%               N/A
11/01/82-06/30/87.........                       12%                           12%               N/A
07/01/87-09/30/92.........      52-Week Treasury + Interest Rate
                                Margin(3)                                      12%              3.25%
10/01/92-06/30/94.........      52-Week Treasury + Interest Rate
                                Margin(3)                                      10%              3.10%
07/01/94-06/30/98.........      52-Week Treasury + Interest Rate
                                Margin(3)                                       9%              3.10%
After 6/30/98.............      91-Day Treasury + Interest Rate
                                Margin                                          9%              3.10%

---------------------

(1) The Trigger Date for PLUS Loans made before October 1, 1992 is the first day of enrollment period for which the PLUS Loan is made, and for PLUS Loans made on October 1, 1992 and after the Trigger Date is the date of the disbursement of the PLUS Loan, respectively.
(2) For PLUS Loans that carry a variable rate, the rate is set annually for 12-month periods beginning on July 1 and ending on June 30 on the preceding June 1 and is equal to the lesser of (a) the applicable maximum rate and (b) the sum of (i) the bond equivalent rate of 52-week Treasury Bills (or 91-day Treasury Bills in the case of loans made or disbursed on or after June 30, 1998) auctioned at the final auction held prior to such June 1 and (ii) the applicable Interest Rate Margin.
(3) For periods beginning on or after July 1, 2001, the interest rate is equal to the weekly average 1-year constant maturity Treasury yield, as published by the Board of Governors of the Federal Reserve System, for the last calendar week ending on the preceding June 26, plus the applicable interest rate margin.


         A holder of a PLUS Loan is eligible to receive Special Allowance Payments during any quarter if (a) the sum of (i) the average of the bond equivalent rates of 91-day Treasury Bills auctioned during such quarter and (ii) the Interest Rate Margin exceeds (b) the Maximum Rate.

         Repayment of principal of a PLUS Loan is required to commence no later than 60 days after the date of disbursement of such loan, subject to certain deferral and forbearance provisions. The deferral provisions which apply are more limited than those which apply to Stafford Loans and although Interest Subsidy Payments are not available for such deferments, interest may be capitalized during such periods upon agreement of the lender and borrower during certain periods of educational enrollments and periods of unemployment or hardship as specified under the Higher Education Act. Maximum loan repayment periods and minimum payment amounts are the same as for Stafford Loans.

         A borrower may refinance all outstanding PLUS Loans under a single repayment schedule for principal and interest, with the new repayment period calculated from the date of repayment of the most recent included loan. The interest rate of such refinanced loan shall be the weighted average of the rates of all PLUS Loans being refinanced. A second type of refinancing enables an eligible lender to reissue a PLUS Loan which was initially originated at a fixed rate prior to July 1, 1987 in order to permit the borrower to obtain the variable interest rate available on PLUS Loans on and after July 1, 1987. If a lender is unwilling to refinance the original PLUS Loan, the borrower may obtain a loan from another lender for the purpose of discharging the loan and obtaining a variable interest rate.

         The Federal Consolidation Loan Program. The Higher Education Act established a program to facilitate the ability of eligible borrowers of Stafford Loans or SLS Loans (each, an "Underlying Federal Loan") to consolidate such Underlying Federal Loans, together with such borrowers' other education loans that are made or guaranteed by the federal government, into a single loan (a "Federal Consolidation Loan"). Subject to the satisfaction of certain conditions set forth in the Higher Education Act, including limitations on the timing and payment of principal and interest with respect to Federal Consolidation Loans and a requirement that the proceeds of Federal Consolidation Loans are to be used to repay the respective Underlying Federal Loans (and any other loans consolidated thereunder) of any borrower, each holder of a Federal Consolidation Loan will be entitled to substantially the same guarantee and federal reinsurance arrangements as are available on Stafford Loans and SLS Loans. Federal Consolidation Loans, like Stafford Loans, are also eligible for Interest Subsidy Payments and Special Allowance Payments. Under this program, an eligible borrower of Federal Consolidation Loans means a borrower (i) with outstanding Underlying Federal Loans and (ii) who has begun repaying, who is in a grace period preceding repayment of, or who is a delinquent or defaulted borrower who will, through such loan consolidation, recommence repayment of, such Underlying Federal Loans. A married couple, each of whom has outstanding Underlying Federal Loans, may apply for and obtain a single Federal Consolidation Loan so long as both individuals agree to be held jointly and severally liable on such Federal Consolidation Loan.

         Under this program, a lender may make a Federal Consolidation Loan to an eligible borrower at the request of the borrower if the lender holds an outstanding Underlying Federal Loan of the borrower or the borrower certifies that he or she has been unable to obtain a Federal Consolidation Loan from any of the holders of the outstanding Underlying Federal Loans of the borrower. The lender making any Federal Consolidation Loan will pay the amount thereof to the various lenders of the respective Underlying Federal Loans and other loans being consolidated thereby. The 1998 Amendments allows lenders to make Federal Consolidation Loans to borrowers with multiple holders even if the lender does not own an Underlying Federal Loan.

         The Federal Direct Consolidation Loan Program (the "Federal Direct Consolidation Loan Program") provides borrowers with the opportunity to consolidate outstanding student loans at interest rates below, and income-contingent repayment terms that some borrowers may find preferable to, those that would be available from the Seller on a loan originated by the Seller under the Federal Consolidation Loan Program. Borrowers generally make smaller payments based on their earnings than in the standard ten-year plan, and the government forgives loans that are not repaid in twenty-five years. For applications received after October 1, 1998 and before January 31, 1999, the Federal Direct Consolidation Loan Program established borrower rates at levels lower than the statutory rate established by the 1998 Reauthorization Bill under the Federal Family Education Loan Program. The 1998 Reauthorization Bill also reduced the lender paid monthly fee on Federal Consolidation Loans from 1.05% to 0.62% per annum for loans made pursuant to applications received on or after October 1, 1998 and on or before January 31, 1999. The lower rate applies only to borrowers who applied before February 1, 1999. The availability of such lower-rate, income-contingent loans may decrease the likelihood that the Seller would be the originator of a Federal Consolidation Loan, as well as increase the likelihood that a Federal Loan in a Trust will be prepaid through the issuance of a Federal Direct Consolidation Loan (a "Federal Direct Consolidation Loan").

         In accordance with the Higher Education Act, Federal Consolidation Loans may bear interest, as negotiated between the individual borrower and lender, at a rate per annum up to the weighted average of the interest rates on the Underlying Federal Loans (rounded up to the nearest whole percent) or, for loans made before July 1, 1994, 9%, whichever is greater. However, Federal Consolidation Loans made on or after November 13, 1997 through September 30, 1998 will bear interest at the annual variable rate applicable to Stafford Loans capped at 8.25%. Federal Consolidation Loans for which the application is received on or after October 1, 1998 bear interest at a rate equal to the weighted average interest rate of the loans consolidated, rounded up to the nearest one-eighth percent and capped at 8.25%. Interest on Federal Consolidation Loans accrues and, for applications received prior to January 1, 1993, is to be paid without Interest Subsidy Payments by the Department. For Federal Consolidation Loans received on or after January 1, 1993, all interest of the borrower is paid during all Deferral Periods. However, Federal Consolidation Loan applications received on or after August 10, 1993 will only be subsidized if all of the underlying loans being consolidated were subsidized Stafford Loans; provided that, in the case of Federal Consolidation Loans made on or after November 13, 1997, that portion of the Federal Consolidation Loan that is comprised of subsidized Stafford Loans will retain its subsidy benefits during Deferral Periods. In general, a borrower must repay each Federal Consolidation Loan in scheduled monthly installments over a period of not more than 10 to 30 years (excluding any Deferral Period and any Forbearance Period), depending on the original principal amount of such Federal Consolidation Loan. Borrowers may voluntarily prepay all or a portion of any Federal Consolidation Loan without premium or penalty. Repayment of a Federal Consolidation Loan must commence within 60 days after all holders of Underlying Federal Loans have discharged the liability of the borrower thereon; provided, however, that such repayment obligation is deferred for as long as the borrower remains an Eligible Student and during any applicable Deferral Period and Forbearance Period. For Federal Consolidation Loans entering repayment on or after October 1, 1995, borrowers may choose among several repayment options, including the option to make interest only payments for limited periods. Special Allowance Payments are made on Federal Consolidation Loans whenever the rate charged the borrower is limited by the applicable fixed percentage rate cap. However, for applications received on or after October 1, 1998, Special Allowance Payments are paid in order to afford the lender a yield equal to the 91-day Treasury Bill Rate plus 3.1% whenever that formula exceeds the borrower's interest rate.

         The Omnibus Budget Reconciliation Act of 1993 made a number of changes to the Federal Consolidation Loan Program, including (i) requiring holders of Federal Consolidation Loans made on or after October 1, 1993, to pay to the Department a monthly fee equal to 1.05% per annum on the outstanding balance of such loans (the "Federal Consolidation Loan Rebate"), (ii) requiring lenders of Federal Consolidation Loans made on or after July 1, 1994, to offer borrowers income-sensitive repayment schedules, (iii) repealing the $7,500 minimum indebtedness requirement, and (iv) removing the 9% interest rate floor for Federal Consolidation Loans made on or after July 1, 1994. In addition, with respect to any Federal Loan (including Federal Consolidation Loans) made on or after October 1, 1993, the lender must pay to the Department an origination fee equal to 0.50% on the initial principal balance of such loan (the "Federal Origination Fee"). With respect to any Federal Consolidation Loan originated by the Seller and purchased by the Eligible Lender Trustee on behalf of the related Trust, the related Trust must pay to the Department the Federal Origination Fee, which fee will be deducted by the Department out of Interest Subsidy Payments and Special Allowance Payments. If sufficient Interest Subsidy Payments and Special Allowance Payments are not due to the applicable Trust to cover the amount of the Federal Origination Fee, the balance of such Federal Origination Fee may be deferred by the Department until sufficient Interest Subsidy Payments and Special Allowance Payments accrue to cover such fee. If such amounts never accrue, the applicable Trust would be obligated to pay any remaining fee from other assets of that Trust prior to making distributions to Noteholders or Certificateholders.

         Undergraduate Federal Loans. The Seller originates or acquires Stafford Loans and Federal Consolidation Loans for students attending eligible schools.

         Eligible schools include institutions of higher education and proprietary institutions. Institutions of higher education must meet certain standards, which generally provide that the institution:

         o only admits persons who have a high school diploma or its equivalent,
         o   is legally authorized to operate within a state,
         o provides not less than a two-year program with credit acceptable toward a bachelor's degree, o is a public or non-profit institution, and
         o is credited by a nationally recognized accrediting agency or is determined by the Department to meet the standards of an accredited institution.

         Eligible proprietary institutions of higher education include business, trade and vocational schools meeting standards which provide that the institution:

         o only admits persons who have a high school diploma or its equivalent, or persons who are beyond the age of compulsory school attendance and have the ability to benefit from the training offered (as defined in the Higher Education Act),

         o is authorized by a state to provide a program of vocational education designed to fit individuals for useful employment in recognized occupations,
         o   has been in existence for at least two years,
         o provides at least a six-month training program to prepare students for gainful employment in a recognized occupation, and
         o is accredited by a nationally recognized accrediting agency or is specially accredited by the Department.

         With specified exceptions, institutions are excluded from consideration as educational institutions if the institution:

         o   offers more than 50 percent of its courses by correspondence,
         o enrolls 50 percent or more of its students in correspondence courses,
         o has a student enrollment in which more than 25 percent of the students are incarcerated, or
         o has a student enrollment in which more than 50 percent of the students are admitted without a high school diploma or its equivalent on the basis of their ability to benefit from the education provided (as defined by statute and regulation).

         Further, schools are specifically excluded from participation if:

         o   the educational institution has filed for bankruptcy,
         o the owner, or its chief executive officer, has been convicted or pleaded "nolo contendere" or "guilty" to a crime involving the acquisition, use or expenditure of federal student aid funds, or has been judicially determined to have committed fraud involving funds under the student aid program, or
         o the educational institution has a cohort default rate in excess of the rate prescribed by the Act. In order to participate in the program, the eligibility of a school must be approved by the Department under standards established by regulation.

         Graduate Federal Loans. The Seller originates or acquires Federal Loans under loan programs (the "Federal Graduate Programs") to provide educational financing to graduate and professional students enrolled in or recently graduated from approved or accredited law schools, medical schools, dental schools, graduate business schools and other graduate schools. The Federal Graduate Programs originally targeted law school students but have been expanded over the years to include virtually all graduate level fields of study. The Seller (or its predecessors) has been originating loans under the Federal Graduate Programs since 1990.

         The following table sets forth the approved or accredited schools and the acceptable degree programs for each graduate field of study:

FIELD OF STUDY        APPROVED/ACCREDITED SCHOOLS                                  ACCEPTABLE DEGREE PROGRAMS
--------------        ---------------------------                                  ---------------------------
Law                   American Bar Association approved law schools that are       Juris Doctor of Law or other
                      members of LSAC                                              joint degree program

Medical               Liaison Committee on Medical Education or American           Medical Doctor or Doctor of
                      Osteopathic Association accredited graduate medical schools  Osteopathy

Dental                American Dental Association accredited dental schools        Graduate dental program

Business              American Assembly of Collegiate Schools of Business          Graduate business program
                      ("AACSB") accredited graduate business schools; or AACSB
                      candidate schools accredited by the New England
                      Association of Schools and Colleges, the Middle States
                      Association of Colleges and Schools, the North Central
                      Association of Colleges and Schools, the Southern
                      Association of Colleges and Schools, the Western
                      Association of Schools and Colleges, or the North West
                      Association of Schools and Colleges

Graduate              Schools accredited by the New England Association of         Graduate level certificate or
                      Schools and Colleges, the Middle States Association of       degree program
                      Colleges and Schools, The North Central Association of
                      Colleges and Schools, the Southern Association of Colleges
                      and Schools, the Western Association of Schools and
                      Colleges, or the North West Association of Schools and
                      Colleges

DESCRIPTION OF PRIVATE LOANS UNDER THE PROGRAMS

         General. In addition to the Federal Loans originated under the Higher Education Act, the Seller and other lenders have developed student loan programs that are not federally guaranteed for undergraduate students and/or their parents ("Private Undergraduate Loans") and graduate students ("Private Graduate Loans"), that can be used by borrowers to supplement their Federal Loans in situations where the Federal Loans do not cover the cost of education. In addition, a law student may also receive a bar examination loan (a "Bar Exam Loan") to finance the costs of preparing for and taking one or more state bar examinations if such student has applied for the loan within a limited period before or after graduation. A medical or dental student may also receive a residency loan (a "Residency Loan") to finance the cost of participating in one or more medical or dental residency programs if such student has applied for the loan within a limited period or after graduation.

         The Private Undergraduate Loans, Private Graduate Loans, Bar Exam Loans and Residency Loans are sometimes referred to collectively as the "Private Loans." The holders of Private Loans are not entitled to receive any Federal Assistance with respect thereto.

         Private Undergraduate Loans. The Seller originates Key Alternative Loans ("Key Alternative Loans"). Key Alternative Loans provide undergraduate students supplemental fundings that allows such students the opportunity to share the responsibility of education financing with or without a cosigner. Key Alternative Loans were introduced to students in 1995 and are serviced on behalf of the Seller by Great Lakes Educational Loan Services Inc. ("Great Lakes"). Key Alternative Loans are not guaranteed by any federal or private guarantor, or by any other party or governmental agency.

              (1) Eligibility Requirements. In order to qualify for a Key Alternative Loan, the borrower must meet the following eligibility requirements:

         o At least half-time undergraduate student at a Title IV eligible institution (Prior to the 1998-1999 program year, the borrower had to be a full-time student.)
         o   U.S. citizen/national or an eligible non-citizen
         o   Must meet the following credit criteria:

             (a) No account has been 90 or more days delinquent in the past two years.
             (b) No record of bankruptcy, foreclosure, repossession, skips or wages garnishment.
             (c) No record of unpaid collections, charged-off accounts or written-off accounts.
             (d) No record of an open judgment or suit, unsatisfied tax lien, unpaid prior educational loan default or other negative public record items in the past seven years.
             (e) Applicant can be approved without cosigner if the applicant meets credit criteria, has acceptable credit bureau score and sufficient credit history.
             (f) If applicant does not meet the criteria applicant will be declined.
             (g) If applicant meets the criteria but has unacceptable credit bureau score, a creditworthy cosigner will be required for approval.
             (h) Cosigner, if any, must pass the credit review process that considers the above criteria and must score well compared with other applicants.
             (i) The credit bureau score requirements apply to both applicant and cosigner.

         A creditworthy cosigner may be required if the borrower has insufficient credit history and/or is not a US citizen.

         If a cosigner is required, the cosigner must also be a US citizen/national or permanent resident and meet minimum credit criteria. The cosigner does not have to be the borrower's parent or guardian.

              (2) Loan Limits. The minimum annual loan amount for a Key Alternative Loan is $1,000. The annual and aggregate maximum loan limits are as follows:


PROGRAM YEAR              YEAR IN SCHOOL              ANNUAL MAXIMUM             AGGREGATE MAXIMUM
------------              ---------------------       --------------            ------------------
1995-1996
through                   First year                       $5,000                     $35,000
1997-1998                 Second - Fifth years             $7,500
1998-1999                 First year                       $7,500                     $47,500
                          Second - Fifth years            $10,000
1999-2000                 All                             $10,000                     $50,000

2000-2001                 All                             $10,000                     $60,000
2001-2002                 All                             $10,000                     $60,000


         (3) Interest. Interest is payable by on each Key Alternative Loan on a monthly basis until the principal amount is repaid in full. The interest rate is calculated based on the 52-week Treasury Bill rate plus a margin in the range of 2.85% to 3.10% during the interim period and a margin in the range of 3.25% to 3.50% during the repayment period. (The interest rate for the 1995-1996 program year was calculated based on the 91-Day Treasury Bill Rate plus 3.50% during the interim period and 3.65% during the repayment period). The rate varies quarterly and is determined based on the most recent Treasury Bill auction prior to each January, April, July, and October. Borrowers may defer interest payments during the interim period. The deferred interest will be capitalized once on the last day of the interim period. (For loans originated during the 1995-1996 program year, deferred interest was capitalized once annually every November 30th and once on the last day of the interim period.) Starting July 1, 2001 for the program years 1997-1998, 1998-1999, 1999-2000, and 2000-2001 the
         Interest Rate will be changed to three-month LIBOR plus a margin equal to 2.72% during the interim period and three-month LIBOR plus a margin equal to 2.87% during the repayment period. For the 2001-2002 program year the Interest Rate is three-month LIBOR plus a margin equal to 2.75% during the interim period and three-month LIBOR plus a margin equal to 2.90% during the repayment period.

         (4) Repayment. In general, borrowers must repay each Key Alternative Loan in monthly installments until the loan is paid in full. The repayment term is 10 years if the balance at repayment is less than $15,000 or 15 years if the balance at repayment is $15,000 or more. There is a minimum payment amount of $50 per month and there is no prepayment penalty.

         (5) Grace Periods, Deferral Periods, Forbearance Periods. The repayment period on a Key Alternative Loan generally begins after the Grace Period, defined as six months after the student graduates or ceases to be enrolled at least half-time at an accredited institution or five years from the date of the first Key Alternative Loan disbursement. In general, deferral periods are not permitted other than during the in school and grace periods, when the borrower is still responsible for the capitalization of the deferred interest. Borrowers may request periods of forbearance related to the following areas: unemployment, underemployment, hardship, practical and graduate school enrollment. Forbearances are generally granted in 6 month increments except for graduate school forbearance which is granted in 12 month increments.

         Private Graduate Loans. The Seller originates or acquires Private Graduate Loans to provide educational financing to help pay for the costs of:

         o attending law, medical, dental, graduate, business, or other graduate school,
         o taking/passing one or more state bar examinations upon graduation from law school, or
         o participating in one or more medical or dental residency programs upon graduating from medical or dental school.

         Private Graduate Loans consist of loans associated with the above-mentioned fields of study (including Bar Exam and Residency Loans) and Private Consolidation Loans. Subject to the satisfaction of the conditions imposed by the applicable Program and the applicable Guarantee Agreement, the Private Graduate Loans that are Private Guaranteed Loans are fully guaranteed against nonpayment of principal and interest as a result of a borrower's default, death, disability or bankruptcy by the Private Guarantors. These Private Guarantors are not reinsured by the Department or any other governmental entity. In order to qualify for the guarantee from the Private Guarantors, such Private Graduate Loans may not be made to a single borrower in excess of the annual and aggregate limits imposed by the applicable loan Program and may only be made to Eligible Students who qualify pursuant to credit underwriting standards established by the Seller and approved by the Private Guarantors. The following table summarizes the annual, aggregate and cumulative loan limits for each Private Graduate Loan:

                                                                    ANNUAL                 AGGREGATE       CUMULATIVE
PROGRAM YEAR                       TYPE OF LOAN                    MAXIMUM                  MAXIMUM        MAXIMUM(2)
------------                       ------------                    -------                 ---------       ----------
1991-1992                          Law Loan                         $14,500                $43,500         $ 78,000
                                   Bar Exam Loan                    $ 5,000                $ 5,000         $ 83,000
1992-1993                          Law Loan                         $15,000                $45,000         $ 79,500
                                   Bar Exam Loan                    $ 5,000                $ 5,000         $ 84,500
1993-1994                          Law Loan                         $15,000                $45,000         $ 87,500
                                   Bar Exam Loan                    $ 5,000                $ 5,000         $ 87,500
1994-1995                          Law Loan                         $15,000                $45,000         $ 92,000
                                   Bar Exam Loan                    $ 5,000                $ 5,000         $ 92,000
1995-1996 through
1997-1998                          Law Loan              Up to the cost of attendance          N/A         $120,000
                                   Business Loan         Up to the cost of attendance          N/A         $120,000
                                                                      (1)
                                   Dental Loan           Up to the cost of attendance          N/A         $135,000
                                   Graduate Loan         Up to the cost of attendance          N/A         $120,000
                                   Medical Loan          Up to the cost of attendance          N/A         $165,000
                                   Bar Exam Loan                    $5,000                  $5,000           $5,000
                                   Residency Loan                   $8,000                  $8,000           $8,000
1998-1999                          Law Loan              Up to the cost of attendance          N/A         $130,000
                                   Business Loan         Up to the cost of attendance          N/A         $130,000
                                   Dental Loan           Up to the cost of attendance          N/A         $175,000;
                                                                                                           $200,000
                                                                                                        (post-doctoral)
                                   Graduate Loan         Up to the cost of attendance          N/A         $130,000
                                   Medical Loan          Up to the cost of attendance          N/A            None
                                   Bar Exam Loan                    $7,500                  $7,500           $7,500
                                   Residency Loan                   $8,000                  $8,000           $8,000


                                                                    ANNUAL                 AGGREGATE       CUMULATIVE
PROGRAM YEAR                       TYPE OF LOAN                    MAXIMUM                  MAXIMUM        MAXIMUM(2)
------------                       ------------                    -------                 ---------       ----------


1999-2000                          Law Loan              Up to the cost of attendance           N/A          $130,000
                                   Business Loan         Up to the cost of attendance           N/A          $130,000
                                   Dental Loan           Up to the cost of attendance           N/A          $175,000;
                                                                                                             $200,000
                                                                                                         (post-doctoral)
                                   Graduate Loan         Up to the cost of attendance           N/A          $130,000
                                   Medical Loan          Up to the cost of attendance           N/A            None
                                   Bar Exam Loan                    $8,000                   $8,000            $8,000
                                   Residency Loan                   $8,000                   $8,000            $8,000
2000-2001                          Law Loan              Up to the cost of attendance           N/A          $130,000
                                   Business Loan         Up to the cost of attendance           N/A          $130,000
                                   Dental Loan           Up to the cost of attendance           N/A          $195,000;
                                                                                                             $230,000
                                                                                                         (post-doctoral)
                                   Graduate Loan         Up to the cost of attendance           N/A          $130,000
                                   Medical Loan          Up to the cost of attendance           N/A            None
                                   Bar Exam Loan                    $8,000                   $8,000            $8,000
                                   Residency Loan                  $10,000                  $10,000           $10,000
2001-2002                          Law Loan              Up to the cost of attendance           N/A          $130,000
                                   Business Loan         Up to the cost of attendance           N/A          $130,000
                                   Dental Loan           Up to the cost of attendance           N/A          $230,000;
                                                                                                             $250,000
                                                                                                         (post-doctoral)
                                   Graduate Loan         Up to the cost of attendance           N/A          $130,000
                                   Medical Loan          Up to the cost of attendance           N/A            None
                                   Bar Exam Loan                   $10,000                  $10,000           $10,000
                                   Residency Loan                  $10,000                  $10,000           $10,000


(1) Students enrolled less than half-time can borrow a maximum annual amount of the combined cost of tuition, fees, and a maximum of $500 for books and supplies.
(2)      Including graduate and undergraduate debt.


         Payment Terms. Each Private Graduate Loan earns interest at a rate per annum, reset quarterly, equal to the 91-day Treasury Bill Rate plus a margin, depending on the type of loan. The following table sets forth the applicable interest rate for each type of Private Graduate Loan:

                                                                               INTEREST MARGIN OVER
PROGRAM YEAR                   TYPE OF LOAN                                 91-DAY TREASURY BILL RATE
------------                   ------------                                 --------------------------
                                                                     Interim (1)                 Repayment (2)
1991-1992                       Law & Bar Exam Loans                    3.25%                        3.25%
1992-1993                       Law & Bar Exam Loans                    3.25%                        3.40%
1993-1994                       Law & Bar Exam Loans                    3.25%                        3.40%
1994-1995                       Law & Bar Exam Loans                    3.25%                        3.40%
1995-1996 through
1997-1998                       Law Loan                                3.25%                        3.40%
                                Medical Loan                            2.50%                        2.75%
                                Dental Loan                             2.50%                        3.00%
                                Business Loan                           3.25%                        3.40%
                                Graduate Loan                           3.25%                        3.40%
                                Bar Exam Loan                           3.25%                        3.40%
                                Residency Loan                          2.50%                        2.75%
1998-1999(3)                    Law Loan                             2.90%-3.25%                  2.50%-3.25%
                                Medical Loan                            2.50%                     2.25%-2.85%
                                Dental Loan                          2.50%-2.75%                  2.25%-3.00%
                                Business Loan                        3.25%-3.00%                  2.50%-3.25%
                                Graduate Loan                        3.25%-3.40%                  2.50%-3.40%
                                Bar Exam Loan                        2.90%-3.25%                  2.50%-3.25%
                                Residency Loan                          2.50%                     2.25%-2.85%
                                Dental Residency Loan                2.50%-2.75%                  2.25%-3.00%
1999-2000(3)                    Law Loan                                2.90%                     2.50%-3.25%
                                Medical Loan                            2.50%                     2.00%-2.85%
                                Dental Loan                          2.50%-2.75%                  2.00%-2.85%
                                Business Loan                           3.25%                     2.50%-3.25%
                                Graduate Loan                           3.25%                     2.50%-3.25%
                                Bar Exam Loan                           2.90%                     2.50%-3.25%
                                Residency Loan                          2.50%                     2.00%-2.85%
                                Dental Residency Loan                2.50%-2.75%                  2.00%-2.85%
2000-2001(3)                    Law Loan                                2.90%                     2.50%-3.25%
                                Medical Loan                            2.50%                     2.25%-2.85%
                                Dental Loan                          2.50%-2.75%                  2.00%-2.85%
                                Business Loan                           3.25%                     2.50%-3.25%
                                Graduate Loan                           3.25%                     2.50%-3.25%
                                Bar Exam Loan                           2.90%                     2.50%-3.25%
                                Residency Loan                          2.50%                     2.00%-2.85%
                                Dental Residency Loan                2.50%-2.75%                  2.00%-2.85%
2001-2002(3)                    Law Loan                       three-month LIBOR+2.30%            three-month
                                                                                               LIBOR+2.20%-3.10%
                                Medical Loan                   three-month LIBOR+2.30%            three-month
                                                                                               LIBOR+2.00%-2.70%
                                Dental Loan                    three-month LIBOR+2.30%            three-month
                                                                                               LIBOR+2.00%-2.70%
                                Graduate Loan                  three-month LIBOR+2.30%            three-month
                                                                                               LIBOR+2.20%-3.10%
                                Bar Exam Loan                  three-month LIBOR+2.30%            three-month
                                                                                               LIBOR+2.20%-3.10%
                                Residency Loan                 three-month LIBOR+2.30%            three-month
                                                                                               LIBOR+2.00%-2.70%
                                Dental Residency Loan          three-month LIBOR+2.30%            three-month
                                                                                               LIBOR+2.00%-2.70%

(1) "Interim" represents any period while the borrower is attending school or during a specified grace period.

(2) "Repayment" represents the period after the specified grace period, in which the borrower is required to make payments or enter into some type of deferment or forbearance period.
(3) For 1998-1999, two separate loan programs apply. In one program, the margin is determined based on the borrower's choice of repayment terms, which range from 10 to 25 years (the "Keys2Repay Program"). The other program has one margin regardless of interim, repayment period, or repayment term.


         Interest accrues on the outstanding principal amount of each Private Graduate Loan from the date the lender makes such Private Graduate Loan and is payable monthly by each borrower commencing a certain number of months after the borrower graduates or otherwise ceases to be enrolled at least half-time in an approved institution (the "Private Loan Repayment Commencement Date"). In the case of Private Graduate Loans made during the 1990-1991 program year that period is approximately six months. For all other Private Graduate Loans, the period is approximately nine months, except that in the case of Medical or Residency Loans, the period, generally, is extended to nine months after the borrower completes any required residency (generally, up to a maximum of 57 months after graduation), subject to deferral or forbearance as discussed below. Subject to certain conditions, borrowers of Private Graduate Loans (other than Private Consolidation Loans) may receive the benefits of certain deferral periods (either prior to commencing repayment or thereafter) similar to those applicable to Stafford Loans, during which borrowers are permitted to defer principal payments and to capitalize the interest accruing on such Private Graduate Loans. In addition, borrowers of Private Graduate Loans (other than Private Consolidation Loans) may, subject to certain conditions, qualify, at the discretion of the lender (in accordance with standards and guidelines approved by the Private Guarantors if applicable), for periods of forbearance because of temporary financial hardship, during which borrowers may defer or make reduced principal payments on such Private Graduate Loans. Interest on each Private Graduate Loan that accrues prior to the Private Loan Repayment Commencement Date may, at the option of the borrower, be paid currently or be capitalized and added to the principal amount outstanding for such Private Graduate Loan on that date. Each student with outstanding Private Graduate Loans (other than Private Consolidation Loans) is obligated to make scheduled payments of principal at the same time that he or she makes interest payments in an amount sufficient to repay such Private Graduate Loan in full over a period not to exceed 15 years (or, with respect to each Private Graduate Loan made since the commencement of the 1990-1991 program year, 20 years, except with respect to Private Graduate Loans made under the Keys2Repay Program, where the repayment term can be 10, 15 or 25 years at the borrower's option) after the Private Loan Repayment Commencement Date with respect to such Private Graduate Loan. Repayment of principal and interest on Business Loans commences no later than 36 months after the date of the first disbursement of the first Business Loan to a specific borrower. Any student may at any time voluntarily prepay all or any portion of his or her outstanding Private Loans (including paying accrued interest prior to the Private Loan Repayment Commencement Date quarterly in lieu of capitalizing such amounts) without premium or penalty. Private Graduate Loans presently require a minimum annual principal and interest payment of $600 in the aggregate (but in no event less than accrued interest), unless the borrower and the lender agree to a lesser amount. For Private Graduate Loans entering repayment on or after October 1, 1995, borrowers may choose among several repayment options, including the option to make interest only payments for limited periods.

         With respect to each Private Loan (other than Private Consolidation Loans) made to a student since the commencement of the 1992-1993 program year, a fee equal to a percentage of the original principal amount of such Private Graduate Loan is charged to such student on the last day preceding the applicable Private Loan Repayment Commencement Date.

         Unless the student pays such fee, the Seller will make an additional loan (a "Fee Advance") to such student in an amount equal to such fee, which will be added to the principal balance of such Private Graduate Loan and repaid over the term thereof. See "Description of the Transfer and Servicing Agreements
- Additional Fundings" for a discussion of the transfer of such Fee Advance to the related Trust.

             Program Year                Type of Loan                         Supplemental Fee
             -----------------           ------------                         ----------------
             1990-1991 through
             1995-1996                   Law Loan                             2%
                                         Bar Exam Loan                        2%
             1996-1997                   Law Loan                             4%
                                         Medical Loan                         2%
                                         Dental Loan                          2%
                                         Business Loan                        2%
                                         Graduate Loan                        3%
                                         Bar Exam Loan                        3%
                                         Residency Loan                       2%
             1997-1998                   Law Loan                             1.5%-6.9%
                                         Medical Loan                         1.5%-6.9%
                                         Dental Loan                          1.5%-6.9%
                                         Business Loan                        1.5%-6.9%
                                         Graduate Loan                        1.5%-6.9%
                                         Bar Exam Loan                        1.5%-6.9%
                                         Residency Loan                       1.5%-2.0%
             1998-1999(1)                Law Loan                             1.5%-6.9%
                                         Medical Loan                         1.5%-2.0%
                                         Dental Loan                          1.5%-6.9%
                                         Business Loan                        1.5%-6.9%
                                         Graduate Loan                        1.5%-6.9%
                                         Bar Exam Loan                        1.5%-6.9%
                                         Residency Loan                       1.5%-2.0%
                                         Dental Residency Loan                1.5%-6.9%
             1999 through 2002           Law Loan                    5.5%+3% prior to repayment
                                         Medical Loan                6.0%+2% prior to repayment
                                         Dental Loan                  6.5%+2.5% prior to repayment
                                         Business Loan (2)            6.0%+1.5%-2.5% prior to repayment
                                         Graduate Loan                6.0%+2.5% prior to repayment
                                         Bar Exam Loan               5.5%+3% prior to repayment
                                         Residency Loan              6.0%+2% prior to repayment
                                         Dental Residency Loan        6.5%+2.5% prior to repayment


(1) For 1998-1999, two separate loan programs apply. One program determines the fee based on the loan type. The other program determines the fee based on the borrower's past credit behavior, except the Medical and Residency Loans, which are 1.5%.

(2) This program combined with Graduate Loans starting in the 2001-2002 Program Year.

         Private Consolidation Loans. The Seller has established a private consolidation loan program (the "Private Consolidation Loan Program") to facilitate the ability of eligible borrowers of Private Graduate Loans ("Underlying Private Graduate Loans") to consolidate such Underlying Private Graduate Loans into a single loan (a "Private Consolidation Loan"; together with Federal Consolidation Loans, sometimes referred to herein as "Consolidation Loans"). The Private Consolidation Loan Program commenced in November, 1994. Subject to the satisfaction of certain conditions set forth in the programs relating to Private Graduate Loans, including limitations on the timing and payment of principal and interest with respect to Private Consolidation Loans and a requirement that the proceeds of a Private Consolidation Loan be used to repay the respective Underlying Private Graduate Loans of any borrower, each holder of a Private Consolidation Loan will be entitled to substantially the same guarantee arrangements, if any, as are available on the Underlying Private Graduate Loans. Currently, all of the Underlying

Private Graduate Loans that are consolidated under the Private Consolidation Program are Private Graduate Loans that were guaranteed by TERI against default, death, bankruptcy or disability of the applicable borrower, and the resulting Private Consolidation Loan is similarly guaranteed by TERI. Under this program, an eligible borrower of a Private Consolidation Loan guaranteed by TERI means a borrower (i) with outstanding Underlying Private Graduate Loans of at least $7,500 and (ii) who has begun repaying and is not more than 45 days delinquent in required payments on any Underlying Private Graduate Loan. A borrower of a guaranteed Private Consolidation Loan must consolidate all of his or her eligible loans and in doing so will generally forgo all opportunities for deferment or forbearance.

         Private Consolidation Loans that are guaranteed will bear interest at the rate applicable to the type of Underlying Graduate Loan for which the greatest principal amount of Underlying Graduate Loans to be consolidated is outstanding. Such Private Consolidation Loans made prior to May 1, 1997 are repayable over a period of 15-25 years and such Private Consolidation Loans made on or after May 1, 1997 are or will be repayable over a period of 25 to 30 years, in each case, depending on the original principal amount of such Private Consolidation Loan. The Private Loan Repayment Commencement Date with respect to a Private Consolidation Loan will occur immediately upon disbursement, with no provision for deferment or forbearance. The borrower of a Private Consolidation Loan will be offered repayment options similar to those available for other Private Graduate Loans. With respect to each such Private Consolidation Loan, a fee equal to 1% of the amount paid to discharge the Underlying Private Graduate Loans will be charged to the borrower and included in the original principal amount of such Private Consolidation Loan (a "Private Consolidation Fee Advance").

         The Seller currently intends to expand the Private Consolidation Loan Program to allow the consolidation of unguaranteed Underlying Private Graduate Loans, and/or other unguaranteed private undergraduate and graduate student loan debt and any other education related debt (excluding credit card debt) used for education purposes, into a single Private Consolidation Loan that is similarly not guaranteed by any federal or private guarantor, or by any other party or governmental agency. The Seller anticipates that it will commence such expanded Program on or about July, 2001. Borrowers of such unguaranteed Private Consolidation Loans will be required to satisfy certain conditions, including limitations on the timing and payment of principal and interest with respect to such Private Consolidation Loans and a requirement that the proceeds of the Private Consolidation Loan be used to repay all the Underlying Private Graduate Loans and any other student or education loans of the borrower that were consolidated.

         To be eligible for an unguaranteed Private Consolidation Loan, the borrower must (i) have outstanding Underlying Private Graduate Loans or other private undergraduate and/or graduate student loan debt and/or other education related debt (excluding credit card debt) used for education purposes, (ii) have begun repaying and is not more than 45 days delinquent in required payments on any such student loan, and (iii) meet credit eligibility requirements similar to those applicable to Private Graduate Loans. A borrower of an unguaranteed Private Consolidation Loan must consolidate all of his or her eligible Underlying Private Graduate Loans and in doing so will generally forego all opportunities for deferment or forbearance.

         If so specified and described in the related Prospectus Supplement, the Seller or the Depositor, as applicable, may also include Private Loans in the related Trust that have been purchased from other lenders that were originated pursuant to programs similar to those offered by the Seller.

INSURANCE OF STUDENT LOANS; GUARANTORS OF STUDENT LOANS

         Federal Guarantors. The Higher Education Act authorizes Federal Guarantors to support education financing and credit needs of students at post-secondary schools. The Higher Education Act encourages every state either to establish its own agency or to designate another Federal Guarantor in cooperation with the Secretary. Under various programs throughout the United States of America, Federal Guarantors insure and sometimes service guaranteed student loans. The Federal Guarantors are reinsured by the federal government for from 80% to 100% of each default claim paid, depending on their claims experience, for loans disbursed prior to October 1, 1993, from 78% to 98% of each default claim paid for loans disbursed on or after October 1, 1993 and prior to October 1, 1998, and from 75% to 95% of each default claim paid for loans disbursed on or after October 1, 1998. Federal Guarantors are reinsured by the federal government for 100% of death, disability, bankruptcy, closed school and false certification claims paid. Loans guaranteed under the lender of last resort provisions of the Higher Education Act are also 100% guaranteed and reinsured. See" - Federal Insurance and Reinsurance of Federal Guarantors" below.

         Federal Guarantors collect a one-time insurance premium ranging from 0% to 3% of the principal amount of each guaranteed loan, depending on the Federal Guarantor. Federal Guarantors are prohibited from charging insurance premiums on loans made under the Unsubsidized Stafford Loan Program (the "Unsubsidized Stafford Loan Program") prior to July 1, 1994. On such loans made prior to July 1, 1994, the Higher Education Act requires that a 6.5% combined loan origination fee and insurance premium be paid by the borrower on Unsubsidized Stafford Loans. This fee is passed through to the Department by the originating lender. Effective July 1, 1994, the maximum insurance premium and origination fee for Stafford Loans and Unsubsidized Stafford Loans are 1% and 3%, respectively.

         Each Federal Loan to be sold to an Eligible Lender Trustee on behalf of a Trust will be guaranteed as to principal and interest by a Federal Guarantor pursuant to a Federal Guarantee Agreement between such Federal Guarantor and the applicable Eligible Lender Trustee. The applicable Prospectus Supplement for each Trust will identify each related Federal Guarantor for the Federal Loans held by such Trust as of the applicable Closing Date and the amount of such Federal Loans it is guaranteeing for such Trust.

         Federal Insurance and Reinsurance of Federal Guarantors. A Federal Loan is considered to be in default for purposes of the Higher Education Act when the borrower fails to make an installment payment when due or to comply with other terms of the loan, and if the failure persists for 270 days in the case of a loan repayable in monthly installments or for 330 days in the case of a loan repayable in less frequent installments. Under certain circumstances a loan deemed ineligible for federal reinsurance may be restored to eligibility. Procedures for such restoration of eligibility are discussed below.

         If the loan in default is covered by federal loan insurance in accordance with the provisions of the Higher Education Act, the Department is to pay the applicable Federal

Guarantor, as insurance beneficiary, the amount of the loss sustained thereby, upon notice and determination of such amount, within 90 days of such notification, subject to reduction as described below.

         If the loan is guaranteed by a Federal Guarantor, the eligible lender is reimbursed by the Federal Guarantor for 100% (or not less than 98% for loans disbursed on or after October 1, 1993) of the unpaid principal balance of the defaulted loan plus accrued and unpaid interest thereon so long as the eligible lender has properly originated and serviced such loan. Under the Higher Education Act, the Department enters into a guarantee agreement with each Federal Guarantor, which provides for federal reinsurance for amounts paid to eligible lenders by the Federal Guarantor with respect to defaulted loans.

         Pursuant to such agreements, the Department also agrees to reimburse a Federal Guarantor for 100% of the amounts expended in connection with a claim resulting from the death, bankruptcy, total and permanent disability of a borrower, the death of a student whose parent is the borrower of a PLUS Loan or claims by borrowers who received loans on or after January 1, 1986 and who are unable to complete the programs in which they are enrolled due to school closure or borrowers whose borrowing eligibility was falsely certified by the eligible institution; such claims are not included in calculating a Federal Guarantor's claims rate experience for federal reinsurance purposes. The Department also agrees to reimburse a Federal Guarantor for 100% of the amounts expended in connection with claims on loans made under the lender of last resort provisions. The Department is also required to repay the unpaid balance of any loan if the borrower files for relief under Chapter 12 or 13 of the Bankruptcy Code or files for relief under Chapter 7 or 11 of the Bankruptcy Code and has been in repayment for more than 7 years or commences an action for a determination of dischargeability under Section 523(a)(8)(b) of the Bankruptcy Code, and is authorized to acquire the loans of borrowers who are at high risk of default and who request an alternative repayment option from the Department. See, "Certain Legal Aspects of the Student Loans - Bankruptcy Considerations" herein.

         The amount of such reinsurance payment to the Federal Guarantor for default claims is subject to reduction based upon the annual default claims rate of the Federal Guarantor, calculated to equal the amount of federal reinsurance claims paid by the Department to the Federal Guarantor during any fiscal year as a percentage of the original principal amount of guaranteed loans in repayment at the end of the prior federal fiscal year. The formula is summarized as follows:

Claims Rate of Federal Guarantors          Reimbursement by the Department of
0% to and including 5%                     Education (1) 98%
---------------------------------          -----------------------------------
Greater than 5% to and including 9%        98% of claims to and including 5%; 88% of claims greater than 5%
Greater than 9%                            98% of claims to and including 5%; 88% of claims greater than 5% to and including 9%; and 78% of claims greater than 9%

-------------------
(1) Each of the reimbursement percentages listed above is increased by two percentage points for a loan made prior to October 1, 1993 and decreased by three percentage points for a loan made on or after October 1, 1998.

         The claims experience for any Federal Guarantor is not accumulated from year to year for purposes of this test but is determined solely on the basis of claims filed in any one federal fiscal year. The Higher Education Act provides that, subject to compliance with the Higher Education Act, Federal Guarantors are deemed to have a contractual right against the United States to receive reinsurance in accordance with its provisions.

         On August 10, 1993 President Clinton signed the Omnibus Budget Reconciliation Act of 1993 (the "1993 Act"), which made a number of changes that may adversely affect the financial condition of the Federal Guarantors, including reducing to 98% the maximum percentage of Guarantee Payments the Department will reimburse for loans first disbursed on or after October 1, 1993, reducing substantially the premiums and default collections that Federal Guarantors are entitled to receive and/or retain and giving the Department broad powers over Federal Guarantors and their reserves. These powers include the authority to require a Federal Guarantor to return all reserve funds to the Department if the Department determines such action is necessary to serve the best interests of the student loan programs or to ensure the proper maintenance of such Federal Guarantor's funds or assets. The Department is also now authorized to direct a Federal Guarantor to return a portion of its reserve funds which the Department determines is unnecessary to pay the program expenses and contingent liabilities of the Federal Guarantor and/or to cease any activities involving the use of the Federal Guarantor's reserve funds or assets which the Department determines is a misapplication or otherwise improper. The Department may also terminate a Federal Guarantor's reinsurance agreement if the Department determines that such action is necessary to protect the federal fiscal interest. These various changes create a risk that the resources available to the Federal Guarantors to meet their guarantee obligations will be significantly reduced. Such changes could result in a reduction of a Trust's ability to pay principal and interest on the related Notes and Certificates, as a result of a reduction in the ability of the Federal Guarantors to make Guarantee Payments to the Eligible Lender Trustee with respect to the related Student Loans. In addition, this legislation sought to greatly expand the loan volume under the direct lending program (the "Federal Direct Student Loan Program") to a target of approximately 60% of student loan demand in academic year 1998-1999, although only about 35% of such loan demand is currently being met by the direct lending program. The expansion of this program in the future could result in increasing reductions in the volume of Federal Loans made by the Seller. Such changes could have an adverse effect on the financial condition of the Federal Guarantors and on the ability of a Federal Guarantor to satisfy its obligations under its Guarantee Agreement with respect to the Federal Loans. See "Risk Factors - Changes in Legislation May Adversely Affect Student Loans and Federal Guarantors." The 1998 Reauthorization Bill created additional risks that the resources available to the Federal Guarantors to meet their guarantee obligations will be further reduced in the future, by mandating additional recall of guarantor reserves and reducing reinsurance to guarantors from 98% to 95%.

         Pursuant to the 1992 Amendments and additional changes made in 1997 and 1998, each Federal Guarantor is required to maintain a current minimum reserve level of at least .25% of the aggregate principal amount of all outstanding Federal Loans guaranteed by such Federal Guarantor. Annually, the Department will collect information from each Federal Guarantor to determine the amount of such Federal Guarantor's reserves and other information regarding its solvency. If a Federal Guarantor's current reserve level falls below the required minimum for any two consecutive years, that Federal Guarantor's annual claims rate exceeds 5% or the

Department determines that a Federal Guarantor's administrative or financial condition jeopardizes that Federal Guarantor's continued ability to perform its responsibilities, then that Federal Guarantor must submit and implement a management plan acceptable to the Department. The 1992 Amendments also provide that under certain circumstances the Department is authorized, on terms and conditions satisfactory to the Department, but is not obligated, to terminate its reimbursement agreement with any Federal Guarantor. In that event, however, the Department is required to assume the functions of such Federal Guarantor and in connection therewith is authorized to do one or more of the following: to assume the guarantee obligations of, to assign to other guarantors the guarantee obligations of, or to make advances to, a Federal Guarantor in order to assist such Federal Guarantor in meeting its immediate cash needs and to ensure uninterrupted payment of default claims to lenders or to take any other action the Department deems necessary to ensure the continued availability of student loans and the full honoring of guarantee claims thereunder. In addition, the 1992 Amendments provide that if the Department determines that a Federal Guarantor is unable to meet its guarantee obligations, holders of Federal Loans covered thereby may submit guarantee claims directly to the Department until such time as such guarantee obligations are transferred to a new guarantor capable of meeting such obligations or until a successor guarantor assumes such obligations. There can be no assurance that the Department would under any given circumstances assume such obligation to ensure satisfaction of a guarantee obligation by exercising its right to terminate a reimbursement agreement with a Federal Guarantor or by making a determination that such Federal Guarantor is unable to meet its guarantee obligations.

         Private Guarantors. Private Loans are not entitled to any federal reinsurance or assistance from the Department or any other governmental entity. Although each Private Guarantor maintains a loan loss reserve intended to absorb losses arising from its guarantee commitments, there can be no assurance that the amount of such reserve will be sufficient to cover the obligations of such Private Guarantor over the term of the related Private Loans.

CLAIMS AND RECOVERY RATES

         Certain historical information concerning guarantee claims and recovery rates of the Guarantors for the Student Loans held by the related Trust as of the applicable Closing Date with respect to each series of Securities will be set forth in each Prospectus Supplement. There can be no assurance that the claim and recovery experience on any pool of Student Loans with respect to a given Trust will be comparable to prior experience or to any such information.

ORIGINATION PROCESS

         The Higher Education Act specifies rules regarding loan origination practices, which lenders must comply with in order for their Federal Loans to be guaranteed and to be eligible to receive Federal Assistance. Lenders are prohibited from offering points, premiums, payments or other inducements, directly or indirectly, to any educational institution, guarantee agency or individual in order to secure loan applications, and no lender may conduct unsolicited mailings of student loan applications to students who have not previously received student loans from that lender.

         With respect to all Student Loans, whether Federal Loans or Private Loans (other than Consolidation Loans and Key Alternative Loans discussed below), the Seller forwards each application for such Student Loans (which should include an executed promissory note) to either a marketing agent or the Seller's origination department. On behalf of the Seller, either the marketing agent or the origination department reviews each application to confirm its completeness, to confirm that the applicant is an Eligible Student and that such loan complies with certain other conditions of the applicable Program. In addition, a credit report of each applicant for Private Graduate Loans is obtained from an authorized credit reporting service, which the Seller then uses to determine, in consultation with the Private Guarantors, if applicable, whether such applicant satisfies certain specified credit underwriting criteria. The credit-underwriting criteria for Private Guaranteed Loans are as follows:

         o No account that has been 90 or more days delinquent in the past two years, and no more than one account is currently more than 60 days delinquent.
         o No record of bankruptcy, foreclosure, repossession, skips or wages garnishment.
         o No record of unpaid collections, charged-off accounts or written-off accounts.
         o No record of an open judgment or suit, unsatisfied tax lien, unpaid prior educational loan default or other negative public record items in the past six years.
         o   No record of bankruptcy in the past seven years.
         o Credit criteria for the 1993-1994 program year also includes the requirement that no account has been delinquent 90 or more days in the past two years.
         o Credit criteria for the 1994-1995 and subsequent program years also include requirements that no account has been delinquent 90 or more days in the past five years (or two years with respect to any borrower who obtained a loan in 1993-1994), and there have been no more than three inquiries and none with respect to any previous borrower to an authorized credit reporting agency in the past six months.
         o Credit criteria for the 1995-1996 and subsequent program years include the additional requirement that no more than two accounts have been more than 60 days delinquent in the past two years.

The credit-underwriting criteria for Private Unguaranteed Loans are as follows:

1. No more than 3 accounts rated 30 days are more delinquent in the past 2 years.

2.   No more than one account is currently rated 30 days or more delinquent.

3. No more than 2 accounts rated 60 or more days delinquent in the past 2 years.

4.   No account more than 90 days delinquent in the past five years.

5.   No record of bankruptcy discharge in the past 7 years.

6. No record of foreclosure, repossession, open judgment or suit, unsatisfied tax lien, unpaid prior educational loan default or other negative public credit in the past 6 years.

7. No record of unpaid collections, charged-off accounts or written-off accounts.

8.   No more than 3 authorized inquiries in the past 6 months.

9.   Applicants with no credit history will be approved.

10. Applicants who meet the criteria 2-8, but do not meet the minimum credit score determined by the Seller must obtain a co-signer to be eligible.

11. Law applicants with credit card balances greater than $20,000 must have a credit worthy co-signer. (Medical and Dental applicants require a Co-signer with revolving balances exceeding $30,000)

12. No single or combination of paid charged-off or paid collection accounts totaling more than $100 reported within last 2 years.

13. A credit bureau score may be used to enhance applicants position for certain other criteria.

         The origination of Federal Loans must comply with the provisions of the Higher Education Act, and therefore does not consider the creditworthiness of borrowers applying for Stafford Loans.

         Any borrower inquiries concerning Federal Consolidation Loans or Private Consolidation Loans are forwarded to the appropriate Sub-Servicer, who contacts the borrower, prepares and sends to the borrower an application (which includes a promissory note) for a Consolidation Loan for the borrower's review and signature. Each Sub-Servicer is required to obtain certifications from the lenders of the loans to be consolidated and to review the loan application and the certifications to confirm that the borrower is eligible for a Federal Consolidation Loan or Private Consolidation Loan, as the case may be. Upon approval of an application for a Consolidation Loan, the applicable lender causes the proceeds of such Consolidation Loan to be disbursed to each lender of the loans being consolidated in amounts sufficient to retire each of such loans. For each Consolidation Loan that is made by the Seller, a Sub-Servicer retains the completed loan application and executed promissory note as custodian.

         Applications for Key Alternative Loans are entered into the processing system and are checked for completeness. If the borrower is ineligible for the loan due to a processing denial reason an ineligibility letter is sent to the borrower. Great Lakes sends an electronic transmission of applicant information on each complete application to the Seller's system for credit review. Approved applications are transmitted back to Great Lakes on a daily basis, where an approval letter is generated and sent to the applicant, cosigner and the school. Denied applicants are sent an adverse action letter from the credit department the day the application is denied. If an applicant feels they have been denied based on inaccurate or incomplete information contained in a credit report, they can request a review (within 60 days of initial denial). Denied applicants may have their loan reconsidered with a written request and supporting documentation. A credit representative will review denied loan applicants documentation and approve or deny the request. Each appeal is handled based on its individual merits.

SERVICING AND COLLECTIONS PROCESS

         The Higher Education Act, the programs relating to Private Loans and the applicable Guarantee Agreements require the holder of Student Loans to cause specified procedures, including due diligence procedures and the taking of specific steps at specific intervals, to be performed with respect to the servicing of the Student Loans that are designed to ensure that such Student Loans are repaid on a timely basis by or on behalf of borrowers. Each Sub-Servicer performs such procedures on behalf of the Seller or the Depositor, as applicable, and the Master Servicer and will agree, pursuant to the related Sub-Servicing Agreement, to perform specified and detailed servicing and collection procedures with respect to the Student Loans on behalf of the related Trust. Such procedures generally include periodic attempts to contact any delinquent borrower by telephone and by mail, commencing with a written notice at the tenth day of delinquency and including multiple written notices and telephone calls to the borrower thereafter at specified times during any such delinquency. All telephone calls and letters are automatically registered, and a synopsis of each call or the mailing of each letter is noted in each Sub-Servicer's loan file for the borrower. Each Sub-Servicer also will be required to perform skip tracing procedures on delinquent borrowers whose current location is unknown, including contacting such borrowers' schools and references. Failure to comply with the established procedures could adversely affect the ability of the applicable Eligible Lender Trustee, as holder of legal title to the applicable Student Loans on behalf of the related Trust, to realize the benefits of any Guarantee Agreement or to receive the benefits of Federal Assistance from the Department with respect thereto. Failure to comply with certain of the established procedures with respect to a Federal Loan may also result in the denial of coverage under a Guarantee Agreement for certain accrued interest amounts, in circumstances where such failure has not caused the loss of the guarantee of the principal of such Federal Loan.

         At prescribed times prior to submitting a claim for payment under a Guarantee Agreement for a delinquent Student Loan, each Sub-Servicer is required to notify the applicable Guarantor of the existence of such delinquency. These requests notify the Guarantors of seriously delinquent accounts and allow the Guarantors to make additional attempts to collect on such loans prior to the filing of claims. If a loan is delinquent for 180 days (in the case of Federal Loans made prior to the enactment date of the 1998 Reauthorization Bill), 270 days (in the case of Federal Loans made on or after October 7, 1998), or 150 days (in the case of Private Guaranteed Loans), the applicable Sub-Servicer may file a default claim with the respective Guarantor. Failure to file a claim within 270 days (in the case of Federal Loans made prior to the enactment date of the 1998 Reauthorization Bill), 360 days (in the case of Federal Loans made on or after October 7, 1998), or 180 days (in the case of Private Guaranteed Loans) of delinquency may result in denial of the guarantee claim with respect to such loan. A Sub-Servicer's failure to file a guarantee claim in a timely fashion would constitute a breach of its covenants and create an obligation of such Sub-Servicer to purchase the applicable Student Loan. See "Description of the Transfer and Servicing Agreements - Master Servicer Covenants."

INCENTIVE PROGRAMS

         The Seller has offered, and may continue to offer, incentive programs to certain Student Loan borrowers. If any incentive programs are applicable to the Student Loans in a Trust, such incentive programs will be described in the related Prospectus Supplement. Any incentive program not in existence as of the date of such Prospectus Supplement, or not described in the related Prospectus Supplement, that effectively reduces borrower payments on Financed Student Loans and, with respect to Financed Federal Loans, is not required by the Higher Education Act, will be applicable to the Financed Student Loans only if and to the extent that the applicable Trust receives payment from the Seller or the Depositor, as applicable (or the Seller or the Depositor, as applicable, deposits or causes a deposit to be made into the related Collection Account), in an amount sufficient to offset such effective yield reductions.

                    WEIGHTED AVERAGE LIVES OF THE SECURITIES

         The rate of payment of principal of the Notes and the Certificates of any series and the yield on the Notes and the Certificates of any series will be affected by prepayments of the Student Loans that may occur as described below. All the Student Loans are prepayable in whole or in part by the borrowers at any time (including by means of Federal Consolidation Loans, Private Consolidation Loans or consolidation loans made under the Federal Direct Student Loan Program as discussed below) or as a result of a borrower's default, death, disability or bankruptcy and subsequent liquidation or collection of Guarantee Payments with respect thereto. The rate of such prepayments cannot be predicted and may be influenced by a variety of economic, social and other factors, including those described below. In general, the rate of prepayments may tend to increase to the extent that alternative financing becomes available at prevailing interest rates which fall significantly below the interest rates applicable to the Student Loans. However, because many of the Student Loans bear interest at a rate that either actually or effectively is floating, it is impossible to determine whether changes in prevailing interest rates will be similar to or vary from changes in the interest rates on the Student Loans.

         To the extent borrowers of Student Loans elect to borrow Consolidation Loans with respect to such Student Loans:

         (1) from the Seller, after the Funding Period but not beyond the end of the Revolving Period, and collections on the Student Loans are not available to purchase such Consolidation Loans,

         (2)  from the Seller, after the end of the Revolving Period, or

         (3)  from another lender at any time.

         Noteholders of a series (and after the Notes have been paid in full, Certificateholders of such series) will collectively receive as a prepayment of principal the aggregate principal amount of such Student Loans. Any such prepayments will result in a more rapid amortization of the Securities of a series then would otherwise be the case. The volume of existing loans that may be repaid in this fashion is not determinable at this time. However, if the Seller makes any such Consolidation Loan during a Funding Period or prior to the end of the Revolving Period (in which event the Seller will then sell that Consolidation Loan to the applicable Eligible Lender Trustee (or to the Depositor who will then sell such Consolidation Loan to the applicable Eligible Lender Trustee), to the extent that funds are available in the applicable Escrow Account and during the Funding Period, the Pre-Funding Account or following the Funding Period but prior to the end of the Revolving Period, the applicable Collection Account from amounts which constitute available loan purchase funds, for the purchase thereof), the aggregate outstanding principal balance of Student Loans (after giving effect to the addition of such Consolidation Loans) will be at least equal to and in most cases greater than such balance prior to such prepayment, although the portion of the loan guaranteed will be 98% with respect to any Federal Consolidation Loan made on or after October 1, 1993, even if the Underlying Federal Loans were 100% guaranteed. See "The Student Loan Financing Business - Description of Federal Loans Under the Programs - Federal Consolidation Loans." There can be no assurance that borrowers with Student Loans will not seek to obtain Consolidation Loans with respect to such

Student Loans or, if they do so, that such Consolidation Loans will not be made by the Seller after the end of a Funding Period when collections on the Student Loans are not available to purchase such Consolidation Loans, on or after the end of the Revolving Period or by another lender at any time.

         In addition, the Seller, the Depositor or the Master Servicer (or such other entity specified in the related Prospectus Supplement), as applicable, will be obligated to repurchase any Student Loan pursuant to the applicable Sale and Servicing Agreement as a result of a breach of any of its representations and warranties, and the Master Servicer will be obligated to purchase any Student Loan pursuant to the Sale and Servicing Agreement as a result of a breach of certain covenants with respect to such Student Loan, in each case where such breach materially adversely affects the interests of the Certificateholders or the Noteholders of a series in that Student Loan and is not cured within the applicable cure period (it being understood that any such breach that does not affect any Guarantor's obligation to guarantee payment of such Student Loan will not be considered to have a material adverse effect for this purpose). See "Description of the Transfer and Servicing Agreements--Sale of Student Loans; Representations and Warranties" and "--Servicer Covenants." See also "Description of the Transfer and Servicing Agreements--Additional Fundings" regarding the prepayment of principal to Noteholders and Certificateholders of a series if as of the date specified in the applicable Prospectus Supplement the amount on deposit in the related Pre-Funding Account has not been reduced to zero and the prepayment of principal to Noteholders of a series as a result of excess funds remaining on deposit in the Pre-Funding Account at the end of the Funding Period, "--Insolvency Event" regarding the sale of the Student Loans if a Seller Insolvency Event occurs and "--Termination" regarding the Master Servicer's option to purchase the Student Loans when the aggregate Pool Balance is less than or equal to 10% of the initial Pool Balance of a series and the auction of the Student Loans occurs on or after the date specified in the related Prospectus Supplement.

         On the other hand, scheduled payments with respect to, and maturities of, the Student Loans may be extended, including pursuant to Grace Periods, Deferral Periods and, under certain circumstances, Forbearance Periods prior to the end of the Revolving Period or of refinancings through Consolidation Loans to the extent such Consolidation Loans are sold to an Eligible Lender Trustee on behalf of a Trust as described above. In that event, the fact that such Consolidation Loans will likely have longer maturities than the Student Loans they are replacing may lengthen the remaining term of the Student Loans and the average life of the Notes and the Certificates of a series. The rate of payment of principal of the Notes and the Certificates of a series and the yield on the Notes and the Certificates of a series may also be affected by the rate of defaults resulting in losses on defaulted Student Loans which have been liquidated, by the severity of those losses and by the timing of those losses, which may affect the ability of the Guarantors to make Guarantee Payments with respect thereto. In addition, the maturity of many of the Student Loans will extend well beyond the final scheduled Distribution Dates of the Notes and the Certificates of a series.

         The rate of prepayment on the Student Loans cannot be predicted, and any reinvestment risks resulting from a faster or slower incidence of prepayment of Student Loans will be borne entirely by the Securityholders of a series. Such reinvestment risks may include the risk that interest rates and the relevant spreads above particular interest rate bases are lower at the time Securityholders of a series receive payments from the related Trust than such interest rates and such spreads would otherwise have been had such prepayments not been made or had such prepayments been made at a different time.

                      POOL FACTORS AND TRADING INFORMATION

         Each of the "Note Pool Factor" for each class of Notes and the "Certificate Pool Factor" for each class of Certificates (each, a "Pool Factor") will be a seven-digit decimal which the Administrator will compute for each Distribution Date indicating the remaining outstanding principal amount of such class of Notes or the remaining principal balance for such class of Certificates (the "Certificate Balance"), respectively, as of that Distribution Date (after giving effect to distributions to be made on such Distribution Date), as a fraction of the initial outstanding principal amount of such class of the Notes or the initial Certificate Balance for such class of Certificates, respectively. Each Pool Factor will be 1.0000000 as of the Closing Date, and thereafter will decline to reflect reductions in the outstanding principal amount of the applicable class of Notes or reductions of the Certificate Balance of the applicable class of Certificates, as applicable. A Securityholder's portion of the aggregate outstanding principal amount of the related class of Notes or of the aggregate outstanding Certificate Balance for the related class of Certificates, as applicable, is the product of (x) the original denomination of that Securityholder's Note or Certificate and (y) the applicable Pool Factor.

         Pursuant to the related Indenture and the related Trust Agreement, the Securityholders will receive reports on or about each Distribution Date concerning the payments received on the Student Loans, the Pool Balance (as such term is defined in the related Prospectus Supplement, the "Pool Balance"), the applicable Pool Factor and various other items of information. Securityholders of record during any calendar year will be furnished information for tax reporting purposes not later than the latest date permitted by law. See "Certain Information Regarding the Securities--Reports to Securityholders."

                            DESCRIPTION OF THE NOTES

GENERAL

         With respect to each Trust, one or more classes of notes (the "Notes") of a given series will be issued pursuant to the terms of an indenture (an "Indenture") between the Trust and the trustee under such Indenture (the "Indenture Trustee"), a form of which has been filed as an exhibit to the Registration Statement of which this Prospectus (this "Prospectus") is a part. The following summary describes the material terms of the Notes and the Indenture. The summary does not purport to be complete and is qualified in its entirety by reference to all the provisions of the Notes and the Indenture.

         Unless otherwise specified in the related Prospectus Supplement (each a "Prospectus Supplement"), each class of Notes will initially be represented by one or more Notes, in each case registered in the name of the nominee of The Depository Trust Company ("DTC") (together with any successor depository selected by the Administrator, the "Depository") except as set forth below. Unless otherwise specified in the related Prospectus Supplement, the Notes will be available for purchase in denominations of $1,000 and integral multiples thereof in book-entry form only. The Trust has been informed by DTC that DTC's nominee will be Cede & Co.

("Cede"), unless another nominee is specified in the related Prospectus Supplement. Accordingly, such nominee is expected to be the holder of record of the Notes of each class. Unless and until Definitive Notes are issued under the limited circumstances described herein, no Noteholder will be entitled to receive a physical certificate representing a Note. All references herein and in the related Prospectus Supplement to actions by Noteholders of Notes held in book-entry form refer to actions taken by DTC upon instructions from its participating organizations (the "Participants") and all references herein to distributions, notices, reports and statements to Noteholders refer to distributions, notices, reports and statements to DTC or its nominee, as the case may be, as the registered holder of the Notes for distribution to Noteholders in accordance with DTC's procedures with respect thereto. See "Certain Information Regarding the Securities - Book-Entry Registration" and
"-- Definitive Securities."

PRINCIPAL OF AND INTEREST ON THE NOTES

         The timing and priority of payment, seniority, allocations of losses, interest as a per annum interest rate (the "Interest Rate") and amount of or method of determining payments of principal and interest on each class of Notes of a given series will be described in the related Prospectus Supplement. The right of holders of any class of Notes to receive payments of principal and interest may be senior or subordinate to the rights of holders of any other class or classes of Notes of such series, as described in the related Prospectus Supplement. Payments of interest on the Notes of such series will be made prior to payments of principal thereon. Each class of Notes may have a different Interest Rate, which may be a fixed, variable or adjustable Interest Rate or any combination of the foregoing. The related Prospectus Supplement will specify the Interest Rate for each class of Notes of a given series or the method for determining such Interest Rate See also "Certain Information Regarding the Securities - Fixed Rate Securities" and "-- Floating Rate Securities." One or more classes of the Notes of a series may be redeemable in whole or in part under the circumstances specified in the related Prospectus Supplement, including as a result of the exercise by the Master Servicer or such other party as may be named in the related Prospectus Supplement, of its option to purchase the related Student Loans.

         Unless otherwise specified in the related Prospectus Supplement, Noteholders of all classes within a series will have the same priority with respect to payments of interest. Under certain circumstances, the amount available for such payments could be less than the amount of interest payable on the Notes on any of the dates specified for payments in the related Prospectus Supplement (each, a "Distribution Date"), in which case each class of Noteholders will receive its ratable share (based upon the aggregate amount of interest due to such class of Noteholders) of the aggregate amount available to be distributed in respect of interest on the Notes of such series. See "Description of the Transfer and Servicing Agreements - Distributions" and "-- Credit and Cash Flow Enhancement."

         In the case of a series of Notes which includes two or more classes of Notes, the sequential order and priority of payment in respect of principal and interest, and any schedule or formula or other provisions applicable to the determination thereof, of each such class will be set forth in the related Prospectus Supplement. Payments in respect of principal and interest of any class of Notes will be made on a pro rata basis among all the Noteholders of such class.

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


         In the case of a series of Notes relating to a Trust having a Pre-Funding Account or Escrow Account, the Notes of such series will be redeemed in part on the Distribution Date on or immediately following the last day of the related Funding Period or Revolving Period, respectively, in the event that any amount remains on deposit in the applicable account after giving effect to all Additional Fundings on or prior to such date, in an aggregate principal amount described in the related Prospectus Supplement.

         See "Description of the Transfer and Servicing Agreements - Credit and Cash Flow Enhancement - Reserve Account" for a description of the Reserve Account and the distribution of amounts in excess of the Specified Reserve Account Balance (as defined in the related Prospectus Supplement, the "Specified Reserve Account Balance").

THE INDENTURE

         Modification of Indenture. With respect to each Trust, with the consent of the holders of a majority of the specified senior class(es) of outstanding Notes of the related series, the Indenture Trustee and the Trust may execute a supplemental indenture to add provisions to, or change in any manner or eliminate any provisions of, the Indenture with respect to the Notes, or to modify (except as provided below) in any manner the rights of the related Noteholders.

         Unless otherwise specified in the related Prospectus Supplement with respect to a series of Notes, however, without the consent of the holder of each such outstanding Note affected thereby, no supplemental indenture will:

         (1) change the due date of any installment of principal of or interest on any such Note or reduce the principal amount thereof, the interest rate specified thereon or the redemption price with respect thereto or change any place of payment where or the coin or currency in which any such Note or any interest thereon is payable,

         (2) impair the right to institute suit for the enforcement of certain provisions of the related Indenture regarding payment,

         (3) reduce the percentage of the aggregate amount of the outstanding Notes of such series, the consent of the holders of which is required for any such supplemental indenture or the consent of the holders of which is required for any waiver of compliance with certain provisions of the related Indenture or of certain defaults thereunder and their consequences as provided for in such Indenture,

         (4) modify or alter the provisions of the related Indenture regarding the voting of Notes held by the applicable Trust, the Seller or the Depositor, as applicable, an affiliate of either of them or any obligor on such Notes,

         (5) reduce the percentage of the aggregate outstanding amount of such Notes, the consent of the holders of which is required to direct the related Eligible Lender Trustee on behalf of the applicable Trust to sell or liquidate the Student Loans if the proceeds of such sale would be insufficient to pay the principal amount and accrued but unpaid interest on the outstanding Notes of such series,

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


         (6) decrease the percentage of the aggregate principal amount of such Notes required to amend the sections of the related Indenture which specify the applicable percentage of aggregate principal amount of such Notes necessary to amend the related Indenture or certain other related agreements, or

         (7) permit the creation of any lien ranking prior to or on a parity with the lien of the related Indenture with respect to any of the collateral for the Notes of such series or, except as otherwise permitted or contemplated in such Indenture, terminate the lien of such Indenture on any such collateral or deprive the holder of any Note of the security afforded by the lien of such Indenture.

         The applicable Trust and the related Indenture Trustee may also enter into supplemental indentures without obtaining the consent of Noteholders of such series, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the related Indenture or of modifying in any manner the rights of Noteholders of such series so long as such action will not, in the opinion of counsel satisfactory to the applicable Indenture Trustee, materially and adversely affect the interest of any Noteholder of such series.

         Events of Default; Rights upon Event of Default. With respect to the Notes of a given series, an "Event of Default" under the related Indenture will include the following:

         (a) a default for three business days or more in the payment of any interest on any such Note after the same becomes due and payable;

         (b) a default in the payment of the principal of or any installment of the principal of any such Note when the same becomes due and payable;

         (c) a default in the observance or performance of any covenant or agreement of the applicable Trust made in the related Indenture and the continuation of any such default for a period of 30 days after notice thereof is given to the applicable Trust by the applicable Indenture Trustee or to the applicable Trust and the applicable Indenture Trustee by the holders of at least 25% in principal amount of such Notes then outstanding;

         (d) any representation or warranty made by the applicable Trust in the related Indenture or in any certificate delivered pursuant thereto or in connection therewith having been incorrect in a material respect as of the time made, and such breach is not cured within 30 days after notice thereof is given to such Trust by the applicable Indenture Trustee or to such Trust and the applicable Indenture Trustee by the holders of at least 25% in principal amount of the Notes of such series then outstanding; or

         (e) certain events of bankruptcy, insolvency, receivership or liquidation of such Trust.

         However, the amount of principal required to be distributed to Noteholders of such series under the related Indenture on any Distribution Date will generally be limited to amounts available after payment of all prior obligations of such Trust. Therefore, the failure to pay

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

principal on a class of Notes generally will not result in the occurrence of an Event of Default until the final scheduled Distribution Date for such class of Notes.

         If, with respect to any series of Notes, interest is paid at a variable rate based on an index, the related Prospectus Supplement may provide that, in the event that, for any Distribution Date, the Interest Rate as calculated based on the index is less than an alternate rate calculated for such Distribution Date based on interest collections on the Student Loans (the amount of such difference, the "Interest Index Carryover"), the Interest Rate for such Distribution Date will be such alternate rate and the Interest Index Carryover shall be payable as described in such Prospectus Supplement. Payment of the Interest Index Carryover generally will be lower in priority than payment of interest on the Notes at the Interest Rate (whether the Interest Rate is based on the index or such alternate rate) and, accordingly, the nonpayment of the Interest Index Carryover on any Distribution Date will not generally constitute a default in the payment of interest on such Notes.

         If an Event of Default should occur and be continuing with respect to the Notes of any series, the related Indenture Trustee or holders of a majority in principal amount of the specified senior class(es) of such Notes then outstanding may declare the principal of such Notes to be immediately due and payable. Unless otherwise specified in the related Prospectus Supplement, such declaration may be rescinded by the holders of a majority in principal amount of the specified senior class(es) of such Notes then outstanding if (x) the related Trust has paid or deposited with the Indenture Trustee a sum equal to all amounts then due with respect to the Notes (without giving effect to such acceleration) and (y) all Events of Default, other than the nonpayment of the principal of the Notes that has become due solely by such acceleration, have been cured or, under the circumstances described below, waived.

         If the Notes of any series have been declared to be due and payable following an Event of Default with respect thereto, the related Indenture Trustee may, in its discretion, exercise remedies as a secured party, require the related Eligible Lender Trustee to sell the Student Loans or elect to have the related Eligible Lender Trustee maintain possession of the Student Loans and continue to apply collections with respect to such Student Loans as if there had been no declaration of acceleration. Unless otherwise specified in the related Prospectus Supplement, however, the related Indenture Trustee is prohibited from directing the related Eligible Lender Trustee to sell the Student Loans following an Event of Default, other than a default in the payment of any principal or a default for three business days or more in the payment of any interest on any Note with respect to any series, unless:

         (1)  the holders of all such outstanding Notes consent to such sale;

         (2) the proceeds of such sale are sufficient to pay in full the principal of and the accrued interest on such outstanding Notes at the date of such sale; or

         (3) the related Indenture Trustee determines that the collections on the Student Loans would not be sufficient on an ongoing basis to make all payments on such Notes as such payments would have become due if such obligations had not been declared due and payable, and the related Indenture Trustee obtains the consent of

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

              the holders of 66 2/3% of the aggregate principal amount of such Notes then outstanding;

provided, that the Indenture Trustee may not sell or otherwise liquidate the Student Loans following an Event of Default, other than a default in the payment of any principal on the final scheduled Distribution Date for a class of Notes or a default of three business days or more on the payment of any interest on any Note when due, unless:

         (a) the proceeds of the sale or liquidation of the Student Loans distributable to the Certificateholders are sufficient to pay to the Certificateholders the outstanding Certificate Balance plus accrued and unpaid interest thereon; or

         (b) after receipt of notice from the Eligible Lender Trustee that the proceeds of such sale or liquidation distributable to the Certificateholders would not be sufficient to pay to the Certificateholders the outstanding Certificate Balance plus accrued and unpaid interest thereon, the Certificateholders of at least a majority of the outstanding Certificate Balance consent thereto;

provided, further that the Indenture Trustee may not sell or otherwise liquidate the Student Loans following an Event of Default, other than a default in the payment of any principal on the final scheduled Distribution Date for a class of Notes or a default of three business days or more on the payment of any interest on any Note when due unless:

         (x) proceeds of the sale or liquidation of the Student Loans distributable from such sale are sufficient (1) to pay to Noteholders, the outstanding principal balance of the Notes (other than the Noteholders' Interest Carryover Shortfall (as defined in each Prospectus Supplement)) and (2) to pay to Certificateholders, the outstanding Certificate Balance plus accrued and unpaid interest thereon (other than the Certificateholders' Interest Carryover Shortfall (as defined in each Prospectus Supplement)); or

         (y) after receipt of notice from the Eligible Lender Trustee that the proceeds of such sale or liquidation would not be sufficient (1) to pay to Noteholders, the outstanding principal balance of the Notes (other than the Noteholders' Interest Carryover Shortfall) and (2) to pay to Certificateholders the outstanding Certificate Balance plus accrued and unpaid interest thereon (other than the Certificateholders' Interest Carryover Shortfall).

If the proceeds of any such sale are insufficient to pay the then outstanding principal amount of the Notes and any accrued interest, such proceeds shall be distributed to the holders of Notes on a pro rata basis, based on the amount then owing on each class of Notes.

         Subject to the provisions of the applicable Indenture relating to the duties of the related Indenture Trustee, if an Event of Default should occur and be continuing with respect to a series of Notes, the related Indenture Trustee will be under no obligation to exercise any of the rights or powers under the applicable Indenture at the request or direction of any of the holders of such Notes, if such Indenture Trustee reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities which might be incurred by it in complying with such request. Subject to such provisions for indemnification and certain limitations contained in the related Indenture, the holders of a majority in principal amount of the specified senior class(es) of outstanding Notes of a given series will have the right to direct the time, method and place of conducting any proceeding or any remedy available to such Indenture Trustee and the holders of a majority in principal amount of the specified senior class(es) of such Notes then outstanding may, in certain cases, waive any default with respect thereto, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the applicable Indenture that cannot be modified without the waiver or consent of all the holders of such outstanding Notes or more junior class of Notes.

         Unless otherwise specified in the related Prospectus Supplement, no holder of Notes of any series will have the right to institute any proceeding with respect to the related Indenture, unless:

         (a) such holder previously has given to the applicable Indenture Trustee written notice of a continuing Event of Default,

         (b) the holders of not less than 25% in principal amount of such outstanding Notes have requested in writing that such Indenture Trustee institute such proceeding in its own name as Indenture Trustee,

         (c) such holder or holders have offered such Indenture Trustee reasonable indemnity,

         (d) such Indenture Trustee has for 60 days failed to institute such proceeding, and

         (e) no direction inconsistent with such written request has been given to such Indenture Trustee during such 60-day period by the holders of a majority of the specified senior class(es) of outstanding Notes of such outstanding Notes.

         In addition, each Indenture Trustee and the related Noteholders will covenant that they will not at any time institute against the applicable Trust any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.

         With respect to any Trust, none of the related Indenture Trustee, the Seller or the Depositor, as applicable, the Administrator, the Master Servicer, the Sub-Servicers or the Eligible Lender Trustee in its individual capacity, or any holder of a Certificate representing an ownership interest in the applicable Trust, or any of their respective owners, beneficiaries, agents, officers, directors, employees, successors or assigns will, in the absence of an express agreement to the contrary, be personally liable for the payment of the principal of or interest on the Notes or for the agreements of the Trust contained in the Indenture.

         Certain Covenants. Each Indenture will provide that the related Trust may not consolidate with or merge into any other entity, unless:

         (a) the entity formed by or surviving such consolidation or merger is organized under the laws of the United States of America, any state thereof or the District of Columbia,


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


         (b) such entity expressly assumes such Trust's obligation to make due and punctual payments upon the Notes of the related series and the performance or observance of every agreement and covenant of such Trust under the related Indenture,

         (c) no Event of Default shall have occurred and be continuing immediately after such merger or consolidation,

         (d) such Trust has been advised that the ratings of the Notes and the Certificates of the related series would not be reduced or withdrawn by the Rating Agencies (as such term is defined in the related Prospectus Supplement, each a "Rating Agency" and collectively, the "Rating Agencies") as a result of such merger or consolidation, and

         (e) such Trust has received an opinion of counsel to the effect that such consolidation or merger would have no material adverse federal or Pennsylvania state tax consequence to such Trust or to any Certificateholder or Noteholder of the related series.

         Each Trust will not, among other things:

         o except as expressly permitted by the applicable Indenture, the applicable Sale and Servicing Agreements or certain related documents (collectively, the "Related Documents"), sell, transfer, exchange or otherwise dispose of any of the assets of such Trust,

         o claim any credit on or make any deduction from the principal and interest payable in respect of the Notes of the related series (other than amounts withheld under the Code or applicable state law) or assert any claim against any present or former holder of such Notes because of the payment of taxes levied or assessed upon such Trust,

         o except as contemplated by the Related Documents, dissolve or liquidate in whole or in part,

         o permit the validity or effectiveness of the applicable Indenture to be impaired or permit any person to be released from any covenants or obligations with respect to such Notes under the applicable Indenture except as may be expressly permitted thereby, or

         o permit any lien, charge, excise, claim, security interest, mortgage or other encumbrance to be created on or extend to or otherwise arise upon or burden the assets of the Trust or any part thereof, or any interest therein or the proceeds thereof, except as expressly permitted by the Related Documents.

         No Trust may engage in any activity other than financing, purchasing, owning, selling and managing Student Loans and the other assets of the Trust and making Additional Fundings, in each case in the manner contemplated by the Related Documents and activities incidental thereto. No Trust will incur, assume or guarantee any indebtedness other than indebtedness incurred pursuant to the Notes of the related series and the applicable Indenture or otherwise in accordance with the Related Documents.

         Annual Compliance Statement. Each Trust will be required to file annually with the applicable Indenture Trustee a written statement as to the fulfillment of its obligations under the related Indenture.

         Indenture Trustee's Annual Report. Each Indenture Trustee will be required to mail each year to all related Noteholders a brief report relating to, among other things, its eligibility and qualification to continue as such Indenture Trustee under the applicable Indenture, any amounts advanced by it under the Indenture, the amount, interest rate and maturity date of certain indebtedness owing by such Trust to the applicable Indenture Trustee in its individual capacity, the property and funds physically held by the applicable Indenture Trustee as such and any action taken by it that materially affects the related Notes and that has not been previously reported.

         Satisfaction and Discharge of Indenture. An Indenture will be discharged with respect to the collateral securing the related Notes upon the delivery to the related Indenture Trustee for cancellation of all such Notes or, with certain limitations, upon deposit with such Indenture Trustee of funds sufficient for the payment in full of all such Notes.

         The Indenture Trustee. The Indenture Trustee for a series of Notes will be specified in the related Prospectus Supplement. The Indenture Trustee for any series may resign at any time, in which event the Trust will be obligated to appoint a successor trustee for such series. The Trust may also remove any such Indenture Trustee if such Indenture Trustee ceases to be eligible to continue as such under the related Indenture or if such Indenture Trustee becomes insolvent. In such circumstances, the Trust will be obligated to appoint a successor trustee for the applicable series of Notes. Any resignation or removal of the Indenture Trustee and appointment of a successor trustee for any series of Notes does not become effective until acceptance of the appointment by the successor trustee for such series.

                         DESCRIPTION OF THE CERTIFICATES

GENERAL

         With respect to each Trust, one or more classes of certificates ("Certificates" and together with the Notes, the "Securities") of a given series will, unless otherwise specified in the related Prospectus Supplement, be issued pursuant to the terms of a Trust Agreement, a form of which has been filed as an exhibit to the Registration Statement of which this Prospectus is a part. The following summary describes the material terms of the Certificates and the Trust Agreement. The summary does not purport to be complete and is qualified in its entirety by reference to all the provisions of the Certificates and the Trust Agreement.

         Unless otherwise specified in the related Prospectus Supplement, each class of Certificates will initially be represented by a single Certificate registered in the name of the Depository, except as set forth below. Unless otherwise specified in the related Prospectus Supplement and except for the Certificates of a given series purchased by the Seller or the Depositor, as applicable, or an affiliate of the Seller or the

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

Depositor, as applicable, specified in the related Prospectus Supplement, the Certificates will be available for purchase in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof in book-entry form only. The Seller and the Depositor have been informed by DTC that DTC's nominee will be Cede, unless another nominee is specified in the related Prospectus Supplement. Accordingly, such nominee is expected to be the holder of record of the Certificates of any series that are not purchased by the Seller or the Depositor, as applicable, or an affiliate of the Seller or the Depositor, as applicable. Unless and until Definitive Certificates are issued under the limited circumstances described herein or in the related Prospectus Supplement, no Certificateholder (other than the Seller or the Depositor, as applicable, or an affiliate of the Seller or the Depositor, as applicable) will be entitled to receive a physical certificate representing a Certificate. All references herein and in the related Prospectus Supplement to actions by Certificateholders (other than the Seller or the Depositor, as applicable, or an affiliate of the Seller or the Depositor, as applicable) refer to actions taken by DTC upon instructions from the Participants and all references herein and in the related Prospectus Supplement to distributions, notices, reports and statements to Certificateholders (other than the Seller or the Depositor, as applicable, or an affiliate of the Seller or the Depositor, as applicable) refer to distributions, notices, reports and statements to DTC or its nominee, as the case may be, as the registered holder of the Certificates, for distribution to Certificateholders in accordance with DTC's procedures with respect thereto. See "Certain Information Regarding the Securities - Book-Entry Registration" and "-- Definitive Securities." Unless otherwise specified in the related Prospectus Supplement, Certificates of a given series owned by the Seller or the Depositor, as applicable, or its respective affiliates will be entitled to equal and proportionate benefits under the applicable Trust Agreement, except that, assuming that all Certificates of a given series are not all owned by the Seller or the Depositor, as applicable, and its respective affiliates, the Certificates owned by the Seller or the Depositor, as applicable, and its respective affiliates will be deemed not to be outstanding for the purpose of determining whether the requisite percentage of Certificateholders has given any request, demand, authorization, direction, notice, consent or other action under the Related Documents (other than the commencement by the related Trust of a voluntary proceeding in bankruptcy as described under "Description of the Transfer and Servicing Agreements - Insolvency Event").

PRINCIPAL AND INTEREST IN RESPECT OF THE CERTIFICATES

         The timing and priority of distributions, seniority, allocations of losses, interest at a per annum interest rate (the "Pass-Through Rate") and amount of or method of determining distributions with respect to principal and interest of each class of Certificates of a given series will be described in the related Prospectus Supplement. Distributions of interest on such Certificates will be made on each Distribution Date and will be made prior to distributions with respect to principal of such Certificates. Each class of Certificates may have a different Pass-Through Rate, which may be a fixed, variable or adjustable Pass-Through Rate or any combination of the foregoing. The related Prospectus Supplement will specify the Pass-Through Rate for each class of Certificates of a given series or the method for determining such Pass-Through Rate. See also "Certain Information Regarding the Securities - Fixed Rate Securities" and "-- Floating Rate Securities." Distributions in respect of the Certificates of a given series may be subordinate to payments in respect of the Notes of such series as more fully described in the related Prospectus Supplement. Distributions in respect of interest on and principal of any

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

class of Certificates will be made on a pro rata basis among all the Certificateholders of such class.

         In the case of a series of Certificates which includes two or more classes of Certificates, the timing, sequential order, priority of payment or amount of distributions in respect of interest and principal, and any schedule or formula or other provisions applicable to the determination thereof, of each such class shall be as set forth in the related Prospectus Supplement.

         See "Description of the Transfer and Servicing Agreements - Credit and Cash Flow Enhancement - Reserve Account" for a description of the Reserve Account and the distribution of amounts in excess of the Specified Reserve Account Balance.

                  CERTAIN INFORMATION REGARDING THE SECURITIES

FIXED RATE SECURITIES

         Each class of Securities may bear interest at a fixed rate per annum ("Fixed Rate Securities") or at a variable or adjustable rate per annum ("Floating Rate Securities"), as more fully described below and in the applicable Prospectus Supplement. Each class of Fixed Rate Securities will bear interest at the applicable per annum Interest Rate or Pass-Through Rate, as the case may be, specified in the applicable Prospectus Supplement. Interest on each class of Fixed Rate Securities will be computed on the basis of a 360-day year of twelve 30-day months. See "Description of the Notes - Principal of and Interest on the Notes" and "Description of the Certificates - Principal and Interest in Respect of the Certificates."

FLOATING RATE SECURITIES

         Each class of Floating Rate Securities will bear interest for each applicable Interest Reset Period (as such term is defined in the related Prospectus Supplement with respect to a class of Floating Rate Securities, "Interest Reset Period") at a rate per annum determined by reference to an interest rate basis (the "Base Rate"), plus or minus the Spread, if any, or multiplied by the Spread Multiplier, if any, in each case as specified in the related Prospectus Supplement. The "Spread" is the number of basis points (one basis point equals one one-hundredth of a percentage point) that may be specified in the applicable Prospectus Supplement as being applicable to such class, and the "Spread Multiplier" is the percentage that may be specified in the applicable Prospectus Supplement as being applicable to such class.

         The applicable Prospectus Supplement will designate a Base Rate for a given Floating Rate Security based on the London interbank offered rate ("LIBOR"), commercial paper rates, Federal funds rates, U.S. Government treasury securities rates, negotiable certificates of deposit rates or another rate or rates as set forth in such Prospectus Supplement.

         As specified in the applicable Prospectus Supplement, Floating Rate Securities of a given class may also have either or both of the following (in each case expressed as a rate per annum): (a) a maximum limitation, or ceiling, on the rate at which interest may accrue during any interest period and (b) a minimum limitation, or floor, on the rate at which interest may accrue during any interest period. In addition to any maximum interest rate that may be applicable to any class of Floating Rate Securities, the interest rate applicable to any class of Floating Rate Securities will in no event be higher than the maximum rate permitted by applicable law, as the same may be modified by United States law of general application.

         Each Trust with respect to which a class of Floating Rate Securities will be issued will appoint, and enter into agreements with, a calculation agent (each, a "Calculation Agent") to calculate interest rates on each such class of Floating Rate Securities issued with respect thereto. The applicable Prospectus Supplement will set forth the identity of the Calculation Agent for each such class of Floating Rate Securities of a given series, which may be the Administrator, the Eligible Lender Trustee or the Indenture Trustee with respect to such series. All determinations of interest by the Calculation Agent shall, in the absence of manifest error, be conclusive for all purposes and binding on the holders of Floating Rate Securities of a given class. Unless otherwise specified in the applicable Prospectus Supplement, all percentages resulting from any calculation of the rate of interest on a Floating Rate Security will be rounded, if necessary, to the nearest 1/100,000 of 1% (.0000001), with five one-millionths of a percentage point rounded upward.

BOOK-ENTRY REGISTRATION

         Persons acquiring beneficial ownership interests in the Notes may hold their interests through DTC in the United States or Clearstream Banking, societe anonyme ("Clearstream") or The Euroclear System ("Euroclear") in Europe and persons acquiring beneficial ownership interests in the Certificates may hold their interests through DTC. Securities will be registered in the name of Cede as nominee for DTC. Clearstream and Euroclear will hold omnibus positions with respect to the Notes on behalf of Clearstream Participants and the Euroclear Participants, respectively, through customers' securities accounts in Clearstream's and Euroclear's name on the books of their respective depositaries (collectively, the "Depositories") which in turn will hold such positions in customers' securities accounts in the Depositories' names on the books of DTC.

         DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the UCC and a "clearing agency" registered pursuant to Section 17A of the Exchange Act. DTC was created to hold securities for its Participants and to facilitate the clearance and settlement of securities transactions between Participants through electronic book-entries, thereby eliminating the need for physical movement of certificates. "Participants" include securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants").

         Noteholders and Certificateholders (collectively, "Securityholders") that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, Securities held through DTC may do so only through Participants and Indirect Participants. In addition, Securityholders will receive all distributions of principal and interest from the related Indenture Trustee or the related Eligible Lender Trustee, as applicable (the "Applicable Trustee"), through Participants and Indirect Participants. Under a book-entry format, Securityholders may experience some delay in their receipt of payments, since such payments will be forwarded by the Applicable Trustee to DTC's nominee. DTC will forward

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

such payments to its Participants, which thereafter will forward them to Indirect Participants or Securityholders. Except for the Seller or the Depositor, as applicable, or an affiliate of the Seller or the Depositor, as applicable, with respect to any series of Securities, it is anticipated that the only "Securityholder," "Certificateholder" and "Noteholder" will be DTC's nominee. Securityholders will not be recognized by the Applicable Trustee as Noteholders or Certificateholders, as such terms are used in each Indenture and each Trust Agreement, respectively, and Securityholders will be permitted to exercise the rights of Securityholders only indirectly through DTC and its Participants.

         Transfers between DTC participants will occur in the ordinary way in accordance with DTC Rules. Transfers between Clearstream Participants and Euroclear Participants will occur in the ordinary way in accordance with their applicable rules and operating procedures.

         Because of time-zone differences, credits of securities received in Clearstream or Euroclear as a result of a transaction with a DTC Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear Participants or Clearstream Participants on such business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream Participant or a Euroclear Participant to a Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

         Cross-market transfers between persons holding Notes directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC Rules on behalf of the relevant European international clearing system by its Depository; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream Participants and Euroclear Participants may not deliver instructions directly to the Depositaries.

         Under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers of Securities among Participants on whose behalf it acts with respect to the Securities and to receive and transmit distributions of principal of, and interest on, the Securities. Participants and Indirect Participants with which Securityholders have accounts with respect to the Securities similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Securityholders. Accordingly, although Securityholders will not possess Securities, the Rules provide a mechanism by which Participants will receive payments and will be able to transfer their interests.

         Because DTC can only act on behalf of Participants, which in turn act on behalf of Indirect Participants and certain banks, the ability of a Securityholder to pledge Securities to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such Securities, may be limited due to the lack of a physical certificate for such Securities.

         Clearstream has advised that it is incorporated under the laws of the Grand Duchy of Luxembourg as a professional depositary. Clearstream holds securities for its participating organizations ("Clearstream Participants"). Clearstream facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, eliminating the need for physical movement of certificates. Clearstream provides to Clearstream Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a professional depositary, Clearstream is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector (CSSF). Clearstream Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Participant, either directly or indirectly.

         Distributions, to the extent received by the U.S. Depositary for Clearstream, with respect to the Notes held beneficially through Clearstream will be credited to cash accounts of Clearstream Participants in accordance with its rules and procedures.

         Euroclear has advised that it was created in 1968 to hold securities for its participants ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, eliminating the need for physical movement of certificates and eliminating any risk from lack of simultaneous transfers of securities and cash. Euroclear provides various other services, including securities lending and borrowing and interfaces with domestic markets in several countries. Euroclear is operated by Euroclear Bank S.A./NV (the "Euroclear Operator"), under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the "Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

         The Euroclear Operator has advised us that it is licensed by the Belgian Banking and Finance Commission to carry out banking activities on a global basis. As a Belgian bank, it is regulated and examined by the Belgian Banking Commission.

         Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating

Procedures of the Euroclear System, and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants and has no record of or relationship with persons holding through Euroclear Participants.

         Distributions, to the extent received by the U.S. Depositary for Euroclear, with respect to Notes held beneficially through Euroclear will be credited to the cash accounts of Euroclear Participants in accordance with the Terms and Conditions.

         In the event definitive Notes are issued a paying agent and transfer agent in Luxembourg (the "Luxembourg Paying and Transfer Agent") will be accepted. Holders of definitive Notes will be able to receive payments and effect transfers at the offices of the Luxembourg Paying and Transfer Agent.

         DTC has advised the Administrator that it will take any action permitted to be taken by a Securityholder under the related Indenture or the related Trust Agreement, as the case may be, only at the direction of one or more Participants to whose accounts with DTC the Securities are credited. DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of Participants whose holdings include such undivided interests.

         Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of interests in the Notes among Participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

         NONE OF THE TRUST, THE SELLER, THE DEPOSITOR, THE MASTER SERVICER, ANY SUB-SERVICERS, THE ADMINISTRATOR, THE ELIGIBLE LENDER TRUSTEE, THE INDENTURE TRUSTEE NOR THE UNDERWRITERS WILL HAVE ANY RESPONSIBILITY OR OBLIGATION TO ANY PARTICIPANTS, CLEARSTREAM PARTICIPANTS OR EUROCLEAR PARTICIPANTS OR THE PERSONS FOR WHOM THEY ACT AS NOMINEES WITH RESPECT TO (1) THE ACCURACY OF ANY RECORDS MAINTAINED BY DTC, CLEARSTREAM OR EUROCLEAR OR ANY PARTICIPANT, (2) THE PAYMENT BY DTC, CLEARSTREAM OR EUROCLEAR OR ANY PARTICIPANT OF ANY AMOUNT DUE TO ANY BENEFICIAL OWNER IN RESPECT OF THE PRINCIPAL AMOUNT OF OR INTEREST ON THE SECURITIES, (3) THE DELIVERY BY ANY PARTICIPANT, CLEARSTREAM PARTICIPANT OR EUROCLEAR PARTICIPANT OF ANY NOTICE TO ANY BENEFICIAL OWNER WHICH IS REQUIRED OR PERMITTED UNDER THE TERMS OF THE INDENTURE OR THE TRUST AGREEMENT TO BE GIVEN TO SECURITYHOLDERS OR (4) ANY OTHER ACTION TAKEN BY DTC AS THE SECURITYHOLDER.


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

DEFINITIVE SECURITIES

         Except with respect to the Certificates of a given series that may be purchased by the Seller or the Depositor, as applicable, or an affiliate of the Seller or the Depositor, as applicable, the Notes and the Certificates of a given series will be issued in fully registered, certificated form ("Definitive Notes" and "Definitive Certificates", respectively, and collectively referred to herein as "Definitive Securities") to Noteholders or Certificateholders or their respective nominees, rather than to DTC or its nominee, only if:

         (a) the related Administrator advises the Applicable Trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to the Securities and the Administrator is unable to locate a qualified successor,

         (b) the Administrator, at its option, elects to terminate the book-entry system through DTC, or

         (c) after the occurrence of an Event of Default or a Master Servicer Default, Securityholders representing at least a majority of the outstanding principal amount of the applicable class of Notes or the Certificates, as the case may be, of such series advise the Applicable Trustee through DTC in writing that the continuation of a book-entry system through DTC (or a successor thereto) with respect to the Notes of such class or Certificates of such series is no longer in the best interest of the holders of such Securities.

         Upon the occurrence of any event described in the immediately preceding paragraph, the Applicable Trustee will be required to notify all applicable Securityholders of a given series through Participants of the availability of Definitive Securities. Upon surrender by DTC of the Definitive Securities representing the corresponding Securities and receipt of instructions for re-registration, the Applicable Trustee will reissue such Securities as Definitive Securities to such Securityholders.

         Distributions of principal of, and interest on, such Definitive Securities will thereafter be made by the Applicable Trustee in accordance with the procedures set forth in the related Indenture or the related Trust Agreement, as the case may be, directly to holders of Definitive Securities in whose names the Definitive Securities were registered at the close of business on the applicable Record Date which will be the business day preceding each Distribution Date, unless otherwise specified in the related Prospectus Supplement (the "Record Date") specified for such Securities in the related Prospectus Supplement. Such distributions will be made by check mailed to the address of such holder as it appears on the register maintained by the Applicable Trustee. The final payment on any such Definitive Security, however, will be made only upon presentation and surrender of such Definitive Security at the office or agency specified in the notice of final distribution to applicable Securityholders.

         Definitive Securities will be transferable and exchangeable at the offices of the Applicable Trustee or of a registrar named in a notice delivered to holders of Definitive Securities. No service charge will be imposed for any registration of transfer or exchange, but

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

the Applicable Trustee may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

LIST OF SECURITYHOLDERS

         Three or more holders of Notes or one or more holders of Notes evidencing not less than 25% of the aggregate outstanding principal balance of such Notes may, by written request to the related Indenture Trustee, obtain access to the list of all Noteholders maintained by such Indenture Trustee for the purpose of communicating with other Noteholders with respect to their rights under the related Indenture or such Notes. Such Indenture Trustee may elect not to afford the requesting Noteholders access to the list of Noteholders if it agrees to mail the desired communication or proxy, on behalf and at the expense of the requesting Noteholders, to all Noteholders of such series.

         Three or more Certificateholders of such series or one or more holders of such Certificates evidencing not less than 25% of the Certificate Balance of such Certificates may, by written request to the related Eligible Lender Trustee, obtain access to the list of all Certificateholders for the purpose of communicating with other Certificateholders with respect to their rights under the related Trust Agreement or under such Certificates.

REPORTS TO SECURITYHOLDERS

         With respect to each series of Securities, on each Distribution Date, the Applicable Trustee will provide to Securityholders of record as of the related Record Date a statement setting forth substantially the same information as is required to be provided on the periodic report provided to the related Indenture Trustee and the related Trust described under "Description of the Transfer and Servicing Agreements - Statements to Indenture Trustee and Trust." Such statements will be filed with the Commission during the period required by Rule 15d-1 under the Exchange Act and will not be filed with the Commission thereafter. The statements provided to Securityholders will not constitute financial statements prepared in accordance with generally accepted accounting principles.

         Unless and until Definitive Notes or Definitive Certificates are issued, quarterly and annual unaudited reports containing information concerning the Student Loans will be prepared by Key Bank USA, National Association and sent on behalf of the related Trust only to Cede, as nominee of DTC and registered holder of the Notes and the Certificates, but will not be sent to any beneficial holder of the Securities.

         Within the prescribed period of time for tax reporting purposes after the end of each calendar year during the term of each Trust, the Applicable Trustee will mail to each person who at any time during such calendar year was a Securityholder with respect to such Trust and received any payment thereon, a statement containing certain information for the purposes of such Securityholder's preparation of federal income tax returns. See "Income Tax Consequences."


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

              DESCRIPTION OF THE TRANSFER AND SERVICING AGREEMENTS

GENERAL

         The following is a summary of the material terms of each Sale and Servicing Agreement (each a "Sale and Servicing Agreement"), pursuant to which the related Eligible Lender Trustee on behalf of a Trust will purchase Student Loans from the Seller or the Depositor, as applicable, and the Master Servicer will (or will cause the related Sub-Servicers to) service the same; each Administration Agreement, pursuant to which the Administrator will undertake certain administrative duties with respect to a Trust and the Student Loans; each Trust Agreement, pursuant to which a Trust will be created and the related Certificates will be issued; and one or more student loan transfer agreements (each a "Student Loan Transfer Agreement"), pursuant to which, when the Depositor is selling the Student Loans relating to any given series, the Depositor will purchase such Student Loans from the Seller and/or one or more affiliates of the Seller to the extent specified in the related Prospectus Supplement (collectively, the "Transfer and Servicing Agreements"). A form of the Sale and Servicing Agreement has been filed as an exhibit to the Registration Statement of which this Prospectus is a part. Following the closing of a given series, a Form 8-K will be filed with the Commission containing copies of each of the Transfer and Servicing Agreements for the related series. This summary does not purport to be complete and is qualified in its entirety by reference to all of the provisions of the related Transfer and Servicing Agreements.

         In addition, and if so provided in the related Prospectus Supplement, the Master Servicer may directly assume servicing responsibilities for some or all of a pool of Financed Student Loans without a sub-servicer, or the related Trust may contract directly with one or more Sub-Servicers, pursuant to the related Sale and Servicing Agreement, to perform all of the requisite servicing responsibilities with respect to the related pool of Financed Student Loans without the appointment of a master servicer, on the terms and conditions set forth herein and therein.

         Notwithstanding the foregoing, and if so provided in the related Prospectus Supplement, KBUSA may also choose not to act as Master Servicer with respect to a Trust. In such instance, the related Sub-Servicer (or Sub-Servicers) will enter into the Sale and Servicing Agreement, as servicer (or servicers), with the related Trust directly and will undertake to perform all of the obligations and responsibilities of the Master Servicer set forth herein and in the related Prospectus Supplement with respect to the Student Loans it is responsible for servicing on the terms and conditions set forth in the related Prospectus Supplement and such Sale and Servicing Agreement.

SALE OF STUDENT LOANS; REPRESENTATIONS AND WARRANTIES

         On or prior to the Closing Date specified with respect to any given Trust in the related Prospectus Supplement (the "Closing Date"), the Depositor and/or the Seller, as applicable, will sell and assign to the related Eligible Lender Trustee on behalf of such Trust, without recourse, except as provided in the Student Loan Transfer Agreement and/or the Sale and Servicing Agreement, as applicable, its respective, entire interest in the Student Loans, all collections received and to be received with respect thereto for the period on and after the Cutoff Date and all the Assigned Rights pursuant to the Sale and Servicing Agreement. Each Student Loan will

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

be identified in a schedule appearing as an exhibit to such Sale and Servicing Agreement. Each Eligible Lender Trustee will, concurrently with such sale and assignment, execute, authenticate and deliver the related Certificates and Notes. The net proceeds received from the sale of the related Notes and Certificates will be applied to the purchase of the Student Loans.

         In each Sale and Servicing Agreement, the Depositor and/or the Seller and/or with respect to those Student Loans purchased from one or more affiliates of the Seller, the Master Servicer (or such other entity specified in the related Prospectus Supplement), as applicable, will make certain representations and warranties with respect to the Student Loans to a Trust for the benefit of the Certificateholders and the Noteholders of a given series, including, among other things, that:

         o each Student Loan, on the date on which it is transferred to such Trust, is free and clear of all security interests, liens, charges and encumbrances and no offsets, defenses or counterclaims with respect thereto have been asserted or threatened;

         o the information provided with respect to the Student Loans is true and correct as of the Cutoff Date; and

         o each Student Loan, at the time it was originated, complied and, at the Closing Date, complies in all material respects with applicable federal and state laws (including, without limitation, the Higher Education Act) and applicable restrictions imposed by the Programs or any Guarantee Agreement.

         Following the discovery by or notice to the Seller, the Master Servicer (or such other entity specified in the related Prospectus Supplement), or the Depositor, as applicable, of a breach of any representation or warranty with respect to any Student Loan that materially and adversely affects the interests of the related Certificateholders or the Noteholders in such Student Loan (it being understood that any such breach that does not affect any Guarantor's obligation to guarantee payment of such Student Loan will not be considered to have such a material adverse effect), the Seller will (or the Depositor shall cause the Seller or the Master Servicer (or such other entity specified in the related Prospectus Supplement), as applicable, to), unless such breach is cured within 60 days, repurchase such Student Loan from the related Eligible Lender Trustee, as of the first day following the end of such 60-day period that is the last day of a Collection Period (as such term is defined in the related Prospectus Supplement, the "Collection Period") at a price equal to the unpaid principal balance owed by the applicable borrower plus accrued interest thereon to the day of repurchase (the "Purchase Amount"). In addition, the Seller will (or the Depositor shall cause the Seller or the Master Servicer (or such other entity specified in the related Prospectus Supplement), as applicable, to) reimburse the related Trust with respect to a Federal Loan for any accrued interest amounts that a Federal Guarantor refuses to pay pursuant to its Guarantee Agreement due to, or for any Interest Subsidy Payments and Special Allowance Payments that are lost or that must be repaid to the Department as a result of, a breach of any such representation or warranty by the Seller, the Master Servicer (or such other entity specified in the related Prospectus Supplement), or the Depositor, as applicable. The repurchase and reimbursement obligations of the Seller, the Master Servicer (or such other entity specified in the related Prospectus Supplement), or the Depositor, as applicable, will constitute the sole remedy available to or on behalf of the related Trust, the Certificateholders or the Noteholders for any such uncured breach. The Seller's, the Master Servicer's or the Depositor's, as applicable, repurchase and reimbursement obligations are contractual obligations pursuant to the Sale and Servicing Agreement that may be enforced against the Seller, the Master Servicer (or such other entity specified in the related Prospectus Supplement), or the Depositor, as applicable, but the breach of which will not constitute an Event of Default.

         To assure uniform quality in servicing and to reduce administrative costs, the Master Servicer will appoint each Sub-Servicer the custodian of the promissory notes representing the Student Loans which such Sub-Servicer is servicing and any other related documents on behalf of the Master Servicer with respect to each Trust. The Seller's and/or the Depositor's, as applicable, the Master Servicer's and the Sub-Servicers' records and computer systems will reflect the sale and assignment by the Seller or the Depositor, as applicable, of the Student Loans to the related Eligible Lender Trustee on behalf of the related Trust, and UCC financing statements reflecting such sale and assignment will be filed.

ADDITIONAL FUNDINGS

         In the case of a Trust having a Pre-Funding Account or an Escrow Account, such Trust will use funds on deposit in such account from time to time during the related Funding Period or Revolving Period, respectively, (x) to make interest payments to Noteholders and Certificateholders in lieu of collections of interest on certain of the Student Loans to the extent such interest is not paid currently but is capitalized and added to the principal balance of such Student Loans and (y) to fund the addition of Student Loans to the Trust under the circumstances and having the characteristics described in the related Prospectus Supplement ("Additional Fundings"). Such additional Student Loans may be purchased by the Trust from the Seller or the Depositor, as applicable, or may be originated by the Trust, if and to the extent specified in the related Prospectus Supplement.

         There can be no assurance that substantially all of the amounts on deposit in any Pre-Funding Account or Escrow Account will be expended during the related Funding Period or Revolving Period, respectively. If the amount initially deposited into a Pre-Funding Account or an Escrow Account for a series has not been reduced to zero by the end of the related Funding Period or Revolving Period, respectively, the amounts remaining on deposit therein will be distributed to the related Securityholders in the amounts described in the related Prospectus Supplement.

         If and to the extent specified in the related Prospectus Supplement, the related Trust may use distributions on the Student Loans, or may exchange Student Loans with the Seller or the Depositor, as applicable, in order to pay for Additional Fundings after any Funding Period or Revolving Period.

ACCOUNTS

         With respect to each Trust, and to the extent provided in the related Prospectus Supplement, the Administrator will establish and maintain one or more accounts entitled the "Collection Account", the "Pre-Funding Account", the "Escrow Account", the "Cap Account," the "Demand Deposit Account," the "Negative Carry Account" and the "Reserve Account"

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

(collectively, the "Trust Accounts"), in the name of the Indenture Trustee on behalf of the Noteholders and the Certificateholders.

         For any series of Securities, funds in the Trust Accounts will be invested as provided in the related Sale and Servicing Agreement in Eligible Investments. "Eligible Investments" are generally limited to short-term U.S. government backed securities, certain highly rated commercial paper and money market funds and other investments acceptable to the Rating Agencies as being consistent with the rating of the Securities. Subject to certain conditions, Eligible Investments may include securities or other obligations issued by the Seller or its affiliates, or trusts originated by the Seller or its affiliates, or shares of investment companies for which the Seller or its affiliates may serve as the investment advisor. Eligible Investments are limited to obligations or securities that mature not later than the business day immediately preceding the next Distribution Date. Investment earnings on funds deposited in the Trust Accounts, net of losses and investment expenses (collectively, "Investment Earnings"), will be deposited in the Collection Account on each Distribution Date and will be treated as collections of interest on the related Student Loans.

         The Trust Accounts will be maintained as Eligible Deposit Accounts. "Eligible Deposit Account" means either (a) a segregated account with an Eligible Institution or (b) a segregated trust account with the corporate trust department of a depository institution organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank), having corporate trust powers and acting as trustee for funds deposited in such account, so long as any of the securities of such depository institution have a credit rating from each Rating Agency in one of its generic rating categories which signifies investment grade. Any such accounts may be maintained with the Seller or any of its affiliates, if such accounts meet the requirements described in clause (a) of the preceding sentence. "Eligible Institution" means a depository institution (which may be, without limitation, the Seller or an affiliate thereof, or the Indenture Trustee or an affiliate thereof) organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank), which has a long-term unsecured debt rating acceptable and/or a short-term unsecured debt rating or certificate of deposit rating acceptable to the Rating Agencies, and the deposits of which are insured by the Federal Deposit Insurance Corporation (the "FDIC").

SERVICING PROCEDURES

         Pursuant to each Sale and Servicing Agreement, the Master Servicer will agree to service, and perform all other related tasks with respect to, all the Student Loans acquired from time to time on behalf of each Trust. So long as no claim is being made against a Guarantor for any Student Loan, the Master Servicer will designate the related Sub-Servicer to hold as custodian on its behalf and on behalf of the Trust, the notes evidencing, and other documents relating to, that Student Loan. Pursuant to the related Sale and Servicing Agreement, the Master Servicer is responsible for performing all services and duties customary to the servicing of Student Loans (including all collection practices), and to do so (or to cause the Sub-Servicers to do so) with reasonable care and in compliance with, and to otherwise comply with, all standards and procedures provided for in the Higher Education Act, the Guarantee Agreements and all other applicable federal and state laws. Notwithstanding the foregoing, the Master Servicer may designate one or more Sub-Servicers to perform some or all of the requisite duties listed above;

provided, however, that irrespective of the performance or non-performance by a Sub-Servicer, the Master Servicer shall not be relieved of its responsibilities and obligations under the Sale and Servicing Agreement.

         Without limiting the foregoing, the duties of the Master Servicer (any or all of which may be delegated by the Master Servicer to a Sub-Servicer) with respect to each Trust under the related Sale and Servicing Agreement will include, but not be limited to, the following: collecting and depositing into the Collection Account (or in the event that daily deposits are not required, paying to the Administrator) all payments, including claiming and obtaining any Guarantee Payments, but excluding such tasks with respect to any Interest Subsidy Payments and Special Allowance Payments with respect to the Student Loans (as to which the Administrator and the Eligible Lender Trustee will perform, see "-- Administrator" below, responding to inquiries from borrowers under the Student Loans, investigating delinquencies and sending out statements, payment coupons and tax reporting information to borrowers. Notwithstanding the foregoing, if any of the foregoing activities requires any consents, approvals or licenses under the Higher Education Act or otherwise, the Master Servicer shall designate one or more Sub-Servicers that possess such required consents, approvals and licenses to perform some or all of the requisite duties listed above; provided, however, that irrespective of the performance or non-performance by such Sub-Servicer, the Master Servicer shall be responsible for any failure of a Sub-Servicer to perform such activities. In addition, the Master Servicer will (or will cause each Sub-Servicer to) keep ongoing records with respect to such Student Loans and collections thereon and will furnish quarterly and annual statements with respect to such information to the Administrator, in accordance with the Master Servicer's or such Sub-Servicer's customary servicing practices, as applicable, with respect to Student Loans and as otherwise required in the related Sale and Servicing Agreement.

PAYMENTS ON STUDENT LOANS

         With respect to each Trust, except as provided below, the Master Servicer will (or will cause each Sub-Servicer to) deposit all payments on Student Loans (from whatever source), and all proceeds of Student Loans collected by it during each Collection Period into the Collection Account within two business days of receipt thereof. Except as provided below, the Eligible Lender Trustee will deposit all Interest Subsidy Payments and all Special Allowance Payments with respect to the Student Loans received by it during each Collection Period into the Collection Account within two business days of receipt thereof.

         However, in the event that KBUSA satisfies certain requirements for quarterly remittances and the Rating Agencies affirm their ratings of the Notes and the Certificates of each series at the initial level, then so long as KBUSA is the Administrator and provided that (x) there exists no Administrator Default and (y) each other condition to making quarterly deposits as may be specified by the Rating Agencies is satisfied, the Eligible Lender Trustee and the Master Servicer will (and the Master Servicer will cause each Sub-Servicer to) pay all the amounts referred to in the preceding paragraph that would otherwise be deposited into the Collection Account to the Administrator, and the Administrator will not be required to deposit such amounts into the Collection Account until on or before the business day immediately preceding each Monthly Servicing Payment Date (as such term is defined in the related Prospectus Supplement, the "Monthly Servicing Payment Date") (to the extent of the Master Servicing Fee payable on such

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

date) and on or before the business day immediately preceding each Distribution Date (to the extent of the remainder of such amounts). In such event, the Administrator will deposit the aggregate Purchase Amount of each Student Loans repurchased by the Seller (or by the Seller at the direction of the Depositor, if applicable) and purchased by the Master Servicer (or a Sub-Servicer) into the Collection Account on or before the business day preceding each Distribution Date. Pending deposit into the Collection Account, collections may be invested by the Administrator at its own risk and for its own benefit, and will not be segregated from funds of the Administrator.

MASTER SERVICER COVENANTS

         With respect to each Trust, the Master Servicer will covenant in the related Sale and Servicing Agreement that:

         (a) it will (or will cause each Sub-Servicer to) duly satisfy all obligations on its part to be fulfilled under or in connection with the Student Loans, maintain in effect all qualifications required in order to service the Student Loans and comply in all material respects with all requirements of law in connection with servicing the Student Loans, the failure to comply with which would have a materially adverse effect on the related Certificateholders or Noteholders;

         (b) it will not permit (nor will it allow any Sub-Servicer to permit) any rescission or cancellation of a Student Loan except as ordered by a court of competent jurisdiction or other government authority or as otherwise consented to by the related Eligible Lender Trustee and the related Indenture Trustee;

         (c) it will do nothing to (nor will it permit any Sub-Servicer to) impair the rights of the related Certificateholders and the related Noteholders in the Student Loans; and

         (d) it will not (nor will it permit any Sub-Servicer to) reschedule, revise, defer or otherwise compromise with respect to payments due on any Student Loan except pursuant to any applicable deferral or forbearance periods or otherwise in accordance with its guidelines for servicing student loans in general and those of the Seller in particular and any applicable Program requirements.

         If specified in the related Prospectus Supplement, certain incentive programs currently or hereafter made available by the Seller to borrowers may also be made available by the Master Servicer (or a Sub-Servicer) to borrowers with Financed Student Loans and if an incentive program is not in existence as of the date of the related Prospectus Supplement or not described in such Prospectus Supplement, then any such incentive program that effectively reduces borrower payments on Financed Student Loans and, with respect to Financed Federal Loans, is not required by the Higher Education Act, will be applicable to the Financed Student Loans only if and to the extent that the Master Servicer (or a Sub-Servicer) receives payment on behalf of the Trust from the Seller or the Depositor, as applicable, in an amount sufficient to offset such effective yield reductions. See "The Student Loan Financing Business - Incentive Programs" herein.

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         Under the terms of the related Sale and Servicing Agreement, unless otherwise specified in the related Prospectus Supplement, if the Seller, the Depositor, or the Master Servicer, as applicable, discovers, or receives written notice, that any covenant of Master Servicer set forth above has not been complied with by the Master Servicer in all material respects and such noncompliance has not been cured within 60 days thereafter and has a materially adverse effect on the interest of the related Certificateholders or Noteholders in any Student Loan (it being understood that any such breach that does not affect any Guarantor's obligation to guarantee payment of such Student Loan will not be considered to have such a material adverse effect), unless such breach is cured, the Master Servicer will purchase such Student Loan as of the first day following the end of such 60-day period that is the last day of a Collection Period. In that event, the Master Servicer will be obligated to deposit into the Collection Account an amount equal to the Purchase Amount of such Student Loan and the related Trust's interest in any such purchased Student Loan will be automatically assigned to the Master Servicer. In addition, the Master Servicer will reimburse the related Trust with respect to any Federal Loan for any accrued interest amounts that a Federal Guarantor refuses to pay pursuant to its Guarantee Agreement due to, or for any Interest Subsidy Payments and Special Allowance Payments that are lost or that must be repaid to the Department as a result of, a breach of any such covenant of the Master Servicer.

MASTER SERVICING COMPENSATION

         With respect to any Trust, the Master Servicer will be entitled to receive a servicing fee monthly in an amount in the aggregate equal to a specified amount per annum of the Pool Balance as of the last day of the preceding calendar month as set forth in the related Prospectus Supplement and, if applicable, certain one-time fixed fees for each Student Loan, together with other administrative fees, late fees and similar charges specified in the related Prospectus Supplement as compensation for performing the functions as servicers for the related Trust described above (the "Master Servicing Fee"). The Master Servicing Fee (together with any portion of the Master Servicing Fee that remains unpaid from prior Distribution Dates) will be paid as specified in the applicable Prospectus Supplement.

         The Master Servicing Fee will compensate the Master Servicer for performing (or causing the Sub-Servicers to perform) the functions of third party servicers of student loans as agents for their beneficial owner, including collecting and posting all payments, responding to inquiries of borrowers on the Student Loans, investigating delinquencies, pursuing, filing and collecting any Guarantee Payments, accounting for collections and furnishing monthly and annual statements to the Administrator. The Master Servicing Fee also will reimburse the Master Servicer for certain taxes, accounting fees, outside auditor fees, data processing costs and other costs incurred by the Master Servicer or the Sub-Servicers in connection with administering the Student Loans. The monthly fees of the Sub-Servicers will be paid solely by the Master Servicer pursuant to the terms of the applicable Sub-Servicing Agreement.

         If provided in the related Prospects Supplement, in the event of (x) any sale of the Student Loans on behalf of the Trust to any person (other than the Seller or the Depositor, as applicable, the Master Servicer, the Administrator, or the Sub-Servicers) in which the purchaser elects to deconvert the Student Loans and not retain the applicable Sub-Servicer as the servicer of such Student Loans, or (y) any termination of the applicable Sub-Servicer of the Student Loans, except for any termination for cause or as a result of any unremedied defaults by the applicable Sub-

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

Servicer, the Trust shall pay to the Master Servicer, as a part of the Master Servicing Fee, a deconversion fee per loan based on the status of the loan at the time of deconversion, in the amount set forth in the related Prospectus Supplement, but only to the extent that the Master Servicer is so obligated to the applicable Sub-Servicer.

DISTRIBUTIONS

         With respect to each series of Securities, beginning on the Distribution Date specified in the related Prospectus Supplement, distributions of principal and interest on each class of such Securities entitled thereto will be made by the applicable Trustee to the Noteholders and the Certificateholders of such series. The timing, calculation, allocation, order, source, priorities of and requirements for all payments to each class of Noteholders and all distributions to each class of Certificateholders of such series will be set forth in the related Prospectus Supplement.

         With respect to each Trust, collections on the related Student Loans will be distributed from the Collection Account on each Distribution Date to Noteholders and Certificateholders to the extent provided in the related Prospectus Supplement. Credit and cash flow enhancement, such as a Reserve Account, will be available to cover any shortfalls in the amount available for distribution on such date to the extent specified in the related Prospectus Supplement. As more fully described in the related Prospectus Supplement, and unless otherwise specified therein, distributions in respect of principal and/or interest of a class of Securities of a given series will be subordinate to distributions in respect of interest on one or more other classes of such series, and distributions in respect of the Certificates of such series may be subordinate to payments in respect of the Notes of such series.

CREDIT AND CASH FLOW ENHANCEMENT

         General. The amounts and types of credit enhancement arrangements and the provider thereof, if applicable, with respect to each class of Securities of a given series, if any, will be set forth in the related Prospectus Supplement. If and to the extent provided in the related Prospectus Supplement, credit enhancement may be in the form of subordination of one or more classes of Securities, Reserve Accounts, over-collateralization, letters of credit, credit or liquidity facilities, surety bonds, guaranteed investment contracts, repurchase obligations, interest rate swaps, interest rate caps, interest rate floors, currency swaps, other agreements with respect to third party payments or other support, cash deposits or such other arrangements as may be described in the related Prospectus Supplement or any combination of two or more of the foregoing. If specified in the applicable Prospectus Supplement, credit enhancement for a class of Securities may cover one or more other classes of Securities of the same series, and credit enhancement for a series of Securities may cover one or more other series of Securities.

         The presence of a Reserve Account and other forms of credit enhancement for the benefit of any class or series of Securities is intended to enhance the likelihood of receipt by the Securityholders of such class or series of the full amount of principal and interest due thereon and to decrease the likelihood that such Securityholders will experience losses. The credit enhancement for a class or series of Securities generally will not provide protection against all risks of loss and will not guarantee repayment of the entire principal balance and interest thereon. If losses occur which exceed the amount covered by any credit enhancement or which are not


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

covered by any credit enhancement, Securityholders of any class or series will bear their allocable share of deficiencies, as described in the related Prospectus Supplement. In addition, if a form of credit enhancement covers more than one series of Securities, Securityholders of any such series will be subject to the risk that such credit enhancement will be exhausted by the claims of Securityholders of other series.

         Reserve Account. If so provided in the related Prospectus Supplement, pursuant to the related Sale and Servicing Agreement, the Seller or the Depositor, as applicable, will establish for a series or class of Securities a Reserve Account, as specified in the related Prospectus Supplement, which will be maintained in the name of the applicable Indenture Trustee. Unless otherwise provided in the related Prospectus Supplement, the Reserve Account will be funded by an initial deposit by the Seller or the Depositor, as applicable, on the Closing Date in the amount set forth in the related Prospectus Supplement. As further described in the related Prospectus Supplement, the amount on deposit in the Reserve Account will be increased on each Distribution Date thereafter up to the Specified Reserve Account Balance by the deposit therein of the amount of collections on the related Student Loans remaining on each such Distribution Date after the payment of all other required payments and distributions on such date. Amounts in the Reserve Account will be available to cover shortfalls in amounts due to the holders of those classes of Securities specified in the related Prospectus Supplement in the manner and under the circumstances specified therein. The related Prospectus Supplement will also specify to whom and the manner and circumstances under which amounts on deposit in the Reserve Account (after giving effect to all other required distributions to be made by the applicable Trust) in excess of the Specified Reserve Account Balance will be distributed.

         The Reserve Account is intended to enhance the likelihood of timely receipt by the holders of Notes and the holders of Certificates of the full amount of interest due them and to decrease the likelihood that such holders will experience losses. In certain circumstances, however, the Reserve Account could be depleted.

STATEMENTS TO INDENTURE TRUSTEE AND TRUST

         Prior to each Distribution Date with respect to each series of Securities, the Administrator (based on the periodic statements and other information provided to it by the Master Servicer or the Sub-Servicers) will provide to the Indenture Trustee and the Trust, as of the close of business on the last day of the preceding Collection Period, a statement which will include the following information (and any other information so specified in the related Prospectus Supplement) with respect to such Distribution Date or the preceding Collection Period as to the Notes and the Certificates of such series, to the extent applicable:

              1. the amount of the distribution allocable to principal of each class of Securities;

              2. the amount of the distribution allocable to interest on each class of Securities;


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

              3. the amount of the distribution, if any, allocable to any Interest Index Carryover together with the outstanding amount, if any, thereof after giving effect to any such distribution;

              4. the Pool Balance as of the close of business on the last day of the preceding Collection Period, after giving effect to payments allocated to principal reported as described in clause (1.) above;

              5. the aggregate outstanding principal balance of each class of Notes, the Certificate Balance and each Pool Factor as of such Distribution Date, after giving effect to payments allocated to principal reported under clause (1.) above;

              6. the amount of the Master Servicing Fee and any Excess Master Servicing Fee paid to the Master Servicer and the amount of the Administration Fee paid to the Administrator with respect to such Collection Period;

              7. the Interest Rate or Pass-Through Rate applicable for any class of Notes or Certificates of such series with variable or adjustable rates;

              8. the amount of the aggregate realized losses, if any, for such Collection Period and the balance of Student Loans that are delinquent in each delinquency period as of the end of such Collection Period;

              9. the Certificateholders' Index Carryover Shortfall, the Noteholders' Index Carryover Shortfall, the Noteholders' Interest Carryover Shortfall, the Noteholders' Principal Carryover Shortfall, the Certificateholders' Interest Carryover Shortfall and the Certificateholders' Principal Carryover Shortfall (each as defined in the related Prospectus Supplement), if any, in each case as applicable to each class of Securities, and the change in such amounts from the preceding statement;

              10. the aggregate Purchase Amounts for Student Loans, if any, that were purchased in such Collection Period;

              11. the balance of the Reserve Account (if any) on such Distribution Date, after giving effect to changes therein on such Distribution Date;

              12. for Distribution Dates during the Funding Period (if any), the remaining Pre-Funded Amount (as such term is defined in the related Prospectus Supplement, the "Pre-Funded Amount") on such Distribution Date, after giving effect to changes therein during the related Collection Period or for each Distribution date during the Revolving Period (if any), the amount on deposit in the Escrow Account; and

              13. the aggregate amount of TERI Guarantee Payments deposited into the Collection Account (net of certain specified amounts) expressed as a percentage of the Initial Pool Balance.


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

Each amount set forth pursuant to subclauses (1), (2) (5) and (6) with respect to the Notes or the Certificates of any series will be expressed as a dollar amount per $1,000 of the initial principal amount of such Notes or the initial Certificate Balance of such Certificates, as applicable.

EVIDENCE AS TO COMPLIANCE

         Each Sale and Servicing Agreement will provide that a firm of independent public accountants will furnish to the Trust and the Indenture Trustee annually a statement (based on a limited examination of certain documents and records and on such accounting and auditing procedures considered appropriate under the circumstances) as to compliance by the Master Servicer and the Sub-Servicers during the preceding calendar year (or, in the case of the first such certificate, the period from the applicable Closing Date) with certain standards under the related Sale and Servicing Agreement relating to the servicing of the Student Loans.

         Each Sale and Servicing Agreement will further provide that a firm of independent public accountants (which may be the same firm referred to in the immediately preceding paragraph) will furnish to the Trust and the Indenture Trustee annually a statement (based on the examination of certain documents and records and on such accounting and auditing procedures considered appropriate under the circumstances) as to compliance by the Administrator during the preceding calendar year (or, in the case of the first such certificate, the period from the applicable Closing Date) with all applicable standards under the related Sale and Servicing Agreement and the Administration Agreement relating to the administration of the Trust and the Student Loans.

         Each Sale and Servicing Agreement will also provide for delivery to the Trust and the Indenture Trustee, concurrently with the delivery of each statement of compliance referred to above, of a certificate signed by an officer of the Master Servicer or the Administrator, as the case may be, stating that, to his knowledge, the Master Servicer or the Administrator, as the case may be, has fulfilled its obligations under the Sale and Servicing Agreement throughout the preceding calendar year (or, in the case of the first such certificate, the period from the applicable Closing Date) or, if there has been a default in the fulfillment of any such obligation, describing each such default. Each of the Master Servicer, the Administrator and the Sub-Servicers will agree to give the Indenture Trustee and the Eligible Lender Trustee notice of certain Master Servicer Defaults and Administrator Defaults under the Sale and Servicing Agreement.

         Copies of such statements and certificates may be obtained by Securityholders by a request in writing addressed to the Applicable Trustee.

CERTAIN MATTERS REGARDING THE MASTER SERVICER AND THE SUB-SERVICERS

         Each Sale and Servicing Agreement will provide that the Master Servicer may not resign from its obligations and duties as Master Servicer thereunder, except upon determination that the Master Servicer's performance of such duties is no longer permissible under applicable law. No such resignation will become effective until the related Indenture Trustee or a successor servicer has assumed such Master Servicer's servicing obligations and duties under the Sale and Servicing Agreement.

         Each Sub-Servicing Agreement will provide that the Sub-Servicer may not resign from its obligations and duties as Sub-Servicer thereunder without the consent of the Master Servicer,

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

except upon determination that a Sub-Servicer's performance of such duties is no longer permissible under applicable law. No such resignation will become effective until the Master Servicer, the related Indenture Trustee or a successor servicer has assumed such Sub-Servicer's servicing obligations and duties under the Sub-Servicing Agreement. The Master Servicer may remove a Sub-Servicer at its discretion and either may undertake such servicing responsibilities itself or substitute one or more new Sub-Servicers, with the consent, but only to the extent provided in the related Prospectus Supplement and required by the related Sale and Servicing Agreement, of the Eligible Lender Trustee and each Rating Agency; provided, however, the Master Servicer shall be solely responsible for any termination payments due to such removed Sub-Servicer.

         Each Sale and Servicing Agreement will further provide that neither the Master Servicer nor any of its directors, officers, employees or agents will be under any liability to the related Trust or the related Noteholders or Certificateholders for taking any action or for refraining from taking any action pursuant to the related Sale and Servicing Agreement, or for errors in judgment; provided, however, that, unless otherwise limited in the related Prospectus Supplement, neither the Master Servicer nor any such person will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of the Master Servicer's duties thereunder or by reason of reckless disregard of its obligations and duties thereunder. In addition, each Sale and Servicing Agreement will provide that the Master Servicer is under no obligation to appear in, prosecute, or defend any legal action that is not incidental to its servicing responsibilities under such Sale and Servicing Agreement and that, in its opinion, may cause it to incur any expense or liability.

         Under the circumstances specified in each Sale and Servicing Agreement, any entity into which the Master Servicer may be merged or consolidated, or any entity resulting from any merger or consolidation to which the Master Servicer is a party, or any entity succeeding to the business of the Master Servicer, which corporation or other entity in each of the foregoing cases assumes the obligations of the Master Servicer, will be the successor of the Master Servicer under such Sale and Servicing Agreement; and under the circumstances specified in each Sub-Servicing Agreement, any entity into which a Sub-Servicer may be merged or consolidated, or any entity resulting from any merger or consolidation to which the Sub-Servicer is a party, or any entity succeeding to the business of the Sub-Servicer, which corporation or other entity in each of the foregoing cases assumes the obligations of the Sub-Servicer, will be the successor of the Sub-Servicer under such Sub-Servicing Agreement.

MASTER SERVICER DEFAULT; ADMINISTRATOR DEFAULT

         Except as otherwise provided in the related Prospectus Supplement, a "Master Servicer Default" under each Sale and Servicing Agreement will consist of:

         (1) any failure by the Master Servicer to deliver (or to cause a Sub-Servicer to deliver) to the Indenture Trustee for deposit in any of the Trust Accounts (or, in the event that daily deposits into the Collection Account are not required, to the Administrator) any collections, Guarantee Payments or other amounts received with respect to the Student Loans, which failure continues unremedied for three business days after written notice from the Indenture Trustee or the Eligible

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              Lender Trustee is received by the Master Servicer or after discovery by the Master Servicer;

         (2) any failure by the Master Servicer to duly observe or perform in any material respect any other covenant or agreement in the related Sale and Servicing Agreement, which failure materially and adversely affects the rights of Noteholders or Certificateholders and which continues unremedied for 60 days after the giving of written notice of such failure (x) to the Master Servicer by the Indenture Trustee, the Eligible Lender Trustee, the Master Servicer or the Administrator or (y) to the Master Servicer and to the Indenture Trustee and the Eligible Lender Trustee by holders of Notes or Certificates, as applicable, evidencing not less than 25% in principal amount of the outstanding Notes or Certificates;

         (3) certain events of insolvency, readjustment of debt, marshaling of assets and liabilities, or similar proceedings with respect to the Master Servicer and certain actions by the Master Servicer indicating its insolvency, reorganization pursuant to bankruptcy proceedings or inability to pay its obligations; and

         (4) failure by the Master Servicer to comply with any requirements under the Higher Education Act resulting in a loss of its eligibility as a third-party servicer.

         Except as otherwise provided in the related Prospectus Supplement, "Administrator Default" under each Sale and Servicing Agreement or each Administration Agreement will consist of

         (1) (A) in the event that daily deposits into the Collection Account are not required, any failure by the Administrator to deliver to the Indenture Trustee for deposit in any of the Trust Accounts any required payment on or before the business day prior to any monthly servicing payment date or Distribution Date, as applicable, or (B) any failure by the Administrator to direct the Indenture Trustee to make any required distributions from any of the Trust Accounts on any monthly servicing payment date or any Distribution Date, which failure in case of either clause (A) or
              (B) continues unremedied for three business days after written notice from the Indenture Trustee or the Eligible Lender Trustee is received by the Administrator or after discovery by the Administrator;

         (2) any failure by the Administrator duly to observe or perform in any material respect any other covenant or agreement in each Administration Agreement or each Sale and Servicing Agreement which failure materially and adversely affects the rights of Noteholders or Certificateholders and which continues unremedied for 60 days after the giving of written notice of such failure (x) to the Administrator by the Indenture Trustee or the Eligible Lender Trustee or (y) to the Administrator, the Master Servicer and to the Indenture Trustee and the Eligible Lender Trustee by holders of Notes or Certificates, as applicable, evidencing not less than 25% in principal amount of the outstanding Notes or Certificates; and

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


         (3) certain events of insolvency, readjustment of debt, marshaling of assets and liabilities, or similar proceedings with respect to the Administrator and certain actions by the Administrator indicating its insolvency or inability to pay its obligations.

RIGHTS UPON MASTER SERVICER DEFAULT AND ADMINISTRATOR DEFAULT

         As long as a Master Servicer Default under a Sale and Servicing Agreement or an Administrator Default under a Sale and Servicing Agreement or an Administration Agreement, as the case may be, remains unremedied, the Indenture Trustee or holders of the specified senior class(es) of Notes evidencing not less than 25% in aggregate outstanding principal amount of such specified senior class(es) of Notes may terminate all the rights and obligations of the Master Servicer under such Sale and Servicing Agreement and/or the Administrator under such Sale and Servicing Agreement or such Administration Agreement, as the case may be, whereupon a successor servicer or administrator appointed by the related Indenture Trustee, or such Indenture Trustee, will succeed to all of the responsibilities, duties and liabilities of the applicable Master Servicer under such Sale and Servicing Agreement or the Administrator under such Sale and Servicing Agreement and such Administration Agreement, as the case may be, and will be entitled to similar compensation arrangements. If, however, a bankruptcy trustee or similar official has been appointed for the Master Servicer or the Administrator, as applicable, and no Master Servicer Default or Administrator Default, as the case may be, other than such appointment has occurred, such trustee or official may have the power to prevent the Indenture Trustee or the such specified senior Noteholders from effecting such a transfer. In the event that such Indenture Trustee is unwilling or unable to so act, it may appoint, or petition a court of competent jurisdiction for the appointment of, a successor servicer whose regular business includes the servicing of student loans or a successor administrator whose regular business includes administering trusts containing pools of loans or receivables. The Indenture Trustee may make such arrangements for compensation to be paid, which in no event may be greater than the compensation to the Master Servicer under such Sale and Servicing Agreement or the Administrator under such Sale and Servicing Agreement and such Administration Agreement, as the case may be, unless such compensation arrangements will result in a downgrading of any related class of Notes or Certificates by any Rating Agency. In the event a Master Servicer Default or an Administrator Default, as the case may be, occurs and is continuing, such Indenture Trustee or the holders of such specified senior class(es) of Notes, as described above, may cause the removal of the Master Servicer or the Administrator, as the case may be, without the consent of the related Eligible Lender Trustee or any of the holders of any other class(es) of Notes or Certificates. Moreover, only the Indenture Trustee or the holders of the specified senior class(es) of Notes, and not the Eligible Lender Trustee or the holders of any other class(es) of Notes or Certificates, have the ability to remove the Master Servicer or the Administrator, as the case may be, if a Master Servicer Default or an Administrator Default, as the case may be, occurs and is continuing.

WAIVER OF PAST DEFAULTS

         With respect to each Trust, the holders of Notes evidencing at least a majority in principal amount of the then specified senior class(es) of outstanding Notes (or the holders of a more junior class of Notes evidencing not less than a majority of the outstanding principal balance of such class

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of Notes, in the case of any Master Servicer Default which does not adversely affect the Indenture Trustee or the Noteholders of each more senior class of Notes of the related series, or the holders of Certificates evidencing not less than a majority of the outstanding Certificate Balance, in the case of any Master Servicer Default which does not adversely affect the Indenture Trustee or the Noteholders of any class of the related series), may, on behalf of all Noteholders and Certificateholders, waive any default by the Master Servicer, in the performance of its obligations under the related Sale and Servicing Agreement, or any default by the Administrator of its obligations under the related Sale and Servicing Agreement and the related Administration Agreement, as the case may be, and their respective consequences, except a default in making any required deposits to or payments from any of the Trust Accounts or giving instructions regarding the same in accordance with such Sale and Servicing Agreement. Therefore, the Noteholders have the ability, except as noted above, to waive defaults by the Master Servicer or the Administrator, as the case may be, which could materially adversely affect the Certificateholders. No such waiver will impair the Noteholders' or the Certificateholders' rights with respect to subsequent defaults.

         Unless and until Definitive Securities are issued, holders of Notes and Certificates will not be recognized by the Indenture Trustee or the Eligible Lender Trustee as "Noteholders" or "Certificateholders," as the case may be (as such terms are used in the Indenture and the Trust Agreement, respectively). Hence, until Definitive Securities are issued, holders of such Securities will only be able to exercise the rights of Securityholders indirectly through DTC, Clearstream or Euroclear and their respective participating organizations.

INSOLVENCY EVENT

         If set forth in a related Prospectus Supplement, if any of certain events of insolvency or receivership, readjustment of debt, marshaling of assets and liabilities, or similar proceedings with respect to the Seller, the Depositor, or a special purpose affiliate of the Seller or certain actions by the Seller or the Depositor or such affiliate indicating its insolvency or inability to pay its obligations (each, a "Seller Insolvency Event") occurs, the Student Loans will be liquidated and the related Trust will be terminated 90 days after the date of such Seller Insolvency Event, unless, before the end of such 90-day period, the Eligible Lender Trustee shall have received written instructions from the holders of the Certificates (other than the Seller or the Depositor, as applicable) representing more than 50% of the aggregate unpaid principal amount of the Certificates (not including the principal amount of Certificates held by the Seller or the Depositor, as applicable) to the effect that such group disapproves of the liquidation of the Student Loans and termination of the related Trust. Promptly after the occurrence of any Seller Insolvency Event, notice thereof is required to be given to Noteholders and Certificateholders; provided that any failure to give such required notice will not prevent or delay termination of the related Trust. Upon termination of the related Trust, the Eligible Lender Trustee will direct the Indenture Trustee promptly to sell the assets of the related Trust (other than the Trust Accounts) in a commercially reasonable manner and on commercially reasonable terms. Each of the Guarantors and certain other unrelated third parties will be given the opportunity, upon 30 days' prior notice of any such proposed sale, to bid to purchase the Student Loans and, if any such entity is the highest bidder, the Student Loans must be sold to that entity. The proceeds from any such sale, disposition or liquidation of the Student Loans will be treated as collections thereon and deposited in the Collection Account. If the proceeds from the liquidation of the Student Loans and any amounts on deposit in the Reserve Account (if any) are not sufficient to pay the Notes in full, the amount of

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principal returned to the holders of Notes will be delayed and the holders of
Notes will incur a loss. If such amounts are not sufficient to pay the Notes and the Certificates in full, the amount of principal returned to the holders of Certificates will be delayed and the holders of Certificates will incur a loss.

         Each Trust Agreement will provide that the Eligible Lender Trustee does not have the power to commence a voluntary proceeding in bankruptcy relating to the Trust without the unanimous prior approval of all holders of Certificates and the delivery to the Eligible Lender Trustee by each holder of Certificates of a certificate certifying that such holder reasonably believes that the related Trust is insolvent.

AMENDMENT

         Each of the Transfer and Servicing Agreements may be amended by the parties thereto, without the consent of the related Noteholders or the Certificateholders, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such Transfer and Servicing Agreements or of modifying in any manner the rights of such Noteholders or Certificateholders; provided that such action will not, in the opinion of counsel satisfactory to the related Indenture Trustee and the related Eligible Lender Trustee, materially and adversely affect the interest of any such Noteholder or Certificateholder. Each of the Transfer and Servicing Agreements may also be amended by the Seller or the Depositor, as applicable, the Administrator, the Master Servicer, the related Eligible Lender Trustee and the related Indenture Trustee, as applicable, with the consent of the holders of Notes of the related series evidencing at least a majority in principal amount of each class of then outstanding Notes rated in a similar category by the applicable Rating Agencies and the holders of Certificates of the related series evidencing at least a majority of the Certificate Balance for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such Transfer and Servicing Agreements or of modifying in any manner the rights of the holders of Notes or the holders of Certificates; provided, that no such amendment may (x) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments (including any Guarantee Payments) with respect to the Student Loans or distributions that are required to be made for the benefit of the holders of Notes or the holders of Certificates or (y) reduce the aforesaid percentage of the Notes or Certificates which are required to consent to any such amendment, without the consent of the holders of all the outstanding Notes and Certificates.

PAYMENT OF NOTES

         Upon the payment in full of all outstanding Notes of a given series and the satisfaction and discharge of the related Indenture, the Eligible Lender Trustee will succeed to all the rights of the Indenture Trustee, and the Certificateholders of such series will succeed to all the rights of the Noteholders of such series, under the related Sale and Servicing Agreement, except as otherwise provided therein.

SELLER OR DEPOSITOR LIABILITY

         Under each Trust Agreement, the Seller or the Depositor, as applicable, will agree to be liable directly to an injured party for the entire amount of any losses, claims, damages or


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liabilities (other than those incurred by a holder of Notes or a holder of
Certificates in the capacity of an investor) arising out of or based on the arrangement created by the Trust Agreement as though such arrangement created a partnership under the Delaware Revised Uniform Limited Partnership Act in which the Seller or the Depositor, as applicable, was a general partner.

TERMINATION

         With respect to each Trust, the obligations of the Seller or the Depositor, as applicable, the Master Servicer, the Administrator, the related Eligible Lender Trustee and the related Indenture Trustee pursuant to the related Transfer and Servicing Agreements will terminate upon (x) the maturity or other liquidation of the last related Student Loan and the disposition of any amount received upon liquidation of any such remaining Student Loans and (y) the payment to the Noteholders and the Certificateholders of the related series of all amounts required to be paid to them pursuant to such Transfer and Servicing Agreements.

         If so specified in the related Prospectus Supplement, in order to avoid excessive administrative expense, the Master Servicer will be permitted at its option to purchase from the related Eligible Lender Trustee, as of the end of any Collection Period immediately preceding a Distribution Date, if the then outstanding Pool Balance is less than the percentage specified in the related Prospectus Supplement of the Initial Pool Balance (as defined in the related Prospectus Supplement, the "Initial Pool Balance"), all remaining related Student Loans at a price equal to the aggregate Purchase Amounts thereof as of the end of such Collection Period, which amounts will be used to retire the related Notes and Certificates concurrently therewith. Upon termination of a Trust, as more fully described in the related Prospectus Supplement, all right, title and interest in the Student Loans and other funds of such Trust, after giving effect to any final distributions to Noteholders and Certificateholders of the related series therefrom, will be conveyed and transferred to the Seller or the Depositor, as applicable, or such other party.

         If so provided in the related Prospectus Supplement, any Student Loans remaining in the related Trust as of the end of the Collection Period immediately preceding the Distribution Date which occurs immediately after the 10th anniversary of the Closing Date (the "Put Date") shall be sold upon a vote by the holders of more than 50% of all then outstanding Securities of such series (excluding for such purpose all Securities owned by the Seller or any of its affiliates or agents) to an affiliate of the Seller, on such terms and at such price as shall be provided in the related Prospectus Supplement (who shall be contractually required to purchase such Student Loans); and if such affiliate does not purchase the Student Loans, then such Student Loans shall be offered for sale on the next Distribution Date following the Put Date (the "Auction Date") in one or more pools by the related Indenture Trustee if so instructed by the holders of more than 50% of all then outstanding Securities of such series (excluding for such purpose all Securities owned by the Seller or any of its affiliates or agents). Neither the Seller nor any of its affiliates may offer bids to purchase such Student Loans on such Auction Date. If at least two bids are received, the Indenture Trustee will solicit and resolicit bids from all participating bidders until only one bid remains or the remaining bidders decline to resubmit bids. The Indenture Trustee will accept the highest of such remaining bids if it or they, if for separate pools, are equal to or in excess of an amount (the "Minimum Purchase Amount") equal to the greatest of:

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         o    the Auction Purchase Amount (as such term is defined in the related Prospectus Supplement, the "Auction Purchase Amount"),

         o the fair market value of such Student Loans as of the end of the Collection Period immediately preceding such Distribution Date, and

         o the aggregate unpaid principal amount of the related Notes and principal balance of the related Certificates plus, in each case, accrued and unpaid interest thereon payable on such Distribution Date (other than any Interest Index Carryover).

         If at least two bids are not received or the highest bid or combination of bids after the resolicitation process is completed is not equal to or in excess of the Minimum Purchase Amount, the Indenture Trustee will not consummate such sale. In connection with the determination of the Minimum Purchase Amount, the Indenture Trustee may consult and, at the direction of the Seller or the Depositor, as applicable, shall consult, with a financial advisor, including the Underwriters or the Administrator, to determine if the fair market value of the Student Loans has been offered. The net proceeds of any such sale will be used to redeem any outstanding Notes and to retire any outstanding Certificates on such Distribution Date. If the sale is not consummated in accordance with the foregoing, the Indenture Trustee shall, if so instructed by holders of more than 50% of all then outstanding Securities of such series (excluding for such purpose all Securities owned by the Seller or any of its affiliates or agents), solicit bids to purchase the Student Loans on future Distribution Dates upon terms similar to those described above. No assurance can be given as to whether the Indenture Trustee will be successful in soliciting acceptable bids to purchase the Student Loans on either the Auction Date or any subsequent Distribution Date. The related Prospectus Supplement will specify what will happen in the event the Student Loans are not sold in accordance with the foregoing.

ADMINISTRATOR

         The Administrator will enter into an agreement (as amended and supplemented from time to time, an "Administration Agreement") with each Trust and the related Indenture Trustee and a Sale and Servicing Agreement with the related Trust, the Seller or the Depositor, as applicable, the Master Servicer and the Eligible Lender Trustee, pursuant to which the Administrator will agree, to the extent provided therein,

         (a) in the event that daily deposits into the Collection Account are not required, to deliver to the Indenture Trustee for deposit in any of the Trust Accounts any required payment on or before the business day prior to any monthly servicing payment date or any Distribution Date, as applicable,

         (b) to direct the Indenture Trustee to make the required distributions from the Trust Accounts on each monthly servicing payment date and each Distribution Date,

         (c) to prepare and file with the Department all appropriate claim forms and other documents and filings on behalf of the Eligible Lender Trustee in order to claim any Interest Subsidy Payments and Special Allowance Payments that may be payable in respect of each Collection Period with respect to the Federal Loans,

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


         (d) to prepare (based on the periodic reports received from the Master Servicer or the Sub-Servicers) and provide periodic statements to the Eligible Lender Trustee and the Indenture Trustee with respect to distributions to Noteholders and Certificateholders and any related federal income tax reporting information as required by the related Sale and Servicing Agreement, and

         (e) to provide the notices and to perform other administrative obligations required by the Indenture, the Trust Agreement and the Sale and Servicing Agreement. As compensation for the performance of the Administrator's obligations under the Administration Agreement and the Sale and Servicing Agreement and as reimbursement for its expenses related thereto, the Administrator will be entitled to an administration fee in an amount set forth in the related Prospectus Supplement (the "Administration Fee").

STUDENT LOAN TRANSFER AGREEMENT

         If the Depositor is selling the Student Loans with respect to any given series, on or prior to the Closing Date specified with respect to any given Trust in the related Prospectus Supplement, the Seller (and/or certain affiliates of the Seller) will sell and assign to the Depositor, without recourse, except as provided in the Student Loan Transfer Agreement, their respective entire interest in the Student Loans, all collections received and to be received with respect thereto for the period on and after the Cutoff Date and all the Assigned Rights pursuant to the related Student Loan Transfer Agreement. Each Student Loan will be identified in a schedule appearing as an exhibit to such Student Loan Transfer Agreement. The Seller will make certain representations and warranties with respect to the Student Loans transferred by it to the Depositor in the related Student Loan Transfer Agreement. If one or more affiliates of the Seller is selling Student Loans to the Depositor with respect to a given series, such affiliate(s) will not make any representations or warranties with respect to such Student Loans. However, in this event, the Master Servicer (or such other entity specified in the related Prospectus Supplement), will make certain representations and warranties relating to the Student Loans transferred by such affiliate(s) to the Depositor and the Trustee in the related Sale and Servicing Agreement. All representations, warranties and covenants made by the Seller in, and all rights of the Depositor in and to each Student Loan Transfer Agreement will be assigned by the Depositor to the Trustee in the Sale and Servicing Agreement. The proceeds of the sale of the related Notes and Certificates received by the Depositor will be applied to the purchase of the Student Loans from the Seller and/or its affiliates.

                   CERTAIN LEGAL ASPECTS OF THE STUDENT LOANS

TRANSFER OF STUDENT LOANS

         The Seller intends that the transfer of the Student Loans by it to the related Eligible Lender Trustee on behalf of each Trust or to the Depositor pursuant to the related Student Loan Transfer Agreement and by the Depositor to the related Eligible Lender Trustee, if applicable, will each constitute a valid sale and assignment of such Student Loans. In addition, the Seller has taken and will take all actions that are required under applicable state law to perfect the Depositor's and/or the Eligible Lender Trustee's, as applicable, ownership interest in the

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

Financed Student Loans and the collection with respect thereto. Notwithstanding the foregoing, if the transfer of the Student Loans is deemed to be an assignment of collateral as security for the benefit of a Trust, a security interest in the Student Loans may, pursuant to the provisions of 20 U.S.C. ss. 1087-2(d)(3), be perfected either through the taking of possession of such loans or by the filing of notice of such security interest in the manner provided by the applicable Uniform Commercial Code ("UCC") for perfection of security interests in accounts. A financing statement or statements covering the Student Loans will be filed under the UCC to protect the interest of the Depositor and/or the Eligible Lender Trustee, as applicable, in the event the transfer by the Seller is deemed to be an assignment of collateral as security for the benefit of the Trust.

         If the transfer of the Student Loans is deemed to be an assignment as security for the benefit of a Trust, there are certain limited circumstances under the UCC in which prior or subsequent transferees of Student Loans coming into existence after the Closing Date could have an interest in such Student Loans with priority over the related Eligible Lender Trustee's interest. A tax or other government lien on property of the Seller arising prior to the time a Student Loan comes into existence may also have priority over the interest of the Depositor and/or the related Eligible Lender Trustee, as applicable, in such Student Loan. Furthermore, if the FDIC were appointed as a receiver or conservator of the Seller, the FDIC's administrative expenses may also have priority over the interest of the Depositor and/or the Eligible Lender Trustee, as applicable, in such Student Loans. Under the related Sale and Servicing Agreement or Student Loan Transfer Agreement, however, the Seller will warrant that it has caused the Student Loans to be transferred to the related Eligible Lender Trustee on behalf of a Trust or the Depositor, as applicable, free and clear of the lien of any third party. In addition, the Seller will covenant that it will not sell, pledge, assign, transfer or grant any lien on any Student Loan held by a Trust or the Depositor (or any interest therein) other than to the related Eligible Lender Trustee on behalf of a Trust or the Depositor, as applicable, except as provided below.

         Pursuant to each Sale and Servicing Agreement, the Sub-Servicer as custodian on behalf of the Master Servicer and the related Trust will have custody of the promissory notes evidencing the Student Loans following the sale of the Student Loans to the Depositor or and the related Eligible Lender Trustee. Although the accounts and computer records of the Seller, the Depositor, if applicable, and, the Master Servicer and the related Sub-Servicer will be marked to indicate the sale and although the Seller and the Depositor, if applicable, will cause UCC financing statements to be filed with the appropriate authorities, the Student Loans will not be physically segregated, stamped or otherwise marked to indicate that such Student Loans have been sold to the Depositor or such Eligible Lender Trustee, as applicable. If, through inadvertence or otherwise, any of the Student Loans were sold to another party, or a security interest therein were granted to another party, that purchased (or took such security interest in) any of such Student Loans in the ordinary course of its business and took possession of such Student Loans, then the purchaser (or secured party) might acquire an interest in the Student Loans superior to the interest of the Depositor or the Eligible Lender Trustee, as applicable, if the purchaser (or secured party) acquired (or took a security interest in) the Student Loans for new value and without actual knowledge of the Depositor's or related Eligible Lender Trustee's interest, as applicable. See "Description of the Transfer and Servicing Agreements - Sale of Student Loans; Representations and Warranties."

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


         With respect to each Trust, in the event of a Master Servicer Default resulting solely from certain events of insolvency or bankruptcy that may occur with respect to the Seller, the Depositor, the Master Servicer, a court, trustee-in-bankruptcy, conservator, receiver or liquidator may have the power to prevent either the related Indenture Trustee or Noteholders of the related series from appointing a successor Master Servicer. See "Description of the Transfer and Servicing Agreements - Rights Upon Master Servicer Default; Administrator Default."

CERTAIN MATTERS RELATING TO RECEIVERSHIP

         The Federal Deposit Insurance Act ("FDIA"), as amended by the Financial Institutions Reform, Recovery and Enforcement Act of 1989 ("FIRREA"), sets forth certain powers that the FDIC could exercise if it were appointed as receiver or conservator of the Seller.

         Subject to clarification by FDIC regulations or interpretations, it would appear from the positions taken by the FDIC that the FDIC, in its capacity as a receiver or conservator for the Seller, would not interfere with the timely transfer to the Trust of collections with respect to the Student Loans. To the extent that the transfer of the Student Loans is deemed to create a security interest, and that interest was validly perfected before the Seller's insolvency and was not taken in contemplation of insolvency or with the intent to hinder, delay or defraud the Seller or its creditors, based upon opinions and statements of policy issued by the general counsel of the FDIC addressing the enforceability against the FDIC, as conservator or receiver for a depository institution, of a security interest in collateral granted by such depository institution, such security interest should not be subject to avoidance and payments to the Trust with respect to the Student Loans should not be subject to recovery by the FDIC as receiver or conservator of the Seller. If, however, the FDIC were to assert a contrary position, certain provisions of the FDIA which, at the request of the FDIC, have been applied in recent lawsuits to avoid security interests in collateral granted by depository institutions, would permit the FDIC to avoid such security interest, thereby resulting in possible delays and reductions in payments on the Notes and the Certificates. In addition, if the FDIC were to require the Depositor, the Indenture Trustee or the Eligible Lender Trustee to establish its right to such payments by submitting to and completing the administrative claims procedure under the FDIA, as amended by FIRREA, delays in payments on the Notes and the Certificates and possible reductions in the amount of those payments could occur.

         In the event of a Master Servicer Default or an Administrator Default resulting solely from certain events of insolvency or bankruptcy that may occur with respect to the Master Servicer or the Administrator, a court, conservator, receiver or liquidator may have the power to prevent either the Indenture Trustee or Noteholders from appointing a successor Master Servicer or Administrator, as the case may be. See "Description of the Transfer and Servicing Agreements - Rights Upon Master Servicer Default; Administrator Default."

CONSUMER PROTECTION LAWS

         Numerous federal and state consumer protection laws and related regulations impose substantial requirements upon lenders and servicers involved in consumer finance. Also, some state laws impose finance charge ceilings and other restrictions on certain consumer transactions and require contract disclosures in addition to those required under federal law. These requirements impose specific statutory liabilities upon lenders who fail to comply with their

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


provisions. These requirements are generally inapplicable to Federal Loans, but in certain circumstances, a Trust may be liable for certain violations of consumer protection laws that may apply to the Student Loans, either as assignee or as the party directly responsible for obligations arising after the transfer. For a discussion of a Trust's rights if the Student Loans were not originated or serviced in compliance in all material respects with applicable laws, see "Description of the Transfer and Servicing Agreements - Sale of Student Loans; Representations and Warranties" and "-- Master Servicer Covenants."

LOAN ORIGINATION AND SERVICING PROCEDURES APPLICABLE TO STUDENT LOANS

         The Higher Education Act, including the implementing regulations thereunder, imposes specified requirements, guidelines and procedures with respect to originating and servicing student loans such as the Federal Loans. Generally, those procedures require that completed loan applications be processed, a determination of whether an applicant is an eligible borrower under applicable standards (including a review of a financial need analysis) be made, the borrower's responsibilities under the loan be explained to him or her, the promissory note evidencing the loan be executed by the borrower and then that the loan proceeds be disbursed in a specified manner by the lender. After the loan is made, the lender or servicing agent must establish repayment terms with the borrower, properly administer deferrals and forbearances and credit the borrower for payments made thereon. If a borrower becomes delinquent in repaying a loan, a lender or a servicing agent must perform certain collection procedures (primarily telephone calls and demand letters) which vary depending upon the length of time a loan is delinquent. The Master Servicer has agreed pursuant to the related Sale and Servicing Agreement to perform (or to cause a Sub-Servicer to perform) collection and servicing procedures on behalf of the related Trust. However, failure to follow these procedures or failure of the originator of the loan to follow procedures relating to the origination of any Federal Loans could result in adverse consequences. Any such failure could result in the Department's refusal to make reinsurance payments to the Federal Guarantors or to make Interest Subsidy Payments and Special Allowance Payments to the Eligible Lender Trustee with respect to such Federal Loans or in the Federal Guarantors' refusal to honor their Guarantee Agreements with the Eligible Lender Trustee with respect to such Federal Loans. Failure of the Federal Guarantors to receive reinsurance payments from the Department could adversely affect the Federal Guarantors' ability or legal obligation to make Guarantee Payments to the related Eligible Lender Trustee with respect to such Federal Loans.

         Loss of any such Guarantee Payments, Interest Subsidy Payments or Special Allowance Payments could adversely affect the amount of Available Funds (as such term is defined in the related Prospectus Supplement, the "Available Funds") on any Distribution Date and the related Trust's ability to pay principal and interest on the Notes of the related series and to make distributions in respect of the Certificates of the related series. Under certain circumstances, unless otherwise specified in the related Prospectus Supplement, the related Trust has the right, pursuant to the related Sale and Servicing Agreement, to cause the Seller and/or the Depositor, as applicable, to repurchase any Student Loan, or to cause the Master Servicer to arrange for the purchase of any Student Loan, if a breach of the representations, warranties or covenants of the Seller and/or the Depositor and/or the Master Servicer (or such other entity specified in the related Prospectus Statement), as the case may be, with respect to such Student Loan has a material adverse effect on the interest of the Trust therein and such breach is not cured within


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

any applicable cure period. See "Description of the Transfer and Servicing Agreements - Sale of Student Loans; Representations and Warranties" and "-- Servicer Covenants." The failure of the Seller (or of the Depositor to cause the Seller or the Master Servicer (or such other entity specified in the related Prospectus Supplement), as applicable) to so purchase, or of the Master Servicer to arrange for the purchase of, a Student Loan, if so required, would constitute a breach of the related Sale and Servicing Agreement, enforceable by the related Eligible Lender Trustee on behalf of the related Trust or by the related Indenture Trustee on behalf of the Noteholders of the related series, but would not constitute an Event of Default under the Indenture.

FAILURE TO COMPLY WITH THIRD-PARTY SERVICER REGULATIONS MAY ADVERSELY AFFECT LOAN SERVICING

         On November 29, 1994, the Secretary of the Department of Education (the "Secretary") published final regulations amending FFELP. These regulations, among other things, establish requirements governing contracts between holders of federal loans and third-party servicers, establish standards of administrative and financial responsibility for third-party servicers that administer any aspect of a guarantee agency's or lender's participation in the FFELP and establish sanctions for third-party servicers.

         Under these regulations, a third-party servicer (such as one of the Sub-Servicers) is jointly and severally liable with its client lenders for liabilities to the Department arising from the servicer's violation of applicable requirements. In addition, if the servicer fails to meet standards of financial responsibility or administrative capability included in the regulations, or violates other FFELP requirements, the regulations authorize the Department to fine the servicer and/or limit, suspend, or terminate the servicer's eligibility to contract to service FFELP loans. The effect of such a limitation or termination on the servicer's eligibility to service loans already on its system, or to accept new loans for servicing under existing contracts, is unclear. There can be no assurance that a Sub-Servicer will not be fined or held liable by the Department liabilities arising out of its FFELP activities for the Master Servicer or other client lenders, or that its eligibility will not be limited, suspended, or terminated in the future. If a Sub-Servicer were so fined or held liable, or its eligibility were limited, suspended, or terminated, its ability to properly service the federal loans and to satisfy its obligation to purchase federal loans with respect to which it breaches its representations, warranties or covenants under its related Sub-Servicing Agreement could be adversely affected. However, in the event of a termination of eligibility, each Sub-Servicing Agreement will provide for the removal of the applicable Sub-Servicer and the appointment of a successor sub-servicer.

BANKRUPTCY CONSIDERATIONS

         Effective for bankruptcy actions commenced on or after October 8, 1998, Federal Loans are generally not dischargeable by a borrower in bankruptcy pursuant to the United States Bankruptcy Code, as amended, as codified in 11 U.S.C. ss.ss.101-1330 (the "Bankruptcy Code"), unless excepting such debt from discharge will impose an undue hardship on the debtor and the debtor's dependents. However, Private Loans are generally dischargeable by a borrower in bankruptcy unless such Private Loan has been made under any program funded in whole or in part by a governmental unit or non-profit institution.


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

RECENT DEVELOPMENTS

         Emergency Student Loan Consolidation Act of 1997. On November 13, 1997, former President Clinton signed into law the Emergency Student Loan Consolidation Act of 1997, which made significant changes to the Federal Consolidation Loan Program. These changes include:

         (1) providing that federal direct student loans are eligible to be included in a Federal Consolidation Loan;

         (2) changing the borrower interest rate on new Federal Consolidation Loans (previously a fixed rate based on the weighted average of the loans consolidated, rounded up to the nearest whole percent) to the annually variable rate applicable to Stafford Loans (i.e., the bond equivalent rate at the last auction in May of 91-day Treasury Bills plus 3.10%, not to exceed 8.25% per annum);

         (3) providing that the portion of a Federal Consolidated Loan that is comprised of subsidized Stafford Loans retains its subsidy benefits during periods of deferment; and

         (4) establishing prohibitions against various forms of discrimination in the making of Federal Consolidation Loans.

Except for the last of the above changes, all such provisions expired on September 30, 1998. The combination of the change to a variable rate and the 8.25% interest cap reduced the lender's yield in most cases below the rate that would have been applicable under the previous weighted average formula.

         FY 1998 Budget. In the 1997 Budget Reconciliation Act (P.L. 105-33), several changes were made to the Higher Education Act that impact the FFELP. These provisions include, among other things, requiring federal guarantors to return $1 billion of their reserves to the U.S. Treasury by September 1, 2002 (to be paid in annual installments), greater restrictions on use of reserves by federal guarantors and a continuation of the administrative cost allowance payable to federal guarantors (which is a fee paid to federal guarantors equal to 0.85% of new loans guaranteed).

         1998 Amendments. On May 22, 1998, Congress passed, and on June 9, 1998, the President signed into law, a temporary measure relating to the Higher Education Act and FFELP loans as part of the Intermodal Surface Transportation Efficiency Act of 1998 that revised interest rate changes under the FFELP that were scheduled to become effective on July 1, 1998. For loans made during the period July 1, 1998 through September 30, 1998, the borrower interest rate for Stafford Loans and Unsubsidized Stafford Loans is reduced to a rate of 91-day Treasury Bill Rate plus 2.30% (1.70% during school, grace and deferment), subject to a maximum rate of 8.25%. As described below, The formula for Special Allowance Payments on Stafford Loans and Unsubsidized Stafford Loans is calculated to produce a yield to the loan holder of 91-day Treasury Bill Rate plus 2.80% (2.20% during school, grace and deferment).


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



         1998 Reauthorization Bill. On October 7, 1998, former President Clinton signed into law the Higher Education Amendments of 1998 (the "1998 Reauthorization Bill"), which enacted significant reforms in FFELP. The major provisions of the 1998 Reauthorization Bill include the following:

         o All references to a "transition" to full implementation of the Federal Direct Student Loan Program were deleted from the FFELP statute.

         o Guarantor reserve funds were restructured so that federal guarantors are provided with additional flexibility in choosing how to spend certain funds they receive.

         o Additional recall of reserve funds by the Secretary was mandated, amounting to $85 million in fiscal year 2002, $82.5 million in fiscal year 2006, and $82.5 million in fiscal year 2007. However, certain minimum reserve levels are protected from recall.

         o The administrative cost allowance was replaced by two (2) new payments, a Student Loan processing and issuance fee equal to 65 basis points (40 basis points for loans made on or after October 1, 2003) paid at the time a loan is guaranteed, and an account maintenance fee of 12 basis points (10 basis points for fiscal years 2001-2003) paid annually on outstanding guaranteed Student Loans.

         o The percentage of collections on defaulted Student Loans a federal guarantor is permitted to retain is reduced from 27% to 24% (23% beginning on October 1, 2003) plus the complement of the reinsurance percentage applicable at the time a claim was paid to the lender on the Student Loan.

         o Federal reinsurance provided to federal guarantors is reduced from 98% to 95% for Student Loans first disbursed on or after October 1, 1998.

         o The delinquency period required for a loan to be declared in default is increased from 180 days to 240 days for loans on which the first day of delinquency occurs on or after the date of enactment of the 1998 Reauthorization Bill.

         o Interest rates charged to borrowers on Stafford Loans, and the yield for Stafford Loan holders established by the 1998 Amendments, were made permanent.

         o Federal Consolidation Loan interest rates were revised to equal the weighted average of the loans consolidated rounded up to the nearest one-eighth of 1%, capped at 8.25%. When the 91-day Treasury Bill Rate plus 3.1% exceeds the borrower's interest rate, Special Allowance Payments are made to make up the difference.

         o The lender-paid offset fee on Federal Consolidation Loans of 1.05% is reduced to .62% for loans made pursuant to applications received on or after October 1, 1998 and on or before January 31, 1999.


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         o    The Federal Consolidation Loan interest rate calculation was revised to reflect the rate for Federal Consolidation Loans, and will be effective for loans on which applications are received on or after February 1, 1999.

         o Lenders are required to offer extended repayment schedules to new borrowers after the enactment of the 1998 Reauthorization Bill who accumulate after such date outstanding loans under FFELP totaling more than $30,000, under these extended schedules the repayment period may extend up to 25 years subject to certain minimum repayment amounts.

         o The Secretary is authorized to enter into six (6) voluntary flexible agreements with federal guarantors under which various statutory and regulatory provisions can be waived.

         o Federal Consolidation Loan lending restrictions are revised to allow lenders who do not hold one of the borrower's Underlying Federal Loans to issue a Federal Consolidation Loan to a borrower whose Underlying Federal Loans are held by multiple holders.

         o Inducement restrictions were revised to permit federal guarantors and lenders to provide assistance to schools comparable to that provided to schools by the Secretary under the Federal Direct Student Loan Program.

         o The Secretary is now required to pay off Student Loan amounts owed by borrowers due to failure of the borrower's school to make a tuition refund allocable to the Student Loan.

         o Discharge of FFELP and certain other Student Loans in bankruptcy is now limited to cases of undue hardship regardless of whether the Student Loan has been due for more than seven (7) years prior to the bankruptcy filing.

         Departments of Labor, Health and Human Services, and Education, and Related Agencies Appropriations Act, 2001. On December 21, 2000, former President Clinton signed into law the Departments of Labor, Health and Human Services, and Education, and Related Agencies Appropriations Act, 2001 (P.L. No. 106-554) (the "Consolidated Appropriations Act"). In response to the Department of Treasury's announced intention to discontinue auctions of new 52-week Treasury Bills, the Consolidated Appropriations Act amended the Higher Education Act to tie the calculation of interest rates on variable rate SLS and PLUS Loans for periods beginning on or after July 1, 2001 to the weekly average 1-year constant maturity Treasury yield. This revision is not expected to materially affect the yield to holders of SLS or PLUS loans.

         Electronic Signatures in Global and National Commerce Act. The Electronic Signatures in Global and National Commerce Act, commonly referred to as the "E-Sign Act," became law on June 30, 2000. The E-Sign Act generally covers all transactions and related records required to be in writing. Under the E-Sign Act, FFELP guaranty agencies, lenders, schools and borrowers are authorized to use electronic records and electronic signatures in lieu of traditional paper records and handwritten signatures. This authority took effect June 30, 2001.

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


In April, 2001, the Department issued standards for electronic signatures in electronic student loan transactions ("Standards"). In the Standards, the Department stated that a lender or holder whose processes for electronic signatures and related electronic records satisfy the Standards will be protected from the loss of Federal benefits on a Student Loan if the Student Loan is determined to be legally unenforceable by a court based solely on the processes used for the electronic signature or related records.

                             INCOME TAX CONSEQUENCES

         Set forth below is a general summary of the material federal and Pennsylvania state income tax consequences of the purchase, ownership and disposition of the Notes and the Certificates. Thompson Hine LLP ("Federal Tax Counsel") has reviewed this summary with respect to federal income tax matters and is of the opinion that the descriptions of the law and legal conclusions contained herein are correct in all material respects and the discussions hereunder fairly summarize the federal income tax considerations that are likely to be material to Noteholders and Certificateholders. Kirkpatrick & Lockhart LLP ("Pennsylvania Tax Counsel") has reviewed this summary with respect to Pennsylvania income and franchise tax matters and is of the opinion that the descriptions of the law and legal conclusions contained herein are correct in all material respects and the discussions hereunder fairly summarize the Pennsylvania income and franchise tax considerations that are likely to be material to Noteholders and Certificateholders. The summary is intended as an explanatory discussion of the possible effects of certain federal and Pennsylvania income tax consequences to holders generally, but does not purport to furnish information in the level of detail or with the attention to a holder's specific tax circumstances that would be provided by a holder's own tax advisor. For example, it does not discuss the tax treatment of Noteholders or Certificateholders that are insurance companies, regulated investment companies or dealers in securities. In addition, any discussion regarding the Notes is limited to the federal and Pennsylvania income tax consequences of the initial Noteholders and not a purchaser in the secondary market. Moreover, there are no cases or Internal Revenue Service ("IRS") rulings on similar transactions involving both debt and equity interests issued by a trust with terms similar to those of the Notes and the Certificates. As a result, the IRS may disagree with all or a part of the discussion below. Prospective investors are urged to consult their own tax advisors in determining the federal, state, local, foreign and any other tax consequences to them of the purchase, ownership and disposition of the Notes and the Certificates.

         With respect to federal tax matters, the following summary is based upon current provisions of the Internal Revenue Code of 1986, as amended (the "Code"), the Treasury Regulations promulgated thereunder and judicial or ruling authority, all of which are subject to change, which change may be retroactive. Each Trust will be provided with an opinion of Federal Tax Counsel regarding certain federal income tax matters discussed below and an opinion of Pennsylvania Tax Counsel regarding certain Pennsylvania State income tax matters discussed below, which opinions will be filed with the Commission on a Form 8-K prior to the sale of the securities issued by such Trust. An opinion of Federal Tax Counsel, however, is not binding on the IRS or the courts. No ruling on any of the issues discussed below will be sought from the IRS. For purposes of the following summary, references to the Trust, the Notes, the Certificates and related terms, parties and documents shall be deemed to refer, unless otherwise specified herein, to each Trust and the Notes, Certificates and related terms, parties and documents applicable to such Trust. EACH PROSPECTIVE INVESTOR SHOULD CONSULT WITH ITS TAX ADVISOR AS TO THE FEDERAL, STATE, LOCAL, FOREIGN AND ANY OTHER TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF SECURITIES SPECIFIC TO SUCH PROSPECTIVE INVESTOR.

                       FEDERAL TAX CONSEQUENCES FOR TRUSTS
                    FOR WHICH A PARTNERSHIP ELECTION IS MADE

TAX CHARACTERIZATION OF THE TRUST

         Federal Tax Counsel will deliver its opinion that the Trust will not be an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes. This opinion will be based on the assumption that the terms of the Trust Agreement and related documents will be complied with. There is, however, no specific authority with respect to the characterization for federal income tax purposes of securities having the same terms as the Notes and the Certificates.

         Possible Alternative Treatment of the Trust. If, contrary to the opinion of Federal Tax Counsel, the Trust were taxable for federal income tax purposes as a corporation, the income from the Student Loans (reduced by deductions, possibly including interest on the Notes) would be subject to federal income tax at corporate rates, which could materially reduce or eliminate the cash that would otherwise be available to make payments on the Notes and the Certificates (and the Certificateholders could be liable for any such tax that is unpaid by the Trust).

TAX CONSEQUENCES TO HOLDERS OF THE NOTES

         Treatment of the Notes as Indebtedness. Federal Tax Counsel will deliver an opinion to the Trust that the Notes will be classified as debt for federal income tax purposes. The Seller or the Depositor, as applicable, will agree, and the Noteholders will agree by their purchase of Notes, to treat the Notes as debt for federal income tax purposes. The discussion below assumes this characterization of the Notes is correct.

         Original Issue Discount. The discussion below assumes that all payments on the Notes are denominated in U.S. dollars, that the interest formula for the Notes meets the requirements for "qualified stated interest" under Treasury Regulations (the "OID Regulations") relating to original issue discount ("OID"), and that any OID on the Notes (i.e., any excess of the stated redemption price at maturity of the Notes, generally the principal amount of the Notes, over their issue price) is less than a de minimis amount (i.e., 0.25% of their principal amount multiplied by the weighted number of full years included in their term), all within the meaning of the OID Regulations. If these conditions are not satisfied with respect to any given series of Notes, additional tax considerations with respect to such Notes will be disclosed in the related Prospectus Supplement.

         Interest Income on the Notes. The stated interest on the Notes will be taxable to a Noteholder as ordinary income when received or accrued in accordance with the Noteholder's method of tax accounting. Based on the above assumptions, the Notes will not be considered issued with OID. However, because of limitations on the payment of interest on the Notes to the extent of the Trust's having insufficient Available Funds, the IRS may contend that the Notes should be treated as having been issued with OID. In such case, Noteholders (regardless of

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

whether they otherwise use the cash or accrual method of accounting) would be required to include interest on the Notes in taxable income on a constant-yield accrual basis. However, until the IRS determines otherwise, the Trust intends to take the position that the Notes are not issued with OID.

         Under the OID Regulations, a holder of a Note that was issued with a de minimis amount of OID must include such OID generally in income, on a pro rata basis, as principal payments are made on the Note. Alternatively, a Noteholder may elect to accrue all interest, discount (including de minimis market discount or OID) and premium in income as interest, based on a constant-yield method. A purchaser who buys a Note for more or less than its principal amount will generally be subject, respectively, to the premium amortization or market discount rules of the Code.

         Sale or Other Disposition. If a Noteholder sells a Note, the holder will recognize gain or loss in an amount equal to the difference between the amount realized on the sale and the holder's adjusted tax basis in the Note. The adjusted tax basis of a Note to a particular Noteholder will equal the holder's cost for the Note, increased by any market discount, acquisition discount, OID and gain previously included by such Noteholder in income with respect to the Note and decreased by the amount of bond premium (if any) previously amortized and by the amount of principal payments previously received by such Noteholder with respect to such Note. Any such gain or loss will be capital gain or loss if the Note was held as a capital asset, except for gain representing accrued interest and accrued market discount not previously included in income. Any such gain or loss would be long-term capital gain or loss if the Noteholder's holding period exceeded one year. Capital losses generally may be used by a corporate taxpayer only to offset capital gains, and by an individual taxpayer only to the extent of capital gains plus $3,000 of other income.

         Foreign Holders. Interest paid (or accrued) to a Noteholder who is a nonresident alien, foreign corporation or other person that is not a United States person as such term is defined in the Code and the Treasury Regulations thereunder (a "foreign person") generally will be considered "portfolio interest", and generally will not be subject to United States federal income tax and withholding tax, provided, that

         (a) the interest is not effectively connected with the conduct of a trade or business within the United States by the foreign person

         (b) the foreign person is not actually or constructively a "10 percent shareholder" of the Trust or the Seller or the Depositor, as applicable, (including a holder of 10% of the outstanding Certificates) or a "controlled foreign corporation" with respect to which the Trust or the Seller or the Depositor, as applicable, is a "related person" within the meaning of the Code, and

         (c) the foreign person provides the Trustee or other person who is otherwise required to withhold U.S. tax with respect to the Notes with an appropriate statement (on Form W-8BEN or other successor form), signed under penalty of perjury, certifying that the beneficial owner of the Note is a foreign person and providing the foreign person's name and address.

         In the case of a Note held on behalf of the beneficial owner by a securities clearing organization, bank, or other financial institution holding customers' securities in the ordinary course of its trade or business, the financial institution:

         o files with the withholding agent a statement that it has received the Form W-8BEN or other successor form from the holder and furnishes the withholding agent with a copy thereof, or

         o files Form W-8IMY and has entered into an agreement with the IRS to be treated as a qualified intermediary.

         For purposes of the certification requirements, the beneficial owners of payments on a Note are those persons that, under United States tax principles, are the taxpayers with respect to which such payments, rather than persons such as nominees or agents legally entitled to such payments.

         With respect to Notes held by a foreign partnership, unless the foreign partnership has entered into a withholding agreement with the IRS, the foreign partnership will generally be required to provide a Form W-8IMY or other successor form and to associate with such form an appropriate certification or other appropriate documentation from each partner. With respect to a note held by a United States partnership, payments on the note are treated as payments to a United States payee, even if the partnership has one or more foreign partners.

         Prospective investors, including foreign partnerships and their partners, should consult their tax advisers regarding possible additional reporting requirements.

         If such interest is not portfolio interest, then it will be subject to United States federal income and withholding tax at a rate of 30%, unless reduced or eliminated pursuant to an applicable tax treaty.

         Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a Note by a foreign person generally will be exempt from United States federal income and withholding tax, provided that (x) such gain is not effectively connected with the conduct of a trade or business in the United States by the foreign person and (y) in the case of an individual foreign person, the foreign person is not present in the United States for 183 days or more in the taxable year.

         If the interest, gain or income on a Note held by a foreign person is effectively connected with the conduct of a trade or business in the United States by the foreign person (although exempt from the withholding tax previously discussed if the holder provides an appropriate statement on Form W-8ECI), the holder generally will be subject to United States federal income tax on the interest, gain or income at regular federal income tax rates. In addition, if the foreign person is a foreign corporation, it may be subject to a branch profits tax equal to 30% of its "effectively connected earnings and profits" within the meaning of the Code for the taxable year, as adjusted for certain items, unless it qualifies for a lower rate under an applicable tax treaty (as modified by the branch profits tax rules).

         Backup Withholding. Each holder of a Note (other than an exempt holder such as a corporation, tax-exempt organization, qualified pension and profit-sharing trust, individual retirement account or nonresident alien who provides certification as to status as a nonresident) will be required to provide, under penalty of perjury, a certificate setting forth the holder's name, address, correct federal taxpayer identification number and a statement that the holder is not subject to backup withholding. Should a nonexempt Noteholder fail to provide the required certification, the related Trust will be required to withhold 30.5% (such amount will be reduced in stages to 28% by the year 2006) of the amount otherwise payable to the holder and remit the withheld amount to the IRS as a credit against the holder's federal income tax liability.

         Possible Alternative Treatments of the Notes. If, contrary to the opinion of Federal Tax Counsel, the IRS successfully asserted that one or more classes of Notes did not represent debt for federal income tax purposes, such class or classes of Notes might be treated as equity interests in the Trust. If so treated, the Trust might be treated as a publicly traded partnership but it would not be taxable as a corporation because it would meet certain qualifying income tests.

         Nonetheless, even if the Trust were not taxable as a corporation, the treatment of Notes as equity interests in such a publicly traded partnership could have adverse tax consequences to certain holders of such Notes. For example, income from certain classes of Notes to certain tax-exempt entities (including pension funds) might be "unrelated business taxable income," income to foreign holders may be subject to U.S. withholding tax and U.S. tax return filing requirements, and individual holders might be subject to certain limitations on their ability to deduct their share of Trust expenses. In the event one or more classes of Notes were treated as interests in a partnership, the consequences governing the Certificates as equity interests in a partnership described below under "Federal Tax Consequences For Trusts For Which a Partnership Election is Made - Tax Consequences to Holders of the Certificates" would generally apply to the holders of such Notes.

FASITS

         Sections 860H through 860L to the Code (the "FASIT Provisions") provide for a new type of entity for federal income tax purposes known as a "financial asset securitization investment trust" (a "FASIT"). In general, the FASIT legislation enables trusts such as the Trust to elect to be treated as a pass-through entity not subject to federal entity-level income tax (except with respect to certain prohibited transactions) and to issue securities that would be treated as debt for federal income tax purposes. Many technical issues relating to the taxation of FASITs and the holders of FASIT interests are addressed in proposed Treasury Regulations issued February 4, 2000, including proposed rules for determining whether the FASIT has engaged in a prohibited loan origination transaction, and the requirement that more than 99 percent of a FASIT's assets must be permitted assets, along with a listing of assets qualifying as permitted assets. Additionally, these proposed Treasury Regulations contain a broad anti-abuse rule to counteract those instances where the IRS determines that a FASIT was formed or used for a purpose other than promoting the spreading of credit risk on debt instruments by facilitating the securitization of debt instruments. The proposed Treasury Regulations will become effective on the date final Treasury Regulations are issued, except for the anti-abuse rule which is proposed to apply beginning February 4, 2000. If a Trust is intended to qualify as a FASIT for federal income tax purposes, the Prospectus Supplement will so indicate and will further describe the tax consequences of such election therein.

TAX CONSEQUENCES TO HOLDERS OF THE CERTIFICATES

         The following discussion only applies to a Trust which issues one or more classes of Certificates and assumes that all payments on the Certificates are denominated in U.S. dollars, that a series of Securities includes a single class of Certificates and that the Certificates are sold to both the Seller or the Depositor, as applicable, and to persons other than the Seller or the Depositor, as applicable. If these conditions are not satisfied with respect to any given series of Certificates, any additional tax considerations with respect to such Certificates will be disclosed in the applicable Prospectus Supplement.

CLASSIFICATION AS A PARTNERSHIP

         Treatment of the Trust as a Partnership. The Seller or the Depositor, as applicable, and the Master Servicer will agree, and the Certificateholders will agree by their purchase of Certificates, to treat the Trust as a partnership for purposes of federal, state and local income and franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the Trust, the partners of the partnership being the Certificateholders (including the Seller or the Depositor, as applicable, both in its capacity as owner of Certificates and as recipient of distributions from the Reserve Account, if any), and the Notes being debt of the partnership. There is, however, no specific authority with respect to the proper characterization of the arrangement involving the Trust, the Certificateholders, the Noteholders, the Seller or the Depositor, as applicable, and the Master Servicer.

         Under the provisions of Subchapter K of the Code, a partnership is not considered a separate taxable entity. Instead, partnership income is allocated to each of the partners and taxed in each partner's hands. The partnership is generally treated as an entity, however, for computing partnership income, determining the tax consequences of transactions between a partner and the partnership, and characterizing the gain on the sale or exchange of a partnership interest.

         Partnership Taxation. As a partnership, the Trust will not be subject to federal income tax. Rather, each Certificateholder will be required to separately take into account the holder's allocated share of income, gains, losses, deductions and credits of the Trust. The Trust's income will consist primarily of interest and finance charges earned on the Student Loans (including appropriate adjustments for market discount, OID and bond premium), investment income from investments of amounts on deposit in any related Trust Accounts and any gain upon collection or disposition of Student Loans. The Trust's deductions will consist primarily of interest accruing with respect to the Notes, servicing and other fees, and losses or deductions upon collection or disposition of Student Loans.

         Guaranteed Payments. Under the Trust Agreement, payments on the Certificates at the Pass-Through Rate (including accruals on amounts previously due on the Certificates but not yet distributed) will be treated as "guaranteed payments" under Section 707(c) of the Code. Guaranteed payments are payments to partners for the use of their capital and, in the present circumstances, are treated as deductible to the Trust and ordinary income to the

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

Certificateholders. The Trust will have a calendar year and will deduct the guaranteed payments under the accrual method of accounting. Certificateholders with a calendar tax year are required to include the payments in income in their taxable year that corresponds to the year in which the Trust deducts the payments, and the Certificateholders with a different taxable year are required to include the payments in income in their taxable year that includes the December 31st of the year in which the Trust deducts the payments. It is possible that guaranteed payments will not be treated as interest for all purposes of the Code.

         Allocation of Tax Items. The tax items of a partnership are allocable to the partners in accordance with the Code, Treasury Regulations and the partnership agreement (here, the Trust Agreement and related documents). The Trust Agreement will provide, in general, that in addition to the guaranteed payments described above, the Certificateholders will be allocated the following tax items of the Trust for each Interest Period (as defined in the applicable Prospectus Supplement, an "Interest Period"):

         (a) any Trust income attributable to discount on the Student Loans that corresponds to any excess of the principal amount of the Certificates over their initial issue price;

         (b) any Trust expense attributable to the amortization by the Trust of premium on Student Loans that corresponds to any excess of the issue price of Certificates over their principal amount; and

         (c) all other amounts of income payable to the Certificateholders for such Interest Period.

         All remaining taxable income of the Trust will be allocated to the Seller or the Depositor, as applicable. Losses will generally be allocated in the manner in which they are borne. Based on the economic arrangement of the parties, this approach for allocating Trust tax items should be permissible under applicable Treasury Regulations, although no assurance can be given that the IRS would not require a greater amount of income to be allocated to Certificateholders. Moreover, even under the foregoing method of allocation, Certificateholders may be allocated income equal to the entire amount of interest accruing on the Certificates for an Interest Period, based on the Pass-Through Rate plus the other items described above, even though the Trust might not make (or have sufficient cash to make) current cash distributions of such amount. Thus, cash basis holders will, in effect, be required to report income from the Certificates on the accrual basis, and Certificateholders may become liable for taxes on Trust income even if they have not received cash from the Trust to pay such taxes. In addition, because tax allocations and tax reporting will be done on a uniform basis for all Certificateholders but Certificateholders may be purchasing Certificates at different times and at different prices, Certificateholders may be required to report on their tax returns taxable income that is greater or less than the amount reported to them by the Trust.

         Additionally, all of the guaranteed payments and the taxable income allocated to a Certificateholder that is a tax-exempt entity may constitute "unrelated business taxable income," which, under the Code, is generally taxable to such a holder despite the holder's tax exempt status.

         An individual taxpayer's share of expenses of the Trust (including fees to the Master Servicer but not interest expenses) are miscellaneous itemized deductions which are deductible only to the extent they exceed two percent of the individual's adjusted gross income (and not at all for alternative minimum tax purposes). Accordingly, such deductions might be disallowed to the individual in whole or in part and might result in such holder being taxed on an amount of income that exceeds the amount of cash actually distributed to such holder over the life of the Trust. These deductions may also be subject to reduction under Section 68 of the Code if an individual taxpayer's adjusted gross income exceeds certain limits.

         The Trust intends to make all tax calculations relating to income and allocations to Certificateholders on an aggregate basis. If the IRS were to require that such calculations be made separately for each of the Student Loans, the Trust might be required to incur additional expense, but it is believed that there would not be a material adverse effect on Certificateholders.

         Computation of Income. Taxable income of the Trust will be computed at the Trust level and the portion allocated to the Certificateholders will be allocated to them pro rata. Consequently, the method of accounting for taxable income will be chosen by, and any elections (such as those described below with respect to the market discount rules) will be made by the Trust rather than the Certificateholders. The Trust intends, to the extent possible, to (x) have the taxable income of the Trust computed under the accrual method of accounting and
(y) adopt a calendar-year taxable year for computing the taxable income of the Trust. The tax year of the Trust, however, is generally determined by reference to the tax years of the Certificateholders. An owner of a Certificate is required to include its pro rata share of Trust income for a taxable year as determined by the Trust in such Certificateholder's gross income for its taxable year in which the taxable year of the Trust ends.

         Section 708 Termination. Under Section 708 of the Code, if 50% or more of the outstanding interests in the Trust are sold or exchanged within any 12-month period, the Trust will be deemed to terminate and then be reconstituted for federal income tax purposes. If a termination occurs, the Trust will be considered to contribute all of its assets and liabilities to the Trust, as a new partnership, for an interest in the new partnership; and immediately thereafter, the Trust, as the former partnership, will be considered to distribute interests in the new partnership to the Certificateholders in proportion to their respective interests in the former partnership in liquidation of the former partnership. If a sale of the Certificates terminates the Trust under Section 708 of the Code, a Certificateholder's basis in its ownership interest would not change. The Trust's taxable year would also terminate as a result of a constructive termination and, if the Certificateholder's taxable year is different from the Trust's, the termination could result in the "bunching" of more than 12 month's income or loss of the Trust in such Certificateholder's income tax return for the year in which the Trust was deemed to terminate. A liquidation of interests is not considered a sale or exchange of interests for purposes of applying this constructive termination rule.

         The Trust will not comply with certain technical requirements that might apply if a constructive termination were to occur. As a result, the Trust may be subject to certain tax penalties and may incur additional expenses if it is required to comply with those requirements. Furthermore, the Trust might not be able to comply due to a lack of data.

         Discount and Premium. To the extent that OID, if any, on the Student Loans exceeds a de minimis amount, the Trust would have OID income. As indicated above, a portion of such OID income may be allocated to the Certificateholders.

         Moreover, the purchase price paid by the Trust for the Student Loans may be greater or less than the remaining aggregate principal balances of the Student Loans at the time of purchase. If so, the Student Loans will have been acquired at a premium or discount, as the case may be. (As indicated above, the Trust will make this calculation on an aggregate basis, but might be required to recompute it on a loan by loan basis.)

         If the Trust acquires the Student Loans at a market discount or premium, the Trust will elect to include any such discount in income currently as it accrues over the life of the Student Loans or to offset any such premium against interest income over the life of the Student Loans. As indicated above, a portion of such market discount income or premium deduction may be allocated to Certificateholders.

         Disposition of Certificates. Generally, capital gain or loss will be recognized on a sale of Certificates in an amount equal to the difference between the amount realized and the seller's tax basis in the Certificates sold. Any such gain or loss would be long-term capital gain or loss if the Certificateholder's holding period exceeded one year. A Certificateholder's tax basis in a Certificate will generally equal the holder's cost increased by the holder's share of Trust income (includible in gross income) and decreased by any distributions received or losses allocated with respect to such Certificate. In addition, both the tax basis in the Certificate and the amount realized on a sale of a Certificate would include the holder's share of the Notes and other liabilities of the Trust. A holder acquiring Certificates at different prices may be required to maintain a single aggregate adjusted tax basis in the Certificates and, upon sale or other disposition of some of the Certificates, allocate a pro rata portion of such aggregate tax basis to the Certificates sold (rather than maintaining a separate tax basis in each Certificate for purposes of computing gain or loss on a sale of that Certificate).

         Any gain on the sale of a Certificate attributable to the holder's share of unrecognized accrued market discount on the Student Loans would generally be treated as ordinary income to the holder. Since the Trust will make an election to include market discount, if any, in income currently as it accrues over the life of the Student Loans, there may be little, if any, unrecognized accrued market discount at the time a Certificate is sold.

         If a Certificateholder is required to recognize an aggregate amount of income (not including income attributable to disallowed itemized deductions described above) over the life of the Certificates that exceeds the aggregate cash distributions with respect thereto, such excess will generally give rise to a capital loss upon the retirement of the Certificates.

         Allocations Between Transferors and Transferees. In general, the Trust's taxable income and losses will be determined monthly and the tax items for a particular calendar month will be apportioned among the Certificateholders in proportion to the principal amount of Certificates owned by them as of the close of the last day of such month. As a result, a holder purchasing Certificates may be allocated tax items (which will affect the tax liability and tax basis of the holder) attributable to periods before the actual purchase takes place.


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         The use of such a monthly convention may not be permitted by existing laws and regulations. If a monthly convention is not allowed (or only applies to transfers of less than all of the partner's interest), taxable income or losses of the Trust might be reallocated among the Certificateholders. The Seller or the Depositor, as applicable, is authorized to revise the Trust's method of allocation between transferors and transferees to conform to a method permitted by future laws, regulations or other IRS guidance.

         Section 754 Election. In the event that a Certificateholder sells a Certificate at a profit (or loss), the purchasing Certificateholder will have a higher (or lower) basis in the Certificate than the selling Certificateholder had. The tax basis of the Trust's assets will not be adjusted to reflect that higher (or lower) basis unless the Trust were to file an election under Section 754 of the Code. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the Trust will not make such election. As a result, Certificateholders might be allocated a greater or lesser amount of Trust income than would be appropriate based on their own purchase price for Certificates.

         Administrative Matters. The Eligible Lender Trustee is required to keep or cause to be kept complete and accurate books of the Trust. The Eligible Lender Trustee will file a partnership information return (IRS Form 1065) with the IRS for each taxable year of the Trust and will report each Certificateholder's allocable share of items of Trust income and expense to holders and the IRS on Schedule K-1. The Trust will provide the Schedule K-1 information to nominees that fail to provide the Trust with the information statement described below and such nominees will be required to forward such information to the beneficial owners of the Certificates. Generally, holders must file tax returns that are consistent with the information returns filed by the Trust or be subject to penalties unless the holder timely notifies the IRS of all such inconsistencies.

         Under Section 6031 of the Code, any person that holds Certificates as a nominee at any time during a calendar year is required to furnish the Trust with a statement containing certain information on the nominee, the beneficial owners and the Certificates so held. Such information includes (1) the name, address and taxpayer identification number of the nominee and (2) as to each beneficial owner (a) the name, address and taxpayer identification number of such person,
(b) whether such person is a United States person, a tax-exempt entity or a foreign government, an international organization, or any wholly owned agency or instrumentality of either of the foregoing, and (c) certain information on Certificates that were held, bought or sold on behalf of such person throughout the year. In addition, brokers and financial institutions that hold Certificates through a nominee are required to furnish directly to the Trust information as to themselves and their ownership of Certificates. A clearing agency registered under Section 17A of the Exchange Act that holds Certificates as a nominee is not required to furnish any such information statement to the Trust. The information referred to above for any calendar year must be furnished to the Trust on or before the following January 31st. Nominees, brokers and financial institutions that fail to provide the Trust with the information described above may be subject to penalties.

         The Seller or the Depositor, as applicable, will be designated as "tax matters partner" in the related Trust Agreement and, as such, will be responsible for representing the

Certificateholders in certain disputes with the IRS. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire before the later of three years after the date on which the partnership information return is filed or the last day for filing such return for such year (determined without regard to extensions). Any adverse determination following an audit of the return of the Trust by the appropriate taxing authorities could result in an adjustment of the returns of the Certificateholders, and, under certain circumstances, a Certificateholder may be precluded from separately litigating a proposed adjustment to the items of the Trust. An adjustment could also result in an audit of a Certificateholder's returns and adjustments of items not related to the income and losses of the Trust.

         Tax Consequences to Foreign Certificateholders. It is not clear whether the Trust would be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to non-U.S. persons because there is no clear authority dealing with that issue under facts substantially similar to those described herein. Accordingly, the Trust will withhold as if it were so engaged in order to protect the Trust from possible adverse consequences of a failure to withhold. The Trust expects to withhold on the portion of its taxable income that is allocable to foreign Certificateholders pursuant to Section 1446 of the Code, as if such income were effectively connected to a U.S. trade or business, at a rate of 35% for foreign holders that are taxable as corporations and at the highest marginal rate set forth in Section 1(c) of the Code for all other foreign holders. Subsequent adoption of Treasury regulations or the issuance of other administrative pronouncements may require the Trust to change its withholding procedures. In determining a holder's withholding status, the Trust may rely on Form W-8BEN, Form W-9 or the holder's certification of non-foreign status signed under penalty of perjury.

         Each foreign holder may be required to file a U.S. individual or corporate income tax return (including in the case of a corporation, the branch profits tax) on its share of the Trust's income. Each foreign holder must obtain a taxpayer identification number from the IRS and submit that number to the Trust in order to assure appropriate crediting of the taxes withheld. Each foreign holder will be subject to United States federal income tax and withholding tax at a rate of 30 percent on the holder's share of guaranteed payments, unless reduced or eliminated pursuant to an applicable treaty. A foreign holder generally would be entitled to file with the IRS a claim for refund with respect to taxes withheld by the Trust in excess of those that are withheld with respect to guaranteed payments, taking the position that those taxes were not due because the Trust was not engaged in a U.S. trade or business. EACH POTENTIAL FOREIGN CERTIFICATEHOLDER SHOULD CONSULT ITS TAX ADVISOR AS TO WHETHER THE TAX CONSEQUENCES OF HOLDING A CERTIFICATE MAKE IT AN UNSUITABLE INVESTMENT.

         Backup Withholding. Distributions made on the Certificates and proceeds from the sale of the Certificates will be subject to a "backup" withholding tax of 30.5% (such amount will be reduced in stages to 28% by the year 2006) if, in general, the Certificateholder fails to comply with certain identification procedures, unless the holder is an exempt recipient under applicable provisions of the Code.

                FEDERAL TAX CONSEQUENCES FOR TRUSTS IN WHICH ALL
            CERTIFICATES ARE RETAINED BY THE SELLER OR THE DEPOSITOR

TAX CHARACTERIZATION OF THE TRUST

         Federal Tax Counsel will deliver its opinion that a Trust, which issues one or more classes of Notes to investors and all the Certificates of which are retained by the Seller or the Depositor, as applicable, will not be an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes, assuming that no election will be made to treat the Trust as a corporation for federal income tax purposes. In such a case, the Seller or the Depositor, as applicable, and the Master Servicer will agree to treat the Trust as a division of the Seller or the Depositor, as applicable, for purposes of federal, state and local income and franchise tax and any other tax measured in whole or in part by income; consequently, the Trust will be disregarded as an entity separate from the Seller or the Depositor, as applicable.

TAX CONSEQUENCES TO HOLDERS OF THE NOTES

         Treatment of the Notes as Indebtedness. As discussed above, Federal Tax Counsel will deliver an opinion to the Trust that the Notes will be classified as debt for federal income tax purposes. The Seller or the Depositor, as applicable, will agree, and the Noteholders will agree by their purchase of Notes, to treat the Notes as debt for federal income tax purposes. Assuming such characterization of the Notes is correct, the federal income tax consequences to Noteholders described above under "Federal Tax Consequences For Trusts For Which a Partnership Election is Made - Tax Consequences to Holders of the Notes" would apply to the Noteholders.

                       PENNSYLVANIA STATE TAX CONSEQUENCES

PENNSYLVANIA INCOME AND FRANCHISE TAX CONSEQUENCES WITH RESPECT TO THE NOTES

         If a majority of the Student Loans of a Trust are serviced by the Pennsylvania Higher Education Assistance Agency ("PHEAA"), it may be argued that the principal place of business of such Trust will be in the Commonwealth of Pennsylvania. There is no authority in Pennsylvania addressing the question of whether the Notes will be treated as debt or equity for Pennsylvania purposes. Furthermore, Pennsylvania does not necessarily adopt Federal income tax definitions in characterizing income for state tax purposes. Nonetheless, subject to the foregoing uncertainties, if a majority of the Student Loans of a Trust are serviced by PHEAA, Pennsylvania Tax Counsel will, prior to the issuance of the Notes and Certificates, deliver its opinion to the Trust that, assuming the Notes are treated as debt for Federal income tax purposes, the Notes will be treated as debt for Pennsylvania income tax purposes. Noteholders not otherwise subject to taxation in Pennsylvania should not become subject to taxation in Pennsylvania solely because of a holder's ownership of Notes. However, for Pennsylvania resident Noteholders otherwise subject to Pennsylvania tax, the interest on the Notes will be included in Pennsylvania taxable income.

PENNSYLVANIA INCOME AND FRANCHISE TAX CONSEQUENCES WITH RESPECT TO THE CERTIFICATES

         Because state and local income and franchise tax laws vary greatly, it is impossible to predict the income and franchise tax consequences to the Certificateholders in all of the state and local taxing jurisdictions in which they are already subject to tax. Certificateholders are urged to consult their own advisors with respect to state and local income and franchise taxes. However, Pennsylvania Tax Counsel will, prior to the issuance of the Notes and Certificates, deliver its opinion that the Trust will not be subject to Pennsylvania corporate net income tax or capital stock franchise tax or any other Pennsylvania entity level income or franchise tax. There is no assurance, however, that this conclusion will not be challenged by the Pennsylvania taxing authorities or, if challenged, that the taxing authorities will not be successful. If the Trust were subject to an entity level tax in Pennsylvania, any such tax could materially reduce or eliminate cash that would otherwise be distributable with respect to the Certificates (and Certificateholders could be liable for any such tax that is unpaid by the Trust). Certificateholders not otherwise subject to taxation in Pennsylvania should not become subject to taxation in Pennsylvania solely because of a holding ownership of Certificates. However, for Pennsylvania resident Certificateholders otherwise subject to Pennsylvania tax, the distributions on the Certificates will be included in Pennsylvania taxable income.

         THE FEDERAL AND PENNSYLVANIA TAX DISCUSSIONS SET FORTH ABOVE ARE INCLUDED FOR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE DEPENDING UPON A NOTEHOLDER'S OR CERTIFICATEHOLDER'S PARTICULAR TAX SITUATION. PROSPECTIVE PURCHASERS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF SECURITIES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN FEDERAL, PENNSYLVANIA OR OTHER TAX LAWS.

                              ERISA CONSIDERATIONS

         The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and/or the Code impose certain requirements on employee benefit plans and on certain other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts (and, as applicable, insurance company general accounts) in which such plans, accounts or arrangements are invested that are subject to the fiduciary responsibility provisions of ERISA and Section 4975 of the Code ("Plans") and on persons who are fiduciaries with respect to such Plans in connection with the investment of Plan assets. Certain employee benefit plans, such as governmental plans (as defined in ERISA Section 3(32)), and, if no election has been made under Section 410(d) of the Code, church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements. Accordingly, assets of such plans may be invested in Notes without regard to the ERISA considerations described below, subject to the provisions of other applicable federal and state law. Any such plan which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code, however, is subject to the prohibited transaction rules set forth in Section 503 of the Code.

         ERISA generally imposes on Plan fiduciaries certain general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan. In addition, Section 406 of ERISA and Section 4975 of the Code prohibit a broad range of transactions involving assets of Plan and persons (parties in interest under ERISA and disqualified persons under the Code, collectively, "Parties in Interest") who have certain specified relationships to the Plan unless a statutory, regulatory or administrative exemption is available. Certain Parties in Interest that participate in a prohibited transaction may be subject to an excise tax imposed pursuant to

Section 4975 of the Code or a penalty imposed pursuant to Section 502(i) of ERISA, unless a statutory, regulatory or administrative exemption is available. These prohibited transactions generally are set forth in Section 406 of ERISA and Section 4975 of the Code.

THE NOTES

         Unless otherwise specified in the related Prospectus Supplement, the Notes of each series may be purchased by a Plan. The Trust, any underwriter, the Eligible Lender Trustee, the Indenture Trustee, the Master Servicer, the Administrator, any provider of credit support or any of their affiliates may be considered to be or may become Parties in Interest with respect to certain Plans. Prohibited transactions under Section 406 of ERISA and Section 4975 of the Code may arise if a Note is acquired by a Plan with respect to which such persons are Parties in Interest unless such transactions are subject to one or more statutory or administrative exemptions, such as:

         o Prohibited Transaction Class Exemption ("PTCE") 96-23, which exempts certain transactions effected on behalf of a Plan by an "in-house asset manager";

         o PTCE 90-1, which exempts certain transactions between insurance company separate accounts and Parties in Interest;

         o PTCE 91-38, which exempts certain transactions between bank collective investment funds and Parties in Interest;

         o PTCE 95-60, which exempts certain transactions between insurance company general accounts and Parties in Interest; or

         o PTCE 84-14, which exempts certain transactions effected on behalf of a Plan by a "qualified professional asset manager."

There can be no assurance that any of these class exemptions will apply with respect to any particular Plan investment in Notes or, even if it were deemed to apply, that any exemption would apply to all prohibited transactions that may occur in connection with such investment. Accordingly, prior to making an investment in the Notes, investing Plans should determine whether the Trust, any underwriter, the Eligible Lender Trustee, the Indenture Trustee, the Master Servicer, the Administrator, or any provider of credit support or any of their affiliates is a Party in Interest with respect to such Plan and, if so, whether such transaction is subject to one or more statutory, regulatory or administrative exemptions.

         The purchaser of Notes is deemed to have represented that either: (A) the purchaser is not acquiring the Notes directly or indirectly for, or on behalf of, a Benefit Plan or any entity whose underlying assets are deemed to be plan assets of such Benefit Plan, or (B) the acquisition and holding of the Notes by the purchaser qualifies for prohibited transaction exemptive relief under PTCE 95-60, PTCE 96-23, PTCE 91-38, PTCE 90-1, PTCE 84-14 or some other applicable exemption.

         Any Plan fiduciary considering whether to invest in Notes on behalf of a Plan should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Code to such investment. Each Plan fiduciary also should determine whether, under the general fiduciary standards of investment prudence and diversification, an investment in the Notes is appropriate for the Plan, considering the overall investment policy of the Plan and the composition of the Plan's investment portfolio, as well as whether such investment is permitted under the governing Plan instruments.

THE CERTIFICATES

         Unless otherwise specified in the Prospectus Supplement, the Certificates of each series may not be purchased by a Plan or by any entity whose underlying assets include plan assets by reason of a plan's investment in the entity (each, a "Benefit Plan"). Such purchase of an equity interest in the Trust will result in the assets of the Trust being deemed assets of a Benefit Plan for the purposes of ERISA and the Code and certain transactions involving the Trust may then be deemed to constitute prohibited transactions under Section 406 of ERISA and Section 4975 of the Code. A violation of the "prohibited transaction" rules may result in an excise tax or other penalties and liabilities under ERISA and the Code for such persons.

         By its acceptance of a Certificate, each Certificateholder will be deemed to have represented and warranted that it is not a Benefit Plan.

         If a given series of Certificates may be acquired by a Benefit Plan because of the application of an exception contained in a regulation or administrative exemption issued by the United States Department of Labor, such exception will be discussed in the related Prospectus Supplement.


                                      * * *

         A plan fiduciary considering the purchase of Securities of a given series should consult its tax and/or legal advisors regarding whether the assets of the related Trust would be considered plan assets, the possibility of exemptive relief from the prohibited transaction rules and other issues and their potential consequences.

                              PLAN OF DISTRIBUTION

         On the terms and conditions set forth in an underwriting agreement with respect to the Notes of a given series and an underwriting agreement with respect to the Certificates of such series (collectively, the "Underwriting Agreements"), the Seller or the Depositor, as applicable, will agree to cause the related Trust to sell to the underwriters named therein and in the related Prospectus Supplement, and each of such underwriters will severally agree to purchase, the principal amount of each class of Notes and Certificates, as the case may be, of the related series set forth therein and in the related Prospectus Supplement.

         In each of the Underwriting Agreements with respect to any given series of Securities, the several underwriters will agree, subject to the terms and conditions set forth therein, to purchase all the Notes and Certificates, as the case may be, described therein which are offered hereby and by the related Prospectus Supplement if any of such Notes and Certificates, as the case may be, are purchased.

         Each Prospectus Supplement will either (x) set forth the price at which each class of Notes and Certificates, as the case may be, being offered thereby will be offered to the public and any concessions that may be offered to certain dealers participating in the offering of such Notes and Certificates, as the case may be, or (y) specify that the related Notes and Certificates, as the case may be, are to be resold by the underwriters in negotiated transactions at varying prices to be determined at the time of such sale. After the initial public offering of any such Notes and Certificates, as the case may be, such public offering prices and such concessions may be changed.

         Until the distribution of the Securities is completed, rules of the Commission may limit the ability of the underwriters and certain selling group members to bid for and purchase the Securities. As an exception to these rules, the underwriters are permitted to engage in certain transactions that stabilize the price of the Securities. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the Securities.

         If an underwriter creates a short position in the Securities in connection with the offering (i.e., if it sells more Securities than are set forth on the cover page of the related Prospectus Supplement), the underwriter may reduce that short position by purchasing Securities in the open market.

         An underwriter may also impose a penalty bid on certain underwriters and selling group members. This means that if the underwriter purchases Securities in the open market to reduce the underwriters' short position or to stabilize the price of the Securities, it may reclaim the amount of the selling concession from the underwriters and selling group members who sold those Securities as part of the offering.

         In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases. The imposition of a penalty bid might also have an effect on the price of a security to the extent that it discourages resales of the security.

         Neither the Seller or the Depositor, as applicable, nor the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the prices of the Securities. In addition, neither the Seller or the Depositor, as applicable, nor the underwriters make any representation that the underwriters will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

         Each Underwriting Agreement will provide that the Seller or the Depositor, as applicable, will indemnify the underwriters against certain civil liabilities, including liabilities under the Securities Act, or contribute to payments the several underwriters may be required to make in respect thereof.

         Each Trust may, from time to time, invest the funds in its Trust Accounts in Eligible Investments acquired from such underwriters.

         Pursuant to each of the Underwriting Agreements with respect to a given series of Securities, the closing of the sale of any class of Securities subject to either thereof will be conditioned on the closing of the sale of all other such classes subject to either thereof.

         This Prospectus may be used by McDonald Investments Inc. ("McDonald Investments"), a wholly-owned subsidiary of KeyCorp and an affiliate of the Seller, the Depositor and the Master Servicer, or its successors, in connection with offers and sales related to market-making transactions in the Securities in which McDonald Investments acts as a principal. McDonald Investments may also act as agent in such transactions. McDonald Investments is a member of the New York Stock Exchange, Inc. McDonald Investments is not a bank or thrift, is an entity separate from the Seller, the Depositor and the Master Servicer, and is solely responsible for its own contractual obligations and commitments.

         The place and time of delivery for the Securities in respect of which this Prospectus is delivered will be set forth in the related Prospectus Supplement.

                                  LEGAL MATTERS

         Certain legal matters relating to the Securities of any series will be passed upon for the related Trust, the Seller and/or the Depositor, as applicable, and the Administrator by Forrest F. Stanley, Esq., General Counsel and Assistant Secretary of the Seller, as counsel for the Seller, and the Depositor, and by Thompson Hine LLP, Cleveland, Ohio. Certain federal income tax and other matters will be passed upon for the Trust by Thompson Hine LLP. Certain Pennsylvania state income tax matters will be passed upon for each Trust by Kirkpatrick & Lockhart LLP.

                            INDEX OF PRINCIPAL TERMS

                                                                          Page
                                                                         ------
1992 Amendments.............................................................20
1993 Act....................................................................45
1998 Amendments.............................................................20
1998 Reauthorization Bill...................................................93
91-day Treasury Bill Rate...................................................24
AACSB.......................................................................33
Additional Fundings.........................................................18
Administration Agreement....................................................86
Administration Fee..........................................................87
Administrator...............................................................16
Administrator Default.......................................................81
Applicable Trustee..........................................................63
Auction Date................................................................85
Auction Purchase Amount.....................................................86
Available Funds.............................................................90
Bankruptcy Code.............................................................91
Bar Exam Loan...............................................................33
Base Rate...................................................................62
Benefit Plan...............................................................109
Calculation Agent...........................................................63
Cede........................................................................53
Certificate Balance.........................................................52
Certificate Pool Factor.....................................................52
Certificateholder...........................................................64
Certificates................................................................60
Clearstream.................................................................63
Closing Date................................................................69
Code........................................................................95
Collection Account..........................................................71
Collection Period...........................................................70
Commission..................................................................14
Consolidated Appropriations Act.............................................94
Consolidation Loans.........................................................41
CP Rate.....................................................................26
Cutoff Date.................................................................15
Deferral Period.............................................................25
Definitive Certificates.....................................................67
Definitive Notes............................................................67
Definitive Securities.......................................................67
Department..................................................................17
Depositor...................................................................16
Depositories................................................................63
Depository..................................................................52

                            INDEX OF PRINCIPAL TERMS

                                                                          Page
                                                                         ------
Distribution Date...........................................................53
DTC.........................................................................52
Eligible Deposit Account....................................................72
Eligible Institution........................................................72
Eligible Investments........................................................72
Eligible Lender Trustee.....................................................15
Eligible Students...........................................................21
ERISA......................................................................107
Escrow Account..............................................................71
E-Sign Act..................................................................94
Euroclear...................................................................63
Event of Default............................................................55
Exchange Act................................................................14
FASIT.......................................................................99
FASIT Provisions............................................................99
FDIA........................................................................89
FDIC........................................................................72
Federal Assistance..........................................................21
Federal Consolidation Loan..................................................29
Federal Consolidation Loan Program..........................................20
Federal Consolidation Loan Rebate...........................................31
Federal Direct Consolidation Loan...........................................30
Federal Direct Consolidation Loan Program...................................30
Federal Direct Student Loan Program.........................................45
Federal Graduate Programs...................................................32
Federal Guarantee Agreements................................................19
Federal Guarantee Payments..................................................20
Federal Guarantors..........................................................19
Federal Loans...............................................................19
Federal Origination Fee.....................................................31
Federal Programs............................................................20
Federal Tax Counsel.........................................................95
Fee Advance.................................................................40
FFELP.......................................................................19
FIRREA......................................................................89
Fixed Rate Securities.......................................................62
Floating Rate Securities....................................................62
Forbearance Period..........................................................25
Funding Period..............................................................18
Grace Period................................................................25
Graduate Loans..............................................................19
Great Lakes.................................................................34
Guarantee Agreements........................................................20
Guarantee Payments..........................................................20
Guarantors..................................................................20
Higher Education Act........................................................19

                            INDEX OF PRINCIPAL TERMS

                                                                          Page
                                                                         ------
Indenture...................................................................52
Indenture Trustee...........................................................52
Indirect Participants.......................................................63
Initial Pool Balance........................................................85
Interest Index Carryover....................................................56
Interest Period............................................................101
Interest Rate...............................................................53
Interest Reset Period.......................................................62
Interest Subsidy Payments...................................................21
Investment Earnings.........................................................72
IRS.........................................................................95
KBUSA.......................................................................16
KCRL........................................................................16
Key Alternative Loan........................................................34
Keys2Repay Program..........................................................39
LIBOR.......................................................................62
Master Servicer.............................................................16
Master Servicer Default.....................................................80
Master Servicing Fee........................................................75
Minimum Purchase Amount.....................................................85
Monthly Servicing Payment Date..............................................73
Negative Carry Account......................................................71
Note Pool Factor............................................................52
Noteholder..................................................................64
Notes.......................................................................52
OID.........................................................................96
OID Regulations.............................................................96
Participants................................................................53
Parties in Interest........................................................107
Pass-Through Rate...........................................................61
Pennsylvania Tax Counsel....................................................95
PHEAA......................................................................106
Plans......................................................................107
PLUS Loan...................................................................44
PLUS Loan Program...........................................................20
PLUS Loans..................................................................28
Pool Balance................................................................52
Pool Factor.................................................................52
Post-Graduate Loans.........................................................19
Pre-Funded Amount...........................................................78
Pre-Funding Account.........................................................71
Private Consolidation Fee Advance...........................................42
Private Consolidation Loan..................................................41
Private Consolidation Loan Program..........................................41
Private Graduate Loans......................................................33
Private Guarantee Agreements................................................20

                            INDEX OF PRINCIPAL TERMS

                                                                          Page
                                                                         ------
Private Guarantee Payments..................................................20
Private Guaranteed Loans....................................................20
Private Guarantors..........................................................20
Private Loan Repayment Commencement Date....................................39
Private Loans...............................................................33
Private Undergraduate Loans.................................................33
Private Unguaranteed Loans..................................................20
Programs....................................................................19
Prospectus..................................................................52
Prospectus Supplement.......................................................52
PTCE.......................................................................108
Purchase Amount.............................................................70
Put Date....................................................................85
Rating Agency...............................................................59
Record Date.................................................................67
Registration Statement......................................................14
Related Documents...........................................................59
Reserve Account.............................................................71
Residency Loan..............................................................33
Revolving Period............................................................18
Rules.......................................................................64
Sale and Servicing Agreement................................................69
Secretary...................................................................91
Securities..................................................................60
Securityholders.............................................................63
Seller......................................................................16
Seller Insolvency Event.....................................................83
SLS Loan Program............................................................20
SLS Loans...................................................................27
Special Allowance Payments..................................................21
Specified Reserve Account Balance...........................................54
Spread......................................................................62
Spread Multiplier...........................................................62
Stafford Loan Program.......................................................20
Stafford Loans..............................................................21
Standards...................................................................95
Student Loan Transfer Agreement.............................................69
Student Loans...............................................................15
Sub-Servicers...............................................................17
Sub-Servicing Agreement.....................................................17
Transfer and Servicing Agreement............................................69
Trust.......................................................................14
Trust Accounts..............................................................72
Trust Agreement.............................................................14
UCC.........................................................................88
Undergraduate Loans.........................................................19

                            INDEX OF PRINCIPAL TERMS

                                                                          Page
                                                                         ------
Underlying Federal Loan.....................................................29
Underlying Private Graduate Loans...........................................41
Underwriting Agreements....................................................109
Unsubsidized Stafford Loan Program..........................................43
Unsubsidized Stafford Loans.................................................21

                                      116

                                  $961,000,000
                              KEYCORP STUDENT LOAN
                                  TRUST 2002-A

                                  $81,800,000
                                  CLASS I-A-1
                        FLOATING RATE ASSET-BACKED NOTES

                                  $183,000,000
                                  CLASS I-A-2
                        FLOATING RATE ASSET-BACKED NOTES

                                   $8,200,000
                                   CLASS I-B
                        FLOATING RATE ASSET-BACKED NOTES

                                  $134,000,000
                                  CLASS II-A-1
                        FLOATING RATE ASSET-BACKED NOTES

                                  $554,000,000
                                  CLASS II-A-2
                        FLOATING RATE ASSET-BACKED NOTES

                      KEY BANK USA, NATIONAL ASSOCIATION,
                                MASTER SERVICER

                         KEY CONSUMER RECEIVABLES LLC,
                                   DEPOSITOR
                             PROSPECTUS SUPPLEMENT

                    JOINT LEAD MANAGER AND GLOBAL BOOKRUNNER

                         DEUTSCHE BANK SECURITIES INC.

                               JOINT LEAD MANAGER

                              MCDONALD INVESTMENTS
                               a KeyCorp Company